      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 1997
                                                        REGISTRATION NO. 2-88587
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                        POST-EFFECTIVE AMENDMENT NO. 24
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                        DEAN WITTER CORNERSTONE FUND II
                        DEAN WITTER CORNERSTONE FUND III
                        DEAN WITTER CORNERSTONE FUND IV

(Exact name of registrants as specified in their Limited Partnership Agreements)

           NEW YORK                                   6793                                  13-3212871
   (State of organization)                (Primary Standard Industrial                      13-3190919
                                          Classification Code Number)                       13-3393597
                                                                                          (IRS Employer
                                                                                     Identification Numbers)

                       TWO WORLD TRADE CENTER, 62ND FLOOR
                            NEW YORK, NEW YORK 10048
                                 (212) 392-5453
    (Address, including zip code and telephone number, including area code, of registrants' principal executive offices)

                                 MARK J. HAWLEY
                         DEMETER MANAGEMENT CORPORATION
                       TWO WORLD TRADE CENTER, 62ND FLOOR
                            NEW YORK, NEW YORK 10048
                                 (212) 392-8899
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

         EDWIN L. LYON, ESQ.                 C. ROBERT PAUL, III, ESQ.
    CADWALADER, WICKERSHAM & TAFT            DEAN WITTER REYNOLDS INC.
   1333 NEW HAMPSHIRE AVENUE, N.W.              130 LIBERTY STREET
       WASHINGTON, D.C. 20036                NEW YORK, NEW YORK 10006
           (202) 862-2200                         (212) 392-7791

                            ------------------------
        Approximate Date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933 CHECK THE FOLLOWING BOX. /X/

    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. / /
                            ------------------------
    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    This Registration Statement relates to 14,717.284 unsold Units of Limited Partnership Interest as of February 28, 1997.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         DEAN WITTER CORNERSTONE FUNDS

                             CROSS REFERENCE SHEET

ITEM                                                                            LOCATION IN
NO.                         REGISTRATION ITEM                                   PROSPECTUS
----     --------------------------------------------------------  -------------------------------------
 1.      Forepart of the Registration Statement and Outside Front
         Cover Page of Prospectus................................  Facing Page; Front Cover Pages.
 2.      Inside Front and Outside Back Cover Pages of
         Prospectus..............................................  Inside Front Cover Page; Table of
                                                                   Contents.
 3.      Summary Information, Risk Factors, and Ratio of Earnings
         to Fixed Charges........................................  Summary of the Prospectus; The
                                                                   Cornerstone Funds; Description of
                                                                   Charges to Each Partnership; Risk
                                                                   Factors; Investment Program, Use of
                                                                   Proceeds and Trading Policies; The
                                                                   General Partner; The Commodity
                                                                   Broker.
 4.      Use of Proceeds.........................................  Investment Program, Use of Proceeds
                                                                   and Trading Policies.
 5.      Determination of Offering Price.........................  Plan of Distribution and Exchange
                                                                   Procedure.
 6.      Dilution................................................  Not Applicable.
 7.      Selling Security Holders................................  Not Applicable.
 8.      Plan of Distribution....................................  Plan of Distribution and Exchange
                                                                   Procedure.
 9.      Description of Securities to be Registered..............  The Limited Partnership Agreements.
10.      Interests of Named Experts and Counsel..................  Not Applicable.
11.      Information with Respect to the Registrant
         (a) Description of Business.............................  Summary of the Prospectus; Risk
                                                                   Factors; The Cornerstone Funds; The
                                                                   Trading Managers; The Commodities
                                                                   Market; The Limited Partnership
                                                                   Agreements.
         (b) Description of Property.............................  Not Applicable.
         (c) Legal Proceedings...................................  Certain Litigation; The Trading
                                                                   Managers; The General Partner; The
                                                                   Commodity Broker.
         (d) Market Price of and Dividends on the Registrant's
             Common Equity and Related Stockholder Matters.......  Risk Factors.
         (e) Financial Statements................................  Independent Auditors' Reports.
         (f) Selected Financial Data.............................  Selected Financial Data.
         (g) Supplementary Financial Information.................  Selected Financial Data.
         (h) Management's Discussion and Analysis of Financial
             Condition and Results of Operations.................  Management's Discussion and Analysis
                                                                   of Financial Condition and Results of
                                                                   Operations; The General Partner.
         (i) Disagreements with Accountants on Accounting and
             Financial Disclosure................................  Not Applicable.
         (j) Directors and Executive Officers....................  The General Partner.
         (k) Executive Compensation..............................  Summary of the Prospectus; Conflicts
                                                                   of Interest; Fiduciary
                                                                   Responsibility; Risk Factors; The
                                                                   Trading Managers; The General
                                                                   Partner; The Commodity Broker.

                          DEAN WITTER CORNERSTONE FUNDS
                              CROSS REFERENCE SHEET

ITEM                                                                            LOCATION IN
NO.                         REGISTRATION ITEM                                   PROSPECTUS
----     --------------------------------------------------------  -------------------------------------
         (l) Security Ownership of Certain Beneficial Owners and
             Management..........................................  Capitalization; The General Partner;
                                                                   The Trading Managers; Independent
                                                                   Auditors' Reports.
         (m) Certain Relationships and Related Transactions......  Summary of the Prospectus; Conflicts
                                                                   of Interest; Fiduciary
                                                                   Responsibility; Description of
                                                                   Charges to Each Partnership; Risk
                                                                   Factors; The Trading Managers; The
                                                                   General Partner; The Commodity
                                                                   Broker.
12.      Disclosure of Commission Position on Indemnification for
         Securities Act Liabilities..............................  Fiduciary Responsibility.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION: DATED MAY 9, 1997


                        DEAN WITTER CORNERSTONE FUND II
                        DEAN WITTER CORNERSTONE FUND III
                        DEAN WITTER CORNERSTONE FUND IV
                            ------------------------
                                   SUPPLEMENT
                                 TO PROSPECTUS
                             DATED AUGUST 28, 1996

THIS SUPPLEMENT IS AN INTEGRAL PART OF, AND MUST BE READ TOGETHER WITH, THE PROSPECTUS DATED AUGUST 28, 1996 (THE "PROSPECTUS"). ALL CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN SHALL HAVE THE SAME MEANINGS AS USED IN THE PROSPECTUS. ALL PAGE AND SECTION REFERENCES HEREIN ARE TO THE PROSPECTUS, EXCEPT REFERENCES TO PAGES PRECEDED BY AN "S-", WHICH ARE TO THIS SUPPLEMENT.

THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "OFFERING RESTRICTED TO EXCHANGES" (PAGE 1), "RISK FACTORS" (PAGE 9), AND "CONFLICTS OF INTEREST" (PAGE 16).

    The Dean Witter Cornerstone Funds (the "Cornerstone Funds") are three New York limited partnerships engaged individually in the speculative trading of commodity interest contracts. The three partnerships that comprise the Cornerstone Funds are Dean Witter Cornerstone Fund II ("Cornerstone II"), Dean Witter Cornerstone Fund III ("Cornerstone III") and Dean Witter Cornerstone Fund IV ("Cornerstone IV") (individually a "Partnership" and collectively the "Partnerships").

    Each Partnership allows its Limited Partners to shift their investment among Partnerships by permitting a Limited Partner to redeem Units of Limited Partnership Interest ("Units") in one or more of the Partnerships and, with the net proceeds of such redemption, purchase Units of one or more other Partnerships at a price equal to 100% of the "Net Asset Value" thereof (assets less liabilities, divided by number of Units) (hereafter referred to as an "Exchange"). An Exchange may only be effected as of the last day of a calendar month and if certain additional conditions are satisfied. See "Plan of Distribution and Exchange Procedure." Units are only being offered and sold in Exchanges; no new investors may purchase Units, nor may current investors purchase additional Units.

    The Partnerships are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and are not subject to regulation thereunder.

    An investment in the Partnerships involves significant risks, including the following:

    * Commodity interest trading is speculative and volatile. The Partnerships' trading has been volatile. Such volatility could result in an investor losing all or a substantial part of his investment.

    * The Partnerships are subject to substantial charges by the Trading Managers and DWR. Cornerstone II, Cornerstone III, and Cornerstone IV must earn estimated annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.11%, 8.15%, and 4.70%, respectively, of their average annual Net Assets in order to avoid depletion or exhaustion of their assets. Investors should see "Break-Even Analysis"on page S-11 for the effect of redemption charges, which are not included in the above figures.

    * No secondary market for Units exist. Units are only redeemable on the last day of any month upon at least 15 days' prior written notice to the General Partner. Certain market conditions may result in possible delays in, or inability to pay, redemptions.

    * Conflicts of interest between and among the Trading Managers, the General Partner, DWR, their affiliates and each Partnership may adversely affect the trading performance of such Partnership. See "Conflicts of Interest."

    * Each Partnership's profitability is largely dependent on the collective performance of its Trading Managers.

    * While the General Partner does not intend to make any distributions, profits earned by a Partnership in any year will result in taxable income to investors.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SUPPLEMENT.

                            ------------------------
                           DEAN WITTER REYNOLDS INC.
                  THE DATE OF THIS SUPPLEMENT IS MAY   , 1997.

                               TABLE OF CONTENTS

                                                                            PAGE

The Cornerstone Funds...........................................................     S-1
  Performance Records...........................................................     S-1
Selected Financial Data.........................................................     S-4
Management's Discussion and Analysis of Financial Condition and Results of
  Operations....................................................................     S-5
Description of Charges to Each Partnership......................................    S-10
  1. Commodity Broker...........................................................    S-10
  2. Trading Managers...........................................................    S-10
  3. Others.....................................................................    S-10
  4. Break-Even Analysis........................................................    S-11
Capitalization..................................................................    S-12
The Trading Managers............................................................    S-12
  Dean Witter Cornerstone Fund II...............................................    S-12
    1. Abacus Trading Corporation...............................................    S-12
    2. John W. Henry & Company, Inc.............................................    S-12
    3. Northfield Trading L.P...................................................    S-15
  Dean Witter Cornerstone Fund III..............................................    S-18
    1. Welton Investment Systems Corporation....................................    S-18
    2. Abraham Trading Co.......................................................    S-19
    3. Sunrise Capital Management, Inc..........................................    S-20
  Dean Witter Cornerstone Fund IV...............................................    S-21
    1. John W. Henry & Company, Inc.............................................    S-21
    2. Sunrise Capital Management, Inc..........................................    S-21
The General Partner.............................................................    S-21
Certain Litigation..............................................................    S-22
Plan of Distribution and Exchange Procedure.....................................    S-22
Experts.........................................................................    S-22
Dean Witter Cornerstone Fund II
Dean Witter Cornerstone Fund III
Dean Witter Cornerstone Fund IV.................................................    S-23
  Independent Auditors' Report..................................................    S-23
  Statements of Financial Condition.............................................    S-24
  Statements of Operations......................................................    S-24
  Statements of Changes in Partners' Capital....................................    S-27
  Statements of Cash Flows......................................................    S-28
  Notes to Financial Statements.................................................    S-29
Demeter Management Corporation..................................................    S-35
  Independent Auditors' Report..................................................    S-35
  Statements of Financial Condition.............................................    S-36
  Notes to Statements of Financial Condition....................................    S-37
    (Certain information relating to the financial condition of Demeter
    Management
    Corporation's parent is contained in "The General Partner.")

        THE FOLLOWING INFORMATION SUPPLEMENTS, OR, IN CERTAIN INSTANCES,
         REPLACES PORTIONS OF, THE PROSPECTUS, AND ACCORDINGLY MUST BE
                  READ AS AN INTEGRAL PART OF THE PROSPECTUS.

                             THE CORNERSTONE FUNDS

     THE FOLLOWING UPDATES AND REPLACES THE FIRST THROUGH FIFTH PARAGRAPHS UNDER "THE CORNERSTONE FUNDS-- THE OFFERING OF UNITS" ON PAGE 19.

     In January 1985, Cornerstone II and III commenced their Continuing Offering of unsold Units and in May 1987, Cornerstone IV joined that Continuing Offering. Capital contributions from the sale of Units have been accepted by such Partnerships at the 144 Monthly Closings held as of February 28, 1997. As of March 1, 1997, there were 14,717.284 unsold Units available for Exchange.

     As of February 28, 1997, Cornerstone II has sold an aggregate of 41,688.948 Units and received net proceeds of $65,588,765. Included in these numbers are Exchanges of Units in Cornerstone III and IV for Units in Cornerstone II. As of February 28, 1997, Cornerstone II had Net Assets of $30,377,242 and the Net Asset Value of a Unit thereof was $3,355.64.

     As of February 28, 1997, Cornerstone III has sold an aggregate of 74,400.002 Units and received net proceeds of $137,116,764. Included in these numbers are Exchanges of Units in Cornerstone II and IV for Units in Cornerstone
III. As of February 28, 1997, Cornerstone III had Net Assets of $45,174,252 and the Net Asset Value of a Unit thereof was $2,985.83.

     As of February 28, 1997, Cornerstone IV has sold an aggregate of 100,514.123 Units and received net proceeds of $167,559,122. Included in these numbers are Exchanges of Units in Cornerstone II and Cornerstone III for Units in Cornerstone IV. As of February 28, 1997, Cornerstone IV had Net Assets of $104,429,614 and the Net Asset Value of a Unit thereof was $3,596.87.

     In connection with the offering of Units, the General Partner contributed $685,975, $1,037,606 and $2,047,422 to Cornerstone II, III and IV, respectively, and, as of February 28, 1997, the General Partner owned 217.400, 382.103 and
638.889 Units of General Partnership Interest in Cornerstone II, III and IV, respectively. As of February 28, 1997, Cornerstone II had 3,201 Limited Partners, Cornerstone III had 5,547 Limited Partners, and Cornerstone IV had 9,351 Limited Partners.

     THE FOLLOWING UPDATES AND REPLACES THE PERFORMANCE INFORMATION CONTAINED ON PAGES 20-23. THE FOOTNOTES ON PAGE 24 ARE AN INTEGRAL PART OF THE FOLLOWING TABLES.

PERFORMANCE RECORDS

Performance of Dean Witter Cornerstone Fund II

     Capsule I sets forth the actual performance record of Cornerstone II from January 1, 1992 through February 28, 1997. As of the date of this Prospectus Supplement, all funds received at Monthly Closings are being allocated two-thirds to John W. Henry & Company, Inc. ("JWH"t) and one-third to Northfield Trading L.P., and the funds allocated to JWH are allocated to its Original Investment Program, Global Diversified Portfolio, and International Foreign Exchange Program. In the future, allocations and/or reallocations may be made among such systems and/or additional systems. See "The Trading Managers--Dean Witter Cornerstone Fund II."

Performance of Dean Witter Cornerstone Fund III

     Capsule II sets forth the actual performance record of Cornerstone III from January 1, 1992 through February 28, 1997. As of the date of this Prospectus Supplement, all funds received at Monthly Closings are being allocated approximately one-half to Sunrise, approximately one-quarter each to WISC and Abraham. See "The Trading Managers--Dean Witter Cornerstone Fund III."

Performance of Dean Witter Cornerstone Fund IV

     Capsule III sets forth the actual performance record of Cornerstone IV from January 1, 1992 through February 28, 1997. Since the commencement of trading on May 1, 1987, Cornerstone IV's trading has been directed by its initial two Trading Managers, JWH and Sunrise. As of the date of this Prospectus Supplement, all
                                      S-1
funds received by Cornerstone IV at Monthly Closings are being allocated equally between its Trading Managers. See "The Trading Managers--Dean Witter Cornerstone Fund IV."

                               ------------------

     INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN CAPSULES I, II AND III AND THE FOOTNOTES THERETO IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY CORNERSTONE II, III AND IV, RESPECTIVELY, IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT ANY PARTNERSHIP WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

                                                                           TABLE
                                       I
                 PERFORMANCE OF DEAN WITTER CORNERSTONE FUND II

                               Type of Pool: Publicly-Offered Pool
                       Inception of Trading: January 1985
                    Aggregate Subscriptions: $65,588,765
                     Current Capitalization: $30,377,242
           Current Net Asset Value per Unit: $3,355.64
             Worst Monthly Percent Drawdown: (9.76)% (January 1992)
             Worst Month-end Peak-to-Valley: (22.29)% (5 months, 1/92-5/92)
          Cumulative Return Since Inception: 244.17%

    MONTHLY RATES OF
         RETURN                  1997           1996           1995           1994           1993           1992
------------------------        ------         ------         ------         ------         ------         ------
                                  %              %              %              %              %              %
January                           3.58           1.98          (2.85)         (3.17)         (3.97)         (9.76)
February                          2.67          (6.13)         10.88           0.12           7.79          (6.72)
March                                            0.07          13.73           3.16          (0.07)         (1.84)
April                                            4.76           4.18          (2.59)          3.10          (3.08)
May                                             (3.14)         (0.37)          3.84           0.82          (2.96)
June                                             2.60          (0.29)          2.50          (0.89)          8.27
July                                            (4.06)         (3.82)         (3.86)          7.92          10.24
August                                          (3.28)         (0.46)         (4.70)         (5.45)         10.80
September                                        5.37          (2.52)          0.77          (1.69)         (5.19)
October                                         10.42          (0.40)         (5.31)         (2.62)         (1.08)
November                                         5.53           3.20           3.35          (0.30)          2.01
December                                        (1.90)          4.00          (2.80)          3.87           0.34
Compound Annual
(Period) Rate of Return           6.35          11.47          26.50          (8.93)          7.81          (1.34)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                           TABLE
                                       II
                PERFORMANCE OF DEAN WITTER CORNERSTONE FUND III

                               Type of Pool: Publicly-Offered Pool
                       Inception of Trading: January 1985
                    Aggregate Subscriptions: $137,116,764
                     Current Capitalization: $45,174,252
           Current Net Asset Value per Unit: $2,985.83
             Worst Monthly Percent Drawdown: (15.04)% (February 1996)
             Worst Month-end Peak-to-Valley: (31.35)% (52 months, 10/90-1/95)
          Cumulative Return Since Inception: 206.24%

    MONTHLY RATES OF
         RETURN                  1997           1996           1995           1994           1993           1992
------------------------        ------         ------         ------         ------         ------         ------
                                  %              %              %              %              %              %
January                           3.12           2.09          (7.31)        (10.58)         (5.57)        (10.46)
February                          6.63         (15.04)          1.88          (3.06)          8.96          (7.07)
March                                           (0.93)         12.40           4.47          (2.60)         (7.16)
April                                            9.35           2.44          (3.23)          4.13          (0.13)
May                                             (5.33)          4.24           3.78           1.60          (0.36)
June                                             1.95           0.10           5.60           0.17          10.37
July                                            (3.95)         (4.17)         (3.86)          4.79          11.46
August                                          (1.06)          1.89          (6.49)         (9.31)          7.63
September                                        4.17           0.63           3.82          (4.97)         (4.16)
October                                         13.53          (1.66)          4.08          (6.08)         (6.21)
November                                         5.14           6.35           0.09          (2.42)          0.44
December                                         1.01           9.37          (3.68)          8.32          (3.25)
Compound Annual
(Period) Rate of Return           9.95           8.24          27.50         (10.04)         (4.78)        (11.08)

                                                                           TABLE
                                      III
                 PERFORMANCE OF DEAN WITTER CORNERSTONE FUND IV

                               Type of Pool: Publicly-Offered Pool
                       Inception of Trading: January 1985
                    Aggregate Subscriptions: $167,555,122
                     Current Capitalization: $104,429,614
           Current Net Asset Value per Unit: $3,596.87
             Worst Monthly Percent Drawdown: (9.64)% (January 1992)
              Worst Month-end Peak-to-Valley (37.85)% (18 months, 8/93-1/95)
          Cumulative Return Since Inception: 268.91%

    MONTHLY RATES OF
         RETURN                  1997           1996           1995           1994           1993           1992
------------------------        ------         ------         ------         ------         ------         ------
                                  %              %              %              %              %              %
January                           5.34           3.19          (7.65)         (1.12)         (5.29)         (9.64)
February                          6.55          (5.78)          6.27          (2.75)         12.92          (7.40)
March                                            2.80          27.02           0.29          (2.55)          1.60
April                                            2.97           2.39          (3.19)          0.03          (6.40)
May                                              1.19          (4.83)         (3.65)          3.95           2.71
June                                            (0.23)         (0.62)          6.72           0.92          15.10
July                                            (3.51)         (1.06)         (4.21)          5.87           7.47
August                                          (2.69)          5.49          (3.57)         (5.57)         17.25
September                                        0.32          (0.06)          1.66          (2.10)         (4.21)
October                                          8.80           0.74           4.93          (7.48)         (0.99)
November                                         4.25          (2.57)         (6.82)         (7.50)          0.60
December                                         1.76          (0.52)         (2.73)         (0.78)         (2.40)
Compound Annual
(Period) Rate of Return          12.24          12.97          22.96         (14.27)         (9.12)         10.37

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

     THE FOLLOWING REPLACES THE SECOND PARAGRAPH OF "FOOTNOTES TO CAPSULES I, II AND III" ON PAGE 24.

     (a) "Monthly Rate of Return" is the percentage change in Net Asset Value per Unit from one month to another.
                            SELECTED FINANCIAL DATA

     THE FOLLOWING UPDATES AND REPLACES "SELECTED FINANCIAL DATA" ON PAGE 25.

     The following are the results of operations of Cornerstone II, III and IV for the years ended December 31, 1996, 1995, 1994, 1993 and 1992. For the complete financial statements of the Partnerships, see page F-2 of the Prospectus and page S-23 of this Prospectus Supplement. For performance information with respect to each Partnership, see "The Cornerstone Funds--Performance Records."

                                                                        DEAN WITTER CORNERSTONE FUND II
                                                -------------------------------------------------------------------------------
                                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                -------------------------------------------------------------------------------

                                                   1996             1995             1994             1993             1992
                                                -----------      -----------      -----------      -----------      -----------
                                                     $                $                $                $                $
REVENUES
Trading Profit (Loss):
Realized                                          7,321,679       11,081,716         (878,688)       2,539,342        7,025,818
Net change in unrealized                         (2,051,673)        (947,973)         556,567        2,029,459       (5,295,641)
                                                -----------      -----------      -----------      -----------      -----------
Total Trading Results                             5,270,006       10,133,743         (322,121)       4,568,801        1,730,177
Interest income (DWR)                             1,179,784        1,471,022        1,153,003          694,085          730,244
                                                -----------      -----------      -----------      -----------      -----------
Total Revenues                                    6,449,790       11,604,765          830,882        5,262,886        2,460,421
                                                -----------      -----------      -----------      -----------      -----------
EXPENSES
Brokerage commissions (DWR)                       1,719,932        1,864,093        2,336,047        1,773,947        1,757,227
Management fees                                   1,167,223        1,307,872        1,346,905        1,157,221        1,051,459
Incentive fees                                      329,590          381,720               --           19,886              461
Transaction fees and costs                          170,971          160,238          194,384          141,974          146,367
Common Administrative Expenses                       14,612            8,183           49,101           68,511           69,697
Amortization of organization costs                       --               --               --               --               --
                                                -----------      -----------      -----------      -----------      -----------
Total Expenses                                    3,402,328        3,722,106        3,926,437        3,161,539        3,025,211
                                                -----------      -----------      -----------      -----------      -----------
NET INCOME (LOSS)                                 3,047,462        7,882,659       (3,095,555)       2,101,347         (564,790)
                                                -----------      -----------      -----------      -----------      -----------
                                                -----------      -----------      -----------      -----------      -----------
NET INCOME (LOSS) PER UNIT FOR PERIOD
Limited Partners                                     324.71           592.90          (219.47)          178.05           (30.96)
General Partner                                      324.71           592.90          (219.47)          178.05           (30.96)
TOTAL ASSETS AT END OF PERIOD                    30,046,842       31,558,306       32,062,117       32,511,448       27,333,796
TOTAL NET ASSETS AT THE END OF PERIOD            29,046,170       30,828,888       31,372,002       31,941,373       26,579,165
NET ASSET VALUE PER UNIT AT THE END OF PERIOD
Limited Partners                                   3,155.36         2,830.65         2,237.75         2,457.22         2,279.17
General Partner                                    3,155.36         2,830.65         2,237.75         2,457.22         2,279.17
                                                                       DEAN WITTER CORNERSTONE FUND III
                                                -------------------------------------------------------------------------------
                                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                -------------------------------------------------------------------------------
                                                   1996             1995             1994             1993             1992
                                                -----------      -----------      -----------      -----------      -----------
                                                     $                $                $                $                $
REVENUES
Trading Profit (Loss):
Realized                                          8,925,181       14,260,042          913,869         (627,751)       8,714,136
Net change in unrealized                         (2,997,491)         561,437       (1,350,056)       3,815,157      (10,192,893)
                                                -----------      -----------      -----------      -----------      -----------
Total Trading Results                             5,927,690       14,821,479         (436,187)       3,187,406       (1,478,757)
Interest income (DWR)                             1,657,400        2,061,461        1,744,148        1,445,561        1,771,620
                                                -----------      -----------      -----------      -----------      -----------
Total Revenues                                    7,585,090       16,882,940        1,307,961        4,632,967          292,863
                                                -----------      -----------      -----------      -----------      -----------
EXPENSES
Brokerage commissions (DWR)                       2,772,496        3,499,743        4,417,718        4,587,865        5,203,792
Management fees                                   1,629,715        1,828,013        2,014,028        2,375,033        2,536,398
Incentive fees                                           --               --               --               --               --
Transaction fees and costs                          379,973          502,332          434,287          348,493          390,742
Common Administrative Expenses                       24,702           21,158          122,423          150,937          154,323
Amortization of organization costs                       --               --               --               --               --
                                                -----------      -----------      -----------      -----------      -----------
Total Expenses                                    4,806,886        5,851,246        6,988,456        7,462,328        8,285,255
                                                -----------      -----------      -----------      -----------      -----------
NET INCOME (LOSS)                                 2,778,204       11,031,694       (5,680,495)      (2,829,361)      (7,992,392)
                                                -----------      -----------      -----------      -----------      -----------
                                                -----------      -----------      -----------      -----------      -----------
NET INCOME (LOSS) PER UNIT FOR PERIOD
Limited Partners                                     206.83           541.04          (219.67)         (109.91)         (286.23)
General Partner                                      206.83           541.04          (219.67)         (109.91)         (286.23)
TOTAL ASSETS AT END OF PERIOD                    43,137,470       48,156,795       48,308,274       57,323,283       61,615,811
TOTAL NET ASSETS AT THE END OF PERIOD            42,035,358       46,949,674       47,002,453       56,156,693       60,300,087
NET ASSET VALUE PER UNIT AT THE END OF PERIOD
Limited Partners                                   2,715.51         2,508.68         1,967.64         2,187.31         2,297.22
General Partner                                    2,715.51         2,508.68         1,967.64         2,187.31         2,297.22

                                                                        DEAN WITTER CORNERSTONE FUND IV
                                                -------------------------------------------------------------------------------
                                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                -------------------------------------------------------------------------------

                                                   1996             1995             1994             1993             1992
                                                -----------      -----------      -----------      -----------      -----------
                   REVENUES                          $                $                $                $                $
Trading Profit (Loss):
Realized                                         10,304,825       27,041,974      (10,447,878)      (4,335,118)      34,953,946
Net change in unrealized                          5,260,377         (198,148)      (1,726,877)         717,487      (16,706,667)
                                                -----------      -----------      -----------      -----------      -----------
Total Trading Results                            15,565,202       26,843,826      (12,174,755)      (3,617,631)      18,247,279
Interest income (DWR)                             3,924,420        4,912,698        4,129,344        2,937,637        2,509,220
                                                -----------      -----------      -----------      -----------      -----------
Total Revenues                                   19,489,622       31,756,524       (8,045,411)        (679,994)      20,756,499
                                                -----------      -----------      -----------      -----------      -----------
EXPENSES
Management fees                                   3,904,737        4,575,372        4,952,206        4,945,676        3,806,489
Incentive fees                                           --               --            7,659        1,400,473        1,415,723
Brokerage commissions (DWR)                       3,781,486        2,776,225        5,336,659        6,634,741        4,544,067
Transaction fees and costs                          222,993          168,718          339,083          398,959          264,789
Common Administrative Expenses                       47,685           39,890          228,633          223,551          192,980
Amortization of organization costs                       --               --               --               --              800
                                                -----------      -----------      -----------      -----------      -----------
Total Expenses                                    7,956,901        7,560,205       10,864,240       13,603,400       10,224,848
                                                -----------      -----------      -----------      -----------      -----------
NET INCOME (LOSS)                                11,532,721       24,196,319      (18,909,651)     (14,283,394)      10,531,651
                                                -----------      -----------      -----------      -----------      -----------
                                                -----------      -----------      -----------      -----------      -----------
NET INCOME (LOSS) PER UNIT FOR PERIOD
Limited Partners                                     367.93           529.66          (383.89)         (270.10)          278.32
General Partner                                      367.93           529.66          (383.89)         (270.10)          278.32
TOTAL ASSETS AT END OF PERIOD                    97,292,310      105,362,851      112,210,624      127,032,391      109,126,365
TOTAL NET ASSETS AT THE END OF PERIOD            95,496,244      103,667,011      109,892,266      125,200,630      104,024,062
NET ASSET VALUE PER UNIT AT THE END OF PERIOD
Limited Partners                                   3,204.66         2,836.73         2,307.07         2,690.96         2,961.06
General Partner                                    3,204.66         2,836.73         2,307.07         2,690.96         2,961.06

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                           OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION UNDER THE SUBCAPTION "RESULTS OF OPERATIONS" ON PAGES 26-33.

CORNERSTONE II

     Results of Operations for 1996. Cornerstone II recorded gains during January as short positions in the Japanese yen profited from a decline in value relative to the U.S. dollar. Additional gains were recorded from long positions in European bonds as prices moved higher. Losses were experienced during February due primarily to a sharp trend reversal in the value of the Japanese yen relative to the U.S. dollar. Additional losses were recorded as a result of short-term volatile price movement in crude oil futures. Smaller losses were experienced in soft commodities and financial futures. Cornerstone II recorded small gains in March primarily from long crude oil futures positions. Additional gains were recorded from transactions involving the Australian dollar and Japanese yen. Losses recorded in the financial futures, metals and agricultural markets offset a majority of these gains.

     During April, Cornerstone II recorded gains from short positions in the Swiss franc, German mark and French franc as the value of these currencies moved lower relative to the U.S. dollar. Additional gains were recorded in the agricultural, energy and metals markets. Losses were experienced during May due primarily to choppy price movement in non-U.S. interest rate futures. Additional losses were recorded from previously established long crude oil futures positions as prices reversed lower. A portion of these losses was offset by gains recorded in the currency and agricultural markets. In June, gains were recorded from short positions in copper futures as prices declined sharply on news of significant losses incurred in copper by Sumitomo Corporation. Additional gains were experienced in the soft commodities and currency markets.

     Cornerstone II recorded losses during July from short corn and soybean futures positions as prices moved sharply higher early in the month. Additional losses were experienced from short positions in the Japanese yen and Swiss franc as the value of these currencies moved higher versus the U.S. dollar. Losses were recorded in
                                      S-5

August from long German mark positions as its value moved lower relative to the U.S. dollar. Additional losses were recorded from short positions in coffee futures as prices reversed higher. Gains in the energy and financial futures markets offset a portion of these losses. Cornerstone II recorded strong gains during September primarily as a result of long crude oil futures positions as energy prices continued to trend higher. Additional gains were recorded from long European and Japanese bond futures positions as prices moved higher during the month. Smaller gains were experienced in the agricultural, currency and metals markets.

     Significant gains were recorded during October as a result of a continued upward price trend in global interest rate futures. Long positions in the British pound and short positions in the Japanese yen also provided profits for Cornerstone II. Smaller gains were experienced in the agricultural markets. Gains were recorded in November as European, U.S. and Japanese bond futures maintained their upward trend. A dramatic move higher in the value of the British pound resulted in additional gains for the Partnership's long positions. Smaller gains were recorded in the metals and energy markets. Losses were recorded in December due primarily to a sharp reversal lower in global interest rate futures prices. Smaller losses were experienced from trading in soft commodities. A portion of these losses was offset by gains in the energy, currency and agricultural markets.

     To enhance the foregoing comparison of results of operations from year to year, prospective investors can examine, line by line, the Statement of Operations and Statement of Financial Condition.

     Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury Bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income totals for each year. During 1996, a reduction in U.S. Treasury bill rates and in the size of the Partnership resulted in a decrease in interest income to the Partnership.

     In regard to expenses of the Partnership, brokerage commissions and transaction fees and costs charged fluctuate based on the volume of trading by the Partnership's Trading Managers. These expenses declined in the aggregate in 1996 as a result of the presence of more long-term price trends in futures markets in which the Partnership's Trading Managers concentrate their participation, as well as a reduction of the 3/4 of 1% monthly cap on aggregate commissions and transaction fees and costs to 13/20 of 1% on September 1, 1996.

     Management fees are charged at a 4% annual rate of Net Assets and fluctuate based only on the size of the Partnership's Net Assets. These fees decreased in 1996 as a result of the reduction in the Partnership's assets. Incentive fees are only paid on an annual basis or on any redeemed Units on a monthly basis if the Partnership is profitable on a cumulative basis since the last annual period for which incentive fees were paid. Incentive fees were paid in 1996.

     Common administrative expenses are used to pay legal, accounting, auditing, printing, and distribution costs. These expenses increased during 1996 as a result of increased audit and tax audit fees and expenses.

CORNERSTONE III

     Results of Operations for 1996. Cornerstone III recorded profits during January primarily from long positions in Eurodollar futures as interest rate futures prices increased. Additional gains were recorded from short Japanese yen positions as its value decreased relative to the U.S. dollar. Losses recorded in soft commodities, energies and agriculturals offset a portion of these gains. In February, Cornerstone III recorded significant losses due primarily to a sharp reversal lower in global bond futures prices. Additional losses were recorded from previously established short positions in the Japanese yen as its value increased suddenly relative to the U.S. dollar. Losses were experienced during March from trading in the financial futures markets as both global interest rate and stock index futures prices moved in a short-term volatile pattern. Trading gains experienced in the energy and currency markets offset a portion of the overall Partnership losses during March.

     In April, Cornerstone III recorded strong gains as long positions in corn futures profited from an upward move in prices. Gains were also recorded from short positions in the German mark and Swiss franc as the value of these currencies moved lower versus the U.S. dollar. Smaller gains were recorded in the energy markets. In May, losses were recorded due primarily to long positions in coffee futures as prices moved lower late in the month. Additional losses were recorded from a sharp reversal lower in copper prices. Smaller losses were experienced in the energy and financial futures markets. Gains in the currency and agricultural markets helped to mitigate these losses. During June, gains were recorded from short copper futures positions as prices moved dramatically lower on news of severe losses recorded in copper by Sumitomo Corporation. Long natural gas and crude oil futures positions also profited, as prices finished the month higher. These gains were partially offset by losses in U.S. and Japanese interest rate futures.

     During July, Cornerstone III recorded losses due to trendless price movement in several market complexes. The most significant losses were recorded in the agricultural and currency markets. Smaller losses were
                                      S-6
recorded in the energy and metal markets. Losses were recorded in August primarily from short positions in coffee futures as prices reversed higher. Additional losses were recorded in the metals and currency markets. Gains recorded in the energy markets, due to an upward trend in oil prices, helped to offset these losses. Strong gains were recorded during September as previously established long crude and heating oil futures positions profited from a continued upward price trend. Additional gains were recorded from long European and Japanese bond futures positions as prices moved steadily higher.

     Significant gains were recorded during October due primarily to long positions in the British pound and short positions in the Japanese yen. Gains were also recorded in financial futures as global bond futures prices continued to trend higher. Smaller gains were recorded in the agricultural and soft commodities markets. Gains in November were recorded as European and U.S. bond futures profited from a continued upward trend in global interest rate futures prices. A continued move higher in the value of the British pound resulted in additional gains for Cornerstone III's long positions. Smaller gains were recorded in the energy and metals markets. Cornerstone III recorded gains in December from short positions in the Swiss franc and Japanese yen as the value of these currencies continued to move lower versus the U.S. dollar. Additional gains were recorded from trading natural and unleaded gas futures. A portion of these gains was offset by losses in the financial futures and soft commodities markets.

     To enhance the foregoing comparison of results of operations from year to year, prospective investors can examine, line by line, the Statement of Operations and Statement of Financial Condition.

     Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. A reduction in U.S. Treasury bill rates during 1996, coupled with a decline in Partnership's assets, resulted in a decrease in interest income paid to the Partnership.

     In regard to expenses of the Partnership, brokerage commissions and transaction fees and costs charged fluctuate based on the volume of trading by the Partnership's Trading Managers. Brokerage commissions and transaction fees and costs decreased in the aggregate in 1996 due to a reduction in the Partnership's Net Assets, as well as a reduction of the 3/4 of 1% monthly cap on aggregate commissions and transaction fees and costs to 13/20 of 1% on September 1, 1996.

     Management fees are charged at a 4% annual rate of Net Assets and fluctuate based only on the size of the Partnership's Net Assets. Management fees decreased in 1996 as a result of the reduction in Partnership assets. Incentive fees are only paid on an annual basis or on any redeemed Units on a monthly basis if the Partnership is profitable on a cumulative basis since the last annual period for which incentive fees were paid. Incentive fees were not paid in 1996.

     Common administrative expenses are used to pay legal, accounting, auditing, printing, and distribution costs. These expenses increased in 1996 as a result of increased audit and tax audit fees and expenses.

CORNERSTONE IV

     Results of Operations for 1996. Cornerstone IV recorded gains during January as short positions in the Japanese yen profited from a decline in value relative to the U.S. dollar. Smaller gains were recorded from transactions involving the New Zealand dollar and Swedish krona. Losses from trading in the British pound, Swiss franc and Italian lira offset a portion of these gains. During February, Cornerstone IV experienced losses as a result of a dramatic reversal in the previous downward move in the value of the Japanese yen and most major European currencies relative to the U.S. dollar. Small gains from long positions in the Australian dollar offset a portion of the month's overall losses. Gains were recorded during March from long Australian dollar positions as its value trended higher versus the U.S. dollar and other world currencies. Short Japanese yen positions also profited as its value moved lower relative to the U.S. dollar.

     During April, Cornerstone IV recorded gains from short positions in the German mark, as well as in the Swiss and French francs, as the value of these currencies declined relative to the U.S. dollar. A portion of these gains was offset by losses recorded from previously established short positions in the Japanese yen, as the value of the yen moved higher. In May, gains were recorded as the value of the Australian dollar continued to move higher versus other major world currencies. Additional gains were experienced from long British pound positions as its value also moved higher, and from short positions in the Swiss franc as its value declined versus the U.S. dollar. These gains were partially offset by losses from choppy movement in the value of the Japanese yen and German mark. Cornerstone IV experienced small losses in June as the value of the Australian dollar reversed lower relative to other world currencies. Short-term volatility in the value of the New Zealand dollar
                                      S-7
and Swiss franc resulted in smaller losses being recorded. A majority of these losses was offset by gains recorded from short positions in the Japanese yen.

     Losses were recorded during July from short Japanese yen positions as its value moved sharply higher versus the U.S. dollar. Additional losses were recorded from short Swiss franc positions as its value moved higher following a brief move lower. During August, losses were recorded as a result of trend reversals and choppy movement in the value of most major currencies relative to the U.S. dollar. The most significant losses were recorded from previously established short Australian dollar positions, and from long positions in the French franc and German mark. Cornerstone IV recorded small profits in September as the downward trend in the value of the Japanese yen relative to the U.S. dollar re-emerged. Smaller gains were recorded from long New Zealand dollar positions as its value moved higher versus the U.S. dollar and other world currencies. These gains were partially offset by losses experienced from trading in the German mark, Australian dollar and Swiss franc.

     Significant gains were recorded during October due primarily to a dramatic increase in the value of the British pound relative to the U.S. dollar and other major currencies. Additional gains were recorded from short Japanese yen positions as its value continued to trend lower. During November, gains were recorded as the value of the British pound continued its climb versus the U.S. dollar. Additional gains were recorded from short Swiss franc positions as its value decreased versus the U.S. dollar, and from long Australian dollar positions, as its value finished the month higher relative to the U.S. dollar and certain European currencies. Cornerstone IV recorded gains during December as a result of short Swiss franc and Japanese yen positions as the value of these currencies continued their recent trend lower relative to the U.S. dollar. These gains were partially offset by losses recorded from long Australian dollar positions as its value reversed sharply lower early in the month.

     To enhance the foregoing comparisons of results of operations from year to year, prospective investors can examine, line by line, the Statement of Operations and Statement of Financial Condition.

     Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury Bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. During 1996, the interest income to the Partnership decreased due to a decline of interest rates on U.S. Treasury Bills and a reduction in the Partnership's assets.

     In regard to expenses of the Partnership, brokerage commissions and transaction fees and costs charged fluctuate based on the volume of trading by the Partnership's two Trading Managers. Brokerage commissions and transaction fees and costs increased in the aggregate in 1996 due to increased trading by the Partnership's Trading Managers (although the 3/4 of 1% monthly cap on aggregate commissions and transaction fees and costs was reduced to 13/20 of 1% on September 1, 1996).

     Management fees are charged at a 4% annual rate of Net Assets and fluctuate based only on the size of the Partnership's Net Assets. Management fees decreased in 1996 as a result of the reduction in Partnership assets. Incentive fees are only paid on an annual basis or on any redeemed Units on a monthly basis if the Partnership is profitable on a cumulative basis since the last annual period for which incentive fees were paid. No incentive fees were paid in 1996.

     Common administrative expenses are used to pay legal, accounting, auditing, printing, and distribution costs. These expenses increased in 1996 as a result of increased audit and tax audit fees and expenses.

     Each of the three Partnerships recorded profits for 1996 primarily by taking advantage of price trends in the currency markets between September and November. Cornerstone II and III also profited from trading in the energy and financial futures markets during this same time period. These gains, coupled with smaller gains in the currency and commodity markets during the second quarter, as well as from the Trading Managers' ability to limit losses from trend reversals and choppy price movement earlier in the year, contributed to each of the Fund's success in 1996. Effective July 1, 1996, Demeter Management Corporation, General Partner to Cornerstone III, removed CCA Capital Management, Inc. ("CCA"), as a Trading Manager to Cornerstone III. All assets formerly managed by CCA were reallocated evenly between two new Trading Managers for Cornerstone III, Abraham Trading Company and Welton Investment Systems Corporation. The General Partner believes that Cornerstone III has benefited from this mix of Trading Managers, and will continue to do so given the opportunity for trending market conditions.

     Since they began trading in 1985 through February 28, 1997, Cornerstone II and III have increased by 244.2% (a compound annualized return of 10.7%) and 206.2% (a compound annualized return of 9.6%), respectively. Since it began trading in 1987 through February 28, 1997, Cornerstone IV has increased by 268.9% (a compound annualized return of 14.2%).

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION STARTING AT THE FIFTH PARAGRAPH OF PAGE 35 AND ENDING ON PAGE 36.

     At December 31, 1996, open futures, options and forward contracts were as follows:

                                                        CORNERSTONE II       CORNERSTONE III      CORNERSTONE IV
                                                        ---------------      ---------------      ---------------
                                                               $                    $                    $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase..........................        18,287,000          118,163,000           93,583,000
  Commitments to Sell..............................        70,723,000           59,405,000          118,029,000
  Options Written..................................          --                 18,613,000             --
Commodity Futures:
  Commitments to Purchase..........................         6,346,000           17,683,000             --
  Commitments to Sell..............................        14,596,000           22,811,000             --
  Options Written..................................          --                 18,407,000             --
Foreign Futures:
  Commitments to Purchase..........................        57,075,000           62,344,000             --
  Commitments to Sell..............................         8,798,000           22,390,000             --
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
  Commitments to Purchase..........................        26,688,000              420,000          208,140,000
  Commitments to Sell..............................        18,334,000            1,379,000          205,227,000

     A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

     The net unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts"on the Statements of Financial Condition and, at December 31, 1996, totaled $1,316,434 for Cornerstone II, $2,580,803 for Cornerstone III, and $5,330,520 for Cornerstone IV.

     For Cornerstone II, of the $1,316,434 net unrealized gain on open contracts at December 31, 1996, $1,342,050 related to exchange-traded futures contracts and $(25,616) related to off-exchange-traded forward currency contracts.

     For Cornerstone III, the $2,580,803 net unrealized gain on open contracts at December 31, 1996, $2,589,289 related to exchange-traded futures contracts and $(8,487) related to off-exchange-traded forward currency contracts.

     For Cornerstone IV, of the $5,330,520 net unrealized gain on open contracts at December 31, 1996, $5,350,525 related to exchange-traded futures contracts and $(20,005) related to off-exchange-traded forward currency contracts.

     Exchange-traded futures contracts held by the Partnerships at December 31, 1996 mature through June 1998 for Cornerstone II, June 1997 for Cornerstone III, and March 1997 for Cornerstone IV. Off-exchange-traded forward currency contracts held by the Partnerships at December 31, 1996 mature through March 1997 for each of Cornerstone II and Cornerstone IV and January 1997 for Cornerstone III.

     The Partnerships also have credit risk because DWR acts as the futures commission merchant or the sole counterparty with respect to most of the Partnerships' assets. Exchange-traded futures contracts are marked to market and variations in value are settled on a daily basis. DWR, as the futures commission merchant for all of the Partnerships' exchange-traded futures contracts, is required, pursuant to regulations of the CFTC, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts, which totaled at December 31, 1996, $29,851,316, $43,176,300 and $97,006,924 for Cornerstone II, Cornerstone
III and Cornerstone IV, respectively. With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded contracts, the Partnerships are at risk to the ability of DWR, the counterparty on all such contracts, to perform.

     For the year ended December 31, 1996, the average fair value of financial instruments held for trading purposes was as follows:

                                                                             CORNERSTONE II
                                                                   -----------------------------------
                                                                      ASSETS              LIABILITIES
                                                                   ------------           ------------

                                                                        $                      $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures...........................................       48,469,000             47,433,000
  Commodity Futures...........................................       24,459,000             22,228,000
  Foreign Futures.............................................       43,821,000             14,875,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS................       38,522,000             44,536,000

                                                                             CORNERSTONE III
                                                                   -----------------------------------
                                                                      ASSETS              LIABILITIES
                                                                   ------------           ------------

                                                                        $                      $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures...........................................      105,128,000             74,480,000
  Options on Financial Futures................................          --                  10,138,000
  Commodity Futures...........................................       44,276,000             18,531,000
  Options on Commodity Futures................................          --                   2,763,000
  Foreign Futures.............................................       80,000,000             27,228,000
  Options on Foreign Futures..................................          --                         584
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS................          233,000                354,000

                                                                             CORNERSTONE IV
                                                                   -----------------------------------
                                                                      ASSETS              LIABILITIES
                                                                   ------------           ------------

                                                                        $                      $
EXCHANGE-TRADED FINANCIAL FUTURES CONTRACTS...................       67,114,000            125,331,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS................      334,452,000            334,461,000

     See "Selected Financial Data" and "Independent Auditors' Report."

     Inflation has not been, and is not expected to be, a major factor in the Partnerships' operations.

                   DESCRIPTION OF CHARGES TO EACH PARTNERSHIP

     THE FOLLOWING UPDATES AND REPLACES THE SECOND SENTENCE UNDER "RISK FACTORS--RISKS RELATING TO THE PARTNERSHIPS--SUBSTANTIAL CHARGES TO EACH PARTNERSHIP" ON PAGE 12.

     For the years ended December 31, 1996, 1995 and 1994: (i) Cornerstone II had total expenses of $3,402,328, $3,722,106, and $3,926,437, respectively; (ii)
Cornerstone III had total expenses of $4,806,886, $5,851,246, and $6,988,456, respectively; and (iii) Cornerstone IV had total expenses of $7,956,901, $7,560,205, and $10,864,240, respectively.

     THE FOLLOWING UPDATES THE INFORMATION UNDER "DESCRIPTION OF CHARGES TO EACH PARTNERSHIP--1. COMMODITY BROKER," "--2. TRADING MANAGERS," AND "--3. OTHERS" ON PAGES 39-41.

     For the year ended December 31, 1996, Cornerstone II, Cornerstone III, and Cornerstone IV paid brokerage commissions of $1,719,932, $2,772,496, and $3,781,486, respectively.

     For the year ended December 31, 1996, Cornerstone II, Cornerstone III, and Cornerstone IV paid aggregate management fees of $1,167,223, $1,629,715, and $3,904,737, respectively.

     For the year ended December 31, 1996, Cornerstone II, Cornerstone III, and Cornerstone IV paid aggregate incentive fees of $329,590, $0, and $0, respectively.

     For the year ended December 31, 1996, Cornerstone II, Cornerstone III, and Cornerstone IV incurred common administrative expenses of $14,612, $24,702, and $47,685, respectively; none incurred any extraordinary expenses.

     For the year ended December 31, 1996, Cornerstone II, Cornerstone III, and Cornerstone IV incurred transaction fees and costs of $170,971, $379,973, and $222,993, respectively.

     THE FOLLOWING UPDATES THE BREAK EVEN INFORMATION UNDER "SUMMARY OF THE PROSPECTUS--THE DEAN WITTER CORNERSTONE FUNDS" ON PAGES 1-7, AND UPDATES AND REPLACES "DESCRIPTION OF CHARGES TO EACH PARTNERSHIP--4. BREAK EVEN ANALYSIS" ON PAGES 42-43 TO REFLECT A CURRENT SELLING PRICE.

4. BREAK EVEN ANALYSIS

     Based upon the annual fees and expenses of Cornerstone II, Cornerstone III and Cornerstone IV from January 1, 1992 through February 28, 1997, the Partnerships will be required to earn estimated annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.11%, 8.15% and 4.70%, respectively, per year of their average annual Net Assets in order for a Limited Partner to break-even (earning profits sufficient to recoup its investment) upon redemption after one year.

     Based upon the selling price as of February 28, 1997, Cornerstone II, Cornerstone III and Cornerstone IV must earn estimated net trading profits of $238.47, $243.25 and $168.94 per Unit, respectively, in order for a Limited Partner to recoup its investment upon redemption of a Unit after one year after payment by the Partnership of its expenses (as calculated below).

                                                      CORNERSTONE II    CORNERSTONE III    CORNERSTONE IV
                                                      --------------    ---------------    --------------
                                                            $                  $                 $
Selling Price per Unit (as of February 28, 1997)
(1)................................................       3,355.64          2,985.83           3,596.87
Management Fee (2).................................         139.82            124.41             149.87
Brokerage Commissions (3)..........................         210.06            209.31             149.27
Less: Interest Income (4)..........................        (134.23)          (119.43)           (143.87)
Transaction Costs (5)..............................          18.12             23.59               8.99
Administrative Expenses (6)........................           4.70              5.37               4.68
Incentive Fee (7)..................................             --                --                 --
Amount of Trading Income Required for a Limited
  Partner to Recoup its Investment at the End of
  One Year.........................................         238.47            243.25             168.94
Percentage of Selling Price........................          7.11%             8.15%              4.70%

------------------------------------

(1) Units of each Partnership are offered for sale in Exchanges at Monthly Closings to be held as of the last day of each month at a purchase price equal to 100% of the Net Asset Value of the Unit.

(2) Monthly management fees are equal to 1/3 of 1% of the Net Assets allocated to each Trading Manager on the last day of each month (a 4% annual rate).

(3) Each Partnership pays brokerage commissions at an average rate of approximately $75 per roundturn. Effective September 1, 1996, aggregate commissions and transaction fees and costs with respect to each Trading Manager's allocated Net Assets have been capped at 13/20 of 1% per month (a maximum 7.8% annual rate) (in the case of Trading Managers which employ multiple trading systems in trading on behalf of a Partnership, the foregoing 13/20 of 1% cap is applied on a per trading system basis). Brokerage commissions have averaged 6.26%, 7.82% and 4.15% of average annual Net Assets of Cornerstone II, III and IV, respectively. For purposes of the above table, brokerage commissions, except for Cornerstone III, were assumed to be the foregoing percentages. For Cornerstone III, such rate was reduced to 7.01% in conformity with the new cap.

(4) DWR credits each Partnership at month-end with interest income as if 80% of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Such rate was estimated based upon current rates of 5%.

(5) Transaction fees and costs have averaged 0.54%, 0.79% and 0.25% of average annual Net Assets of Cornerstone II, III and IV, respectively. For purposes of the above table, transaction fees and costs were assumed to be the foregoing percentages. Effective September 1, 1996, aggregate transaction fees and costs and brokerage commissions have been capped at 13/20 of 1% per month of a Partnership's month-end Net Assets allocated to each Trading Manager.

(6) Administrative expenses have averaged 0.14%, 0.18% and 0.13% of average annual Net Assets of Cornerstone II, III and IV, respectively. For purposes of the above table, administrative expenses were assumed to be the foregoing percentages.

(7) Incentive fees are assumed to be zero because each Trading Manager's trading profits are assumed to equal expenses.

                                 CAPITALIZATION

     THE FOLLOWING UPDATES AND REPLACES "CAPITALIZATION" ON PAGES 47-48.

     The following table sets forth the actual capitalization of the Partnerships as of February 28, 1997. Since unsold Units may only be sold in Exchanges, which requires a redemption of Units from one Partnership and the purchase of Units in one or two of the other Partnerships, it is impractical to provide a pro forma table reflecting the capitalization of the Partnerships if all unsold Units are sold, since redemptions would, of necessity, offset sales.

     There will be no difference insofar as sharing of profits and losses are concerned between Units of Limited Partnership Interest and Units of General Partnership Interest.

                                                                                            AMOUNT
                                                                                          OUTSTANDING
                                                                                             AS OF
                                                                                         FEBRUARY 28,
                                    TITLE OF CLASS                                           1997
--------------------------------------------------------------------------------------   -------------
Cornerstone II:
  Limited Partnership Interest........................................................     29,647,726
  General Partnership Interest........................................................        729,516
                                                                                         -------------
     Total............................................................................     30,377,242
                                                                                         -------------
                                                                                         -------------
Cornerstone III:
  Limited Partnership Interest........................................................     44,033,359
  General Partnership Interest........................................................      1,140,893
                                                                                         -------------
     Total............................................................................     45,174,252
                                                                                         -------------
                                                                                         -------------
Cornerstone IV:
  Limited Partnership Interest........................................................    102,131,612
  General Partnership Interest........................................................      2,298,002
                                                                                         -------------
     Total............................................................................    104,429,614
                                                                                         -------------
                                                                                         -------------

                              THE TRADING MANAGERS

     MATERIAL CHANGES RELATING TO EACH TRADING MANAGER, IF ANY, ARE PROVIDED BELOW. PERFORMANCE CAPSULES ARE SHOWN FOR NORTHFIELD TRADING L.P. ("NORTHFIELD"), WELTON INVESTMENT SYSTEMS CORPORATION ("WELTON"), AND ABRAHAM TRADING CO. ("ABRAHAM") AND NO OTHERS BECAUSE NORTHFIELD BECAME A TRADING MANAGER TO CORNERSTONE II ON APRIL 16, 1997 AND WELTON AND ABRAHAM BECAME TRADING MANAGERS TO CORNERSTONE III ON JULY 1, 1996.

DEAN WITTER CORNERSTONE FUND II

1. ABACUS TRADING CORPORATION
  (CURRENT ALLOCATION -- 0%)

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO ABACUS TRADING CORPORATION BEGINNING ON PAGE 51.

     Effective February 28, 1997, Abacus Trading Corporation ceased to be a Trading Manager for Cornerstone II.

2. JOHN W. HENRY & COMPANY, INC. ("JWH"t)
  (CURRENT ALLOCATION -- 76.18%)

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO JWH BEGINNING ON PAGE 54.

     Mr. Peter F. Karpen is no longer a principal of JWH.

     Ms. Kenton serves on the Managed Futures Association Trading and Markets Committee.

     Mr. James E. Johnson is no longer a principal of JWH.

     Ms. Hardy resigned from her position with JWH described in the Prospectus, effective April 30, 1997. She may continue with JWH on a part-time basis to assist with transition issues.

     Ms. Twist announced her resignation from JWH on January 15, 1997, but will continue in her present capacity for the time being.

     Mr. Julius A. Staniewicz, age 38, is the senior strategist in JWH's Product Development Department and a member of the Operating and Investment Policy Committees of JWH. He is also President of JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant starting in April 1991. Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a commodity pool operator and introducing broker, where he helped develop futures funds for syndication and institutional investors. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., as an assistant vice president and co-director of managed futures. In this capacity, Mr. Staniewicz oversaw all aspects of forming and offering futures funds, including the selection and monitoring of CTAs. Mr. Staniewicz received a B.A. in Economics from Cornell University.

     Mr. John A.F. Ford, age 56, is the director of marketing and is a member of the Operating Committee of JWH.

     Ms. Wendy B. Goodyear, age 34, is director of the office of the chairman.

     Ms. Melanie A. Caldwell, age 42, is human resources and administrative director and a member of the Operating Committee of JWH (NFA registration pending).

     Mr. Andrew D. Willard, age 50, is director of technology at JWH and a member of the Operating Committee of JWH.

     Mr. Mark W. Sprankel, age 31, is an assistant vice president of JWH (NFA registration pending).

     Mr. Matthew J. Driscoll, age 30, is an assistant vice president of JWH (NFA registration pending).

LEGAL AND ETHICAL CONCERNS

     There neither now exists nor has there ever previously been any administrative, civil, or criminal action against JWH or its principals which is material, except that in September 1996, JWH was named as a co-defendant in purported class action lawsuits filed in the California Superior Court, Los Angeles County and in the New York Supreme Court, New York County. In November 1996, JWH was named as a co-defendant in a purported class action complaint filed in the Superior Court of the State of Delaware, New Castle County that contained the same allegations as the New York and California complaints. Additional complaints containing the same allegations as the earlier California complaints were filed in California in March 1997. The actions, which seek unspecified damages, purport to be brought on behalf of investors in certain DWR commodity pools, some of which are advised by JWH, and are primarily directed at DWR's alleged fraudulent selling practices in connection with the marketing of those pools. These actions are the same matters as those discussed under "Certain Litigation" below. JWH is essentially alleged to have aided and abetted or directly participated with DWR in those practices. JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interest of investors.

     JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods, and on occasion orders may get better fills than the client accounts. Records for these accounts will not be made available to clients. Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., for which JWH acts as the commodity trading advisor. The records of these accounts also will not be made available to clients.

THE OPERATING COMMITTEE

     The Operating Committee is the senior management group at JWH and is responsible for the development and implementation of JWH's long-term strategies and objectives. The Operating Committee also coordinates and oversees JWH's daily operations.

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN "TRADING TECHNIQUES" ON PAGE 57.

THE JWH INVESTMENT PHILOSOPHY

     The basis of the JWH investment philosophy is that prices for all financial instruments reflect human reactions to external events. Accordingly, it can be expected that a series of political, economic, social or environmental events will create patterns of price movements, or trends. When a sequence of similar events is repeated at a later time, the price trends often reoccur. JWH programs attempt to capture the profit opportunities created by sustained market movements.

     By conducting analysis on historic price data for commodity markets, the firm's founder, John W. Henry, developed proprietary systems designed to identify important price trends and determine optimal entry and exit points. JWH's comprehensive research has also led to the development of quantitative models which suggest the appropriate content and weighting for each position in a global portfolio.

     The investment philosophy of JWH is supported by intensive risk management and continuing research to enhance the application of the underlying methodologies. Risk is measured and managed in a variety of ways. Within client portfolios, individual positions are monitored on a stand-alone and portfolio-weighted basis. Positions are matched with stop-loss provisions which are altered regularly to reflect changing market conditions.

     For more than a decade, JWH has recognized the importance of global trading. Financial markets around the world are increasingly interrelated, with actions in one country's markets often influencing markets in other parts of the world. Many of the JWH investment programs maintain positions in a variety of worldwide markets in seeking to achieve material benefits from the opportunities presented.

     Although price trends are the ultimate product of markets, there are procedures built into JWH's programs that have been designed to affect trading efficiency and preserve client capital. JWH's research on these and other issues has materially improved risk-adjusted performance for clients over the past few years.

A DISCIPLINED INVESTMENT PROCESS

     Regardless of recent performance in any one market, or widely held opinions on future market direction, JWH maintains a disciplined investment process. The consistent application of JWH's investment techniques facilitates the ability to participate in rising or falling markets without bias.

     The first step in the JWH investment process is the identification of sustained price movements--or trends--in a given market. While there are many ways to identify trends, JWH uses mathematical models that attempt to distinguish real trends from interim volatility. It also presumes that trends often exceed in duration the expectation of the general marketplace.

     JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. As such, JWH attempts to pare losing positions relatively quickly while allowing profitable positions to mature. Most losing positions are closed within a few days or weeks, while others--those where a profitable trend continues--are retained. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the investment methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. Generally, most losing positions are liquidated within weeks. The maximum equity retracement JWH has experienced in any single program was nearly sixty percent. Clients should understand that similar or greater drawdowns are possible in the future.

     To reduce exposure to volatility in any particular market, most JWH programs participate in several markets at one time. In total, JWH participates in up to 60 markets, encompassing interest rates, foreign exchange, and commodities such as agricultural products, energy and precious metals. Most investment programs maintain a consistent portfolio composition to allow opportunities in as many market trends as possible.

     Throughout the investment process, risk controls are maintained to reduce the possibility of an extraordinary loss in any one market. Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attept to reduce volatility while maintaining the potential for excellent performance.

     JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. Subjective aspects of JWH's quantitative models also include the determination of leverage, commencement of trading an account, contracts and contract months, and effective trade execution.

PHYSICAL OR CASH COMMODITIES

     In addition to futures contracts, JWH may from time to time for certain clients trade spot and forward contracts on physical or cash commodities, including specifically gold bullion, when it believes that such markets offer comparable or superior market liquidity or a greater ability to execute transactions at a single price. Such transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on the daily price movements of spot or forward contracts transacted through banks, brokerage firms or dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate such transactions, which are subject to the risk of the foregoing entities' failure, inability or refusal to perform with respect to such contracts. No such trading has previously been undertaken on behalf of the Partnerships, nor will any such trading be undertaken on behalf of the Partnerships without the consent of the General Partner. It has not been determined at this time whether any such trading will be undertaken on behalf of the Partnerships in the future.

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN "THE ORIGINAL INVESTMENT PROGRAM" ON PAGE 59.

     The Original Investment Program. The Original Investment Program, the first program offered by JWH, offers access to a spectrum of worldwide financial and nonfinancial futures markets using a disciplined trend identification investment approach. The program has enjoyed an improved risk/reward profile since 1992, when the sector allocation was altered and enhanced risk management procedures were implemented. The Original Investment Program utilizes a long-term quantitative approach which always maintains a position, either long or short, in every market traded by the program.

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN "THE GLOBAL DIVERSIFIED PORTFOLIO" ON PAGE 59.

     The Global Diversified Portfolio. The Global Diversified Portfolio is JWH's most diversified program, trading futures and forwards in up to 60 markets. The Global Diversified Portfolio is designed to identify and capitalize on long-term price movements in a spectrum of financial and nonfinancial markets using a systematic approach. The program does not maintain continuous positions and, in fact, may take a neutral stance (i.e., no position) if a long-term trend fails to develop or during periods of non-trending markets.

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN "INTERNATIONAL FOREIGN EXCHANGE PROGRAM" ON PAGE 59.

     The International Foreign Exchange Program. The International Foreign Exchange Program (Forex) is designed to identify and capitalize on intermediate and long-term price movements in a broad range of major and minor currencies on the interbank market. Positions are taken as outrights against the U.S. dollar, or cross rates, which eliminate the position quickly--i.e. a neutral stance is taken--if long-term trends fail to continue or during periods of nontrending markets.

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN THE THIRD AND FOURTH PARAGRAPHS OF "OTHER JWH PROGRAMS" BEGINNING ON PAGE 59.

     As of February 28, 1997, the aggregate amount of funds under management pursuant to the Original Investment Program was $272,852,659; the aggregate amount of funds under management pursuant to the Global Diversified Portfolio was $164,152,336; and the aggregate amount of funds under management pursuant to the International Foreign Exchange Program was $76,868,713. As of February 28, 1997, the aggregate amount of all funds under management pursuant to all JWH programs was approximately $2.1 billion.

     As of February 28, 1997, JWH was managing approximately $17,860,456, of Cornerstone II. Such amount and the percentage of assets of Cornerstone II managed by JWH will change as a result of allocations of assets from the Exchange of units of Cornerstone II, allocations and reallocations among trading managers and/or trading systems, and the performance of JWH and the other trading manager for Cornerstone II.

3. NORTHFIELD TRADING L.P.
  (CURRENT ALLOCATION -- 23.82%)

     Beginning April 16, 1997, Northfield Trading L.P. ("Northfield") became a Trading Manager for
Cornerstone II.

     Northfield is a Delaware limited partnership with its principal place of business at 3333 S. Wadsworth Boulevard, Suite D-318, Lakewood, Colorado 80227. Northfield was formed in August 1990. The limited
                                      S-15
partnership was formed to use emerging computer technology to develop systematic approaches to trading. Northfield became registered in March 1990 as a commodity trading advisor and in November 1990 as commodity pool operator with the Commodity Futures Trading Commission, and is a trading advisor and commodity pool operator member of the National Futures Association, the futures industry self-regulatory organization. Northfield is not affiliated with the General Partner or DWR or any of the other Trading Managers for the Partnership.

PRINCIPALS OF NORTHFIELD

     Northfield Investment L.P. ("NILP"), the general partner of Northfield, is a Delaware limited partnership, whose general partner is Northfield Investment Company, an entity owned equally by Douglas Bry and Philip Spertus, and whose limited partners are Douglas Bry, Philip Spertus and members of their families. NILP's sole function is to serve as the general partner of Northfield.

     Douglas Bry, age 44, is the President of Northfield. Mr. Bry has an extensive history, dating from 1972, in analyzing and understanding complex databases through the use of computerized statistical approaches. In January 1987, Mr. Bry and Philip Spertus formed Technical Trading Strategies, Inc. ("TTS"), an Illinois corporation of which Mr. Bry is the President. In conjunction with Mr. Spertus and through TTS, Mr. Bry developed and marketed the "Volatility Breakout System," a trading methodology that was offered for sale to the public. In December 1987, Douglas Bry and Philip Spertus formed Northfield Trading Company ("NTC"), also an Illinois corporation of which Mr. Bry is President. NTC's primary business was to provide brokerage services to customers by introducing their accounts to clearing firms on a commission basis. NTC also provided discretionary trading advice to customers, and licensed proprietary trading software to introducing brokers and CTAs. Mr. Bry, an attorney, graduated from Beloit College in 1974 with a B.A. in Philosophy and Sociology and obtained his J.D. from the University of Colorado in 1978. He is presently licensed to practice in the Federal and State Courts of Pennsylvania and Colorado. From September 1978 until June 1982, he was a trial attorney with the Defender Association of Philadelphia, and from June 1982 through January 1987, he was a Senior Trial Deputy with the Colorado State Public Defender. Mr. Bry began trading futures for his own account in 1985 and became registered with the CFTC as a CTA in 1986. In January 1996, Mr. Bry was elected to a two-year term on the Board of Directors of the Managed Futures Association and currently serves as Chairperson of the Developing CTA/CPO Advisory Council. In January 1997, he was elected to serve on the Board of Directors of the National Futures Association in the CTA category.

     Philip Spertus, age 62, is Vice President of Northfield. Mr. Spertus graduated from the Massachusetts Institute of Technology in 1956. From 1979 to 1992, Mr. Spertus served in various senior capacities, including positions of Chairman and President, with Intercraft Industries Inc., a multinational manufacturer of picture frames and related products. In 1992, Intercraft Industries was sold to Newell Corporation and Mr. Spertus assumed the position of Vice President with Newell until late 1993. Philip Spertus owned a special seat and was a registered Broker/Dealer and member of the Chicago Board of Options Exchange from August 1984 through February 1986. He has traded futures for his own account since 1983 but is not currently doing so. Mr. Spertus serves as Chairman of both TTS and NTC.

     Jeffrey Metcalfe, age 32, is the Director of Trading Operations. Mr. Metcalfe joined Northfield's trading staff in November 1992 and was promoted to his current position as Director of Trading Operations in August 1996. Mr. Metcalfe holds a B.A. in International Relations from Boston University and a Master of International Management with an emphasis in International Finance from the American Graduate School of International Management (Thunderbird). His prior experience includes three years as manager of the federal funds trading desk for the United States Trust Co. in Boston, Massachusetts.

     John H. Sells, age 44, is the Senior Programmer at Northfield. Mr. Sells graduated from the University of Illinois in 1975 with a B.S. in Computer Science. His 20 years of professional software development include: Operating and Data Management Systems at NCR Corporation, Communications and High Performance Optical Disk Systems at Storage Technology Corporation, Office Automation Systems at NBI, Inc., and CAE/CAD (Computer Aided Engineering/Computer Aided Design) tools for Printed Circuit Board and ASIC (Application Specified Integrated Circuit) development at Daisy/Cadnetix, Inc. He commenced employment with Northfield on October 1, 1990.

     Jacquelyn Watters, age 32, serves on the Administrative Coordination Committee of Northfield. Ms. Watters graduated with honors in Business Economics from Colorado State University in 1986. From August 1987 to May 1988, she was employed as an Order Specialist with Lind-Waldock & Company, a discount futures commission merchant, and was involved in the training of new employees. Ms. Watters has extensive experience with the mechanics of trading commodity interests and joined NTC in June 1988 with responsibility
                                      S-16
for trading operations. She has been an Associated Person of Northfield since its inception, serving as Director of Operations and Director of Trading. In January, 1996, Ms. Watters was named Chief Operating Officer and a principal of Northfield. In August 1996, Ms. Watters resigned to pursue personal interests, but remains with Northfield in her current capacity.

THE NORTHFIELD TRADING SYSTEM

     Douglas Bry has sole management authority over the day to day activities of Northfield and is primarily responsible for its nondiscretionary, technical trading program.

     Northfield makes trading decisions pursuant to a multiple-system, technical approach (the "Diversified Program") that was conceived, tested and refined by Douglas Bry and Philip Spertus. The approach is fully computerized and nondiscretionary. Money management principles are a critical element in the Diversified Program and have been carefully constructed and are rigorously applied to minimize risk exposure and to protect asset appreciation.

     Northfield's approach is purely technical. A technical approach utilizes price action itself as analyzed by charts, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction. Since sustained price moves offer the greatest opportunity for profit with the least amount of risk, Northfield has focused on studying the characteristics of "random" versus "non-random" market behavior. The resulting systems are highly sensitive to changes in price discretion and volatility, and often detect non-random behavior before a trend is obvious. In order to validate the trading methodology, extensive testing was conducted on over 13 years of price history in more than 50 markets worldwide.

     Northfield is very sensitive to the risk of "curve-fitting" results to particular markets or time periods, and, as a result, utilizes a similar approach in each market that it trades. The decision to subject all markets to similar trading rules has led to the identification of techniques that work independent of the market to which they are applied.

     Northfield implements its systems via proprietary software that generates and prints orders, monitors the markets in real time, and keeps track of positions. The selection of trades is not subject to intervention by Northfield's principals. No override of the Diversified Program will take place absent extraordinary circumstances which Northfield believes threaten the customer's capital, such as an outbreak of war, a major natural disaster or a threat to the integrity of exchange clearing systems. A full-time staff of computer programmers works with the principals of Northfield to refine existing systems and develop new ones.

PAST PERFORMANCE OF NORTHFIELD

     Northfield and its principals have established a performance history in the client accounts for which they have acted as a commodity trading advisor. The assets of Cornerstone II allocated to Northfield are allocated to the Diversified Program.

     INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN THE FOLLOWING CAPSULE PERFORMANCE SUMMARY, AND THE SUMMARIES ON PAGES S-19 AND S-20, ARE NOT INDICATIVE OF, AND MAY HAVE NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY THE TRADING MANAGER OR A PARTNERSHIP IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS AND OTHER TRADING MANAGER(S) WILL BE INVESTING FUNDS OF SUCH PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT THE TRADING MANAGER OR SUCH PARTNERSHIP WILL MAKE ANY PROFITS AT ALL, OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY INTERESTS TRADING.

     The rates of return set forth in the Northfield performance Capsule are based on the fully-funded subset of Northfield accounts managed pursuant to the Diversified Program. This means that (i) Northfield is managing some accounts which are fully-funded and others which are funded at less than 100%, (ii) the value of the fully-funded accounts included in the subset constitutes at least 10% of "nominal account size," which is the cash and other margin qualifying assets ("actual funds") plus the amount by which the account's trading level exceeds the actual funds ("notional funds"); and (iii) there are no material differences in gross trading profit (loss) between the fully-funded subset and the nominal account size.

     From January 1991 to February 1991, the performance represents that of a single client account with pro-forma adjustments included. From March 1991 to the present period, the performance is a composite of customer accounts.

                            NORTHFIELD TRADING L.P.
                              DIVERSIFIED PROGRAM

                            AS OF FEBRUARY 28, 1997

                Name of CTA: Northfield Trading L.P.
                Name of Program: Diversified Program
                Inception of Client Trading by CTA: July 1989
                Inception of Client Trading in Program: July 1989
                Number of Open Accounts: 64
                Aggregate Assets Overall (excluding notional): $85,010,599 Aggregate Assets Overall (including notional): $161,670,147 Aggregate Assets in Program (excluding notional): $85,010,599 Aggregate Assets in Program (including notional): $161,670,147 Largest Monthly Drawdown(1): (11.6)%--(9/92)
                Largest Peak-to-Valley Drawdown(2): (27.0)%--(12/91--1/93)
                1997 year-to-date return (2 months)(3): 4.3%
                1996 annual return: 18.4%
                1995 annual return: 9.1%
                1994 annual return: 14.0%
                1993 annual return: 40.2%
                1992 annual return: (19.0)%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

            NOTES TO CAPSULE PERFORMANCE OF NORTHFIELD TRADING L.P.

(1)LARGEST MONTHLY DRAWDOWN: Represents the largest loss experienced by the Advisor in any calendar month expressed as a percentage of Beginning Net Asset Value.

(2)LARGEST PEAK-TO-VALLEY MONTHLY DRAWDOWN: Represents the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Advisor during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

(3)ANNUAL RATE OF RETURN: Represents the cumulative compounded rate for return for each year or portion thereof. It is computed by applying successively the respective monthly rate of return for each month beginning with the first month presented in each period and represents the net percentage change since the beginning of the period presented.

DEAN WITTER CORNERSTONE FUND III

1. WELTON INVESTMENT SYSTEMS CORPORATION (CURRENT ALLOCATION -- 30.53%)

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN THE THIRD PARAGRAPH OF "DIVERSIFIED PORTFOLIO" ON PAGE 63.

     As of February 28, 1997, the aggregate amount of funds under management pursuant to the Diversified Portfolio program was $39,344,127. As of February 28, 1997, the aggregate amount of funds under management pursuant to all WISC programs was $52,409,041.

     THE FOLLOWING UPDATES AND REPLACES CAPSULE A ON PAGE 64. THE NOTES CONTAINED ON PAGE 66 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULE. CAPSULES B, C, AND D ARE NOT UPDATED BECAUSE SAID PORTFOLIOS DO NOT TRADE FOR CORNERSTONE III.

                                                                       CAPSULE A

                     WELTON INVESTMENT SYSTEMS CORPORATION
                             DIVERSIFIED PORTFOLIO
                            AS OF FEBRUARY 28, 1997

                Name of CTA: Welton Investment Systems Corporation
                Name of Program: Diversified Portfolio
                Inception of Client Trading by CTA: February 1989
                Inception of Client Trading in Program: April 1992
                Number of Open Accounts: 17
                Aggregate Assets Overall (excluding notional): $52,409,041 Aggregate Assets Overall (including notional): $65,702,225 Aggregate Assets in Program (excluding notional): $39,344,127 Aggregate Assets in Program (including notional): $46,505,084 Largest Monthly % Drawdown: (15.94)%--(2/96)
                Largest Month-End Peak-to-Valley: (25.96)%--(1/96-8/96)
                1997 year-to-date return (2 months): 8.78%
                1996 annual return: 7.17%
                1995 annual return: 36.35%
                1994 annual return: 2.38%
                1993 annual return: 47.90%
                1992 annual return (9 months): (4.28)%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

2. ABRAHAM TRADING CO.
  (CURRENT ALLOCATION -- 25.11%)

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO ABRAHAM TRADING CO. ON PAGE 67.

     Mark E. Abraham, age 24, Salem Abraham's cousin, is registered with the CFTC as an associated person of ATC and is a member of the NFA. He attended the University of Texas in Austin from August 1991 through May 1995 where he received a B.B.A. degree in Finance. He joined ATC full-time in May 1995 as Salem Abraham's research assistant. Although not a principal, in his role as research assistant, Mark has worked with Salem setting up research programs and testing various trading ideas.

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO ABRAHAM TRADING CO. ON PAGE 69.

DESCRIPTION OF ORDERS AND ORDER PLACEMENT

     ATC determines the timing and method by which orders are placed and will place all orders for futures contracts directly with the FCM's trading desk or floor brokers. ATC also will select the types of orders placed. Order placement will vary in accordance with the type of market encountered and the type of order that can be used on the exchange or market on which a particular commodity interest is traded.

     ATC trades all customer accounts in parallel, making equivalent trades for all accounts and apportioning the number of each commodity interest traded ratably among the accounts in a neutral manner based on the capital in each account.

     Since all trading methods and strategies to be utilized by ATC are proprietary and confidential, the foregoing discussion is necessarily of a general nature.

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN THE LAST PARAGRAPH ON PAGE 69.

     As of February 28, 1997, the aggregate amount of funds under ATC's management was $113,334,880.

     THE FOLLOWING UPDATES AND REPLACES CAPSULE A ON PAGE 70. THE NOTES CONTAINED ON PAGE 70 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULE.

                                                                       CAPSULE A

                     PERFORMANCE OF ABRAHAM TRADING COMPANY
                            AS OF FEBRUARY 28, 1997

                     Name of CTA: Abraham Trading Company
                     Name of Program: Diversified
                     Inception of Client Trading by CTA: January 1988 Inception of Client Trading in Program: January 1988 Number of Open Accounts: 10
                     Aggregate Assets Overall: $113,334,880
                     Aggregate Assets in Program: $113,334,880
                     Largest Monthly % Drawdown: (15.94)%--(1/91)
                     Largest Month-End Peak-to-Valley (27.01)%--(1/91-8/91) 1997 year-to-date return (2 months): 14.43%
                     1996 annual return: (0.43)%
                     1995 annual return: 6.12%
                     1994 annual return: 24.22%
                     1993 annual return: 34.29%
                     1992 annual return: (10.50)%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE NOTES ON PAGE 70.

     Since January 1, 1992, ATC has used the "Fully Funded Subset" method to calculate its composite performance, including largest monthly drawdown and largest peak-to-valley drawdown. Prior to that date the time-weighted method was used. "Largest peak-to-valley drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account in the program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. The drawdown is expressed as a percentage of the initial month-end net asset value and includes the period of time from the initial month-end net asset value to the lowest month-end net asset value of such decline. "Largest monthly drawdown" means the greatest percentage monthly decline for any account in the program where the initial month-end net asset value is not equaled or exceeded by the subsequent month-end net asset value.

3. SUNRISE CAPITAL MANAGEMENT, INC.
  (CURRENT ALLOCATION -- 44.36%)

     THE FOLLOWING REPLACES THE INFORMATION CONTAINED IN THE FIRST FOUR PARAGRAPHS UNDER "DESCRIPTION OF SUNRISE'S TRADING APPROACH" ON PAGE 72.

Description of Sunrise's Trading Approach

     Sunrise has historically traded four programs, all of which are traded in accordance with the description below.

     Sunrise utilizes technical trend-following systems, trading a wide continuum of time windows. Most of these time frames are decidedly long term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.

     Effective November 1, 1993, the General Partner reallocated the assets of Cornerstone III managed by Sunrise in proportions of approximately 50% pursuant to the Diversified Program and approximately 50% to the CIMCO portfolio.

     The Sunrise Diversified Program may follow approximately fifteen different markets. These markets may include, but are not limited to, precious and industrial metals, grains, petroleum products, soft commodities, interest rate futures, currencies and their crossrates.

     The Sunrise CIMCO portfolio was designed by Sunrise to participate in the highly liquid financial markets. This program trades the major currencies as outrights against the U.S.dollar and selectively against each other. Interest rate futures, both long and short term (including U.S. and non-U.S. bonds, notes, Eurodollars, Euromarks and Euroyen), and precious and industrial metals (including gold, silver and copper) and crude oil are also traded in this program.

     The Sunrise Currency Program follows approximately thirteen different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, Deutsche mark, Swiss franc, Canadian dollar, Australian dollar, Spanish peseta, Italian lira, Swedish krona, New Zealand dollar, French franc, Singapore dollar and the Malaysian ringgit. The Currency Program trades currency futures contracts on the International Monetary Market
(IMM) Division of the Chicago Mercantile Exchange and forward currency contracts in the interbank markets. In order to achieve adequate diversification, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar.

     The Sunrise Expanded Diversified Program provides further diversification than the standard Diversified Program. Additional commodity interest contracts may include industrial metals, financials, and minor currency markets.

     THE FOLLOWING REPLACES THE SECOND FULL PARAGRAPH ON PAGE 73.

     Trend-following trading systems, such as those employed by Sunrise, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to offer reasonable profit potential. The number of losing transactions may exceed substantially the number of profitable transactions. However, if Sunrise's approach is successful, these losses should be more than offset by gains.

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN THE LAST PARAGRAPH OF PAGE 73 AND THE FIRST PARAGRAPH OF PAGE 74.

     As of February 28, 1997, the aggregate amount of funds under management pursuant to the Diversified Program was $37.8 million and $69.4 million pursuant to the CIMCO portfolio. As of February 28, 1997, the aggregate amount under management pursuant to all Sunrise's programs was $224.5 million.

     As of February 28, 1997, Sunrise was managing approximately $19,815,639 of Cornerstone III. Such amount and percentage of assets of Cornerstone III managed by Sunrise will change as a result of allocations of net proceeds from the Exchange of Units of Cornerstone III, allocations and reallocations among trading managers and/or trading systems, and the performance of Sunrise and other trading managers for Cornerstone III.

DEAN WITTER CORNERSTONE FUND IV

1. JOHN W. HENRY & COMPANY, INC.
  (CURRENT ALLOCATION -- 44.99%)

     THE FOLLOWING UPDATES AND REPLACES THE FIRST SENTENCE OF THE SECOND PARAGRAPH IN THE INFORMATION RELATING TO JOHN W. HENRY & COMPANY, INC. ON PAGE 74.

     As of February 28, 1997 JWH was managing approximately $48,733,998 of Cornerstone IV.

2. SUNRISE CAPITAL MANAGEMENT, INC.
  (CURRENT ALLOCATION -- 55.01%)

     THE FOLLOWING UPDATES AND REPLACES THE LAST SENTENCE OF THE FIRST PARAGRAPH OF THE INFORMATION RELATING TO SUNRISE CAPITAL MANAGEMENT, INC. ON PAGE 74.

     Sunrise normally commits between 20 and 40% of an account's equity as margin on open positions pursuant to its trading system.

     THE FOLLOWING UPDATES AND REPLACES THE FIRST SENTENCE OF THE SECOND PARAGRAPH OF THE INFORMATION RELATING TO SUNRISE CAPITAL MANAGEMENT, INC. ON PAGE 74.

     As of February 28, 1997, Sunrise was managing approximately $55,683,583 of Cornerstone IV.

                              THE GENERAL PARTNER

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION UNDER "THE GENERAL PARTNER" ON PAGE 78.

     In this connection, as reflected in DWD's 1996 and 1995 Annual Reports, DWD had total shareholders' equity of $5,164.4 million and total assets of $42,413.6 million as of December 31, 1996, and total shareholders' equity of $4,833.7 million and total assets of $38,208.2 million as of December 31, 1995. Additional financial information regarding DWD is included in the financial statements filed as part of such Annual Reports. DWD will provide to investors, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. Such reports will be available for review or copying at the offices of the SEC, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 or will be available at no charge by writing to DWD at Two World Trade Center, New York, New York 10048 (Attn: Investor Relations).

     On February 5, 1997, DWD and Morgan Stanley Group Inc. ("Morgan Stanley") announced a definitive agreement to merge. Under the terms of the merger agreement unanimously approved by the Boards of Directors of both companies, each Morgan Stanley common share will be exchanged for 1.65 common shares of DWD. Morgan Stanley preferred shares outstanding at the date of the merger will be exchanged for preferred shares of DWD having substantially identical terms. The transaction, which is expected to be completed in mid-1997, is subject to customary closing conditions, including certain regulatory approvals and the approval of shareholders of both companies. It is anticipated that such merger will have no material effect on the ability of Demeter to meet its obligations as General Partner of the Partnerships.

                               CERTAIN LITIGATION

     At any given time, DWR is involved in numerous legal actions, some of which seek significant damages.

     On May 16, 1996, an NASD arbitration panel awarded damages and costs against DWR and one of its account executives in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts (not commodity pools).

     On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter Management Corporation, Dean Witter Futures and Currency Management Inc., Dean Witter, Discover & Co. (all such parties referred to hereafter as the "Dean Witter Parties"), the Partnerships, certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors (including JWH) to those pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors (including JWH) on behalf of all purchasers of interests in various limited partnership commodity pools, including the Partnerships, sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they and the Partnerships have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties or the Partnerships.

     During the five years preceding the date of this Prospectus, there have been (other than as described above) no material criminal, civil or administrative actions pending, on appeal or concluded against DWR, Demeter or any of their principals which DWR or Demeter believes would be material to an investor's decision to invest in the Partnerships.

                  PLAN OF DISTRIBUTION AND EXCHANGE PROCEDURE

     THE FOLLOWING UPDATES THE INFORMATION UNDER "SUMMARY OF THE
PROSPECTUS--PURCHASE OF UNITS PURSUANT TO AN EXCHANGE--SECURITIES AVAILABLE FOR EXCHANGE" ON PAGE 7 AND "PLAN OF DISTRIBUTION AND EXCHANGE PROCEDURE" ON PAGE 91.

     As of March 1, 1997, up to 14,717.284 unsold Units of Limited Partnership Interest were available for purchase pursuant to Exchanges.

                                    EXPERTS

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION UNDER "EXPERTS" ON PAGE 100.

     The statements of financial condition of Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV as of December 31, 1996 and 1995, and their related statements of operations, changes in partners' capital, and their cash flows for each of the three years in the period ended December 31, 1996 and the statements of financial condition of Demeter Management Corporation as of December 31, 1996 and 1995 included in this Prospectus Supplement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for DWR.

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
Dean Witter Cornerstone Fund II
Dean Witter Cornerstone Fund III
Dean Witter Cornerstone Fund IV:

We have audited the accompanying statements of financial condition of Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV (collectively, the "Partnerships"), as of December 31, 1996 and 1995 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Partnerships, as of December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

February 17, 1997
(March 13, 1997 as to Note 5 and April 16, 1997 as to Note 6)
New York, New York

                        DEAN WITTER CORNERSTONE FUND II
                       STATEMENTS OF FINANCIAL CONDITION

                                                                          DECEMBER 31,
                                                          --------------------------------------------
                                                             1996             1995             1994
                                                          ----------       ----------       ----------

ASSETS                                                        $                $                $
Equity in Commodity futures trading accounts:
  Cash                                                    28,509,266       28,057,189       27,570,984
  Net unrealized gain on open contracts                    1,316,434        3,368,107        4,316,080
                                                          ----------       ----------       ----------
          Total Trading Equity                            29,825,700       31,425,296       31,887,064
Interest receivable (DWR)                                     97,815          107,485          124,668
Receivable from DWR                                          123,327           25,525           50,385
                                                          ----------       ----------       ----------
          Total Assets                                    30,046,842       31,558,306       32,062,117
                                                          ----------       ----------       ----------
                                                          ----------       ----------       ----------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued incentive fees                                       316,750          307,567           --
Redemptions payable                                          442,706          134,889          386,099
Accrued brokerage commissions (DWR)                           83,967           94,453           81,268
Accrued management fees                                       99,352          104,238          105,860
Common administrative expenses payable                        52,339           81,314          111,168
Accrued transaction fees and costs                             5,558            6,957            5,720
                                                          ----------       ----------       ----------
          Total Liabilities                                1,000,672          729,418          690,115
                                                          ----------       ----------       ----------
PARTNERS' CAPITAL
Limited Partners (8,987.942,
  10,673.698, and 13,802.050 Units, respectively)         28,360,195       30,213,505       30,885,515
General Partner (217.400 Units)                              685,975          615,383          486,487
                                                          ----------       ----------       ----------
          Total Partners' Capital                         29,046,170       30,828,888       31,372,002
                                                          ----------       ----------       ----------
          Total Liabilities and Partners' Capital         30,046,842       31,558,306       32,062,117
                                                          ----------       ----------       ----------
                                                          ----------       ----------       ----------
NET ASSET VALUE PER UNIT                                    3,155.36         2,830.65         2,237.75
                                                          ----------       ----------       ----------
                                                          ----------       ----------       ----------

                                           STATEMENTS OF OPERATIONS

                                                                  DECEMBER 31,
                                          -------------------------------------------------------------
                                             1996             1995             1994             1993
                                          ----------       ----------       ----------       ----------

REVENUES                                      $                $                $                $
Trading Profit (Loss):
  Realized                                 7,321,679       11,081,716         (878,688)       2,539,342
  Net change in unrealized                (2,051,673)        (947,973)         556,567        2,029,459
                                          ----------       ----------       ----------       ----------
          Total Trading Results            5,270,006       10,133,743         (322,121)       4,568,801
Interest income (DWR)                      1,179,784        1,471,022        1,153,003          694,085
                                          ----------       ----------       ----------       ----------
          Total Revenues                   6,449,790       11,604,765          830,882        5,262,886
                                          ----------       ----------       ----------       ----------
EXPENSES
Brokerage commissions (DWR)                1,719,932        1,864,093        2,336,047        1,773,947
Management fees                            1,167,223        1,307,872        1,346,905        1,157,221
Transaction fees and costs                   170,971          160,238          194,384          141,974
Common administrative expenses                14,612            8,183           49,101           68,511
Incentive fees                               329,590          381,720           --               19,886
                                          ----------       ----------       ----------       ----------
          Total Expenses                   3,402,328        3,722,106        3,926,437        3,161,539
                                          ----------       ----------       ----------       ----------
NET INCOME (LOSS)                          3,047,462        7,882,659       (3,095,555)       2,101,347
                                          ----------       ----------       ----------       ----------
                                          ----------       ----------       ----------       ----------
Net Income (Loss) Allocation:
Limited Partners                           2,976,870        7,753,763       (3,050,650)       2,057,120
General Partner                               70,592          128,896          (44,905)          44,227
Net Income (Loss) per Unit:
Limited Partners                              324.71           592.90          (219.47)          178.05
General Partner                               324.71           592.90          (219.47)          178.05

   The accompanying notes are an integral part of these financial statements.

                        DEAN WITTER CORNERSTONE FUND III
                       STATEMENTS OF FINANCIAL CONDITION

                                                                          DECEMBER 31,
                                                         -----------------------------------------------
                                                            1996              1995              1994
                                                         -----------       -----------       -----------

ASSETS                                                        $                 $                 $
Equity in Commodity futures trading accounts:
  Cash                                                    40,587,011        42,294,365        42,884,780
  Net unrealized gain on open contracts                    2,580,803         5,578,294         5,016,857
  Net option premiums received                              (291,412)
                                                         -----------       -----------       -----------
          Total Trading Equity                            42,876,402        47,872,659        47,901,637
Receivable from DWR                                          122,701           124,456           213,589
Interest receivable (DWR)                                    138,367           159,680           193,048
                                                         -----------       -----------       -----------
          Total Assets                                    43,137,470        48,156,795        48,308,274
                                                         -----------       -----------       -----------
                                                         -----------       -----------       -----------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                          680,730           639,349           666,178
Common administrative expenses payable                       137,548           222,036           266,405
Accrued management fees                                      142,387           158,630           158,895
Accrued brokerage commissions (DWR)                          129,098           166,128           200,604
Accrued transaction fees and costs                            12,349            20,978            13,739
                                                         -----------       -----------       -----------
          Total Liabilities                                1,102,112         1,207,121         1,305,821
                                                         -----------       -----------       -----------
PARTNERS' CAPITAL
Limited Partners (15,097.603,
  18,332.818, and 23,505.598 Units, respectively)         40,997,752        45,991,101        46,250,611
General Partner (382.103 Units)                            1,037,606           958,573           751,842
          Total Partners' Capital                         42,035,358        46,949,674        47,002,453
                                                         -----------       -----------       -----------
          Total Liabilities and Partners' Capital         43,137,470        48,156,795        48,308,274
                                                         -----------       -----------       -----------
                                                         -----------       -----------       -----------
NET ASSET VALUE PER UNIT                                    2,715.51          2,508.68          1,967.64
                                                         -----------       -----------       -----------
                                                         -----------       -----------       -----------

                            STATEMENTS OF OPERATIONS

                                                                   DECEMBER 31,
                                         -----------------------------------------------------------------
                                            1996              1995              1994              1993
                                         -----------       -----------       -----------       -----------

REVENUES                                      $                 $                 $                 $
Trading Profit (Loss):
  Realized                                 8,925,181        14,260,042           913,869          (627,751)
  Net change in unrealized                (2,997,491)          561,437        (1,350,056)        3,815,157
                                         -----------       -----------       -----------       -----------
          Total Trading Results            5,927,690        14,821,479          (436,187)        3,187,406
Interest income (DWR)                      1,657,400         2,061,461         1,744,148         1,445,561
                                         -----------       -----------       -----------       -----------
          Total Revenues                   7,585,090        16,882,940         1,307,961         4,632,967
                                         -----------       -----------       -----------       -----------
EXPENSES
Brokerage commissions (DWR)                2,772,496         3,499,743         4,417,718         4,587,865
Management fees                            1,629,715         1,828,013         2,014,028         2,375,033
Transaction fees and costs                   379,973           502,332           434,287           348,493
Common administrative expenses                24,702            21,158           122,423           150,937
                                         -----------       -----------       -----------       -----------
  Total Expenses                           4,806,886         5,851,246         6,988,456         7,462,328
                                         -----------       -----------       -----------       -----------
NET INCOME (LOSS)                         (2,778,204)       11,031,694        (5,680,495)       (2,829,361)
                                         -----------       -----------       -----------       -----------
                                         -----------       -----------       -----------       -----------
Net Income (Loss) Allocation:
Limited Partners                           2,699,171        10,824,963        (5,594,569)       (2,784,837)
General Partner                               79,033           206,731           (85,926)          (44,524)
                                         -----------       -----------       -----------       -----------
Net Income (Loss) per Unit:
Limited Partners                              206.83            541.04           (219.67)          (109.91)
General Partner                               206.83            541.04           (219.67)          (109.91)

   The accompanying notes are an integral part of these financial statements.

                        DEAN WITTER CORNERSTONE FUND IV
                       STATEMENTS OF FINANCIAL CONDITION

                                                                          DECEMBER 31,
                                                         ----------------------------------------------
                                                            1996             1995              1994
                                                         ----------       -----------       -----------

ASSETS                                                       $                 $                 $
Equity in Commodity futures trading accounts:
  Cash                                                   91,656,399       104,927,961       111,508,180
  Net unrealized gain on open contracts                   5,330,520            70,143           268,291
                                                         ----------       -----------       -----------
Total Trading Equity                                     96,986,919       104,998,104       111,776,471
Interest receivable (DWR)                                   305,391           364,747           434,153
                                                         ----------       -----------       -----------
          Total Assets                                   97,292,310       105,362,851       112,210,624
                                                         ----------       -----------       -----------
                                                         ----------       -----------       -----------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                       1,269,513         1,044,804         1,589,622
Accrued management fees                                     322,552           349,039           371,606
Common administrative expenses payable                      126,007           267,788           357,130
Accrued brokerage commissions (DWR)                          74,340            32,580                --
Accrued transaction fees and costs                            3,654             1,629                --
                                                         ----------       -----------       -----------
          Total Liabilities                               1,796,066         1,695,840         2,318,358
                                                         ----------       -----------       -----------
PARTNERS' CAPITAL
Limited Partners (29,160.287,
  35,905.625, and 46,994.002 Units, respectively)        93,448,822       101,854,654       108,418,306
General Partner (638.889 Units)                           2,047,422         1,812,357         1,473,960
                                                         ----------       -----------       -----------
          Total Partners' Capital                        95,496,244       103,667,011       109,892,266
                                                         ----------       -----------       -----------
          Total Liabilities and Partners' Capital        97,292,310       105,362,851       112,210,624
                                                         ----------       -----------       -----------
                                                         ----------       -----------       -----------
NET ASSET VALUE PER UNIT                                   3,204.66          2,836.73          2,307.07
                                                         ----------       -----------       -----------
                                                         ----------       -----------       -----------

                            STATEMENTS OF OPERATIONS

                                                                    DECEMBER 31,
                                           ---------------------------------------------------------------
                                              1996             1995             1994              1993
                                           ----------       ----------       -----------       -----------

REVENUES                                       $                $                 $                 $
Trading Profit (Loss):
  Realized                                 10,304,825       27,041,974       (10,447,878)       (4,335,118)
  Net change in unrealized                  5,260,377         (198,148)       (1,726,877)          717,487
                                           ----------       ----------       -----------       -----------
          Total Trading Results            15,565,202       26,843,826       (12,174,755)       (3,617,631)
Interest income (DWR)                       3,924,420        4,912,698         4,129,344         2,937,637
                                           ----------       ----------       -----------       -----------
          Total Revenues                   19,489,622       31,756,524        (8,045,411)         (679,994)
                                           ----------       ----------       -----------       -----------
                                           ----------       ----------       -----------       -----------
EXPENSES
Management fees                             3,904,737        4,575,372         4,952,206         4,945,676
Brokerage commissions (DWR)                 3,781,486        2,776,225         5,336,659         6,634,741
Transaction fees and costs                    222,993          168,718           339,083           398,959
Common administrative expenses                 47,685           39,890           228,633           223,551
Incentive fees                                     --               --             7,659         1,400,473
                                           ----------       ----------       -----------       -----------
  Total Expenses                            7,956,901        7,560,205        10,864,240        13,603,400
NET INCOME (LOSS)                          11,532,721       24,196,319       (18,909,651)      (14,283,394)
                                           ----------       ----------       -----------       -----------
                                           ----------       ----------       -----------       -----------
Net Income (Loss) Allocation:
Limited Partners                           11,297,656       23,857,922       (18,664,384)      (14,156,711)
General Partner                               235,065          338,397          (245,267)         (126,683)
Net Income (Loss) per Unit:
Limited Partners                               367.93           529.66           (383.89)          (270.10)
General Partner                                367.93           529.66           (383.89)          (270.10)

   The accompanying notes are an integral part of these financial statements.

                         DEAN WITTER CORNERSTONE FUNDS
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                    UNITS OF
                                                   PARTNERSHIP           LIMITED             GENERAL
                                                    INTEREST             PARTNERS            PARTNER              TOTAL
                                                   -----------         ------------         ----------         ------------
                                                                            $                   $                   $
                                                                     DEAN WITTER CORNERSTONE FUND II
                                                   ------------------------------------------------------------------------
Partners' Capital, December 31, 1993               12,998.995            31,331,000            610,373           31,941,373
Continuous Offering                                 2,948.327             7,098,104                 --            7,098,104
Net Loss                                                   --            (3,050,650)           (44,905)          (3,095,555)
Redemptions                                        (1,927.872 )          (4,492,939)           (78,981)          (4,571,920)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1994               14,019.450            30,885,515            486,487           31,372,002
Offering of Units                                      70.020               178,837                 --              178,837
Net Income                                                 --             7,753,763            128,896            7,882,659
Redemptions                                        (3,198.372 )          (8,604,610)                --           (8,604,610)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1995               10,891.098            30,213,505            615,383           30,828,888
Offering of Units                                      56.043               155,468                 --              155,468
Net Income                                                 --             2,976,870             70,592            3,047,462
Redemptions                                        (1,741.799 )          (4,985,648)                --           (4,985,648)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1996                9,205.342            28,360,195            685,975           29,046,170
                                                   -----------         ------------         ----------         ------------
                                                   -----------         ------------         ----------         ------------
                                                                     DEAN WITTER CORNERSTONE FUND III
                                                   ------------------------------------------------------------------------
Partners' Capital, December 31, 1993               25,673.805            55,270,605            886,088           56,156,693
Continuous Offering                                 2,630.127             5,299,578                 --            5,299,578
Net Loss                                                   --            (5,594,569)           (85,926)          (5,680,495)
Redemptions                                        (4,416.231 )          (8,725,003)           (48,320)          (8,773,323)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1994               23,887.701            46,250,611            751,842           47,002,453
Offering of Units                                      25.778                49,000                 --               49,000
Net Income                                                 --            10,824,963            206,731           11,031,694
Redemptions                                        (5,198.558 )         (11,133,473)                --          (11,133,473)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1995               18,714.921            45,991,101            958,573           46,949,674
Offering of Units                                       3.594                 8,388                 --                8,388
Net Income                                                 --             2,699,171             79,033            2,778,204
Redemptions                                        (3,238.809 )          (7,700,908)                --           (7,700,908)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1996               15,479.706            40,997,752          1,037,606           42,035,358
                                                   -----------         ------------         ----------         ------------
                                                   -----------         ------------         ----------         ------------
                                                                       DEAN WITTER CORNERSTONE FUND IV
                                                   ------------------------------------------------------------------------
Partners' Capital, December 31, 1993               46,526.304           123,481,403          1,719,227          125,200,630
Continuous Offering                                 8,032.577            20,753,129                 --           20,753,129
Net Loss                                                   --           (18,664,384)          (245,267)         (18,909,651)
Redemptions                                        (6,925.990 )         (17,151,842)                --          (17,151,842)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1994               47,632.891           108,418,306          1,473,960          109,892,266
Offering of Units                                      77.319               212,691                 --              212,691
Net Income                                                 --            23,857,922            338,397           24,196,319
Redemptions                                        (11,165.696)         (30,634,265)                --          (30,634,265)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1995               36,544.514           101,854,654          1,812,357          103,667,011
Offering of Units                                      37.715               108,665                 --              108,665
Net Income                                                 --            11,297,656            235,065           11,532,721
Redemptions                                        (6,783.053 )         (19,812,153)                --          (19,812,153)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1996               29,799.176            93,448,822          2,047,422           95,496,244
                                                   -----------         ------------         ----------         ------------
                                                   -----------         ------------         ----------         ------------

   The accompanying notes are an integral part of these financial statements.

                         DEAN WITTER CORNERSTONE FUNDS
                            STATEMENTS OF CASH FLOWS

                                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                           ----------------------------------------------------------------------
                                                               1996               1995               1994               1993
                                                           -------------      -------------      -------------      -------------

                                                                 $                  $                  $                  $
                                                                              DEAN WITTER CORNERSTONE FUND II
                                                              ---------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                              3,047,462          7,882,659         (3,095,555)         2,101,347
Noncash item included in net income (loss):
  Net change in unrealized                                     2,051,673            947,973           (556,567)        (2,029,459)
(INCREASE) DECREASE IN OPERATING ASSETS:
  Interest receivable (DWR)                                        9,670             17,183            (61,279)            (4,984)
  Receivable from DWR                                            (97,802)            24,860            (42,174)            (5,264)
INCREASE (DECREASE) IN OPERATING LIABILITIES:
  Accrued brokerage commissions (DWR)                            (10,486)            13,185               (972)               360
  Accrued management fees                                         (4,886)            (1,622)            (1,443)            16,994
  Common administrative expenses payable                         (28,975)           (29,854)           (14,074)            62,518
  Accrued transaction fees and costs                              (1,399)             1,237                (52)              (415)
  Accrued incentive fees                                           9,183            307,567            (15,336)            15,336
                                                           -------------      -------------      -------------      -------------
Net cash provided by (used for) operating activities           4,974,440          9,163,188         (3,787,452)           156,433
                                                           -------------      -------------      -------------      -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Offering of units                                              155,468            178,837          7,098,104          7,100,239
  Increase (decrease) in redemptions payable                     307,817           (251,210)           151,917           (279,349)
  Redemptions of units                                        (4,985,648)        (8,604,610)        (4,571,920)        (3,839,378)
                                                           -------------      -------------      -------------      -------------
Net cash provided by (used for) financing activities          (4,522,363)        (8,676,983)         2,678,101          2,981,512
                                                           -------------      -------------      -------------      -------------
Net increase (decrease) in cash                                  452,077            486,205         (1,109,351)         3,137,945
Balance at beginning of period                                28,057,189         27,570,984         28,680,335         25,542,390
                                                           -------------      -------------      -------------      -------------
Balance at end of period                                      28,509,266         28,057,189         27,570,984         28,680,335
                                                           -------------      -------------      -------------      -------------
                                                           -------------      -------------      -------------      -------------
                                                                              DEAN WITTER CORNERSTONE FUND III
                                                              ---------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                              2,778,204         11,031,694         (5,680,495)        (2,829,361)
Noncash item included in net income (loss):
  Net change in unrealized                                     2,997,491           (561,437)         1,350,056         (3,815,157)
(INCREASE) DECREASE IN OPERATING ASSETS:
  Net option premiums                                            291,412                 --                 --                 --
  Interest receivable (DWR)                                       21,313             33,368            (79,962)            21,271
  Receivable from DWR                                              1,755             89,133           (213,589)            32,428
INCREASE (DECREASE) IN OPERATING LIABILITIES:
  Common administrative expenses payable                         (84,488)           (44,369)            11,260            137,662
  Accrued management fees                                        (16,243)              (265)           (30,263)           (14,483)
  Accrued brokerage commissions (DWR)                            (37,030)           (34,476)            77,852            (65,492)
  Accrued transaction fees and costs                              (8,629)             7,239              4,810             (5,129)
                                                           -------------      -------------      -------------      -------------
Net cash provided by (used for) operating activities           5,943,785         10,520,887         (4,560,331)        (6,538,261)
                                                           -------------      -------------      -------------      -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Offering of units                                                8,388             49,000          5,299,578          9,819,616
  Increase (decrease) in redemptions payable                      41,381            (26,829)            75,572           (201,692)
  Redemptions of units                                        (7,700,908)       (11,133,473)        (8,773,323)       (11,133,649)
                                                           -------------      -------------      -------------      -------------
Net cash used for financing activities                        (7,651,139)       (11,111,302)        (3,398,173)        (1,515,725)
                                                           -------------      -------------      -------------      -------------
Net (decrease) in cash                                        (1,707,354)          (590,415)        (7,958,504)        (8,053,986)
Balance at beginning of period                                42,294,365         42,884,780         50,843,284         58,897,270
                                                           -------------      -------------      -------------      -------------
Balance at end of period                                      40,587,011         42,294,365         42,884,780         50,843,284
                                                           -------------      -------------      -------------      -------------
                                                           -------------      -------------      -------------      -------------
                                                                              DEAN WITTER CORNERSTONE FUND IV
                                                              ---------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                             11,532,721         24,196,319        (18,909,651)       (14,283,394)
Noncash item included in net income (loss):
  Net change in unrealized                                    (5,260,377)           198,148          1,726,877           (717,487)
(INCREASE) DECREASE IN OPERATING ASSETS:
  Interest receivable (DWR)                                       59,356             69,406           (184,980)           (18,641)
INCREASE (DECREASE) IN OPERATING LIABILITIES:
  Accrued management fees                                        (26,487)           (22,567)           (41,612)            51,567
  Common administrative expenses payable                        (141,781)           (89,342)             8,605            206,517
  Accrued brokerage commissions (DWR)                             41,760             32,580                 --           (120,420)
  Accrued transaction fees and costs                               2,025              1,629                 --             (6,924)
  Accrued incentive fees                                              --                 --                 --         (3,722,665)
                                                           -------------      -------------      -------------      -------------
Net cash provided by (used for) operating activities           6,207,217         24,386,173        (17,400,761)       (18,611,447)
                                                           -------------      -------------      -------------      -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Offering of units                                              108,665            212,691         20,753,129         46,450,637
  Increase (decrease) in redemptions payable                     224,709           (544,818)           519,604            321,383
  Redemptions of units                                       (19,812,153)       (30,634,265)       (17,151,842)       (10,990,675)
                                                           -------------      -------------      -------------      -------------
Net cash provided by (used for) financing activities         (19,478,779)       (30,966,392)         4,120,891         35,781,345
                                                           -------------      -------------      -------------      -------------
Net increase (decrease) in cash                              (13,271,562)        (6,580,219)       (13,279,870)        17,169,898
Balance at beginning of period                               104,927,961        111,508,180        124,788,050        107,618,152
                                                           -------------      -------------      -------------      -------------
Balance at end of period                                      91,656,399        104,927,961        111,508,180        124,788,050
                                                           -------------      -------------      -------------      -------------
                                                           -------------      -------------      -------------      -------------

   The accompanying notes are an integral part of these financial statements.

                         DEAN WITTER CORNERSTONE FUNDS
                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization--Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage in the speculative trading of commodity futures contracts and forward contracts on foreign currencies. The general partner for each Partnership is Demeter Management Corporation (the "General Partner"). The commodity broker is Dean Witter Reynolds Inc. ("DWR"). Both DWR and the General Partner are wholly-owned subsidiaries of Dean Witter, Discover & Co.

     The General Partner is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.

     Basis of Accounting--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

     Revenue Recognition--Commodity futures contracts and forward contracts on foreign currencies are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR pays each Partnership interest income based upon 80% of its average daily Net Assets at a rate equal to the average yield on 13-Week U.S. Treasury Bills issued during such month. For purposes of such interest payments in Dean Witter Cornerstone Fund IV, Net Assets do not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.

     Net Income (Loss) per Unit--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.

     Equity in Commodity Futures Trading Accounts--The Partnerships' assets "Equity in Commodity futures trading accounts" consists of cash on deposit at DWR to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount because each Partnership has a master netting agreement with DWR.

     Brokerage Commissions and Related Transaction Fees and Costs--Brokerage commissions for each Partnership are accrued at 80% of DWR's published non-member rates on a half-turn basis.

     Through March 31, 1995, brokerage commissions were capped at 1% per month of the adjusted Net Assets allocated to each trading program employed by a Trading Advisor. Effective April 1, 1995, the cap was reduced to 3/4 of 1%. Related transaction fees and costs are accrued on a half-turn basis.

     Effective September 1, 1996, brokerage commissions and transaction fees chargeable to the Partnership have been capped at 13/20 of 1% per month of the Partnership's month-end Net Assets (as defined in the Limited Partnership Agreement) applied on a per trading system basis, allocated to each such trading system.

     Operating Expenses--Each Partnership has entered into an exchange agreement pursuant to which certain common administrative expenses (i.e., legal, auditing, accounting, filing fees and other related expenses) are shared by each of the Partnerships based upon the number of Units of each Partnership outstanding during the month in which such expenses are incurred. In addition, the Partnerships incur monthly management fees and may incur incentive fees. The General Partner bears all other operating expenses.

     Income Taxes--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

     Distributions--Distributions, other than on redemptions of Units, are made on a pro-rata basis at the sole discretion of the General Partner. No distributions have been made to date.

     Continuing Offering--Through September 26, 1994, Units of each Partnership were offered at a price equal to 107.625% of the Net Asset Value per Unit as of the opening of business on the first day of the month, which price included a 5% selling commission and a 2.5% charge for expenses relating to the continuing offering of Units. These expenses were shared by the Partnerships. Any funds received by DWR as a result of the Continuing Offering Expense charges that were in excess of the Continuing Offering Expenses incurred, were contributed pro-rata to the Partnerships, as a contribution of capital to the Partnerships for which no Units were issued. On September 26, 1994, the Continuing Offering was discontinued.

                         DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

     Redemptions--After an initial 180-day period, Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the last day of any month upon fifteen days advance notice by redemption form to the General Partner.

     If the proceeds of a redemption are reinvested in any of the Partnerships within 180 days, the General Partner will waive the selling commissions and continuous offering expense charges on the amount reinvested.

     Exchanges--On the last day of the first month, which occurs more than 180 days after a person first becomes a Limited Partner in any of the Partnerships, and the end of each month thereafter, Limited Partners may transfer their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

     Dissolution of the Partnership--Each Partnership will terminate on September 30, 2025 regardless of its financial condition at such time, upon a decline in Net Assets to less than $250,000, a decline in the Net Asset Value per Unit to less than $250, or under certain other circumstances defined in the Limited Partnership Agreement.

2. RELATED PARTY TRANSACTIONS

     Each Partnership pays brokerage commissions to DWR on trades executed on its behalf as described in Note 1. Each Partnership's cash is on deposit with DWR in commodity trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1.

3. TRADING ADVISORS

     The General Partner, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership as of December 31, 1996 were as follows:

Dean Witter Cornerstone Fund II
     Abacus Asset Management Inc.
     John W. Henry & Company, Inc.

Dean Witter Cornerstone Fund III
     Welton Investment Systems Corporation
     Abraham Trading Co.
     Sunrise Capital Management

Dean Witter Cornerstone Fund IV
     John W. Henry & Company, Inc.
     Sunrise Capital Management

     Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

     Management Fee--The management fee is accrued at the rate of 1/3of 1% per month of the Net Assets under management by each trading advisor at each month end.

     Incentive Fee--Each Partnership will pay an annual incentive fee equal to 15% of the "New Appreciation" in Net Assets as of the end of each annual incentive period ending December 31, except for Dean Witter Cornerstone Fund IV, which will pay incentive fees at the end of each annual incentive period ending May 31. Such incentive fee is accrued in each month in which "New Appreciation" occurs. In those months in which "New Appreciation" is negative, previous accruals, if any, during the incentive period will be reduced. In those instances in which a Limited Partner redeems an investment, the incentive fee (if earned through a redemption date) is to be paid on those redemptions to the trading advisor in the month of such redemption.

4. FINANCIAL INSTRUMENTS

     The Partnerships trade futures and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At December 31, 1996, 1995, and 1994, open contracts were:

                         DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                                                                        CORNERSTONE II
                                                         ---------------------------------------------
                                                                  CONTRACT OR NOTIONAL AMOUNT
                                                         ---------------------------------------------

                                                                         DECEMBER 31,
                                                            1996             1995             1994
                                                         -----------      -----------      -----------
                                                              $                $                $
EXCHANGE-TRADED FINANCIAL FUTURES CONTRACTS
     Commitments to Purchase........................      18,287,000      140,924,000        7,734,000
     Commitments to Sell............................      70,723,000        3,298,000          --
  Commodity Futures:
     Commitments to Purchase........................       6,346,000       53,994,000       23,692,000
     Commitments to Sell............................      14,596,000       10,484,000       14,973,000
  Foreign Futures:
     Commitments to Purchase........................      57,075,000       51,681,000        8,655,000
     Commitments to Sell............................       8,798,000        1,656,000      161,925,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
     Commitments to Purchase........................      26,688,000       15,585,000       28,327,000
     Commitments to Sell............................      18,334,000       44,881,000       32,192,000
                                                                        CORNERSTONE III
                                                         ---------------------------------------------
                                                                  CONTRACT OR NOTIONAL AMOUNT
                                                         ---------------------------------------------
                                                                         DECEMBER 31,
                                                            1996             1995             1994
                                                         -----------      -----------      -----------
                                                              $                $                $
EXCHANGE-TRADED FINANCIAL FUTURES CONTRACTS
     Commitments to Purchase........................     118,163,000      239,465,000       54,158,000
     Commitments to Sell............................      59,405,000       39,640,000      204,207,000
     Options Written................................      18,613,000          --               --
  Commodity Futures:
     Commitments to Purchase........................      17,683,000      115,420,000       48,926,000
     Commitments to Sell............................      22,811,000       19,794,000       14,006,000
     Options Written................................      18,407,000          --               --
  Foreign Futures:
     Commitments to Purchase........................      62,344,000      139,878,000      116,919,000
     Commitments to Sell............................      22,390,000       22,202,000      169,271,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
     Commitments to Purchase........................         420,000          --            29,664,000
     Commitments to Sell............................       1,379,000          --            84,416,000

                                                                        CORNERSTONE IV
                                                         ---------------------------------------------
                                                                  CONTRACT OR NOTIONAL AMOUNT
                                                         ---------------------------------------------
                                                                         DECEMBER 31,
                                                            1996             1995             1994
                                                         -----------      -----------      -----------
                                                              $                $                $
EXCHANGE-TRADED FINANCIAL FUTURES CONTRACTS
     Commitments to Purchase........................      93,583,000       31,917,000          --
     Commitments to Sell............................     118,029,000       70,298,000          --
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
     Commitments to Purchase........................     208,140,000      116,547,000      504,027,000
     Commitments to Sell............................     205,227,000      170,990,000      645,892,000

     A portion of the amounts indicated as off-balance-sheet risk in forward foreign currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

     The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled at December 31, 1996, 1995, and

                         DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

1994, respectively, $1,316,434, $3,368,107 and $4,316,080 for Cornerstone II,
$2,580,803, $5,578,294 and $5,016,857 for Cornerstone III and $5,330,520,
$70,143 and $268,291 for Cornerstone IV.

     For Cornerstone II, of the $1,316,434 net unrealized gain on open contracts at December 31, 1996, $1,342,050 related to exchange-traded futures contracts and $(25,616) related to off-exchange-traded forward currency contracts. Of the $3,368,107 net unrealized gain on open contracts at December 31, 1995, $3,448,812 related to exchange-traded futures contracts and ($80,705) related to off-exchange-traded forward currency contracts. Of the $4,316,080 net unrealized gain on open contracts at December 31, 1994, $4,296,011 related to exchange-traded futures contracts and $20,069 related to off-exchange-traded forward currency contracts.

     For Cornerstone III, of the $2,580,803 net unrealized gain on open contracts at December 31, 1996, $2,589,289 related to exchange-traded futures contracts and $(8,486) related to off-exchange-traded forward currency contracts. Net unrealized gain on open contracts at December 31, 1995 of $5,578,294 related entirely to exchange-traded futures. Of the $5,016,857 net unrealized gain on open contracts at December 31, 1994, $5,788,691 related to exchange-traded futures contracts and ($771,834) related to off-exchange-traded forward currency contracts.

     For Cornerstone IV, of the $5,330,520 net unrealized gain on open contracts at December 31, 1996, $5,350,525 related to exchange-traded futures contracts and $(20,005) related to off-exchange-traded forward currency contracts. Of the $70,143 net unrealized gain on open contracts at December 31, 1995, $534,487 related to exchange-traded futures contracts and ($464,344) related to off-exchange-traded forward currency contracts. The net unrealized gain on open contracts at December 31, 1994, related entirely to off-exchange-traded forward currency contracts.

     The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnerships' Statements of Financial Condition.

     Exchange-traded contracts and off-exchange-traded forward currency contracts held by the Partnerships at December 1996, 1995, and 1994 mature as follows:

                                                                                            DECEMBER 31,
                                                                          1996                  1995                  1994
                                                                     --------------        --------------        --------------
CORNERSTONE II
  Exchange-Traded Contracts.......................................     June 1998           December 1996         September 1995
  Off-Exchange-Traded Forward Currency Contracts..................     March 1997          December 1996           March 1995
CORNERSTONE III
  Exchange-Traded Contracts.......................................     June 1997           December 1996            May 1995
  Off-Exchange-Traded Forward Currency Contracts..................    January 1997          January 1996           March 1995
CORNERSTONE IV
  Exchange-Traded Contracts.......................................     March 1997            March 1996                --
  Off-Exchange-Traded Forward Currency Contracts..................     March 1997           January 1996           March 1995

     The Partnerships also have credit risk because DWR acts as the futures commission merchant or the sole counterparty, with respect to most of the Partnerships' assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR, as the futures commission merchant of all of the Partnerships' exchange-traded futures contracts, is required pursuant to regulations of the Commodity Futures Trading Commission to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts including an amount equal to the net unrealized gain on all open futures contracts which funds totaled at December 31, 1996, 1995 and 1994, respectively, $29,851,316, $31,506,001 and $31,866,995 for Cornerstone II,
$43,176,300, $47,872,659 and $48,673,471 for Cornerstone III, and $97,006,924,
$105,462,448 and $111,508,180 for Cornerstone IV. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized
                                      S-32

                         DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED) gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of DWR, the counterparty on all of such contracts, to perform.

     For the years ended December 31, 1996 and 1995 the average fair value of financial instruments held for trading purposes was as follows:

                                                                                        CORNERSTONE II
                                                               -----------------------------------------------------------------
                                                                                      FOR THE YEAR ENDED

                                                                           1996                                1995
                                                               -----------------------------       -----------------------------
                                                                 ASSETS          LIABILITIES         ASSETS          LIABILITIES
                                                               -----------       -----------       -----------       -----------
                                                                    $                 $                 $                 $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures......................................       48,469,000        47,433,000        75,146,000         7,443,000
  Commodity Futures......................................       24,459,000        22,228,000        36,847,000        12,456,000
  Foreign Futures........................................       43,821,000        14,875,000        62,270,000        57,113,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS...........       38,522,000        44,536,000        16,455,000        23,929,000
                                                                                        CORNERSTONE III
                                                               -----------------------------------------------------------------
                                                                                      FOR THE YEAR ENDED
                                                                           1996                                1995
                                                               -----------------------------       -----------------------------
                                                                 ASSETS          LIABILITIES         ASSETS          LIABILITIES
                                                               -----------       -----------       -----------       -----------
                                                                    $                 $                 $                 $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures......................................      105,128,000        74,480,000       125,222,000        74,782,000
  Options on Financial Futures...........................          --             10,138,000           --                --
  Commodity Futures......................................       44,276,000        18,531,000        67,127,000        16,871,000
  Options on Commodity Futures...........................          --              2,763,000           --                --
  Foreign Futures........................................       80,000,000        27,228,000       122,725,000        68,993,000
  Options on Foreign Futures.............................          --                    584           --                --
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS...........          233,000           354,000         8,899,000        25,325,000

                                                                                        CORNERSTONE IV
                                                               -----------------------------------------------------------------
                                                                                      FOR THE YEAR ENDED
                                                                           1996                                1995
                                                               -----------------------------       -----------------------------
                                                                 ASSETS          LIABILITIES         ASSETS          LIABILITIES
                                                               -----------       -----------       -----------       -----------
                                                                    $                 $                 $                 $
EXCHANGE-TRADED FINANCIAL FUTURES CONTRACTS..............       67,114,000       125,331,000        10,215,000        22,213,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS...........      334,452,000       334,461,000       273,150,000       311,898,000

5. LEGAL MATTERS

     On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., DWD (all such parties referred to hereafter as the "Dean Witter Parties"), the Partnership, certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors (including JWH) to those pools. Similar purported class actions were also filed on September 18, and 20, 1996, in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors (including JWH) on behalf of all purchasers of interests in various limited partnership commodity pools, including the Parternship, sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they and the Partnership have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of
                                      S-33

                         DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED) management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties or the Partnership.

6. SUBSEQUENT EVENTS

     Effective April 16, 1997, Northfield Trading L.P. became a Trading Manager for Cornerstone II. Effective February 28, 1997, Abacus Trading Corporation ceased to be a Trading Manager for Cornerstone II.

     On February 5, 1997, DWD and Morgan Stanley Group Inc. ("Morgan Stanley") announced a definitive agreement to merge. Under the terms of the merger agreement unanimously approved by the Boards of Directors of both companies, each Morgan Stanley common share will be exchanged for 1.65 common shares of DWD. Morgan Stanley preferred shares outstanding at the date of the merger will be exchanged for preferred shares of DWD having substantially identical terms. The transaction, which is expected to be completed in mid-1997, is intended to be a tax-free exchange and accounted for as a pooling of interest and is subject to customary closing conditions, including certain regulatory approvals and the approval of shareholders of both companies.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
     Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Dean Witter, Discover & Co.) (the "Company") as of December 31, 1996 and 1995. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation as of December 31, 1996 and 1995 in conformity with generally accepted accounting principles.

February 17, 1997
(March 13, 1997 as to Note 5 and March 27, 1997 as to Note 6)
New York, New York

                         DEMETER MANAGEMENT CORPORATION
        (WHOLLY-OWNED SUBSIDIARY OF DEAN WITTER, DISCOVER & CO. ("DWD"))

                       STATEMENTS OF FINANCIAL CONDITION

                                                                                 DECEMBER 31,
                                                                        ------------------------------
ASSETS                                                                      1996              1995
                                                                        ------------      ------------

                                                                             $                 $
Investments in affiliated partnerships (Note 2)                           18,955,507        17,788,814
Receivable from affiliated partnership                                         1,049             1,154
                                                                        ------------      ------------
Total Assets                                                              18,956,556        17,789,968
                                                                        ------------      ------------
                                                                        ------------      ------------
LIABILITIES AND STOCKHOLDER'S EQUITY
  LIABILITIES
Payable to DWD (Note 3)                                                   15,762,235        15,157,797
Income taxes payable                                                         114,218           156,337
Accrued expenses                                                              30,379            32,579
                                                                        ------------      ------------
Total Liabilities                                                         15,906,832        15,346,713
                                                                        ------------      ------------
STOCKHOLDER'S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; Issued and outstanding 100 shares at
  stated value of $500 per share                                              50,000            50,000
Additional paid-in capital                                               111,170,000       111,170,000
Retained earnings                                                          2,899,724         2,293,255
                                                                        ------------      ------------
                                                                         114,119,724       113,513,255
Less: Notes receivable from DWD (Note 4)                                (111,070,000)     (111,070,000)
                                                                        ------------      ------------
Total Stockholder's Equity                                                 3,049,724         2,443,255
                                                                        ------------      ------------
Total Liabilities and Stockholder's Equity                                18,956,556        17,789,968
                                                                        ------------      ------------
                                                                        ------------      ------------

   The accompanying notes are an integral part of this financial statement.

                         DEMETER MANAGEMENT CORPORATION
            (WHOLLY-OWNED SUBSIDIARY OF DEAN WITTER, DISCOVER & CO.)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION

1. BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

     Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Dean Witter, Discover & Co. ("DWD").

     Demeter manages the following commodity pools as their sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership ("DWDFF"), Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P. (formerly Dean Witter Principal Guaranteed Fund L.P.), Dean Witter Principal Plus Fund L.P. ("DWPPF"), Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly Dean Witter Principal Secured Futures Fund L.P.) ("DWPSF"), Dean Witter Select Futures Fund L.P. ("DWSFF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Balanced Portfolio Account I L.P. ("DWIBP I"), Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account L.P., Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., DWR Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P., and DWR/JWH Futures Fund L.P. ("DWR/JWH").

     Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

     Demeter reopened DWDFF for additional investment and on June 30, 1995 DWDFF registered with the Securities and Exchange Commission (the "SEC") 75,000 units which were offered to investors for a limited time in a public offering.

     Demeter terminated Dean Witter Principal Guaranteed Fund III L.P. ("DWPGF III") as of September 30, 1995. DWPGF III received the guarantee payment necessary to bring the net asset value per unit to $1,000, and all units were redeemed.

     Demeter reopened DWPPF for additional investment and on November 8, 1995 DWPPF registered with the SEC 75,000 units which were offered to investors for a limited time in a public offering.

     In November of 1995, Demeter entered into a limited partnership agreement as General Partner in DWR/ JWH, which offered units to investors in an initial private offering period ending January 31, 1996 and began trading on February 1, 1996. Demeter's initial investment in DWR/JWH was $75,000.

     Demeter terminated Dean Witter Principal Guaranteed Fund II L.P. ("DWPGF II") as of March 31, 1996. DWPGF II was liquidated and holders of units as of March 31, 1996 received a final distribution equal to the net asset value per unit on that date multiplied by their respective number of units.

     On July 31, 1996, with the Net Asset Value of DWPSF above $1,000 per unit, the letter of credit arrangement which assured investors who redeemed their units on July 31, 1996 a minimum Net Asset Value of $1,000 per unit expired. On August 1, 1996, that partnership was renamed "Dean Witter Portfolio Strategy Fund L.P." and will continue trading in a non-guaranteed format. As a result, both the reduction of interest income of 1.125% per annum for the letter of credit fee paid by Dean Witter Reynolds Inc. ("DWR") and the letter of credit fee of 1% of new appreciation have been eliminated.

     Demeter reopened DWSFF for additional investment and on August 13, 1996 DWSFF registered with the SEC 60,000 Units which are being offered to investors for a limited time in a public offering.

     On August 20, 1996, Demeter ceased trading activities in DWIBP I and distributed approximately 97% of DWIBP I's assets. At that time, there were open forward positions maturing through December 1996. DWIBP I will liquidate and distribute its remaining assets in 1997.

     Income Taxes--The results of operations of Demeter are included in the consolidated federal income tax return of DWD, computed on a separate company basis and due to DWD.

     Basis of Accounting--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

2. INVESTMENTS IN AFFILIATED PARTNERSHIPS

     The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

     The total assets, liabilities and partners' capital of all the funds managed by Demeter at December 31, 1996 and 1995 were as follows:

                                                                               DECEMBER 31,
                                                                    ----------------------------------
                                                                         1996                1995
                                                                    --------------      --------------

                                                                          $                   $
Total assets...................................................      1,084,660,072       1,091,082,360
Total liabilities..............................................         27,893,698          20,934,451
Total partners' capital........................................      1,056,766,374       1,070,147,909

Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.

3. PAYABLE TO DWD

     The payable to DWD is primarily for amounts due for the purchase of partnership investments.

4. NET WORTH REQUIREMENT

     At December 31, 1996 and 1995, Demeter held non-interest bearing notes from DWD that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000.

     The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

     In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from DWD are included in net worth for purposes of this calculation.

5. LEGAL MATTERS

     On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., DWD (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

6. SUBSEQUENT EVENTS

     On February 5, 1997, DWD and Morgan Stanley Group Inc. ("Morgan Stanley") announced a definitive agreement to merge. The new company will be named Morgan Stanley, Dean Witter, Discover & Co. Under the terms of the merger agreement unanimously approved by the Boards of Directors of both companies, each Morgan Stanley common share will be exchanged for 1.65 common shares of DWD. Morgan Stanley preferred
                                      S-38
shares outstanding at the date of the merger will be exchanged for preferred shares of DWD having substantially identical terms. The transaction, which is expected to be completed in mid-1997, is intended to be a tax-free exchange and accounted for as a pooling of interest and is subject to customary closing conditions, including certain regulatory approvals and the approval of shareholders of both companies.

     On March 27, 1997, Demeter filed with the SEC on Form S-1 a Registration Statement in order to register 50,000 units of DWPSF to be offered to investors for a limited time in a public offering.

                        DEAN WITTER CORNERSTONE FUND II
                        DEAN WITTER CORNERSTONE FUND III
                        DEAN WITTER CORNERSTONE FUND IV
               SUPPLEMENT TO THE PROSPECTUS DATED AUGUST 28, 1996

     The Prospectus dated August 28, 1996 is supplemented by a Supplement dated
May   , 1997. The Supplement is an integral part of, and must be read together with, the Prospectus.

May   , 1997

                       DEAN WITTER CORNERSTONE FUNDS

               250,000 UNITS OF LIMITED PARTNERSHIP INTEREST


THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. "RISK FACTORS" (PAGE 9) AND "CONFLICTS OF INTEREST" (PAGE 16).

TRANSFERABILITY OF THE UNITS IS RESTRICTED AND THERE IS AND WILL BE NO PUBLIC MARKET THEREFOR. UNITS ARE ONLY REDEEMABLE ON THE LAST DAY OF ANY MONTH UPON AT LEAST 15 DAYS' PRIOR WRITTEN NOTICE TO THE GENERAL PARTNER. SEE "THE LIMITED PARTNERSHIP AGREEMENTS-RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS" AND "REDEMPTIONS."
          The Dean Witter Cornerstone Funds (the "Cornerstone Funds") are three New York limited partnerships engaged individually in the speculative trading of commodity interest contracts. The three partnerships that comprise the Cornerstone Funds are Dean Witter Cornerstone Fund II ("Cornerstone II"), Dean Witter Cornerstone Fund III ("Cornerstone III") and Dean Witter Cornerstone Fund IV ("Cornerstone IV") (individually a "Partnership" and collectively the "Partnerships").
          Each Partnership allows its Limited Partners to shift their investment among Partnerships by permitting a Limited Partner to redeem Units of Limited Partnership Interest ("Units") and, with the net proceeds of such redemption, purchase Units of one or more Partnerships at a price equal to 100% of the "Net Asset Value" thereof (assets less liabilities, divided by number of Units) (hereafter referred to as an "Exchange"). An Exchange may only be effected as of the last day of a calendar month and if certain additional conditions are satisfied. See "Plan of Distribution and Exchange Procedure." UNITS ARE ONLY BEING OFFERED AND SOLD IN EXCHANGES; NO NEW INVESTORS MAY PURCHASE UNITS, NOR MAY CURRENT INVESTORS PURCHASE ADDITIONAL UNITS.
          The Partnerships are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and are not subject to regulation thereunder.
          An investment in the Partnerships involves significant risks, including the following:

          * Commodity interest trading is speculative and volatile. The Partnerships' trading has been volatile. Such volatility could result in an investor losing all or a substantial part of his investment.


          * There are substantial charges to each of the Partnerships by their respective Trading Managers and DWR. Based on ex-penses during the period of January 1991-June 1996, Cornerstone II, Cornerstone III and Cornerstone IV would be required to earn annual trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.57%, 8.17%, and 4.97%, respectively, of average annual Net Assets in order to break even (earning profit sufficient to recoup an investor's initial investment after one year).

          * No secondary market for Units exist. Certain market conditions may result in possible delays in, or inability to pay, redemptions.
          * Conflicts of interest between and among the Trading Managers, the General Partner, DWR, their affiliates and each Partnership may adversely affect the trading performance of such Partnership. See "Conflicts of Interest."
          * Each Partnership's profitability is largely dependent on the collective performance of its Trading Managers.
          * While the General Partner does not intend to make any distributions, profits earned by a Partnership in any year will result in taxable income to investors.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Organizational
                                                    Price to the             Selling              and Offering      Proceeds to the
                                                        Public             Commissions              Expenses          Partnerships
Per Unit                                                 (1)                   (1)                   (1)(2)              (1)(2)
-----------------------------------------------------------------------------------------------------------------------------------
Total Maximum for all Partnerships
(250,000 Units)                                          (1)                   (1)                   (1)(2)               (1)(2)
-----------------------------------------------------------------------------------------------------------------------------------

COVER PAGE CONTINUED AND NOTES TO THE ABOVE TABLE ARE ON PAGE (I)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

                        DEAN WITTER REYNOLDS INC.

             The date of this Prospectus is August 28, 1996.

          As of June 30, 1996, Cornerstone II had "Net Assets" (as defined herein) of $28,942,618 and the Net Asset Value of a Unit thereof was $2,823.08. Cornerstone II's assets are allocated for management between Abacus Trading Corporation and John W. Henry & Company, Inc. As of June 30, 1996,
Cornerstone III had Net Assets of $39,178,794 and the Net Asset Value of a
Unit thereof was $2,275.15. Cornerstone III's assets are allocated for management among Welton Investment Systems Corporation, Abraham Trading Co.
and Sunrise Capital Management, Inc. As of June 30, 1996, Cornerstone IV had Net Assets of $97,586,050 and the Net Asset Value of a Unit thereof was $2,947.54. Cornerstone IV's assets are allocated for management between John W. Henry & Company, Inc. and Sunrise Capital Management, Inc.


Notes to table on front cover page:


(1) Units are offered for Exchange at Exchange Dates to be held as of the last day of each month (each, an "Exchange Date"). Units are redeemed at 100% of the Net Asset Value thereof as of the close of business on the Exchange Date, and Units in one or more of the Partnerships are purchased at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the first day of the month following the Exchange Date. No selling commission or other charges will be payable in connection with Exchanges.


   Employees of DWR will not be paid any up-front fees with respect to the purchase of a Unit in connection with an Exchange. However, until a Partnership terminates, DWR will compensate those of its employees and certain other selling agents ("Additional Sellers") who participated in the sale of Units and continue to render certain services to Limited Partners by paying them up to 35% of the brokerage commissions generated by outstanding Units sold by them and received by DWR as commodity broker for each Partnership. During the period July 1995-June 1996, such compensation resulted in average annual payments of approximately $45, $43, and $22 per Unit of Cornerstone II, III and IV, respectively. Such additional compensation paid by DWR may be deemed to be underwriting compensation. No part of such compensation will be paid by a Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation. Each person receiving such continuing compensation must be a DWR employee at the time of receipt of payment and must be properly registered with the Commodity Futures Trading Commission ("CFTC"). Such compensation is to be paid in recognition of the employees' continuing services to the Limited Partners of the Partnerships. The Selling Agreement among DWR and the Partnerships provides that such compensation may only be paid by DWR as long as such services are provided.

   DWR has agreed to indemnify any Additional Sellers against certain civil liabilities, including liabilities under the Securities Act of 1933. DWR will be indemnified by each Partnership against certain civil liabilities.

(2) DWR will pay all expenses incurred in connection with the offering of Units pursuant to this Prospectus, and will not be reimbursed therefor.
                         _____________________
          NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.
                          _____________________

          The Partnerships are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file, or will file, reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's office at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the regional offices described above at prescribed rates. The SEC maintains a web site containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is: http://www.sec.gov.

          The Partnerships have filed with the SEC, in Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the Units offered hereby. This Prospectus does not contain all the information included in the Registration Statement, certain items of which are omitted in accordance with the Rules and Regulations of the SEC. For further information about the Partnerships and the Units offered hereby, reference is made to the Registration Statement and the exhibits thereto.
          The Partnerships must furnish all Limited Partners annual and monthly reports complying with CFTC requirements. The annual reports will contain audited, and the monthly reports unaudited, financial information. The audited financial statements will be examined and reported upon by independent certified public accountants.

                         RISK DISCLOSURE STATEMENT

          YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

          FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THESE POOLS BEGINNING AT PAGE 37 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 42.

          THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT BEGINNING AT PAGE 9.
          YOU SHOULD ALSO BE AWARE THAT THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOLS AND THEIR PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOLS MAY BE EFFECTED.
                           _______________________

                              TABLE OF CONTENTS

                                                                                        Page
Risk Disclosure Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (ii)
Summary of the Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
    Risks Relating to Commodity Trading and the
      Commodities Markets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
    Risks Relating to the Partnerships . . . . . . . . . . . . . . . . . . . . . . .      12
    Risks Relating to the Trading Managers. . . . . . . . . . . . . . . . . . . . . .     13
    Taxation and Regulatory Risks. . . . . . . . . . . . . . . . . . . . . . . . . .      15
Conflicts of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
    Relationship of the General Partner to the
      Commodity Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
    Accounts of Affiliates of the General Partner . . . . . . . . . . . . . . . . . .     17
    Management of Other Accounts by Each Trading
    Manager. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
    Customer Agreement with DWR. . . . . . . . . . . . . . . . . . . . . . . . . . .      17
    Other Commodity Pools. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
Fiduciary Responsibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
The Cornerstone Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
    The Offering of Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
    Performance Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
Managementis Discussion and Analysis of Financial
  Condition and Results of Operations. . . . . . . . . . . . . . . . . . . . . . . .      26
Description of Charges to Each Partnership. . . . . . . . . . . . . . . . . . . . . .     37
    1. Commodity Broker. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      39
    2. Trading Managers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      39
    3. Others. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41
    4. Break-Even Analysis. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
Investment Program, Use of Proceeds and Trading Policies . . . . . . . . . . . . . .      43
    Differences among the Cornerstone Funds. . . . . . . . . . . . . . . . . . . . .      43
    Cornerstone II. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
    Cornerstone III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
    Cornerstone IV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
    Summary of Differences among Partnerships. . . . . . . . . . . . . . . . . . . .      45
    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45
    Trading Policies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47
General Description of Trading Systems. . . . . . . . . . . . . . . . . . . . . . . .     48
    Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
    Trading by the Trading Managers. . . . . . . . . . . . . . . . . . . . . . . . .      49
The Trading Managers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
    Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
    Dean Witter Cornerstone Fund II. . . . . . . . . . . . . . . . . . . . . . . . .      51
       1. Abacus Trading Corporation. . . . . . . . . . . . . . . . . . . . . . . . .     51
       2. John W. Henry & Company, Inc.. . . . . . . . . . . . . . . . . . . . . . .      54
    Dean Witter Cornerstone Fund III. . . . . . . . . . . . . . . . . . . . . . . . .     60
       1. Welton Investment Systems Corporation. . . . . . . . . . . . . . . . . . .      60
       2. Abraham Trading Co.. . . . . . . . . . . . . . . . . . . . . . . . . . . .      67
       3. Sunrise Capital Management, Inc.. . . . . . . . . . . . . . . . . . . . . .     71
    Dean Witter Cornerstone Fund IV. . . . . . . . . . . . . . . . . . . . . . . . .      74
       1. John W. Henry & Company, Inc.. . . . . . . . . . . . . . . . . . . . . . .      74
       2. Sunrise Capital Management, Inc.. . . . . . . . . . . . . . . . . . . . . .     74
The Management Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      74
    Apportionment of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . .      75
    Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     75
    Liability and Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .      76
    Obligations to a Partnership. . . . . . . . . . . . . . . . . . . . . . . . . . .     76
    Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     77
    Speculative Position Limits. . . . . . . . . . . . . . . . . . . . . . . . . . .      77
The General Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      77
    Directors and Officers of the General Partner . . . . . . . . . . . . . . . . . .     78

                                                                                        Page
The Commodity Broker. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     79
    Description of the Commodity Broker. . . . . . . . . . . . . . . . . . . . . . .      79
    Brokerage Arrangements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     80
The Commodities Market. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     80
    Futures Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      80
    Forward Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      80
    Commodity Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      81
    Hedgers and Speculators. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      81
    Commodity Exchanges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      82
    Speculative Position Limits. . . . . . . . . . . . . . . . . . . . . . . . . . .      82
    Daily Limits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     83
    Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      83
    Margins. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      84
Redemptions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      85
The Exchange Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     85
The Limited Partnership Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .     86
    Nature of the Partnerships. . . . . . . . . . . . . . . . . . . . . . . . . . . .     86
    Management of Partnerships Affairs. . . . . . . . . . . . . . . . . . . . . . . .     87
    Sharing of Profits and Losses. . . . . . . . . . . . . . . . . . . . . . . . . .      87
    Additional Partners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      88
    Restrictions on Transfers or Assignments. . . . . . . . . . . . . . . . . . . . .     89
    Term of the Partnerships. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     89
    Amendments; Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     89
    Reports to Limited Partners. . . . . . . . . . . . . . . . . . . . . . . . . . .      90
Plan of Distribution and Exchange Procedure. . . . . . . . . . . . . . . . . . . . .      91
Purchases by Employee Benefit Plans-ERISA
  Considerations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     91
Material Federal Income Tax Considerations. . . . . . . . . . . . . . . . . . . . . .     92
    Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     92
    Partnership Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     93
    Partnership Taxation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     93
    Cash Distributions and Redemptions. . . . . . . . . . . . . . . . . . . . . . . .     94
    Gain or Loss on Trading Activity. . . . . . . . . . . . . . . . . . . . . . . . .     94
    Taxation of Limited Partners. . . . . . . . . . . . . . . . . . . . . . . . . . .     96
    Tax Audits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     99
State and Local Income Tax Aspects. . . . . . . . . . . . . . . . . . . . . . . . . .     99
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     100
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     100
Additional Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    100
Glossary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    100
    Certain Terms and Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .     100
    Blue Sky Glossary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     102
Dean Witter Cornerstone Fund II
Dean Witter Cornerstone Fund III
Dean Witter Cornerstone Fund IV. . . . . . . . . . . . . . . . . . . . . . . . . . .     F-1
    Independent Auditors' Report
    Statements of Financial Condition
    Statements of Operations
    Statements of Changes in Partners' Capital
    Statements of Cash Flows
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-7
Demeter Management Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-12
    Independent Auditors' Report
    Statements of Financial Condition
    Notes to Statements of Financial Condition. . . . . . . . . . . . . . . . . . . .   F-14
        (certain information relating to the financial
        condition of Demeter Management
        Corporation's parent is contained in "The General
          Partner")
Exhibit A-Form of Limited Partnership Agreement. . . . . . . . . . . . . . . . . . .     A-1
    Annex-Request for Redemption. . . . . . . . . . . . . . . . . . . . . . . . . .     A-18
    Annex-Request for Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . .     A-20

                        SUMMARY OF THE PROSPECTUS
              The date of this Prospectus is            , 1996.


          The following is a summary of this Prospectus. This Prospectus contains more detailed information under the captions referred to below, and this summary is qualified in its entirety by the information appearing elsewhere herein.





                       Offering Restricted to Exchanges

          The Board of Directors of Demeter Management Corporation, the general partner (the "General Partner") of Dean Witter Cornerstone Funds II, III and IV (collectively, the "Cornerstone Funds") determined to close the Cornerstone Funds to new investment, effective September 30, 1994. After such date (i) no new investors have been nor will be permitted to purchase Units and (ii) Limited Partners have not been and will not be permitted to purchase additional Units. Each of the Cornerstone Funds has and will continue to trade and operate as described in this Prospectus, and the Exchange and redemption privileges of Limited Partners will continue uninterrupted. If certain conditions are satisfied, a Limited Partner may redeem his Units as of the last day of any calendar month (an "Exchange Date") and, with the net proceeds of such redemption, purchase Units of one or more other Partnerships (hereafter referred to as an "Exchange") at a price per Unit equal to 100% of the Net Asset Value thereof on the first day of the month following the Exchange Date (a "Monthly Closing"). No selling commissions or other charges will be paid on Units issued on an Exchange. An Exchange will be effected for a Limited Partner only if each of the following conditions is satisfied immediately prior to the Exchange: (i) the Partnership redeeming Units has assets sufficient to discharge its liabilities and redeem Units; (ii) the General Partner has received a properly completed Request for Exchange at least 15 days prior to the date on which such Exchange is to be effective; and (iii) the Partnership issuing Units has a sufficient number of Units registered and qualified for sale under federal and applicable state securities laws pursuant to a current Prospectus. The General Partner will endeavor to have Units registered and qualified for sale to Limited Partners at the end of each calendar month, but there can be no assurance that any or a sufficient number of Units will be available for sale when an Exchange is requested. If Units are not registered or qualified for sale under either federal or applicable state law or pursuant to a current Prospectus, the General Partner will not be able to effect the Exchange for a Limited Partner. An Exchange can be made only in whole Units or in multiples of $1,000, unless a Limited Partner is liquidating his entire interest in a Partnership.

                          Suitability Standards

          Each investor (or person entitled to exercise control over assets of such investor's account under an Individual Retirement Account or other employee benefit plan) must represent and warrant in the Exchange Agreement that such investor and/or other person has received this Prospectus and Disclosure Document and satisfies certain suitability standards described in the Exchange Agreement.

                     The Dean Witter Cornerstone Funds

          The Cornerstone Funds are three New York limited partnerships which are currently engaged individually in the speculative trading of a diverse group of commodity interest contracts. The Cornerstone Funds are Dean Witter Cornerstone Fund II ("Cornerstone II"), Dean Witter Cornerstone Fund III ("Cornerstone III") and Dean Witter Cornerstone Fund IV ("Cornerstone IV") (individually a "Partnership" and collectively the "Partnerships"). Dean Witter Cornerstone Fund I was terminated and dissolved effective December 31, 1991. The offices of each Partnership are located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-5453. Units of each Partnership are publicly offered for sale on a continuous basis only to existing Limited Partners pursuant to the Exchange privilege at Monthly Closings. See "Plan of Distribution and Exchange Procedure."
          The general partner and commodity pool operator of each Partnership is Demeter Management Corporation ("Demeter" or the "General Partner"), a Delaware corporation. The General Partner and Dean Witter Reynolds Inc. ("DWR"), the selling agent and commodity broker for the Partnerships, are each wholly-owned subsidiaries of Dean Witter, Discover & Co. See "Conflicts of Interest," "The General Partner" and "The Commodity Broker." All trading decisions for each Partnership are made by the respective trading managers (each a "Trading Manager" and collectively the "Trading Managers") with respect to the funds allocated to such Trading Managers, except that the General Partner may override instructions of a Trading Manager and make trading decisions under certain circumstances. See "The Management Agreements."

          Each Partnership trades pursuant to the trading systems, methods and strategies utilized by the Trading Managers retained by the General Partner for each Partnership as described under "The Trading Managers." Although the General Partner believes that each Partnership offers its Limited Partners a different level of risk and, correspondingly, a different potential rate of return on their investment, all speculative trading of commodity futures contracts and other commodity interests is inherently risky and there can be no assurance that the General Partner can achieve a desired rate of return or effectively reduce the risk arising from an investment in any of the Partnerships or that the performance results of each Partnership will necessarily correlate with the level of risk projected by the General Partner for each Partnership.

          Based on the annual fees and expenses of Cornerstone II, Cornerstone III and Cornerstone IV during the period from January 1991-June 1996 (note that only the management fees are fixed, and that the brokerage commissions and transaction fees and costs are capped, but not otherwise fixed), each Partnership would be required to earn average trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.57%, 8.17% and 4.97%, respectively, of such Partnership's average annual Net Assets in order to break even (earning profits sufficient to recoup an investor's initial investment after one year). Effective September 1, 1996, a new cap on aggregate brokerage commissions and transaction fees and costs will take effect. See "Description of Charges to Each Partnership-B reak Even Analysis" and each Partnership's financial statements. By reason of the foregoing, investors should consider an investment in a Partnership as a long-term investment.


Dean Witter Cornerstone Fund II


          Cornerstone II seeks as its investment objective the maximum rate of capital appreciation consistent with a medium percentage of assets committed as margin. During the period from July 1995-June 1996, the Trading Managers for Cornerstone II collectively committed on average between 10 and 30% of the Net Assets of Cornerstone II as margin. See "Differences among the Cornerstone Funds" and "The Commodities Market-Margins." The Trading Managers for Cornerstone II are Abacus Trading Corporation ("Abacus") and John W.
Henry & Company, Inc. ("JWH"). See "The Trading Managers-Dean Witter Cornerstone Fund II."


Dean Witter Cornerstone Fund III


          Cornerstone III seeks as its investment objective the maximum rate of capital appreciation consistent with a high percentage of assets committed as margin. During the period from July 1995-June 1996, the Trading Managers for Cornerstone III collectively committed on average between 10 and 45% of the Net Assets of Cornerstone III as margin. See "Differences among the Cornerstone Funds" and "The Commodities Market-Margins." The Trading Managers for Cornerstone III are currently Sunrise Capital Management, Inc. ("Sunrise"), Welton Investment Systems Corporation ("WISC") and Abraham Trading Co. ("ATC"). See "The Trading Managers-Dean Witter Cornerstone Fund III."


Dean Witter Cornerstone Fund IV


          Unlike the other Partnerships, Cornerstone IV was organized to trade exclusively in a portfolio of diverse world currencies, primarily in an effort to profit from changes in the value between and among various currencies. Cornerstone IV's investment objective is to profit from the speculative trading of futures and forward contracts and other commodity interests on currencies and from favorable price relationships between and among various currencies. Cornerstone IV seeks as its investment objective the maximum rate of capital appreciation consistent with a medium to high percentage of assets committed as margin. During the period from July 1995-June 1996, the Trading Managers for Cornerstone IV collectively committed on average between 5 and 35% of the Net Assets of Cornerstone IV as margin. See "Differences among the Cornerstone Funds" and "The Commodities
Market-Margins." The Trading Managers for Cornerstone IV are JWH and Sunrise.
 See "The Trading Managers-Dean Witter Cornerstone Fund IV."


Performance


          Cornerstone II and III began trading on January 2, 1985 and Cornerstone IV began trading on May 1, 1987. The actual performance summaries of these Partnerships from January 1, 1991 through June 30, 1996 is set forth in Capsules I, II and III, respectively, under "The Cornerstone Funds-Performance Records" and is summarized in "Selected Financial Data."

Fiscal Year

          The fiscal years of each of the Partnerships begins on January 1 of each year and ends on the following December 31.

Conflicts of Interest

          Significant actual and potential conflicts of interest exist in the structure and operation of each Partnership, principally arising from the affiliation between the General Partner and DWR, and the trading of other accounts of, or managed by the General Partner, DWR, the Trading Managers and their affiliates. See "Conflicts of Interest," "The Trading Managers," "The General Partner," and "The Commodity Broker."

Risk Factors

          As a general matter, an investment in the Partnerships is speculative and involves substantial risk, including the risk of loss of a Limited Partner's entire investment. Risks of an investment in the Partnerships include:

RISKS RELATING TO COMMODITY INTERESTS TRADING


           *        Commodity interests trading is speculative and volatile.
The Partnerships' trading has been volatile. Such volatility could result in an investor losing all or a substantial part of his investment.

           * Commodity interests trading is highly leveraged and relatively small price movements can result in significant losses to a Partnership.
           * Commodity interests trading may be illiquid and in certain situations prevent a Partnership from limiting its loss on an unfavorable position.
           * Trading in forward contracts may subject a Partnership to losses if a counterparty is unable to meet its obligations.
           * Trading on foreign exchanges may result in a Partnership having less regulatory protection available. In addition, a Partnership may suffer losses due to exchange rate changes.
           * Trading in futures options can be extremely expensive if market volatility is incorrectly predicted.

           * The Partnerships have credit risk because DWR acts as the futures commission merchant or the sole counterparty with respect to most of the Partnerships' assets.

           * Speculative position limits may result in a Partnership having to liquidate profitable positions.

RISKS RELATING TO THE PARTNERSHIPS

           * Past results are not necessarily indicative of future results.
           * Substantial charges to each Partnership regardless of whether a Partnership realizes profits.
           * Restricted investment liquidity in the Units, absence of a secondary market, ability to assign or transfer restricted, redemptions limited to monthly.
           * Significant actual and potential conflicts of interest exist involving the General Partner, the Trading Managers, DWR, and their affiliates.
           * Limited Partners do not participate in the management of the Partnerships or in the conduct of their business.

           * Limited Partners must rely on the General Partner's selection of Trading Managers.

          RISKS RELATING TO THE TRADING MANAGERS
           * A Partnership will not be profitable unless the Trading Managers for the Partnership are collectively successful with their trading strategies.
           * Factors outside the control of a Trading Manager may reduce the profitability of a trading strategy or require an alteration in the strategy.
           * A Management Agreement may not be renewed, may be renewed on less favorable terms to a Partnership, or may be terminated by a Trading Manager such that the Trading Manager will no longer be available to the Partnership.

           * Assets may be reallocated among the Trading Managers, or from a Trading Manager to an additional Trading Manager, and the Trading Manager with increased assets or the new Trading Manager may subsequently incur trading losses.

           * Substantial increases in assets to a Trading Manager may adversely affect its performance.

TAXATION RISKS

           * If the tax laws and/or certain facts and circumstances change, a Partnership may be taxed as a corporation.
           * While the General Partner does not intend to make any distributions, profits earned in any year will result in taxable income to investors.
           * Deductibility of certain of a Partnership's expenses may be limited.
           * A Partnership's tax return may be audited by the Internal Revenue Service.

          Only the General Partner will be liable for a Partnership's obligations (including margin calls) to the extent that the Partnership's assets, including amounts contributed by the Limited Partners and amounts paid to Limited Partners upon redemptions, distributions or otherwise (together with interest thereon), are insufficient to meet those obligations.
 See "Risk Disclosure Statement," "Risk Factors," "Conflicts of Interest," "Description of Charges to Each Partnership," and "The Limited Partnership Agreements-Nature of the Partnerships."

Description of Charges to Each Partnership


          Each Partnership is subject to substantial charges which are summarized below and described in detail under "Description of Charges to Each Partnership." The 13/20 of 1% of Net Assets monthly cap on aggregate brokerage commissions and transaction fees and costs is effective September 1, 1996, and represents a reduction from current caps on such charges.


              ENTITY                          FORM OF COMPENSATION                             AMOUNT OF COMPENSATION
              ------                          --------------------                             ----------------------
DWR (as Commodity Broker) . . .    Brokerage Commissions.                              Roundturn commissions (covering both the
                                                                                       opening and liquidating of a commodity
                                                                                       interest) at 80% of DWR's published
                                                                                       non-member rates (an average rate of $75).
                                                                                       Commissions (together with the transaction
                                                                                       fees and costs described below) with
                                                                                       respect to each Trading Manager's allocated
                                                                                       Net Assets are capped at (i) 13/20 of 1%
                                                                                       per month (a maximum 7.8% annual rate)
                                                                                       (in the case of Trading Managers which
                                                                                       employ multiple trading systems in trading
                                                                                       on behalf of a Partnership, the foregoing
                                                                                       13/20 of 1% cap is applied on a per trading
                                                                                       system basis) of the Net Assets at
                                                                                       month-end allocated to such Trading Manager
                                                                                       or trading system; and (ii) 14% annually of
                                                                                       the Partnership's average monthly Net
                                                                                       Assets, aggregated with net excess interest
                                                                                       and compensating balance benefits, and
                                                                                       transaction fees and costs, as described
                                                                                       below.

                                   Transaction fees for the execution of each          Forward currency contract fees average
                                   Partnership's forward contract transactions,        $3-$6 per roundturn trade, execution of cash
                                   the execution of cash transactions relating         contract transactions relating to EFP
                                   to exchange of futures for physicals ("EFP")        transactions are approximately $2.50 per
                                   transactions, and the use                           cash contract, and the use of

                                       4


                                   of DWR's institutional and over-night execution     the institutional trading desk or overnight
                                   facilities.                                         execution facility may be up to $3 per
                                                                                       roundturn (the amount of such fees is
                                                                                       included in the transaction fees described
                                                                                       under "Other" and is subject to the caps
                                                                                       described therein).

                                   Financial benefit to DWR from interest earned       The aggregate of (i) brokerage commissions
                                   on Partnerships' assets in excess of the rate       and transaction fees and costs payable by
                                   paid to the Partnerships and from compensating      the Partnership, as described above and
                                   balance treatment in connection with its            below, and (ii) net excess interest and
                                   designation of a bank or banks in which the         compensating balance benefits to DWR (after
                                   Partnerships' assets are deposited.                 crediting the Partnership with interest) are
                                                                                       capped at 14% annually of the Partnership's
                                                                                       average monthly Net Assets as of the last
                                                                                       day of each month during a calendar year.

Trading Managers. . . . . . .      Monthly Management Fee.                             1/3 of 1% of Net Assets allocated to each
                                                                                       Trading Manager on the last day of each
                                                                                       month (a 4% annual rate).

                                   Annual Incentive Fee.                               15% of the New Appreciation (as defined
                                                                                       under "Description of Charges to Each
                                                                                       Partnership-2. Trading Managers") in a
                                                                                       Partner-ship's Net Assets as a whole as of
                                                                                       the end of each annual incentive period.

Other. . . . . . . . . . .         All transaction fees and costs incurred in          Transaction fees and costs have averaged
                                   connection with each Partnership's commodity        less than 1% per year of each Partnership's
                                   trading activities (including floor brokerage       average Net Assets. Such fees and costs are
                                   fees, exchange fees, clearinghouse fees, and        included in: (i) the cap on brokerage
                                   NFA fees, "give up" or transfer fees (fees          commissions; and (ii) the cap on aggregate
                                   charged by one clearing brokerage firm to           brokerage commissions, net excess interest
                                   transfer a trading position to another clearing     and compensating balance benefits, and
                                   firm), and any costs associated with taking         transaction fees and costs described above.
                                   delivery under commodity interests.

                                   Direct expense and Common Administrative            Proportionate shares of Common
                                   Expenses, which include printing and mailing,       Administrative Expenses (which have
                                   re-porting, legal, accounting, auditing and         averaged $281,150 per annum for the period
                                   extraordinary expenses incurred in connection       January 1, 1991-June 30, 1996) are allocated
                                   with operating the Partnerships and registering     to each of the Partnerships based on the
                                   and qualifying Units for sale to Limited            number of Units of each Partnership
                                   Partners pursuant to a current Prospectus.          outstanding during the month in which such
                                                                                       expenses are incurred.

                                      5

          Based on the annual fees and expenses of Cornerstone II, Cornerstone III and Cornerstone IV, in order for a Limited Partner to break even (earning profits sufficient to recoup its initial investment) upon redemption after one year, Cornerstone II, Cornerstone III and Cornerstone IV must earn annual trading profits (after taking into account estimated interest income based upon current rates of 5%) of $213.61, $185.80, and $146.39, respectively per Unit. Such amount expressed as a percentage of the selling price of a Unit of Cornerstone II, Cornerstone III and Cornerstone IV (as of June 30, 1996) equals 7.57%, 8.17% and 4.97%, respectively, of such Partnership's average annual Net Assets. This assumes that each Trading Manager's gross profits equal expenses such that no incentive fees are earned by the Trading Manager. See "Description of Charges to Each Partnership - 4. Break Even Analysis." For the actual amount paid by each Partnership in fiscal year 1995, for each category of expenses, see "Description of Charges to Each Partnership."

          The recent statements of financial condition of Cornerstone II, III and IV and the related statements of operations and changes in partners' capital are set forth beginning at page F-2 of this Prospectus. Such financial statements describe, among other things, the fees and expenses incurred by the Partnerships during the periods shown and are summarized under "Selected Financial Data."

Common Expenses

          The Partnerships have entered into the Dean Witter Cornerstone Funds Exchange Agreement (the "Exchange Agreement") permitting the Limited Partners to have the Exchange privilege described above. The Exchange Agreement provides that Common Administrative Expenses of the Partnerships will be shared by such Partnerships based on the number of Units of each Partnership outstanding during the month in which such expenses are incurred, so that each outstanding Unit will be charged at the end of a month the same dollar amount for Common Administrative Expenses. See "The Exchange Agreement."

Distributions


          Each Partnership will make distributions, if any, at the sole discretion of the General Partner (the General Partner has not previously made any distribution of profits and it is currently the intention of the General Partner not to make distributions). It is possible that no distributions will be made in some years in which a Partnership has taxable profits, realized or unrealized. However, a Limited Partner of such Partnership will nevertheless be required to take his share of such profits into income for federal tax purposes. Since it is not the practice or intention of the General Partner to distribute any profits of the Partnerships, investors will have to depend on redemptions or limited transfer rights to realize on an investment in a Partnership. See "Material Federal Income Tax Considerations."


Transferability of Units

          The assignability or transferability of Units of each Partnership is limited by the applicable Limited Partnership Agreement and no assignee or transferee may become a substituted limited partner without the consent of the General Partner, which consent the General Partner may withhold in its sole discretion. See "The Limited Partnership Agreements-Restrictions on Transfers or Assignments."

Term

          Each Partnership will terminate on September 30, 2025, or upon the election of Limited Partners owning more than 50% of its outstanding Units, or upon the prior withdrawal, insolvency or dissolution of the General Partner (unless a new general partner has been elected), or upon a decline in the Net Asset Value of a Unit to less than $250, or upon a decline in the Partnership's aggregate Net Assets to or below $250,000, or upon a determination by the General Partner that the Partnership's aggregate Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership, or upon the occurrence of any other event which shall make it unlawful for the Partnership to continue. Cornerstone IV will also terminate upon the enactment of any law or adoption of any rule, regulation or policy by any regulatory authority having jurisdiction which makes it unlawful, unreasonable or imprudent for the principal business of the Partnership to be continued. In certain market conditions, the Net Asset Value of a Unit could fall to less than $250 or a Partnership's aggregate Net Assets could fall to less than $250,000. In either case, the Partnership would terminate but the Net Asset Value of a Unit or the Net Assets of a Partnership, as the case may be, could decline to zero either prior to such termination or thereafter without the Partnership being able to liquidate its positions in the commodity futures market. See "Risk Factors Risks-Relating to Commodity Trading and the Commodities Markets-Commodity Trading May Be Illiquid" and "The Limited Partnership Agreements-Term of the Partnerships."

               Purchase of Units Pursuant to an Exchange

Securities Available for Exchange


          As of July 1, 1996, up to 14,839.443 unsold Units of Limited Partnership Interest ("Units") were available for purchase pursuant to Exchanges. A total of 250,000 Units were initially registered with the SEC.


Plan of Distribution

          Units issued to a Limited Partner in an Exchange will be sold at a price per Unit equal to 100% of the Net Asset Value thereof as of the Monthly Closing. No selling commissions or other charges are payable in connection with Exchanges.

          Employees of DWR and certain Additional Sellers, if any, will receive compensation from DWR, and not from the Partnerships, out of the commodity brokerage commissions paid to DWR by the Partnerships. During the period July 1995-June 1996, such compensation to employees of DWR equaled approximately 1.63%, 1.90% and 0.77% of the average annual Net Assets of Cornerstone II, III and IV, respectively, and resulted in average annual payments to such persons of approximately $45, $43 and $22 per Unit of Cornerstone II, III and IV, respectively. Such continuing compensation is in consideration of certain additional services provided to Limited Partners by such persons on a continuing basis and may be deemed to be additional underwriting compensation to DWR. See "Plan of Distribution and Exchange Procedure."


Use of Proceeds


          The net proceeds received at a Monthly Closing from Exchanges of Units will be divided among the Partnerships, based on the number of Units issued by each Partnership in that Monthly Closing and the Net Asset Value of each Unit issued. The net proceeds received by a Partnership in an Exchange will be deposited in the Partnership's commodity trading accounts with DWR and used to trade commodity futures contracts and other commodity interests. See "Investment Program, Use of Proceeds and Trading Policies."


                      Interest on Partnership Assets

          Each Partnership's assets are deposited with DWR in separate commodity trading accounts established by DWR for each Trading Manager, and are either held in non-interest-bearing bank accounts or invested in securities approved by the Commodity Futures Trading Commission ("CFTC") for investment of customer funds. DWR currently credits each Partnership at month-end with interest income on 80% of such Partnership's average daily Net Assets for the month at a rate equal to the average yield on 13-week U.S. Treasury Bills issued during such month. In the case of Cornerstone IV, for purposes of such interest payments, Net Assets do not include monies due the Partnership on or with respect to forward contracts and other commodity interests but not actually received by it from banks, brokers, dealers and other persons. No Partnership receives interest income on the balance of its assets held by DWR. Each Partnership's assets held by DWR may be used as margin solely for such Partnership's trading. DWR benefits from interest earned on the Partnerships' funds in excess of the rate paid to the Partnerships. DWR also benefits from compensating balance treatment in connection with its designation of a bank or banks in which the Partnerships' assets are deposited (i.e., DWR receives favorable loan rates from such bank or banks by reason of such deposits). It is not possible to quantify compensating balance benefits at present; however, while it is anticipated that such benefits will exceed the interest required to be credited to each Partnership, it is estimated that they should not exceed 4% of each Partnership's annual average Net Assets after such credits. To the extent such benefits to DWR exceed the interest DWR is obligated to credit to the Partnerships, they will not be shared with the Partnerships. Notwithstanding the foregoing, the aggregate of (i) the brokerage commissions and transaction fees and costs payable by a Partnership, and (ii) the net excess interest and compensating balance benefits to DWR (after crediting the Partnership with interest as described above) shall not exceed 14% annually of the Partnership's average month-end Net Assets during each calendar year. See "Investment Program, Use of Proceeds and Trading Policies."

                            Redemption of Units

          A Limited Partner may require each Partnership to redeem all or part of his Units, effective as of the last day of any month, at 100% of the Net Asset Value thereof on such date. A redemption may be made only in whole Units or in multiples of $1,000 (which may result in redemption of fractional Units), unless a Limited Partner is redeeming his entire interest in a Partnership. The right to obtain redemptions is contingent upon the redeeming Partnership having assets sufficient to discharge its liabilities as of the end of the applicable month and the General Partner's receipt of a properly executed Request for Redemption at least 15 days prior to the date on which such redemption is to be effective. A Partnership may be forced to liquidate open positions to satisfy redemptions in the event it does not have sufficient cash on hand. The General Partner will endeavor to pay redemptions within 10, and no later than 20, business days after the end of the month and payment will generally be made by crediting the Limited Partner's customer account with DWR. See "Redemptions."
          When a Limited Partner redeems his Units, either to Exchange his Units for Units of another Partnership or to liquidate his investment, on any date other than the date as of which the annual incentive fee is payable by the relevant Partnership, an accrued incentive fee, if applicable, will be deducted from the Net Asset Value of such Units. Each Partnership will pay its Trading Managers the incentive fee accrued on any such Units as if the redemption date were the date on which such Partnership paid the incentive fee. Any amount so paid to Trading Managers for such Partnership will be deducted from any subsequent incentive fee which includes New Appreciation allocable to such redeemed Units. See "Description of Charges to Each Partnership-2. Trading Managers-(b) Annual Incentive Fee."
          In addition to the information and reports described below under "The Limited Partnership Agreements-Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under Securities and Exchange Commission ("SEC") rules and policies for commodity pools and similar investment vehicles.

                           Tax Considerations

          In the opinion of the General Partner's tax counsel, the Partnerships will be classified as partnerships for federal income tax purposes and not as associations taxable as corporations. Accordingly, the Partnerships will not be subject to federal income tax. Each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction or credit for the taxable year of each Partnership ending within or with such taxable year of the Limited Partner, regardless of whether such Limited Partner has received any distributions from the Partnership. Such items of Partnership gain or loss retain their character (e.g., capital or ordinary) when allocated to the Partners. Moreover, all such allocations will increase or decrease each Partner's tax basis in his Units. The allocation provisions are designed to reconcile tax allocations to economic allocations; however, no assurance can be given that the Internal Revenue Service will not challenge such allocation, especially in light of recently issued final regulations. See "Material Federal Income Tax Considerations."
          Cash distributions by a Partnership and amounts received or deemed received upon the partial or complete redemption of a Limited Partner's Units (either with respect to an Exchange of Units for Units of another Partnership or in liquidation of part or all of a Limited Partner's investment) that do not exceed a Limited Partner's aggregate basis in his Units are not taxable. However, to the extent cash distributions and amounts received or deemed received upon the partial redemption of a Limited Partner's Units exceed a Limited Partner's aggregate tax basis in his Units, the excess will be taxable to the Partner as though it were gain on the sale of his Units. Loss will be recognized on a redemption of Units only if a Limited Partner redeems or Exchanges all of his Units in a Partnership and, following the complete redemption, such Partner has remaining tax basis in the Partnership. In such case, the Partner will recognize loss to the extent of the remaining basis. Subject to an exception for certain types of Partnership assets, such gain or loss (assuming that the Units constitute capital assets) will be either short-term capital gain or loss or long-term capital gain or loss depending upon the length of time the Units were held prior to the distribution or redemption. See "Material Federal Income Tax Considerations."
          The General Partner has been advised that, in the opinion of its counsel, a Limited Partner who is a nonresidential alien individual, foreign corporation, foreign trust, or foreign estate (a "Foreign Limited Partner") should not be engaged in a trade or business in the United States, and should not be subject to United States federal income tax, solely because such Foreign Limited Partner is a limited partner in a Partnership. In the event a Partnership's activities should in the future not fall within certain safe harbors from U.S. trade or business status, there is a risk that all of a Foreign Limited Partner's distributive share of income of the Partnership would be treated as effectively connected with the conduct of a trade or business in the United States. In that event, the Foreign Limited Partner would be taxed at regular rates applicable to U.S. taxpayers and, if a foreign corporation, could be subject to a 30% branch profits tax. See "Material Federal Income Tax Considerations."
          Tax exempt Limited Partners, see "Purchase by Employee Benefit Plan-ERISA Considerations."

                              RISK FACTORS

          In addition to the Risk Disclosure Statements appearing at the beginning of this Prospectus, Limited Partners should consider the following risks before effecting Exchanges:

RISKS RELATING TO COMMODITY TRADING AND THE COMMODITIES MARKETS


          COMMODITY TRADING IS VOLATILE. Commodity interest contract prices are highly volatile; and the Partnerships' trading has been volatile. See "The Cornerstone Funds-Performance Records." Price movements of commodity interest contracts are influenced by, among other things: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events and policies; and changes in interest rates.

          Each Partnership is also subject to the risk of failure of any of the exchanges on which it trades or of their clearinghouses, if any. In addition, under certain circumstances, such as the inability of a customer of a Partnership's commodity broker or the commodity broker itself to satisfy substantial deficiencies in such customer's account, a Partnership may be subject to a risk of loss of its funds on deposit with such commodity broker. See "The Commodities Markets."


          COMMODITY TRADING IS HIGHLY LEVERAGED. Because of the low margin deposits normally required in commodity interest contract trading (typically between 2 and 15% of the value of the contract purchased or sold), an extremely high degree of leverage is typical of a commodity trading account. As a result, a relatively small price movement in a commodity interest contract may result in immediate and substantial losses to the investor. For example, if at the time of purchase 10% of the price of a contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for brokerage commissions. A decrease of more than 10% would result in a loss of more than the total margin deposit. The Partnerships' trading is highly leveraged. See "The Commodities Market-Margins" and "The Limited Partnership Agreements-Nature of the Partnerships."



          COMMODITY TRADING MAY BE ILLIQUID. Most United States commodity exchanges limit fluctuations in certain commodity interest contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Prices in various commodities have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent a Partnership from promptly liquidating its unfavorable positions and subject it to substantial losses. While daily limits may reduce or effectively eliminate the liquidity of a particular market, they do not limit ultimate losses, and may in fact substantially increase losses because they may prevent the liquidation of unfavorable positions. There is no limitation on daily price moves in trading currency forward contracts.


          In addition, a Partnership may not be able to execute trades at favorable prices if little trading in the contracts involved is taking place. Under certain circumstances, a Partnership may be required to accept or make delivery of the underlying commodity if the position cannot be liquidated prior to its expiration date. It also is possible that an exchange or the CFTC might suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only. During periods in October 1987, for example, trading in certain stock index futures was too illiquid for markets to function efficiently and was at one point actually suspended. See "The Commodities Market." The principals who deal in the forward contract markets are not required to continue to make markets in the forward con-tracts they trade. There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell.


          SPECIAL RISKS ASSOCIATED WITH FORWARD TRADING.  Each Partnership
trades in forward contracts.   Cornerstone  IV engages in a substantial
amount of trading in forward contracts for diverse world currencies, and Cornerstone II and III engage in a significant amount of such trading. A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at a specified date in the future at a specified price and, therefore, is similar to a futures contract. However, forward contracts are not traded on exchanges and, as a consequence, investors in forward contracts are not afforded the regulatory protections of such exchanges or the CFTC; rather, banks and dealers act as principals in such markets. Neither the CFTC nor banking authorities regulate trading in forward contracts on currencies, and foreign banks may not be regulated by any United States governmental agency.


          Generally, when a Trading Manager for a Partnership instructs the Partnership to either sell or buy a particular currency, DWR will do back-to-back principal trades in order to carry out such instructions. DWR, as principal, will arrange bank lines of credit and contract with a United States or foreign bank or dealer to make or take future delivery of a specified quantity of currency at a negotiated price. DWR, again as principal, will in turn contract with the Partnership to make or take future delivery of the same specified quantity of currency at the same price. DWR will charge the Partnership a transaction fee for effecting a forward contract transaction, but will not attempt to profit from any mark-up or spread on the trade with the Partnership.


          Because performance of forward contracts is not guaranteed by any exchange or clearinghouse, the Partnerships will be subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the principals or agents with or through which the Partnerships trade. Currently the sole counterparty with whom the Partnerships trade is DWR. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject a Partnership to substantial losses. The Partnerships and DWR will trade forward contracts only with banks, brokers, dealers and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy.


          The CFTC has published for comment in the United States Federal Register a statement concerning its jurisdiction over transactions in the foreign currency markets, including transactions of the type which may be engaged in by the Partnerships. In the future, the CFTC might assert that forward contracts of the type entered into by the Partnerships constitute unauthorized futures contracts subject to the CFTC's jurisdiction and attempt to prohibit the Partnerships from participating in transactions in such contracts. If the Partnerships were restricted in their ability to trade in the currency markets, the trading strategies of certain Trading Managers could be materially affected.



          SPECIAL RISKS ASSOCIATED WITH TRADING ON FOREIGN EXCHANGES. The Partnerships trade in futures, forward and option contracts on exchanges located outside the United States where CFTC regulations do not apply. Some foreign exchanges, in contrast to domestic exchanges, are "principals' markets" in which performance with respect to a contract is the responsibility only of the individual member with whom the trader has entered into a contract and not of the exchange or clearinghouse, if any. In the case of trading on such foreign exchanges, a Partnership will be subject to the risk of the inability of, or refusal by, the counterparty to perform with respect to such contracts. Although DWR monitors the creditworthiness of the foreign exchanges and clearing brokers with which it does business for clients, DWR does not have the capability to precisely quantify the Partnerships' exposure to risks inherent in their trading activities on foreign exchanges, and, as a result, the risk is not monitored by DWR on an individual client basis (including the Partnerships).

          Trading on foreign exchanges may involve certain risks not applicable to trading on United States exchanges, such as the risks of exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, or political or diplomatic events. In addition, certain of these foreign markets are newly formed and may lack personnel experienced in floor trading as well as in monitoring floor traders for compliance with exchange rules.
          Furthermore, as the Partnerships determine their respective Net Assets in United States dollars, with respect to trading on foreign markets, the Partnerships will be subject to the risk of fluctuation in the exchange rate between the local currency and dollars and to the possibility of exchange controls. Unless a Partnership hedges itself against fluctuations in exchange rates between the United States dollar and the currencies in which trading is done on such foreign exchanges, any profits which the Partnership might realize in such trading could be eliminated as a result of adverse changes in exchange rates, and the Partnership could even incur losses as a result of any such changes. See "The Commodities Market-Regulations."

          Cornerstone II and Cornerstone III trade on the following foreign futures exchanges: the Deutsche Terminborse, the Hong Kong Futures Exchange Ltd., the International Petroleum
Exchange of London, the London Commodity Exchange, the London International Financial Futures Exchange Ltd., the London Metals Exchange, the Marche a Terme International de France, the MEFF Renta Fija, the Montreal Exchange, the Sydney Futures Exchange, the Singapore International Monetary Exchange, the Tokyo International Financial Futures Exchange and the Tokyo Stock Exchange. Cornerstone IV currently does not trade on any foreign exchanges. From time to time the Partnerships may trade on other foreign exchanges.



          SPECIAL RISKS ASSOCIATED WITH TRADING OF COMMODITY OPTIONS.
Options on futures contracts and options on physical commodities are traded on United States commodity exchanges and may be traded by the Partnerships on certain foreign exchanges. Each such option is a right, purchased for a certain price, to either buy or sell the underlying futures contract or physical commodity during a certain period of time for a fixed price. Such trading involves risks substantially similar to those involved in trading futures contracts in that options are speculative and highly leveraged. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option. See "The Commodities Market-Commodity Options."



          CORNERSTONE IV--LACK OF DIVERSIFICATION. Cornerstone II and III each trade a large number of diverse commodities. However, Cornerstone IV concentrates its trading exclusively in a portfolio of diverse world currencies. Cornerstone II and III have also engaged in a significant amount of foreign currency forward trading. In the case of Cornerstone IV, the limitation to trading only currencies results in greater concentration of investment, which may in turn result in increased volatility in Cornerstone IV's performance compared with that of the other two Partnerships and the other more diversified accounts managed by its Trading Managers. However, some diversification of Cornerstone IV's portfolio is achieved by trading a relatively large number of different and distinctive world currencies and by the various relationships that are created by trading different currencies against one another. The effect of governmental intervention may be particularly significant at certain times in the currency markets traded by Cornerstone IV and the other Partnerships. Such intervention (as well as other factors) may cause such markets to move rapidly in the same direction at certain times. Because of the possible correlation among the prices of currencies in which Cornerstone IV trades, the lack of diversification among different commodities in Cornerstone IV's trading may increase its volatility. Unlike the other Partnerships, Cornerstone IV will not trade in other commodities in the foreseeable future; diversified trading could reduce the volatility of trading results due to differences in the factors affecting price behavior in markets other than the currency markets. See "Differences among the Cornerstone Funds."



          THE PARTNERSHIPS HAVE CREDIT RISK TO DWR. The Partnerships have credit risk because DWR acts as the futures commission merchant or the sole counterparty with respect to most of the Partnerships' assets. Exchange-trade d futures contracts are marked to market on a daily basis, with variations in value credited or charged to a Partnership's account on a daily basis. DWR, as futures commission merchant for each Partnership's exchange- traded futures contracts, is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts. With respect to a Partnership's off-exchange-traded foreign currency forward contracts, there are no daily settlements of variations in value. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Financial Instruments."



          POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS. The CFTC and United States commodity exchanges have established limits referred to as "speculative position limits" or "position limits" on the maximum net long or net short commodity interest position which any person or group of persons may own, hold or control in particular commodity interest contracts.


          All commodity accounts owned, controlled or managed by each Trading Manager and its principals and affiliates will be combined for position limit purposes, to the extent they may be applicable. The Trading Managers are the trading advisors for other commodity pools and/or numerous individual accounts and will in the future manage additional accounts. In this connection, each Management Agreement provides that if speculative position limits are exceeded by a Trading Manager or any of its principals or affiliates in the opinion of independent counsel (who must be other than counsel to the Partnerships) or in the opinion of the CFTC or any regulatory body, exchange, or board, such Trading Manager and its principals and affiliates will promptly liquidate positions in all of their accounts, including the Partnership's account, as nearly as possible in proportion to their respective equities to the extent necessary to comply with applicable position limits. While each Trading Manager believes that established position limits, where applicable, will not adversely affect its contemplated trading for a Partnership, it is possible that, from time to time, the trading system or instructions of a Trading Manager to a Partnership may have to be modified, and that positions held by such Partnership may have to be liquidated, in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of a Partnership. See "Conflicts of Interest-Management of Other Accounts by Each Trading Manager."
 Each Partnership is also subject to the same speculative position limits and may have to modify or liquidate positions if such limits are, or are about to be, exceeded by the Partnership as a whole. Speculative position limits are not applicable to forward contract trading, although the principals with which DWR or a Partnership may deal in the forward markets may limit the positions available to DWR or the Partnerships as a consequence of credit con-siderations.


RISKS RELATING TO THE PARTNERSHIPS

          PAST RESULTS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. Investors must consider the uncertain significance of past performance in determining whether or not to Exchange Units of one Partnership for Units in another Partnership, and should not place any substantial degree of reliance on the past performance records of the Trading Managers or the Partnerships. It should not be assumed that trading decisions made by the Trading Managers in the future will be profitable or will result in performance for the Partnerships comparable to such Trading Managers' past performance.
          Neither the past performance results of the Trading Managers nor the past performance results of the Partnerships are necessarily indicative of the future performance of the Partnerships.


          SUBSTANTIAL CHARGES TO EACH PARTNERSHIP. Each Partnership incurs substantial charges from payment of brokerage commissions to DWR, management and incentive fees to its Trading Managers, its direct expenses and its share of Common Administrative Expenses pursuant to the Exchange Agreement. For the years ended December 31, 1995, 1994 and 1993: (i) Cornerstone II had total expenses of $3,722,106, $3,926,437, and $3,161,539, respectively; (ii)
Cornerstone III had total expenses of $5,851,246, $6,988,456, and $7,462,328, respectively; and (iii) Cornerstone IV had total expenses of $7,560,205, $10,864,240, and $13,603,400, respectively. Based on the annual fees and expenses of Cornerstone II, III and IV during the period from January
1991-June 1996 (note that only the management fees are fixed and that brokerage commissions and transaction fees and costs are capped, but not otherwise fixed), Cornerstone II, Cornerstone III and Cornerstone IV will be required to earn annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.57%, 8.17% and 4.97%, respectively, of such Partnership's average annual Net Assets in order to break even (earning profits sufficient to recoup an investor's initial investment after one year). Each Partnership will be required to earn gross profits in excess of such amounts before realizing any net profits. See "Description of Charges to Each Partnership."



          RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. The Units cannot be assigned or transferred except on the terms and conditions set forth in each Limited Partnership Agreement, and there is and will be no public market for the Units. See "The Limited Partnership Agreements--Restrictions on Transfers or Assignments." Limited Partners of a Partnership may require such Partnership to redeem all or part of their Units as of the last day of any month at the Net Asset Value thereof. However, redemptions may be made only in whole Units or in multiples of $1,000, unless a Limited Partner is redeeming his entire interest in a Partnership. The right to obtain payment on redemption is contingent upon (a) the Partnership having assets sufficient to discharge its liabilities on the effective date of the redemption, and (b) the receipt by the General Partner of a Request for Redemption in the form annexed to the Limited Partnership Agreement (or any other form approved by the General Partner) at least 15 days prior to the date on which such redemption is to be effective. All liabilities of the Partnerships are accrued daily and are reflected in the daily Net Asset Value of the Partnerships. Under certain circumstances (including, but not limited to, a Partnership's inability to liquidate or a delay in liquidating positions or the default or delay in payments due a Partnership from dealers, brokers, banks, or other persons), a Partnership may delay payment to Limited Partners requesting redemptions of the proportionate part of the redemption requests represented by the sums which are the subject of any such default or delay. See "Redemptions."


          CONFLICTS OF INTEREST IN THE PARTNERSHIPS' STRUCTURE. Actual and potential conflicts of interest exist in the structure and operation of each Partnership's business. These conflicts include (a) the conflict between the duties of the General Partner and each Trading Manager to act in the best interests of each Partnership, and the advantage to the General Partner, as an affiliate of the commodity broker for each Partnership, resulting from the trading of each Partnership's account by its Trading Managers, and (b) the probable competition with each Partnership by the General Partner, each Trading Manager and other commodity pools organized, managed or advised by such persons, their principals or affiliates, and customers (including officers, directors and employees of the General Partner and DWR). See "Conflicts of Interest," "The Trading Managers" and "The Commodity Broker."

          LIMITED PARTNERS DO NOT PARTICIPATE IN MANAGEMENT. Limited Partners do not participate in the manage ment of a Partnership or in the conduct of its business. See "The
Limited Partnership Agreements-Management of Partnership Affairs." However, each Limited Partnership Agreement provides that certain actions may be taken upon the affirmative vote of Limited Partners owning more than 50% of the Units then owned by Limited Partners, provided that no such action may be taken unless independent counsel (who must be other than counsel to the Partnership) has rendered an opinion to the effect that the action to be taken will not adversely affect the limited liability of the Limited Partners or the federal tax status of the Partnership and that the action is permitted under the New York Uniform Limited Partnership Act (the "Partnership Act") (or, in lieu thereof, a court of competent jurisdiction has rendered a final order to such effect). See "The Limited Partnership Agreements-Amendments; Meetings."


          RELIANCE ON THE GENERAL PARTNER. A Limited Partner is relying on the ability of the General Partner to select and monitor the Trading Managers for each Partnership, including the existing Trading Managers and any new Trading Managers retained by the General Partner. The selection by the General Partner of the current Trading Managers for each Partnership involved numerous considerations. The General Partner evaluated the performance record of each Trading Manager and determined which Trading Managers were suitable for a Partnership's trading policies and investment objectives. The General Partner reviewed other aspects of each Trading Manager (including the prospective Trading Manager's trading system, experience, volatility of trading, commodities traded, amount of management and incentive fees normally charged, reputation of the Trading Manager and its personnel, and amount of funds under management), and made certain subjective judgments in retaining Trading Managers for each Partnership. Although the General Partner carefully weighed the above factors in making its selections, other factors not considered by the General Partner may also be important. The General Partner has terminated and replaced Trading Managers in the past, and in the future, it may be required to terminate and replace Trading Managers, or retain additional Trading Managers, by reason of poor performance or for other reasons. See "Differences among the Cornerstone Funds."

RISKS RELATING TO THE TRADING MANAGERS

          RELIANCE ON THE TRADING MANAGERS. Under each Management Agreement, each Trading Manager has exclusive responsibility for making trading decisions with respect to the Net Assets of a Partnership allocated to it, except in certain limited situations. No assurance can be given that the respective trading systems and strategies utilized by the Trading Managers will prove successful under all or any market conditions.


          INFLUENCES ON TRADING STRATEGIES. Any factor which may lessen the prospect of major trends in the future (for example, increased governmental control of, or participation in, the currency markets) may reduce the Trading Managers' ability to trade profitably in the future. Any factor which would make it more difficult to execute timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. As a result of these factors and the general volatility of commodity interests markets, investors should view their investment as long term (at least two years) in order to permit the strategies of the Trading Managers to function over time. Further, Trading Managers may alter their strategies from time to time in an attempt to better evaluate market movements. As a result of such periodic modifications, it is possible that the trading strategies used by the Trading Managers in the future may be different from those presently in use. There appears to be a tendency for the rates of return achieved by commodity trading advisors to diminish as equity under management increases. None of the Trading Managers has agreed to limit the amount of additional equity which it may manage. There can be no assurance whatsoever as to the effect such increased equity will have on performance. Moreover, somewhat different trading strategies may be required for accounts of differing sizes or trading objectives.



          NEW TRADING MANAGERS. The General Partner in the future may designate additional Trading Managers to manage the funds of a Partnership and may reallocate funds among the Trading Managers for each Partnership or among a particular Trading Manager's trading systems. There is no maximum or minimum limit on the amount of funds which may be allocated to a Trading Manager, although certain Trading Managers have the right to reject additional funds. Under certain circumstances, the General Partner will have to obtain the prior consent of the Trading Managers for Cornerstone IV before appointing additional Trading Managers for that Partnership. See "The Management Agreements." A portion of the Net Assets of each Partnership may be subject to management by Trading Managers and/or trading systems that have not yet been chosen by the General Partner. Such additional Trading Managers and/or trading systems would be selected without prior notice to, or approval from, Limited Partners, who will not have the opportunity to review the performance record of newly appointed Trading Managers prior to their appointment or the performance record of such systems prior to their implementation.


          EXPIRATION OR TERMINATION OF MANAGEMENT AGREEMENTS. The Management Agreement with each Trading Manager will continue in effect for a specified period and thereafter will be renewed automatically for an additional term unless any party thereto, upon written notice timely given, notifies the other party of its intention not to renew. In addition, each Management Agreement is terminable by the Partnership at any time without penalty on prior written notice timely given and under certain other circumstances. See "The Management Agreements." Upon the expiration or termination of a Management Agreement, the General Partner will attempt to renegotiate such Agreement or make other arrangements for providing trading advice as long as the affected Partnership intends to continue trading. In the selection of any Trading Manager upon the expiration or termination of a Management Agreement (including any retention of a Trading Manager thereafter), the General Partner will take into account all relevant factors, including the prospective Trading Manager's trading performance, experience, volatility of trading, commodities traded, amount of management and incentive fees normally charged, reputation of the Trading Manager and its personnel, and amount of funds under management, as well as the trading policies and investment objectives of the relevant Partnership. The General Partner will attempt to enter into a management agreement with each Trading Manager which is substantially similar to the Management Agreements described in this Prospectus; however, there can be no assurance that the services of a Trading Manager will be available on the same or similar terms.


          DISTORTIONS PRODUCED BY ANNUAL INCENTIVE FEE ARRANGEMENT. Each Partnership has agreed to pay its Trading Managers an annual incentive fee based on New Appreciation at the end of its annual incentive period. When such incentive fee is paid by a Partnership, each outstanding Unit owned by a Limited Partner of such Partnership will pay a proportionate amount of such incentive fee. Such arrangement creates distortions in the case of a Limited Partner who redeems or Exchanges Units at any time other than at the end of an incentive period. For example, since incentive fees are accrued at the end of each month, a Limited Partner redeeming Units or effecting an Exchange at the end of a month when there is an accrued incentive fee will be charged an incentive fee. If the Partnership's New Appreciation subsequently declines, such Limited Partner will pay a disproportionate amount of the incentive fee relative to the amount that other remaining Limited Partners actually pay at the end of an incentive period. Conversely, a Limited Partner who purchases Units in an Exchange during an incentive period may be charged an incentive fee at the end of such period even though the value of his Units has remained the same or declined since purchase. On the other hand, a Limited Partner may purchase Units in an Exchange following a decline in Net Assets and may experience an increase in the value of such Units without being charged an incentive fee at the end of such period. See "Description of Charges to Each Partnership."


          THE EFFECT OF MULTIPLE TRADING MANAGERS. The Trading Managers for each Partnership make trading decisions independent of each other. Thus, there is the possibility that a Partnership could hold opposite positions in the same or similar commodity interests contracts at or about the same time or during the same period of time, with no net change in holdings. The General Partner has not prepared combined composite performance records of the Trading Managers for each Partnership which analyze if this has in the past or might in the future occur. There is also the possibility that Trading Managers for one or more Partnerships may from time to time enter identical orders and, therefore, compete for the same trades. This competition could prevent the orders from being executed at desired prices. The performance record of each Trading Manager does not reflect the impact that such factors may have on the overall performance of a Partnership.



          UNEQUAL ALLOCATION OF A PARTNERSHIP'S ASSETS AMONG TRADING MANAGERS. The Net Assets of a Partnership may be allocated unequally among its Trading Managers and this may affect the performance results of such Partnership. For example, a Trading Manager may experience a high monthly rate of return but may only be managing a small percentage of a Partnership's Net Assets. In this case, such Trading Manager's performance could have an insignificant effect on the Net Assets of a Partnership and the Net Asset Value of its Units. See The "Management Agreements." The General Partner has generally reallocated the assets of the Partnerships unequally among its Trading Managers, and this may have the effect described above. Furthermore, in the case of certain Trading Managers which trade several different systems, the General Partner may reallocate the assets allocated to a Trading Manager among such Trading Manager's trading systems. Consequently, the assets of a particular Partnership may be allocated unequally among a Trading Manager's trading systems, and this, too, may affect the performance results of the Partnership in the manner described above. See "The Trading Managers." Although each Trading Manager's margin requirements and brokerage commissions will be satisfied from the Net Assets of a Partnership allocated to such Trading Manager, a Trading Manager may incur losses of such magnitude that it is unable to meet margin calls from the Net Assets allocated to it. If this occurs, the General Partner is authorized under each Management Agreement to reallocate funds among the Trading Managers for each Partnership and may be required to take funds from more successful Trading Managers.
This could adversely affect the performance of such other Trading Managers and the Partnership.



          NEW TRADING MANAGERS MAY BE ADDED. The General Partner, in the future, may designate additional Trading Managers to manage the funds of a Partnership and may reallocate funds among the Trading Managers for each Partnership or among a particular Trading Manager's trading systems. There is no maximum limit on the amount of funds which may be allocated to a Trading Manager. A portion of the Net Assets of each Partnership may in the future be subject to management by Trading Managers and/or trading systems that have not yet been chosen by the General Partner. Such additional Trading Managers and/or trading systems would be selected without prior notice to, or approval from, Limited Partners, who will not have the opportunity to review the performance record of newly appointed Trading Managers prior to their appointment or the performance record of such systems prior to their implementation.


TAXATION AND REGULATORY RISKS

          POSSIBILITY OF TAXATION AS A CORPORATION. The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that under current United States federal income tax (hereinafter "federal income tax") laws and regulations, each Partnership will be classified as a partnership and not as an association taxable as a corporation. That status has not been confirmed by a ruling from, and such advice is not binding upon, the United States Internal Revenue Service (the "Internal Revenue Service"). No such ruling has been or will be requested. The facts and authorities relied upon by counsel in their opinion may change in the future. If a Partnership were taxed as a corporation for federal income tax purposes, income or loss of such Partnership would not be passed through to Partners and the Partnership would be subject to tax on its income at the rates of tax applicable to corporations, without any deductions for distributions to the Partners. In addition, all or a portion of distributions made to the Partners could be taxable as dividends or capital gains. See "Material Federal Income Tax Considerations."

          PARTNERS' TAX LIABILITY MAY EXCEED DISTRIBUTIONS. If a Partnership realizes profit for a taxable year, such profit will be taxable to the Partners in accordance with their distributive shares of Partnership profit, whether or not the profit actually has been distributed to its Partners. Accordingly, taxes payable by Partners with respect to Partnership profit may exceed the amount of Partnership distributions, if any, for a taxable year. Further, a Partnership may sustain losses offsetting such profit in a succeeding taxable year, so that Partners may never receive the profit on which they were taxed in the prior year. See "Material Federal Income Tax Considerations."
          POSSIBLE LIMITATION ON DEDUCTION OF CERTAIN EXPENSES. The deductibility of certain miscellaneous itemized deductions is limited to the extent such expenses exceed 2% of the adjusted gross income of an individual, trust or estate. In addition, certain of an individual's itemized deductions are reduced by an amount equal to the lesser of (i) 3% of such individual's adjusted gross income over a certain threshold amount and (ii) 80% of such itemized deductions. Based upon the activities of the Partnerships, the General Partner has been advised by its legal counsel that various expenses incurred by the Partnerships should not be subject to these limitations except to the extent that the Internal Revenue Service promulgates regulations that so provide. See "Material Federal Income Tax Considerations."

          POSSIBILITY OF TAX AUDIT. There can be no assurance that the Partnerships' tax returns will not be audited by the Internal Revenue Service or that adjustments to such returns will not be made as a result of such audits. If an audit results in an adjustment, Limited Partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes plus interest and/or penalties that may then be due. See "Material Federal Income Tax Considerations."


          ABSENCE OF REGULATIONS APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISERS. The Partnerships are not registered as investment companies or "mutual funds" under the Investment Company Act of 1940, as amended (or any similar state law), and neither the General Partner nor any Trading Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (or any similar state law). Investors, therefore, are not accorded the protective measures provided by such legislation. However, in accordance with the provisions of the Commodity Exchange Act, as amended (the "CEAct"), the regulations of the CFTC thereunder and the NFA rules, the General Partner is registered as a commodity pool operator, the Trading Managers are registered as commodity trading advisors, and DWR is registered as a futures commission merchant, each subject to regulation by the CFTC and each a member of the NFA in such respective capacities.


          THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL OF THE RISKS INVOLVED IN AN INVESTMENT IN THE
PARTNERSHIPS. LIMITED PARTNERS SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE DETERMINING WHETHER TO EFFECT EXCHANGES.

                            CONFLICTS OF INTEREST

RELATIONSHIP OF THE GENERAL PARTNER TO THE COMMODITY BROKER


          The General Partner is a wholly-owned subsidiary of Dean Witter, Discover & Co., a principal subsidiary of which, DWR, acts as the commodity broker for each Partnership pursuant to a Customer Agreement. In such capacity, DWR receives brokerage commissions for commodity transactions effected for each Partnership pursuant to the instructions of its Trading Managers. Because the General Partner is an affiliate of DWR, there has been no arm's-length negotiation of brokerage commission rates applicable to any Partnership transactions. Moreover, the General Partner has a disincentive to replace DWR as the commodity broker for the Partnerships. Most customers of DWR who maintain commodity trading accounts over $1,000,000 pay commissions at negotiated rates which are substantially less than the rate which is paid by each Partnership. Seventeen of the 23 currently active commodity pools for which Demeter acts as general partner are charged brokerage commissions on a roundturn basis (i.e., a charge for entering and exiting each commodity interest transaction), and six of such commodity pools are charged flat-rate asset-based brokerage fees.

          While each Customer Agreement is nonexclusive, so that each Partnership has the right to seek lower commission rates from other brokers at any time, the General Partner believes that the Customer Agreement and other arrangements between each Partnership and DWR are fair, reasonable and competitive, and represent the best price and services available, considering the matters discussed in this paragraph below and in the immediately succeeding paragraph. The General Partner, an affiliate of DWR, provides ongoing services to the Partnerships, which include evaluating, retaining, monitoring and terminating Trading Managers for the Partnerships and administering the redemption and Exchange of Units, and the General Partner has financial obligations as the general partner of the Partnerships. A significant portion of the brokerage commissions paid to DWR by each Partnership will be paid by DWR to its employees and certain Additional Sellers for providing continuing assistance to Limited Partners to whom they have sold Units. Such DWR employees and Additional Sellers who provide continuing advice to Limited Partners as to when and whether to redeem or Exchange Units may have a conflict of interest by reason of their receipt of a portion of the brokerage commissions paid to DWR by the Partnerships.
          The General Partner has reviewed, and will continue to review, the brokerage arrangements at least annually to ensure that they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each Partnership and the services provided, and costs, expenses, and risk borne, by DWR and the General Partner. See "The Commodity Broker" and "Fiduciary Responsibility."

          Each Partnership trades in currency forward contracts. Cornerstone II, III and IV each engage in differing amounts of trading in the forward markets and may do so through affiliates of the General Partner (all of the Partnerships' forward trading is currently done through DWR). Such forward trading may also be done through other dealers which are not affiliated with the General Partner under certain circumstances. See "Risk Factors-Risks Relating to Commodity Trading and the Commodities Markets-Forward Trading." The General Partner has a conflict of interest in selecting its affiliates as the parties with and through which the Partnerships will execute their forward trades and selecting other entities which might be able to make a better price or superior execution available to the Partnerships. The General Partner will review the Partnerships' forward trading arrangements on an annual basis in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances. See "Risk Factors-Risks Relating to Commodity Trading and the Commodities Markets-Forward Trading" and "The Commodities Market." Each Trading Manager has complete discretion to determine which trades the Partnership should make in futures contracts and other commodity interests in respect of the funds allocated to the Trading Manager, and the General Partner has no authority to intervene in the selection of trades, except to override trading instructions which would result in a violation of the Partnership's trading policies or to the extent necessary to fund any distributions, redemptions, Exchanges or reallocations among Trading Managers or to pay expenses of the Partnership. Since the General Partner is an affiliate of DWR, the General Partner has a conflict of interest between its responsibility to prevent each Trading Manager from engaging in excessive trading and its interest in allowing each Trading Manager to generate brokerage commissions for the benefit of DWR up to, but not exceeding, the caps on brokerage commissions.

          DWR and the General Partner may, from time to time, be subject to conflicting demands in respect of their obligations to the Partnerships and other commodity pools. Also, certain pools may generate larger brokerage commissions to DWR, resulting in increased payments to DWR employees. Since DWR employees may receive greater compensation from the sale of units of one pool over another, such employees are subject to a conflict of interest in providing advice to Limited Partners.

ACCOUNTS OF AFFILIATES OF THE GENERAL PARTNER


          While the General Partner does not trade futures interests for its own account (other than indirectly as a consequence of its position as general partner of commodity pools), certain of the officers, directors and employees of the General Partner and DWR, their affiliates, and officers, directors and employees of such affiliates, may from time to time trade commodity futures contracts and other commodity interests for their own proprietary accounts. In addition, DWR is a large futures commission merchant , handling substantial customer business in physical commodities and futures contracts, and is a clearing member of all major commodity exchanges in the United States. Thus, DWR may effect transactions for the account of each Partnership in which the other parties to the transactions are officers, directors, affiliates, employees, customers or correspondents of DWR or the General Partner. Such persons might also compete with a Partnership in bidding on purchases or sales of contracts without knowing that such Partnership is also bidding. Transactions for the officers, directors, affiliates, employees, customers and correspondents of DWR or the General Partner might be effected when similar trades for one or more Partnerships are not executed or are executed at less favorable prices. Limited Partners will not be permitted to inspect the trading records of the General Partner, DWR or persons related to them in light of their confidential nature.



          The Limited Partnership Agreements provide that no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in commodity brokerage commissions from transactions with the Partnerships. No commodity broker for the Partnerships may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Manager, and such prohibitions may not be circumvented by any reciprocal business arrangements.


MANAGEMENT OF OTHER ACCOUNTS BY EACH TRADING MANAGER


          Each Management Agreement allows the Trading Manager to manage commodity accounts in addition to the Partnership's account. Each Trading Manager and its principals and affiliates may at any time be trading their own proprietary accounts, advising accounts for other commodity pools and/or individual customers, and operating other commodity pools and will continue such activities in the future. Some Trading Managers may also operate more than one trading system in their management of accounts, some of which systems may not be used in trading for the Partnerships. Such other trading systems have in the past and may in the future experience significantly different performance results than the systems used in trading for the Partnerships. A Trading Manager may have a conflict of interest in rendering advice because its compensation for managing some other accounts may exceed its compensation for managing the Partnership's account, and therefore may provide an incentive to favor such other accounts. Moreover, if a Trading Manager makes trading decisions for such accounts and the Partnership's account at or about the same time, the Partnership may be competing with such other accounts for the same or similar positions. While the records of the Trading Manager's own account and accounts managed by it will not be made available to Limited Partners, each Management Agreement permits the General Partner access to such records in order to determine that the Partnership's account is traded fairly. Each Management Agreement also provides that the Trading Manager will deal with the Partnership in a fiduciary capacity to the extent recognized by applicable law and will not enter into transactions where it knowingly or deliberately favors itself or another client over the Partnership.


CUSTOMER AGREEMENT WITH DWR

          Each Partnership has opened a separate commodity trading account with DWR for each of its Trading Managers pursuant to its Customer Agreement.
 Under each such agreement, all funds, commodities and securities positions and credits carried for each Partnership are held as security for such Partnership's obligations to DWR; the margins required to initiate or maintain open positions will be as from time to time established by DWR; and DWR may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Partnership. Each Partnership also has agreed to indemnify and defend DWR, its stockholders, employees, officers, directors and affiliates against certain liabilities incurred by them by reason of acting as such Partnership's commodity broker. DWR, the General Partner or the Limited Partners of the Partnership by majority vote (subject to receipt of opinion of independent legal counsel that such vote would not constitute participation in the control of the Partnership's business and thus deny the Limited Partners limited liability) may terminate the brokerage relationship and close the Partnership's commodity account at DWR at any time upon 60 days' notice. If so terminated, the Partnership would have to negotiate a new customer agreement with a commodity broker upon terms and conditions, including brokerage commission rates, which cannot now be determined.

OTHER COMMODITY POOLS


          The General Partner is or has been the general partner for 25 other commodity pools. DWR is the commodity broker for such pools and several other commodity pools. Each may in the future establish and/or be the general partner or commodity broker for additional commodity pools, and any such pools may be said to be in competition with the Partnerships in that any one or more such pools might compete with the Partnerships for the execution of trades.


                          FIDUCIARY RESPONSIBILITY


          Investors should be aware that the General Partner has a fiduciary duty under the Partnership Act to the Limited Partners of each Partnership to exercise good faith and fairness in all dealings affecting such Partnership. The General Partner's fiduciary duty to the Limited Partners under each Limited Partnership Agreement is in accordance with the fiduciary duty owed to limited partners by a general partner under New York law. The Limited Partnership Agreements prohibit the Limited Partners from limiting, by any means, the fiduciary duty of the General Partner owed to the Limited Partners under statutory or common law. In the event that a Limited Partner believes that the General Partner has violated its responsibility, such Limited Partner may seek legal relief for himself and all other similarly situated Limited Partners or on behalf of the Partnership under the Partnership Act, the CEAct, applicable federal and state securities laws and other applicable laws to recover damages from, or to require an accounting by, the General Partner. The Trading Managers for each Partnership have a fiduciary duty under applicable law to that Partnership.

          Each Partnership has agreed to indemnify the General Partner and its stockholder, directors, officers, employees and controlling persons for actions or omissions relating to such Partnership, and also has agreed to indemnify each Trading Manager, and their respective stockholders, directors, officers and employees against all liabilities incurred in the performance of services for such Partnership, provided that in each case such actions or omissions were not the result of bad faith, misconduct or negligence or were done in good faith in the reasonable belief that the actions or omissions were in, or not opposed to, the best interests of such Partnership, and provided, further, that in any action brought by a Limited Partner in the right of the Partnership, the General Partner may only be indemnified to the extent and subject to the conditions specified in the Partnership Act. Each Partnership has agreed to certain other indemnities of its Trading Managers in connection with the offer and sale of Units. See "The Management Agreements." Under the terms of each Limited Partnership Agreement, no indemnification of the General Partner or its affiliates by the Partnership will be permitted for losses resulting from liabilities incurred for violation of federal or state securities laws in connection with the registration, offer or sale of the Units.
          Each Partnership has agreed to certain other indemnities of its respective Trading Managers in connection with the offer and sale of Units arising from material misrepresentations or omissions unrelated to the Trading Managers.
          DWR assumes no responsibility under the Customer Agreement except for rendering in good faith the services required of it thereunder. The Customer Agreement provides that DWR, its stockholder, directors, officers, employees and its or their respective successors or assigns will not be liable to a Partnership, its partners or any of its or their respective successors or assigns except by reason of acts of, or omissions due to, bad faith, misconduct or negligence, or for not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Partnership, or by reason of any material breach of the Customer Agreement. The Customer Agreement also provides that each Partnership will indemnify DWR, its stockholder, directors, officers, employees and its or their respective successors or assigns from and against all liabilities incurred in the performance of the services required by the Customer Agreement, provided that a court upon entry of final judgment finds (or, if no final judgment is entered, by an opinion rendered to the Partnership by independent counsel) that such liability was not the result of bad faith, misconduct or negligence or that the conduct which was the basis for such liability was done in the good faith belief that it was in, or not opposed to, the best interests of the Partnership. The Customer Agreement also provides that DWR will indemnify each Partnership, the partners of the Partnership and its or their respective successors or assigns from and against all liabilities incurred as a result of the performance of the services required by the Customer Agreement, provided that such liability arises from conduct of DWR which has been found by a court upon entry of final judgment (or, if no final judgment is entered, by an opinion rendered to the Partnership by independent counsel) to be the result of bad faith, misconduct or negligence, or for conduct not done in the good faith belief that it was in, or not opposed to, the best interests of the Partnership or by reason of any material breach of the Customer Agreement. Note that, with respect to indemnification for liabilities arising under the 1933 Act for directors, officers or controlling persons of the Partnership or the General Partner, it is the opinion of the SEC that such indemnification is against public policy, as expressed in the 1933 Act, and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the CEAct will be determined by the CFTC on a case-by-case basis.


                          THE CORNERSTONE FUNDS

          Cornerstone II and III were formed as limited partnerships on December 7, 1983 and commenced trading operations on January 2, 1985, while Cornerstone IV was formed as a limited partnership on December 11, 1986 and commenced trading operations on May 1, 1987. The Partnerships are each currently engaged in the speculative trading of a diverse group of commodity interest contracts. Each Partnership trades pursuant to the trading systems, method, and strategies utilized by the Trading Managers retained by the General Partner for each Partnership as described under "The Trading Managers."

THE OFFERING OF UNITS


          In January 1985, Cornerstone II and III commenced their Continuing Offering of unsold Units and in May 1987, Cornerstone IV joined that Continuing Offering. Capital contributions from the sale of Units have been accepted by such Partnerships at the 136 Monthly Closings held as of June 30, 1996. As of July 1, 1996, there were 14,675.65 unsold Units available for Exchange.


          As of June 30, 1996, Cornerstone II has sold an aggregate of 41,586.710 Units and received net proceeds of $65,253,651. Included in these numbers are Exchanges of Units in Cornerstone III and IV for Units in Cornerstone II. As of June 30, 1996, Cornerstone II had Net Assets of $28,942,618 and the Net Asset Value of a Unit thereof was $2,823.08.


          As of June 30, 1996, Cornerstone III has sold an aggregate of 74,394.567 Units and received net proceeds of $137,103,376. Included in these numbers are Exchanges of Units in Cornerstone II and IV for Units in Cornerstone III. As of June 30, 1996, Cornerstone III had Net Assets of $39,178,794 and the Net Asset Value of a Unit thereof was $2,275.15.


          As of June 30, 1996, Cornerstone IV has sold an aggregate of 100,499.637 Units and received net proceeds of $167,510,620. Included in these numbers are Exchanges of Units in Cornerstone II and Cornerstone III for Units in Cornerstone IV. As of June 30, 1996, Cornerstone IV had Net Assets of $97,586,050 and the Net Asset Value of a Unit thereof was $2,947.54.


          In connection with the offering of Units, the General Partner contributed $511,389, $749,244 and $1,549,805 to Cornerstone II, III and IV, respectively, and, as of June 30, 1996, the General Partner owned 217.400,
382.103 and 638.889 Units of General Partnership Interest in Cornerstone II, III and IV, respectively. As of June 30, 1996, Cornerstone II had 3,598 Limited Partners, Cornerstone III had 6,233 Limited Partners, and Cornerstone IV had 10,533 Limited Partners.


          Prior to October 1, 1994, DWR was reimbursed by the Partnerships for certain continuing offering expenses by means of a "Continuing Expense Charge" added to the sales price of Units sold in the Continuing Offering.
DWR has been reimbursed in full for the initial offering expenses of Cornerstone II, III and IV, and as of June 30, 1996, had approximately $113,930 in excess reimbursed continuing offering expenses. During the Continuing Offering, DWR has been able to contribute periodically aggregate excess reimbursement of $1,418,000 to the Partnerships (which includes amounts to Cornerstone I) as follows: Cornerstone II, $264,079; Cornerstone III, $633,109; and Cornerstone IV, $379,335. Because the sale of Units to investors (other than pursuant to Exchanges) has been terminated, DWR will not collect any additional continuing expense charges.

PERFORMANCE RECORDS

PERFORMANCE OF DEAN WITTER CORNERSTONE FUND II


          Capsule I sets forth the actual performance record of Cornerstone II from January 1, 1991 through June 30, 1996. As of the date of this Prospectus, all funds received at Monthly Closings have been allocated two-thirds to JWH and one-third to Abacus. As of the date of this Prospectus, the funds allocated to JWH are allocated to the Original Investment Program, the Global Diversified and the International Foreign Exchange Program. In the future, allocations and/or reallocations may be made among such systems and/or additional systems. See "The Trading Managers-Dean Witter Cornerstone Fund II."


PERFORMANCE OF DEAN WITTER CORNERSTONE FUND III


          Capsule II sets forth the actual performance record of Cornerstone III from January 1, 1991 through June 30, 1996. As of the date of this Prospectus, Sunrise will receive approximately one-half, and WISC and Abraham will each receive approximately one-quarter, of the proceeds of any Exchanges of Cornerstone III. See "The Trading Managers-Dean Witter Cornerstone Fund III."


PERFORMANCE OF DEAN WITTER CORNERSTONE FUND IV


          Capsule IV sets forth the actual performance record of Cornerstone IV from January 1, 1991 through June 30, 1996. Since the commencement of trading on May 1, 1987, Cornerstone IV's trading has been directed by its initial two Trading Managers, JWH and Sunrise. See "The Trading Managers-Dean Witter Cornerstone Fund IV." As of the date of this Prospectus, all funds received by Cornerstone IV at Monthly Closings have been allocated equally among its Trading Managers, except for certain periods in which the General Partner allocated assets between JWH and Sunrise based on their respective percentage of total assets managed.

                                _______________


          INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN CAPSULES I, II AND III AND THE FOOTNOTES THERETO IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY CORNERSTONE II, III AND IV, RESPECTIVELY, IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT ANY PARTNERSHIP WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

                                                                    CAPSULE I

              PERFORMANCE OF DEAN WITTER CORNERSTONE FUND II

                                                          Type of Pool:  Publicly-Offered Pool
                                                  Inception of Trading:  January 1985
                                               Aggregate Subscriptions:  $65,253,651
                                                Current Capitalization:  $28,942,618
                                      Current Net Asset Value per Unit:  $2,823.08
                                        Worst Monthly Percent Drawdown:  (9.76)% (January 1992)
                                        Worst Month-end Peak-to-Valley:  (22.29)% (5 months, 1/92-5/92)


                 Monthly
                 Rate of
                 Return(a)            1996         1995           1994           1993           1992           1991
                 ---------            ----         ----           ----           ----           ----           ----
                                       %            %              %              %               %             %
                January              1.98          (2.85)        (3.17)          (3.97)         (9.76)        (3.62)
                February            (6.13)         10.88          0.12            7.79          (6.72)        (0.78)
                March                0.07          13.73          3.16           (0.07)         (1.84)         7.14
                April                4.76           4.18         (2.59)           3.10          (3.08)        (0.60)
                May                 (3.14)         (0.37)         3.84            0.82          (2.96)         2.01
                June                 2.60          (0.29)         2.50           (0.89)          8.27          2.41
                July                               (3.82)        (3.86)           7.92          10.24         (9.38)
                August                             (0.46)        (4.70)          (5.45)         10.80         (3.85)
                September                          (2.52)         0.77           (1.69)         (5.19)         3.48
                October                            (0.40)        (5.31)          (2.62)         (1.08)        (2.44)
                November                            3.20          3.35           (0.30)          2.01         (2.10)
                December                            4.00         (2.80)           3.87           0.34         21.15

                Compound
                Annual
                (Period)            (0.27)         26.50         (8.93)           7.81          (1.34)        10.98
                Rate of Return(b)


               PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE
                             OF FUTURE RESULTS

                                                                    CAPSULE II

               PERFORMANCE OF DEAN WITTER CORNERSTONE FUND III

                                                          Type of Pool:  Publicly-Offered Pool
                                                  Inception of Trading:  January 1985
                                               Aggregate Subscriptions:  $137,103,376
                                                Current Capitalization:  $39,178,794
                                      Current Net Asset Value per Unit:  $2,275.15
                                        Worst Monthly Percent Drawdown:  (15.04)% (February 1996)
                                         Worst Month-end Peak-to-Valley  (31.35)% (52 months, 10/90-1/95)

                 Monthly
                 Rate of
                 Return(a)            1996         1995           1994           1993           1992           1991
                 ---------            ----         ----           ----           ----           ----           ----
                                       %            %              %             %                %             %
                January               2.09         (7.31)      (10.58)         (5.57)          (10.46)       (14.74)
                February            (15.04)         1.88        (3.06)          8.96            (7.07)        (3.26)
                March                (0.93)        12.40         4.47          (2.60)           (7.16)        17.34
                April                 9.35          2.44        (3.23)          4.13            (0.13)        (1.53)
                May                  (5.33)         4.24         3.78           1.60            (0.36)         0.99
                June                  1.95          0.10         5.60           0.17            10.37          8.37
                July                               (4.17)       (3.86)          4.79            11.46        (12.21)
                August                              1.89        (6.49)         (9.31)            7.63         (9.18)
                September                           0.63         3.82          (4.97)           (4.16)         2.40
                October                            (1.66)        4.08          (6.08)           (6.21)        (0.11)
                November                            6.35         0.09          (2.42)            0.44         (0.53)
                December                            9.37        (3.68)          8.32            (3.25)        32.33

                Compound
                Annual
                (Period)             (9.31)        27.50       (10.04)         (4.78)          (11.08)        11.97
                Rate of Return(b)

                 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF
                                  FUTURE RESULTS

                                                                    CAPSULE III

                PERFORMANCE OF DEAN WITTER CORNERSTONE FUND IV

                                                          Type of Pool:  Publicly-Offered Pool
                                                  Inception of Trading:  January 1985
                                               Aggregate Subscriptions:  $167,505,645
                                                Current Capitalization:  $97,586,050
                                      Current Net Asset Value per Unit:  $2,947.54
                                        Worst Monthly Percent Drawdown:  (10.12)% (January 1992)
                                         Worst Month-end Peak-to-Valley  (37.85)% (18 months, 8/93-1/95)


                 Monthly
                 Rate of
                 Return(a)            1996          1995         1994           1993            1992           1991
                 ---------            ----          ----         ----           ----            ----           ----
                                       %             %            %              %                %             %
                January               3.19         (7.65)       (1.12)         (5.29)           (9.64)       (10.12)
                February             (5.78)         6.27        (2.75)         12.92            (7.40)        (6.91)
                March                 2.80         27.02         0.29          (2.55)            1.60         26.00
                April                 2.97          2.39        (3.19)          0.03            (6.40)         1.83
                May                   1.19         (4.83)       (3.65)          3.95             2.71          1.24
                June                 (0.23)        (0.62)        6.72           0.92            15.10          9.45
                July                               (1.06)       (4.21)          5.87             7.47         (9.47)
                August                              5.49        (3.57)         (5.57)           17.25         (8.50)
                September                          (0.06)        1.66          (2.10)           (4.21)         6.69
                October                             0.74         4.93          (7.48)           (0.99)        (5.29)
                November                           (2.57)       (6.82)         (7.50)            0.60          5.26
                December                           (0.52)       (2.73)         (0.78)           (2.40)        27.40

                Compound
                Annual
                (Period)              3.91         22.96       (14.27)        (9.12)            10.37         33.52
                Rate of Return(b)


               PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF
                               FUTURE RESULTS

               DEAN WITTER CORNERSTONE FUNDS II, III, and IV

                    FOOTNOTES TO CAPSULES I, II AND III

          "Drawdown" means decline in net asset value per unit. "Worst Month-End Peak-to-Valley" as used herein is equivalent to the "drawdown" experienced by a Partnership, determined in accordance with CFTC Rule 4.10 and represents the greatest percentage decline from any month-end net asset value per unit which occurs without such month-end net asset value per unit being equaled or exceeded as of a subsequent month-end. In dollar terms, for example, if the net asset value per unit of a Partnership declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level. Such "drawdowns" are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.
           (a) "Monthly Rate of Return" is calculated by dividing Net Performance by Beginning Net Asset Value. See Footnotes (b) and (k) above. Annual (Period) Rate of Return is calculated by taking the change in Net Asset Value per Unit during the year (period) and dividing it by the Net Asset Value per Unit at the beginning of the year (period).
          (b) "Compound Annual Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

                         SELECTED FINANCIAL DATA


          The following is the results of operations of Cornerstone II, III and IV for the six months ended June 30, 1996 and 1995 (Unaudited) and the years ended December 31, 1995, 1994, 1993, 1992 and 1991. For the complete financial statements of the Partnerships, see page F-2 of this Prospectus. For performance information with respect to each Partnership, see "The
Cornerstone Funds-Performance Records."


                                                                DEAN WITTER CORNERSTONE FUND II
                                  ---------------------------------------------------------------------------------------------
                                  FOR THE SIX MONTHS ENDED                         FOR THE YEARS ENDED
                                           JUNE 30,                                     DECEMBER 31,
                                  ------------------------    ------------------------------------------------------------------
                                     1996          1995          1995          1994          1993         1992           1991
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                       $            $             $              $            $             $              $
REVENUES
Trading Profit (Loss):
Realized                           2,187,355    12,177,479    11,081,716      (878,688)    2,539,342     7,025,818       (24,586)
Net change in unrealized          (1,305,646)   (2,585,376)     (947,973)      556,567     2,029,459    (5,295,641)    5,681,831
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Trading Results                881,709     9,592,103    10,133,743      (322,121)    4,568,801     1,730,177     5,657,245
Interest income (DWR)                600,791       797,905     1,471,022     1,153,003       694,085       730,244     1,191,975
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Revenues                     1,482,500    10,390,008    11,604,765       830,882     5,262,886     2,460,421     6,849,220
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
EXPENSES
Brokerage commissions (DWR)          915,764     1,012,805     1,864,093     2,336,047     1,773,947     1,757,227     2,257,402
Management fees                      593,095       689,946     1,307,872     1,346,905     1,157,221     1,051,459     1,099,252
Transaction fees and costs            77,861        78,951       160,238       194,384       141,974       146,367       162,302
Common Administrative Expenses         5,498         8,184         8,183        49,101        68,511        69,697        63,844
Incentive fees                            --       533,049       381,720            --        19,886           461       311,167
Amortization of organization
  costs                                   --            --            --            --            --            --            --
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Expenses                     1,592,218     2,322,935     3,722,106     3,926,437     3,161,539     3,025,211     3,893,967
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
NET INCOME (LOSS)                   (109,718)    8,067,073     7,882,659    (3,095,555)    2,101,347      (564,790)    2,955,253
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------

NET INCOME (LOSS) PER UNIT
  FOR PERIOD
Limited Partners                       (7.57)       599.36        592.90       (219.47)       178.05        (30.96)       228.53
General Partner                        (7.57)       599.36        592.90       (219.47)       178.05        (30.96)       228.53
TOTAL ASSETS AT  END OF PERIOD    29,438,133    34,846,208    31,558,306    32,062,117    32,511,448    27,333,796    30,907,357
TOTAL NET ASSETS AT THE END
  OF PERIOD                       28,942,618    33,425,976    30,828,888    31,372,002    31,941,373    26,579,165    29,919,471
NET ASSET VALUE PER UNIT AT
  THE END OF PERIOD
Limited Partners                    2,823.08      2,837.11      2,830.65      2,237.75      2,457.22      2,279.17      2,310.13
General Partner                     2,823.08      2,837.11      2,830.65      2,237.75      2,457.22      2,279.17      2,310.13


                                                               DEAN WITTER CORNERSTONE FUND III
                                  ---------------------------------------------------------------------------------------------
REVENUES
Trading Profit (Loss):
Realized                           2,878,851    11,836,860    14,260,042       913,869      (627,751)    8,714,136     3,664,662
Net change in unrealized          (5,375,435)   (3,783,673)      561,437    (1,350,056)    3,815,157   (10,192,893)   10,995,272
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Trading Results             (2,496,584)    8,053,187    14,821,479      (436,187)    3,187,406    (1,478,757)   14,659,934
Interest income (DWR)                852,476     1,084,659     2,061,461     1,744,148     1,445,561     1,771,620     2,686,389
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Revenues                    (1,644,108)    9,137,846    16,882,940     1,307,961     4,632,967       292,863    17,346,323
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
EXPENSES
Brokerage commissions (DWR)        1,642,356     2,029,632     3,499,743     4,417,718     4,587,865     5,203,792     6,004,327
Management fees                      830,166       933,853     1,828,013     2,014,028     2,375,033     2,536,398     2,474,621
Incentive fees                            --            --           --             --            --            --        73,298
Transaction fees and costs           207,271       283,803       502,332       434,287       348,493       390,742       419,603
Common Administrative Expenses         9,357        21,158        21,158       122,423       150,937       154,323       140,023
Amortization of organization
  costs                                   --            --            --            --            --            --            --
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Expenses                     2,689,150     3,268,446     5,851,246     6,988,456     7,462,328     8,285,255     9,111,872
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
NET INCOME (LOSS)                 (4,333,258)    5,869,400    11,031,694    (5,680,495)   (2,829,361)   (7,992,392)    8,234,451
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
NET INCOME (LOSS) PER UNIT
  FOR PERIOD
Limited Partners                     (233.53)       264.62        541.04       (219.67)      (109.91)      (286.23)       276.20
General Partners                     (233.53)       264.62        541.04       (219.67)      (109.91)      (286.23)       276.20
TOTAL ASSETS AT  END OF PERIOD    40,128,967    48,312,477    48,156,795    48,308,274    57,323,283    61,615,811    76,220,509
TOTAL NET ASSETS AT THE END
  OF PERIOD                       39,178,794    46,988,499    46,949,674    47,002,453    56,156,693    60,300,087    74,390,400
NET ASSET VALUE PER UNIT AT
  THE END OF PERIOD
Limited Partners                    2,275.15      2,232.26      2,508.68      1,967.64      2,187.31      2,297.22      2,583.45
General Partner                     2,275.15      2,232.26      2,508.68      1,967.64      2,187.31      2,297.22      2,583.45

                                                                DEAN WITTER CORNERSTONE FUND IV
                                  ---------------------------------------------------------------------------------------------
                                  FOR THE SIX MONTHS ENDED                         FOR THE YEARS ENDED
                                           JUNE 30,                                     DECEMBER 31,
                                  ------------------------    ------------------------------------------------------------------
                                     1996          1995          1995          1994          1993         1992           1991
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                       $            $             $              $            $             $              $
REVENUES
Trading Profit (Loss):
Realized                           3,377,864    23,221,027    27,041,974   (10,447,878)   (4,335,118)   34,953,946     9,396,518
Net change in unrealized           2,509,113       367,966      (198,148)   (1,726,877)      717,487   (16,706,667)   21,141,765
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Trading Results              5,886,977    23,588,993    26,843,826   (12,174,755)   (3,617,631)   18,247,279    30,538,283
Interest income (DWR)              2,039,400     2,494,527     4,912,698     4,129,344     2,937,637     2,509,220     2,873,355
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Revenues                     7,926,377    26,083,520    31,756,524    (8,045,411)     (697,994)   20,756,499    33,411,638
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
EXPENSES
Management fees                    2,030,247     2,348,957     4,575,372     4,952,206     4,945,676     3,806,489     2,826,553
Incentive fees                            --            --            --            --     1,400,473     1,415,723     3,512,191
Brokerage commissions (DWR)        1,888,542     1,761,793     2,776,225     5,336,659     6,634,741     4,544,067     3,905,849
Transaction fees and costs           109,211       106,358       168,718       339,083       398,959       264,789       230,259
Common Administrative Expenses        18,143        39,890        39,890       228,633       223,551       192,980       158,616
Amortization of organization
  costs                                   --            --            --         7,659            --           800         2,400
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Expenses                     4,046,143     4,256,998     7,560,205    10,864,240    13,603,400    10,224,848    10,635,868
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
NET INCOME (LOSS)                  3,880,234    21,826,522    24,196,319   (18,909,651)  (14,283,394)   10,531,651    22,775,770
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------

NET INCOME (LOSS) PER UNIT
  FOR PERIOD
Limited Partners                      110.81        477.99        529.66       (383.89)      (270.10)       278.32        673.46
General Partner                       110.81        477.99        529.66       (383.89)      (270.10)       278.32        673.46

TOTAL ASSETS AT  END OF PERIOD    99,947,950   118,462,852   105,362,851   112,210,624   127,032,391   109,126,365    94,940,630
TOTAL NET ASSETS AT THE END
  OF PERIOD                       97,586,050   116,166,584   103,667,011   109,892,266   125,200,630   104,024,062    90,423,078
NET ASSET VALUE PER UNIT AT
  THE END OF PERIOD
Limited Partners                    2,947.54      2,785.06      2,836.73      2,307.07      2,690.96      2,961.06      2,682.74
General Partners                    2,947.54      2,785.06      2,836.73      2,307.07      2,690.96      2,961.06      2,682.74

                 MANAGEMENT'S DISCUSSION AND ANALYSIS
                     OF FINANCIAL CONDITION AND
                        RESULTS OF OPERATIONS


          LIQUIDITY. The assets of Cornerstone II, III and IV are deposited with DWR in separate commodity trading accounts established by DWR for each Trading Manager and are used by each Partnership as margin to engage in trading. DWR holds such assets in either non-interest-bearing bank accounts or in securities approved by the CFTC for investment of customer funds. See "I nvestment Program, Use of Proceeds and Trading Policies." Each Partnership's assets held by DWR may be used as margin solely for such Partnerships trading. Since each Partnership's sole purpose is to trade in commodity futures contracts and other commodity interests, it is expected that each Partnership will continue to own such liquid assets for margin purposes.


          The Partnerships' investment in commodity futures contracts and other commodity interests may be illiquid. See "Risk Factors-Risks Relating to Commodity Trading and the Commodities Markets-Commodity Trading May be Illiquid." If the price for a futures contract for a particular commodity has increased or decreased by an amount equal to the "daily limit," positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Partnership from promptly liquidating its commodity futures positions and result in restrictions on redemptions. See "Redemptions." Cornerstone IV may be subject to additional liquidity risks because it trades exclusively in world currencies, the markets for some of which are or may become illiquid at times. See "Risk Factors." However, since commencement of trading by the Partnerships there has never been a time when illiquidity has affected a material portion of any Partnership's assets.



          CAPITAL RESOURCES. No Partnership has, nor does it expect to have, any capital assets. Redemptions and Exchanges will affect the amount of funds available for investments in commodity futures contracts and other commodity interests in subsequent periods. Since redemptions are at the discretion of Limited Partners, it is not possible to estimate the amount and future impact thereof.


          RESULTS OF OPERATIONS. Due to the nature of the Partnerships' business, the Partnerships' results depend on their Trading Managers and the ability of their trading systems to take advantage of price movements or other profit opportunities in the commodities markets. The following presents a summary of the operations of each Partnership for the years 1993, 1994 and 1995 and the six months ended June 30, 1996, and a general discus-sion of the trading activities of each Partnership in certain markets during each period. It is important to note that the Trading Managers trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by a Trading Manager or will be profitable in the future. Consequently, the results of operations of the Partnerships are difficult to discuss other than in the context of each Trading Manager's trading activities on behalf of each Partnership as a whole and how each Partnership has performed in the past. See "The Cornerstone Funds-Performance Records" and "Selected Financial Data" above and the financial statements of the Partnerships herein.

CORNERSTONE II

          RESULTS OF OPERATIONS FOR 1993. In 1993, the Partnership recorded gains of 7.8%. Cornerstone II began 1993 with positive performance in the first quarter as a result of profits in the currency, financials and soft commodities sectors. Increasing price trends in the value of the Japanese yen, U.S. and Japanese interest rate futures and in sugar and cotton prices all contributed to profits. Second quarter performance was also positive as the Partnership took advantage of further strengthening in the value of the Japanese yen as well as from an increase in precious metals prices during April. The third quarter was relatively flat as profits in July across many distinct market sectors (currencies, metals, agriculturals and energies) were offset by losses in August and September as a result of a short-term volatility in currencies coupled with the inability of more traditional commodities to sustain July trends. Fourth quarter performance was also sideways as profits in December from long metals and agriculturals positions as well as short energies positions were offset by a continued difficult trading environment in the currencies sector.

          Overall, 1993 proved to be a modestly positive year for the Partnership as the Partnership benefited from price trends in the first half of the year in the currency and global financial futures markets. For the year ended December 31, 1993, Cornerstone II's total trading revenues, including interest income, were $5,262,886. Total expenses for the year were $3,161,539, resulting in a net gain of $2,101,347. The Net Asset Value of a Unit increased from $2,279.17 at December 31, 1992 to $2,457.22 at December 31, 1993.

          RESULTS OF OPERATIONS FOR 1994. During 1994, the Partnership recorded a loss of 8.9%. Cornerstone II began the year with losses as a result of short-term volatility in currencies. Smaller losses were also experienced in the financials, metals and energy sectors. Trading gains during March offset losses for the first quarter as the Partnership benefited from the downward price movement in U.S. and European interest rate and stock index futures. The second quarter began with losses in April from a sharp reversal in the value of the U.S. dollar on April 5th, resulting in losses from previously established positions. Additional losses in April resulted from trendless price patterns in the agricultural and metals markets. May and June were profitable as a strong upward trend in coffee prices produced gains from long positions. Gains were also recorded in the energy, base metals and interest rate futures markets during June. The third quarter began with losses in July as the value of the U.S. dollar moved in a short-term volatile pattern versus the Japanese yen and most major European currencies. Additional losses were recorded as the previously established downward trend in the U.S. and European interest rate futures reversed. During August, losses resulted from short-term volatility in currencies and from trading in the metals and energy complexes. In September, gains were recorded in the currency markets due to newly established downward movement in the value of the U.S. dollar versus major European currencies. The fourth quarter began with losses in October, primarily from trading in global financial futures, coffee and precious metals futures. Gains in November were recorded from short positions in the coffee and cocoa markets. Additional profits were experienced in the financial futures markets. December resulted in losses from trading in the currency, agricultural and financial futures markets.
          Overall, losses in Cornerstone II for the calendar year 1994 were due to short-term volatility across a variety of futures market sectors and a lack of consistent directional movement in currency values versus the U.S. dollar and one another. For the year ended December 31, 1994, the Partnership's total trading revenues, including interest income, were $830,882. The Partnership's total expenses for the year were $3,926,437, resulting in a net loss of $3,095,555. The Net Asset Value of a Unit decreased from $2,457.22 at December 31, 1993 to $2,237.75 at December 31, 1994.
          RESULTS OF OPERATIONS FOR 1995. During 1995, the Partnership recorded a gain of 26.5%. During January, Cornerstone II recorded net losses as a result of short-term volatile movement in the value of the U.S. dollar relative to most major world currencies. Smaller losses were recorded in financial and agricultural futures trading. The Partnership profited significantly during February and March as the value of most major world currencies increased relative to the U.S. dollar, resulting in profits for the Partnership's long positions in major European currencies and the Japanese yen. Additional gains were recorded from long positions in global bond futures as prices moved higher. Smaller gains were recorded in crude oil futures. In April, a continued upward trend in global financial futures prices resulted in gains for the Partnership's previously established long stock index and bond futures positions. Additional gains were recorded for the Partnership's long Japanese yen positions. Small net losses were recorded during May as losses in currencies and commodities trading offset gains in global financial futures. Cornerstone II recorded losses as the previous upward trend in global interest rate futures prices pulled back during June. Smaller losses were recorded in currency and agricultural futures trading, but gains recorded in the energy markets and coffee futures offset a majority of these losses. During July, the Partnership posted net losses as a result of trading in global bond futures. Losses were also recorded in the currency markets as the value of most major world currencies moved in a narrow trading range relative to one another. Smaller losses were recorded during August in global bond futures, as prices experienced a period of short-term volatile movement. These losses, coupled with losses recorded in soft commodities and silver futures, more than offset gains recorded from transactions involving the Japanese yen. Losses in September were due primarily to erratic price movement in global interest rate and stock index futures. Smaller losses were recorded in energy and metals futures. Losses were recorded during October as trendless price movement was commonplace in several of the markets traded by the Partnership, including cotton, crude oil and global interest rate futures. Trading profits recorded from short Japanese yen positions offset a portion of these losses. Trading during November resulted in profits as global bond futures prices increased during the month. Additional gains were recorded from short coffee futures positions as prices declined during the month. In December, the Partnership was profitable primarily due to strong price trends in energies, agriculturals and soft commodities.
          Overall, Cornerstone II was profitable during 1995 primarily as a result of sustained trends in global financial futures and currencies in the first half of the year. Smaller profits were recorded late in the year from strong trends in domestic commodities. For the year ended December 31, 1995, the Partnership's total trading revenues, including interest income, were $11,604,765. The Partnership's total expenses for the year were $3,722,106, resulting in net income of $7,882,659. The Net Asset Value of a Unit increased from $2,237.75 at December 31, 1994 to $2,830.65 at December 31, 1995.


          RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996. During the first half of 1996, the Partnership posted a loss of 0.3%. Losses were recorded in the currency markets during February as previously established short Japanese yen and German mark positions experienced losses due to a sharp reversal upward in the value of these currencies relative to the U.S. dollar. Losses were also recorded in energy futures and soft commodities. During January, the Partnership recorded smaller losses from energy futures trading as a result of a sharp and sudden reversal in crude oil prices. During March, long positions in crude oil futures profited as energy prices moved upward. These gains, coupled with smaller gains from transactions involving the Australian dollar and Japanese yen, helped to offset a portion of the losses recorded during the first quarter.


          During the second quarter, the Partnership posted a gain in Net Asset Value per Unit. The most significant trading gains were recorded in the currency markets during April as the value of the Swiss franc, German mark and French franc moved lower relative to the U.S. dollar. As a result, the Partnership profited from short positions in these currencies.
Additional gains were recorded from short Japanese yen positions during May and June as the value of the yen moved lower versus the U.S. dollar from late May through June. Trading gains were also recorded in the agricultural markets from long positions in corn, wheat and soybean futures as prices moved higher. In metals, short copper futures positions profited during June as prices moved sharply lower on news of significant losses incurred in copper by Sumitomo Corporation. Smaller gains were recorded from short positions in silver and gold futures as precious metals prices also moved lower during June. These gains were partially offset by losses recorded from financial futures trading as non-U.S. interest rate and Australian stock index futures prices moved in a trendless pattern throughout the quarter. Smaller losses were recorded in the energy markets during May.


          For the six months ended June 30, 1996, the Partnership's total trading revenues, including interest income, were $1,482,500. The total expenses for the period were $1,592,218, resulting in a net loss of $109,718.
 The Net Asset Value of a Unit decreased from $2,830.65 at December 31, 1995 to $2,823.08 at June 30, 1996. In comparison, for the six months ended June 30, 1995, the Partnership's total trading revenues, including interest income, were $10,390,008; the total expenses for such period were $2,322,935, generating net income of $8,067,073; and the Net Asset Value of a Unit increased from $2,237.75 at December 31, 1994 to $2,837.11 at June 30, 1995.


          To enhance the foregoing comparison of results of operations from year to year, prospective investors can examine, line by line, the Statement of Operations and Statement of Financial Condition. Total trading results were profitable in 1993 and 1995 and unprofitable in 1994 and for the six months ended June 30, 1996.

          Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury Bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income totals for each year and for the six months ended June 30, 1996. Interest income was less in 1993 than 1992 due to a decline in interest rates paid on U.S. Treasury Bills in 1993. During 1994 and 1995, interest income to the Partnership increased as a result of increasing rates on U.S. Treasury Bills. During the first half of 1996, a reduction in U.S. Treasury bill rates and in the size of the Partnership resulted in a decrease in interest income to the Partnership relative to the first half of 1995.


          In regard to expenses of the Partnership, brokerage commissions and transaction fees and costs in the aggregate were slightly greater in 1993 than 1992 due to an increase in the total size of the Partnership. 1994 witnessed a greater increase from 1993 due to an increase in trading volume resulting from more short-term volatile price movement in a majority of futures markets traded by the Partnership's Trading Managers. In 1995, commissions and transaction fees and costs declined as a result of the presence of more long-term price trends in futures markets in which the Partnership's Trading Managers concentrate their participation, as well as a reduction of the 1% monthly commission cap to 3/4 of 1% on April 1, 1995. This reduction of the cap also resulted in brokerage commissions and transaction fees being lower during the first half of 1996 relative to the first half of 1995.


          Management fees to the Partnership are charged at a 4% annual rate of Net Assets and have fluctuated from year to year in direct proportion to the size of the Partnership's Net Assets. Incentive fees were paid in 1992, 1993 and 1995, but not in 1994 or the first half of 1996. Incentive fees are only paid on an annual basis or on any redeemed Units on a monthly basis if the Partnership is profitable. Incentive fees were greatest in 1995 due to the Partnership's more successful trading performance than in other years indicated. Common administrative expenses have declined each year since 1992 as a result of decreased printing costs for the Monthly Reports and the termination of the Partnership's continuous offering in the second half of 1994.


CORNERSTONE III

          RESULTS OF OPERATIONS FOR 1993. Cornerstone III posted a decline of approximately 4.78% for the year 1993. The first half of 1993 was a profitable six-month period for the Partnership as a result of trading gains from long Japanese yen positions as the value of the yen increased relative to the U.S. dollar and major European currencies, long precious metals positions as gold and silver prices moved sharply higher during April, and from long U.S. interest rate futures positions as long-term U.S. interest rates declined throughout a majority of the first six months. Despite starting the second half of the year with strong profits during July, the Partnership posted overall net losses for the second half of the year due in large part to sharp trend reversals followed by significant short-term price volatility in currencies. These losses, coupled with a lack of significant opportunity in domestic futures markets during the period August to November, resulted in difficult performance for the Partnership during this period.
          Overall, net losses were recorded by the Partnership during 1993 as profits recorded during the first half of the year were more than offset by losses recorded during the second half of the year. These losses were the result of trend reversals in the currency markets, as well as trendless price movement across a variety of markets traded by the Partnership. For the year ended December 31, 1993, the Partnership's total trading revenues, including interest income, were $4,632,967. The Partnership's total expenses for the year were $7,462,328, resulting in a net loss of $2,829,361. The Net Asset Value of a Unit decreased from $2,297.22 at December 31, 1992 to $2,187.31 at December 31, 1993.
          RESULTS OF OPERATIONS FOR 1994. During 1994, the Partnership recorded a net loss of 10.0%. In January 1994, losses were recorded from transactions involving most major foreign currencies as short-term volatility continued in the currency markets. In February, losses resulted from continue d trendless movement in the U.S. dollar versus major European currencies, as well as in global financial, energy and agricultural futures. Gains in March offset a portion of the quarter's losses as the Partnership capitalized on a downward trend in U.S. and European interest rates futures and from a downward move in the value of the U.S. dollar versus major European currencies. The second quarter of 1994 provided relief, primarily from trading gains attributable to a strong move higher in coffee prices throughout the quarter and a decline in the value of the U.S. dollar relative to major world currencies during June. Trading losses in a variety of markets recorded from price choppiness during April offset a portion of overall gains recorded during the quarter. The second half of 1994 began negatively as the value of the U.S. dollar moved in a short-term volatile pattern versus the Japanese yen and most major European currencies.
Additional losses during July and August were recorded from trading global financial futures due to short-term volatility in these markets. During September, profits were recorded from transactions involving most major foreign currencies. In October, profits were provided by gains recorded in the currency markets, as the value of the U.S. dollar declined versus most major European currencies, and in the base metals and cotton futures markets. In November, a reversal in the downward move of the U.S. dollar versus major foreign currencies resulted in losses. Losses during December were due to the sudden decrease in value of the U.S. dollar on December 28th after it had shown signs of strengthening during November and early December.
          Overall, the Partnership's trend-following approach resulted in significant losses in currencies and global financial futures during 1994. Smaller profits in traditional commodities markets such as coffee, cotton and base metals helped to offset a portion of these losses.
          For the year ended December 31, 1994, the Partnership's total trading revenues, including interest income, were $1,307,961. The
Partnership's total expenses for the year were $6,988,456, resulting in a net loss of $5,680,495. The Net Asset Value of a Unit decreased from $2,187.31 at December 31, 1993 to $1,967.64 at December 31, 1994.

          RESULTS OF OPERATIONS FOR 1995. During 1995, the Partnership recorded a net gain of 27.5%. During January, the Partnership recorded losses as the value of the U.S. dollar declined relative to other major world currencies early in the month, resulting in losses for previously established short positions in major foreign currencies. However, these losses were more than offset by significant gains recorded during February and March as a result of trading in the currency markets as the value of the U.S. dollar decreased versus most other world currencies. Strong gains were also recorded from long positions in global bond futures as prices in these markets increased between February and May. In addition to the gains recorded in currencies and global interest rate futures, gains were also recorded during the first half of the year from long positions in global stock index futures as prices moved higher. Smaller gains were recorded during June from trading traditional commodities, particularly base metals, energy and soft commodities futures. During July, losses were recorded as global financial futures prices retreated from their previous upward trend. Trading gains were recorded during August due to a decline in the value of the Japanese yen relative to the U.S. dollar. During September, additional gains were recorded from global interest rate futures trading. Smaller gains in agricultural and soft commodities contributed to overall gains during September. Losses were recorded during October as cotton and coffee prices moved in a trendless pattern. Smaller losses were recorded in currencies and global financial futures as prices in these markets experienced short-term volatility. During November, profits were recorded from trading in global financial futures. Smaller gains were recorded in soft commodities and energy futures trading.
          Overall, the Partnership posted additional gains during December as long gas and oil positions profited when prices moved dramatically higher. Agricultural futures trading resulted in smaller gains as long positions in corn and soybean futures also benefited from rising prices. The Partnership experiences significant trading gains during 1995 primarily due to profits recorded in the financial futures and currency markets. Additionally, the Partnership's diversified market participation allowed for smaller trading gains in several of the traditional commodity markets traded by the Partnership's Trading Managers.
          For the year ended December 31, 1995, the Partnership's total trading revenues, including interest income, were $16,882,940. The Partnership's total expenses for the year were $5,851,246, resulting in income of $11,031,694. The Net Asset Value of a Unit increased from $1,967.64 at December 31, 1994 to $2,508.68 at December 31, 1995.


          RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996. Through the first half of 1996, the Partnership recorded a net loss of 9.3%. During the first quarter, the most significant losses were recorded in global interest rate futures and currency trading during February. In financial futures, long positions in U.S. European and Australian bond futures, which had been profitable for the Partnership during January, experienced losses as global bond futures prices moved sharply lower. Losses were also recorded in the currency markets during February as short positions in the Japanese yen and major European currencies experienced losses due to a sudden increase in the value of these currencies versus the U.S. dollar. During March, the Partnership recorded small losses as short-term price volatility was experienced in global financial and base metals futures. A portion of these losses was offset by profits recorded during January from long global bond futures positions, as interest rate futures prices increased, and from short positions in the Japanese yen, as the value of the yen decreased relative to the U.S. dollar. Smaller trading gains were recorded from long positions in corn futures as corn prices moved higher during February and March.


         During the second quarter, the Partnership posted a gain in Net Asset Value per Unit. The most signifi-cant gains were recorded during April as long corn and wheat futures positions profited from an upward move in prices. Additional gains were recorded in corn futures during May as prices continued to increase early in the month. In currency trading, gains were recorded from short Swiss franc positions during April and May as the value of the Swiss franc moved lower versus the U.S. dollar and other world currencies. In the energy markets, long positions in crude oil and natural gas futures profited during the quarter as prices moved higher. Gains were also recorded from short positions in copper futures during June as prices plunged on news of significant losses incurred by Sumitomo Corporation. These gains were partially offset by losses recorded in financial futures trading as non-U.S. interest rate futures, particularly Japanese and Australian interest rate futures, experienced trendless price movement throughout the quarter.
Smaller losses were recorded in soft commodities as coffee prices were choppy during May.


          For the six months ended June 30, 1996, the Partnership's total trading losses, net of interest income, were $1,644,108. The Partnership's total expenses for the six months were $2,689,150, resulting in a net loss of $4,333,258. The Net Asset Value of a Unit decreased from $2,508.68 at December 31, 1995 to $2,275.15 at June 30, 1996. In comparison, for the six months ended June 30, 1995, the Partnership's total trading revenues, including interest income, were $9,137,846; the Partnership's total expenses for such period were $3,268,446, resulting in net gain of $5,869,400; and the Net Asset Value of a Unit increased from $1,967.64 at December 31, 1994 to $2,232.26 at June 30, 1995.


          To enhance the foregoing comparison of results of operations from year to year, prospective investors can examine, line by line, the Statement of Operations and Statement of Financial Condition. Total trading results were profitable during 1993 and 1995, while trading losses were recorded during 1994 and the first half of 1996.


          Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury bills.
The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income in the Partnership increased during 1994 and 1995, while it declined during 1993 and the first half of 1996. The increases during 1994 and 1995 were the result of increasing U.S. Treasury bill rates during these years. A reduction in U.S. Treasury bill rates during 1993 and the first half of 1996 coupled with a decline in Partnership's assets, resulted in a decrease in interest income paid to the Partnership.


          In regard to expenses to the Partnership, brokerage commissions and transaction fees and costs charged fluctuate based on the volume of trading by the Partnership's Trading Managers. During each of the three years between 1993 and 1995, as well as the first half of 1996, brokerage commissions incurred by the Partnership decreased. During 1993 and 1994, brokerage commissions decreased due to a reduction in the Partnership's Net As sets. During 1995, brokerage commissions declined due to the presence of more long-term price trends in a majority of the futures markets in which the Partnership's Trading Managers concentrate their participation, as well as a reduction of the 1% monthly commission cap to 3/4 of 1% on April 1, 1995.
This reduction of the cap also resulted in brokerage commissions being lower during the first half of 1996 relative to the first half of 1995.


          Transaction fees and costs during 1993 decreased due to a reduction in the Partnership's assets. In 1994 and 1995, changes made in the Trading Managers' portfolios resulted in greater execution of trades on non-U.S. exchanges and a subsequent increase in fees and costs. Transaction fees and costs during the first half of 1996 were lower than the first half of 1995 due to a reduction in Partnership's assets.


          Management fees to the Partnership are charged at a 4% annual rate of Net Assets and fluctuate based only on the size of the Partnership's Net Assets. Management fees have decreased each year since 1992, including the first half of 1996, as a result of the reduction in Partnership assets during these periods.


          Common administrative expenses to the Partnership are costs and expenses used to pay legal, accounting, auditing, printing and distribution costs and are estimated at 0.25% per annum. These expenses decreased during each of the three years, as well as the first half of 1996. During 1993 and 1994, the administrative expenses incurred by the Partnership decreased as a result of the reduction in Net Assets. The suspension of the Partnership's continuous offering in September 1994 resulted in a significant decrease in administrative expenses incurred during 1995. The decrease in administrative expenses during the first half of 1996 was the result of a reduction in the Partnership's assets, as well as a reduction in costs to print the Partnership's monthly reports.


CORNERSTONE IV

          RESULTS OF OPERATIONS FOR 1993. Cornerstone IV posted a decline of approximately 9.12% for the year 1993.

The Partnership began the year with two consecutive profitable quarters, primarily as a result of a sustained increase in the value of the Japanese yen versus the U.S. dollar and from a similar increase in the Japanese yen relative to the German mark and other European currencies. The Partnership also profited in the first half of the year from currency transactions involving the Australian dollar and British pound.
          The second half of the year began with strong performance for the Partnership as an almost 6% increase in July resulted from a continued strengthening in the value of the Japanese yen, as well as from a strengthening of the U.S. dollar versus major European currencies. Unfortunately, these trends were not sustained over the last five months of the year as a sharp reversal of the trend in the Japanese yen in August, short-term volatility in currency exchange trading in September, due in large part to the unrest in Russia, and a surprising interest rate cut by the German Bundesbank and other European central banks in October resulted in net losses for the Fund's currency-only portfolio. Additionally, November and December results were difficult as tight trading ranges caused losses from a series of false trend signals by the Trading Advisors' long-term technical trend-following models.
          Overall, 1993 was a difficult year for currency-only traders throughout the managed futures industry as a result of trendless market conditions during the year's final five months.
          For the year ended December 31, 1993, the Partnership's total trading losses, net of income interest, were $679,944. The Partnership's total expenses for the year were $13,603,400, resulting in a net loss of $14,283,394. The Net Asset Value of a Unit decreased from $2,961.06 at December 31, 1992 to $2,690.96 at December 31, 1993.

          RESULTS OF OPERATIONS FOR 1994. During 1994, the Partnership recorded a net loss of 14.3%. During January and February, losses were recorded from transactions involving the U.S. dollar versus major foreign currencies and from crossrate transactions as a result of short-term volatile price movement. Small gains were recorded in March predominantly from the weakening of the U.S. dollar versus major European currencies. The most significant losses during the second quarter were recorded during April as a result of a sharp increase in the value of the U.S. dollar on April 5th, after decreasing in late March. In May, losses were recorded primarily from transactions involving the U.S. dollar versus the Japanese yen. Gains were recorded in June as a result of long positions in the Swiss franc, German mark, French franc and British pound. The Partnership posted losses during July as the value of the U.S. dollar moved in a short-term volatile pattern versus the Japanese yen and most major European currencies. During August, losses continued as a result of further trendless movement in the U.S. dollar versus major foreign currencies and one another. In September, gains were recorded primarily as a result of a decrease in value of the U.S. dollar versus the Swiss franc. The fourth quarter began with profits in October as a result of the continued decline in value of the U.S. dollar versus major European currencies. Substantial losses occurred in November as a result of a reversal in the downward trend in the U.S. dollar. The majority of these losses were sustained from long positions in major European currencies and the Japanese yen. During December, the Partnership recorded losses due primarily to the sudden decrease in value of the U.S. dollar on December 28th after it had shown signs of strengthening in late November and most of December.
          Overall, 1994 was a difficult year for currency-only traders throughout the managed futures industry due to a lack of sustained value moves in foreign currencies versus the U.S. dollar and one another, coupled with sharp reversals of short-term trends.
          For the year ended December 31, 1994, the Partnership's total trading losses, net of interest income, were $8,045,411. The Partnership's total expenses for the year were $10,864,240, resulting in a net loss of $18,909,651. The Net Asset Value of a Unit decreased from $2,690.96 at December 31, 1993 to $2,307.07 at December 31, 1994.

          RESULTS OF OPERATIONS FOR 1995. In 1995, the Partnership recorded a net gain of 23.0%. The Partnership recorded net losses during January as a decline in value of the U.S. dollar was followed by extreme short-term volatility. Gains were recorded during February from an increase in value of the Japanese yen and major European currencies relative to the U.S. dollar. During March, the Partnership recorded significant gains as previously established long positions in the Japanese yen and most European currencies continued to produce strong profits. In April, the Partnership continued to record gains from the upward trend in the value of the Japanese yen. Trading gains were also recorded from transactions involving the Australian and New Zealand dollars and the Spanish peseta. The Partnership recorded losses during May due to a reversal in the downward trend, and subsequent short-term volatility, in the value of the U.S. dollar versus most major European currencies and the Japanese yen. Small losses were recorded during June as the value of most major world currencies moved in a trendless range versus the U.S. dollar and one another. During July, the Partnership sus-tained losses as most major foreign currencies continued to move in a trendless pattern relative to one another. Trading gains were recorded during August as a result of a sharp downward move in the value of the Japanese yen. Additional gains were recorded from transactions involving the Australian, Singapore and Canadian dollars. During September, the
Partnership recorded small net losses as a result of a reversal in an upward move in the value of the U.S. dollar relative to most major foreign currencies on September 20 and 21. The Partnership recorded gains during October from the continued decline of the Japanese yen. Smaller gains were recorded from transactions involving the Malaysian ringgit, German mark and Australian dollar. Losses were recorded during November from trendless movement in the value of major European currencies. Trading in the Japanese yen also resulted in losses as the previous trend in the yen subsided. The
Partnership recorded small losses as the British pound, relative to the U.S. dollar, moved suddenly higher late in December. Trading gains from transactions involving the Japanese yen and German mark offset a majority of these losses.

         Overall, the Partnership recorded strong net gains during 1995 primarily as a result of sustained trends in the value of major world currencies versus the U.S. dollar in the first half of the year. In particular, the continued decline of the U.S. dollar relative to the Japanese yen and most European currencies late in the first quarter presented the Partnership's two Trading Managers with an opportunity to profit utilizing their technically-based trend-following trading approaches.

          For the year ended December 31, 1995, the Partnership's total trading revenues, including interest income, were $31,756,524. The Partnership's total expenses for the year were $7,560,205, resulting in net income of $24,196,319. The Net Asset Value of a Unit increased from $2,307.07 at December 31, 1994 to $2,836.73 at December 31, 1995.


          RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996. During the first half of 1996, the Partnership recorded a gain of 3.9%. Losses recorded during the first half of 1996 were experienced during February from previously established short positions in the Japanese yen as the value of the yen moved dramatically higher. Losses were also recorded during February from transactions involving several European currencies, particularly the German mark, Norwegian krone and both the French and Swiss francs. A majority of the losses recorded during February were offset by gains recorded in January and March. During January and March, short positions in the Japanese yen profited from a decline in the value of the yen versus the U.S. dollar. Additional profits were recorded during March from long positions in the Australian dollar as the value of the Australian dollar moved higher relative to the U.S. dollar and other world currencies.

          During the second quarter, the Partnership posted a gain in Net Asset Value per Unit. The most significant gains were recorded in this currency-only Fund during April from short positions in the German mark, as well as in the Swiss and French franc, as the value of these currencies moved lower relative to other world currencies. Short Swiss franc positions also profited during May as its value continued to move lower versus the U.S. dollar. Additional gains were recorded from long positions in the Australian dollar as the value of the Australian dollar moved higher relative to other major currencies during April and May. These gains were partially offset by losses recorded during June as the Australian dollar lost its upward momentum. Long positions in the British pound also profited during May as its value experienced an upward move relative to the U.S. dollar. Losses recorded from previously established short positions in the Japanese yen during April, as its value moved sharply higher late in the month, more than offset gains recorded from short yen positions during June.

          For the six months ended June 30, 1996, the Partnership's total trading revenues, including interest income, were $7,926,377. The Partnership's total expenses for the six months were $4,046,143, resulting in a net gain of $3,880,234. The Net Asset Value of a Unit increased from $2,836.73 at December 31, 1995 to $2,947.54 at June 30, 1996. In comparison, for the six months ended June 30, 1995, the Partnership's total trading losses , net of interest income, were $2,114,490; the Partnership's total expenses for such period were $1,714,517, resulting in net loss of $3,829,007; and the Net Asset Value of a Unit increased from $2,307.07 at December 31, 1994 to $2,785.06 at June 30, 1995.


          To enhance the foregoing comparisons of results of operations from year to year, prospective investors can examine, line by line, the Statement of Operations and Statement of Financial Condition. Total trading results were profitable in 1992, 1995 and the first half of 1996, versus losses recorded in 1993 and 1994.

          Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury Bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income to the Partnership has increased each year since 1992. Despite a reduction in U.S. Treasury
Bill rates in 1993, interest income in 1993 was greater than 1992 because assets grew as a result of additional subscriptions during the year. For each of the years 1994 and 1995, interest income has increased as a result of increasing rates on U.S. Treasury Bills. During the first half of 1996, the interest income to the Partnership decreased versus the first half of 1995 due to a decline of interest rates on U.S. Treasury Bills.


          In regard to expenses of the Partnership, brokerage commissions and transaction fees and costs charged fluctuate based on the volume of trading by the Partnership's two Trading Managers. In 1993, brokerage commissions and transaction fees and costs increased as a result of increasing trading volume due primarily to the increase of assets and trendless price movement resulting from false signals for the Partnership's trend-following Trading Managers. 1994 witnessed a slight decrease in brokerage commissions and transaction fees and costs due to a decrease in trading assets. Brokerage commissions and transaction fees and costs declined in 1995 as a result of the presence of more long-term price trends in the currency markets, as well as a reduction of the 1% monthly commission cap to 3/4 of 1% on April 1, 1995. Brokerage commissions and transaction fees and costs increased in the aggregate in the first half of 1996 versus the first half of 1995 due to increased trading by the Partnership's Trading Managers.


          Management fees to the Partnership are charged at a 4% annual rate of Net Assets and fluctuate based only on the size of the Partnership's Net Assets. The fluctuations in management fees from 1993 through the first six months of 1996 are in direct proportion to the changes in Net Asset size. Incentive fees are only paid on an annual basis or on any redeemed Units on a monthly basis if the Partnership is profitable. There have been no incentive fees for the Partnership since 1993. The common administrative expenses are used to pay legal, accounting, auditing, printing and distribution costs and are estimated at 0.25% of net assets. These costs, which had increased from 1992 to 1993 and from 1993 to 1994, have decreased significantly since September 1994 when the Continuous Offering of the Cornerstone Funds was suspended. The reduction of these costs can be also be attributed to a decline in the costs charged for printing the Partnership's monthly reports.



          FINANCIAL INSTRUMENTS. Each Partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. Cornerstone II and Cornerstone III trade futures, options, and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Cornerstone IV trades futures and forward contracts in currencies only. In entering into these contracts there exists a risk to the Partnerships (market risk) that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable and more onerous. If the markets should move against all of the futures positions held by a Partnership at the same time, and if the Trading Managers were unable to offset futures positions of the Partnership, the Partnership could lose all of its assets and the Limited Partners of such Partnership would realize a 100% loss. In addition to the Trading Managers' internal controls, each Trading Manager must be in compliance with the respective trading policies of the Partnerships. Such trading policies include standards for liquidity and leverage with which the Partnerships must comply. Each Trading Manager and the General Partner monitor the Partnerships' trading activities to ensure compliance with the trading policies. See "Investment Program, Use of Proceeds and Trading Policies." The General Partner may (under the terms of each Management Agreement) require a Trading Manager to modify positions of Partnership if the General Partner believes they violate the Partnership's trading policies.


          In addition to market risk, in entering into futures, options and forward contracts there is a credit risk to each Partnership that the counterparty on a contract will not be able to meet its obligations to the Partnership. The ultimate counterparty of the Partnerships for futures contracts traded in the United States and most foreign exchanges on which the Partnerships trade is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its members' customers, and as such, should significantly reduce this credit risk. For example, a clearinghouse may cover a default by (i) drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or (ii) assessing its members. In cases where the Partnerships trade on a foreign exchange where the clearinghouse is not funded or guaranteed by the membership or where the exchange is a "principals' market" in which performance is the responsibility of the exchange member and not the exchange or a clearinghouse, or when the Partnerships enter into off-exchange contracts with a counterparty, the sole recourse of the Partnerships will be the clearinghouse, the exchange member or the off-exchange contract counterparty, as the case may be. For a list of the foreign exchanges on which the Partnerships currently trade, and for an additional discussion of the credit risks relating to trading on foreign exchanges, see "Risk Factors-Risks Relating to Commodity Trading and the Commodities Markets-Special Risks Associated with Trading on Foreign Exchanges" on pages 10-11.

          DWR, in its business as an international commodity broker and as a member of various futures exchanges, monitors the creditworthiness of the exchanges and clearing members of the foreign exchanges with which it does business for clients, including the Partnerships. DWR employees also from time to time serve on supervisory or management committees of such exchanges. If DWR believed that there were a problem with the creditworthiness of an exchange on which a Partnership deals, it would so advise the General Partner. With respect to exchanges of which DWR is not a member, DWR acts only through clearing brokers it has determined to be creditworthy. If DWR believed that a clearing broker with which it deals on behalf of clients were not creditworthy, it would terminate its relationship with such broker.


          While DWR monitors the creditworthiness and risks involved in dealing on the various exchanges (and their clearinghouses) and with other exchange members, there can be no assurance that an exchange (or its clearinghouse) or other exchange member will be able to meet its obligations to the Partnerships. DWR has not undertaken to indemnify the Partnerships against any loss. Further, the law is unclear, particularly with respect to trading in various non-U.S. jurisdictions, as to whether DWR has any obligation to protect the Partnerships from any liability in the event that an exchange or its clearinghouse or another exchange member defaults on its obligations on trades effected for the Partnerships.


          Although DWR monitors the creditworthiness of the foreign exchanges and clearing brokers with which it does business for clients, DWR does not have the capability to precisely quantify each Partnership's exposure to risks inherent in its trading activities on foreign exchanges, and, as a result, the risk is not monitored by DWR on an individual client basis (including each Partnership). In this regard, DWR must clear its customer trades through one or more other clearing brokers on each exchange where DWR is not a clearing member. Such other clearing brokers calculate the net margin requirements of DWR in respect of the aggregate of all of DWR's customer positions carried in DWR's omnibus account with that clearing broker. Similarly, DWR calculates a net margin requirement for the exchange-traded futures positions of each of its customers, including each Partnership. Neither DWR nor DWR's respective clearing brokers on each foreign futures exchange calculates the margin requirements of an individual customer, such as a Partnership, in respect of the customer's aggregate contract positions on any particular exchange.


          With respect to forward contract trading, the Partnerships trade with only those counterparties which the General Partner, together with DWR, have determined to be creditworthy. As set forth in the Partnerships' Trading Policies, in determining creditworthiness, the General Partner and DWR consult with the Corporate Credit Department of DWR. Currently, the Partnerships deal only with DWR as their counterparty on forward contracts.


          At June 30, 1996, open futures, options and forward contracts were as follows:


                                                                       CORNERSTONE II      CORNERSTONE III    CORNERSTONE IV
                                                                             $                    $                 $
Exchange-Traded Contracts:
Financial Futures Contracts:
           Commitments to Purchase. . . . . . . . . . . .                24,146,000           14,740,000         65,167,000
           Commitments to Sell. . . . . . . . . . . . . .                50,063,000           72,652,000        173,687,000
Commodity Futures:
           Commitments to Purchase. . . . . . . . . . . .                29,114,000            6,076,000                 --
           Commitments to Sell. . . . . . . . . . . . . .                26,358,000                   --                 --
Foreign Futures:
           Commitments to Purchase. . . . . . . . . . . .                54,015,000           20,334,000                 --
           Commitments to Sell. . . . . . . . . . . . . .                27,639,000           26,516,000                 --
Off-Exchange-Traded Forward Currency Contracts:
           Commitments to Purchase. . . . . . . . . . . .                24,308,000                   --        251,928,000
           Commitments to Sell. . . . . . . . . . . . . .                33,352,000                   --        274,343,000

          A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

          The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and, at June 30, 1996, totaled $2,062,461 for Cornerstone II, $202,859 for Cornerstone III, and $2,579,256 for Cornerstone IV.

          For Cornerstone II, of the $2,062,461 net unrealized gain on open contracts at June 30, 1996, $1,870,862 re-lated to exchange-traded futures contracts and $191,599 related to off-exchange-traded forward currency contracts.


          For Cornerstone III, the $202,859 net unrealized gain on open contracts at June 30, 1996 related entirely to exchange-traded futures contracts.


          For Cornerstone IV, of the $2,579,256 net unrealized gain on open contracts at June 30, 1996, $1,269,588 re-lated to exchange-traded futures contracts and $1,309,668 related to off-exchange-traded forward currency contracts.


          Exchange-traded futures contracts held by the Partnerships at June 30, 1996 mature through June 1997 for Cornerstone II, October 1996 for Cornerstone III, and September 1996 for Cornerstone IV. Off-exchange-traded forward currency contracts held by the Partnerships at June 30, 1996 mature through September 1996 for each of Cornerstone II and Cornerstone IV.


          Exchange-traded futures contracts are marked to market and variations in value are settled on a daily basis. DWR, as the futures commission merchant for all of the Partnerships' exchange-traded futures contracts, is required, pursuant to regulations of the CFTC, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts, which totaled at June 30, 1996, $29,049,906, $39,832,026, and
$98,295,782 for Cornerstone II, Cornerstone III and Cornerstone IV, respectively. With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded contracts, the Partnerships are at risk to the ability of DWR, the counterparty on all such contracts, to perform.


          For the six months ended June 30, 1996, the average fair value of financial instruments held for trading purposes was as follows:


                                                                                              CORNERSTONE II
                                                                                   ----------------------------------
                                                                                      ASSETS              LIABILITIES
                                                                                   -----------            -----------
                                                                                        $                      $
EXCHANGE-TRADED CONTRACTS:
    Financial Futures. . . . . . . . . . . . . . . . . . . . . .                    38,871,000             61,266,000
    Commodity Futures. . . . . . . . . . . . . . . . . . . . . .                    38,434,000             15,098,000
    Foreign Futures. . . . . . . . . . . . . . . . . . . . . . .                    34,440,000             18,659,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS. . . . . . . . .                     33,365,000             43,795,000

                                                                                              CORNERSTONE III
                                                                                   ----------------------------------
                                                                                      ASSETS              LIABILITIES
                                                                                   -----------            -----------
                                                                                        $                      $
EXCHANGE-TRADED CONTRACTS:
    Financial Futures. . . . . . . . . . . . . . . . . . . . . .                   102,597,000             89,415,000
    Commodity Futures. . . . . . . . . . . . . . . . . . . . . .                    72,342,000              7,591,000
    Foreign Futures. . . . . . . . . . . . . . . . . . . . . . .                    90,332,000             54,883,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS. . . . . . . . .                             --                     --

                                                                                              CORNERSTONE II
                                                                                   ----------------------------------
                                                                                      ASSETS              LIABILITIES
                                                                                   -----------            -----------
                                                                                        $                      $
EXCHANGE-TRADED FINANCIAL FUTURES CONTRACTS. . . . . . . . . . .                    29,805,000           123,214,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS. . . . . . . . . .                  289,606,000           280,953,000


          See "Selected Financial Data" and "Independent Auditors' Report."

          Inflation has not been, and is not expected to be, a major factor in the Partnerships' operations.

               DESCRIPTION OF CHARGES TO EACH PARTNERSHIP


          Each Partnership is subject to substantial charges, all of which, including any cap on such charges, are described in detail below (the 13/20 of 1% of Net Assets monthly cap on aggregate brokerage commissions and transaction fees and costs is effective September 1, 1996, and represents a reduction from current caps on such charges). The recent statements of financial condition of Cornerstone II, III and IV and the related statements of operations and changes in partners' capital are set forth beginning at page F-2 in this Prospectus. Such financial statements describe, among other things, the fees and expenses incurred by Cornerstone II, III and IV for the periods set forth therein and are summarized in "Selected Financial Data."


           ENTITY                         FORM OF COMPENSATION                               AMOUNT OF COMPENSATION
DWR (as Commodity Broker). . .  Brokerage Commissions.                             Roundturn commissions (the total cost of both
                                                                                   the opening and liquidating of a commodity
                                                                                   interest) at 80% of DWR's published non-member
                                                                                   rates (an average rate of $75), which rate DWR
                                                                                   may change from time to time.  Comparable
                                                                                   commissions will be paid on forward contracts.
                                                                                   Com-missions (together with the trans-action
                                                                                   fees and costs described below) with respect
                                                                                   to each Trading Manager's allocated Net Assets
                                                                                   are capped at (i) 13/20  of 1% per month (a
                                                                                   maximum of 7.8% annual rate) (in the case of
                                                                                   Trading Managers which employ multiple trading
                                                                                   systems in trading on behalf of a Partnership,
                                                                                   the foregoing 13/20 of 1% cap is applied on a
                                                                                   per trading system basis) of the Net Assets
                                                                                   at month-end allocated to such Trading Manager
                                                                                   or trading system; and (ii) 14% annually of the
                                                                                   Partnership's average monthly Net Assets,
                                                                                   aggregated with net excess interest and
                                                                                   compensating balance benefits, and transaction
                                                                                   fees and costs, as described below.

                                Transaction fees for the execution of each         Forward currency contract fees average $3-$6
                                Partnership's forward contract transactions,       per roundturn trade, execution of cash contract
                                the execution of cash transactions relating        transactions relating to EFP transactions are
                                to exchange of futures for physicals ("EFP")       approximately $2.50 per cash contract, and the
                                transactions, and the use of DWR's                 use of the institutional trading desk or
                                institutional and overnight execution              overnight execution facility may be up to $3 per
                                facilities.                                        roundturn (the amount of such fees is included
                                                                                   in the transaction fees described under "Other"
                                                                                   and is subject to the caps described therein).

                                Financial benefit to DWR from interest             The aggregate of (i) brokerage commissions
                                earned on Partnerships'                            and transaction fees


           ENTITY                         FORM OF COMPENSATION                               AMOUNT OF COMPENSATION
                                assets in excess of the rate paid to the            and costs payable by the Partnership, as
                                Partnerships and from compensating balance          described above and below, and (ii) net excess
                                treatment in connection with its designation        interest and compensating balance benefits to
                                of a bank or banks in which the Partnerships'       DWR (after creditng the Partnership with
                                assets are deposited.                               interest) are capped at 14% annually of the
                                                                                    Partnership's average monthly Net Assets as of
                                                                                    the last day of each month during a calendar
                                                                                    year.

Trading Managers. . . . .       Monthly Management Fee.                             1/3 of 1% of Net Assets allocated to each
                                                                                    Trading Manager on the last day of each month
                                                                                    (a 4% annual rate).

                                Annual Incentive Fee.                               15% of the New Appreciation in a Partnership's
                                                                                    Net Assets as a whole as of the end of each
                                                                                    annual incentive period. New Appreciation
                                                                                    generally equals net trading profits, realized
                                                                                    and unrealized, as of the end of an incentive
                                                                                    period, minus management fees and other
                                                                                    expenses paid or accrued (but not incentive
                                                                                    fees) from the end of the previous in-centive
                                                                                    period in which an incentive fee was earned.

Other. . . . . . . . . .        All transaction fees and costs incurred in          Transaction fees and costs have averaged less
                                connection with each Partnership's commodity        than 1% per year of each Partnership's average
                                trading activities (including floor brokerage       Net Assets. Such fees and costs are included
                                fees, exchange fees, clearinghouse fees, and        in: (i) the cap on brokerage commissions; and
                                NFA fees, "give up" or transfer fees (fees          (ii) the cap on aggregate brokerage
                                charged by one clearing brokerage firm to           commissions, net excess interest and
                                transfer a trading position to another              compensating balance benefits, and transaction
                                clearing firm), and any costs associated with       fees and costs described above.
                                taking delivery under commodity interests.

                                Direct expenses and Common Administrative           Proportionate shares of Common Administrative
                                Expenses, which include printing, mailing,          Expenses (which averaged in the aggregate
                                reporting, legal, accounting, auditing and          $281,150 per annum for the period January 1,
                                extraordinary expenses in-curred in connection      1991-June 30, 1996) are allocated to each of
                                with operating the Partnerships and registering     the Partnerships based on the number of Units
                                and qualifying Units for sale to Limited            of each Partnership outstanding during the
                                Partners pursuant to a current Prospectus.          month in which such expenses are incurred.

1. COMMODITY BROKER


          (A) BROKERAGE COMMISSIONS. Pursuant to the Customer Agreement with DWR, each Partnership currently pays DWR brokerage commissions at an average rate of approximately $75 per roundturn (covering both the taking and liquidation of a position), which rate DWR may change from time to time. Effective September 1, 1996, commissions, together with the transaction fees and costs described below, will be capped at 13/20 of 1% per month (a maximum 7.8% annual rate) of the Partnership's Net Assets at month-end allocated to each Trading Manager (determined before redemptions and distributions as of the end of such month) (in the case of Trading Managers which employ multiple trading systems in trading on behalf of the Partnership, the foregoing 13/20 of 1% cap is applied on a per trading system basis). In addition, the aggregate of (i) brokerage commissions and transaction fees and costs payable by each Partnership, and (ii) the net excess interest and compensating balance benefits to DWR (after crediting the Partnership with interest) cannot exceed 14% annually of the Partnership's average month-end Net Assets during each calendar year. Although the rate being charged the Partnerships is 80% of DWR's published non-member rates, most customers of DWR who have over $1,000,000 in commodity trading accounts with DWR pay commissions at negotiated rates which are substantially less than the rate which is paid by each Partnership. Additionally, Demeter is the general partner of and DWR is the commodity broker for certain other partnerships which pay flat rate brokerage commissions, which commissions may be less than those paid by the Partnerships. Such payments to DWR are compensation, in part, for the risks of organizing the Partnerships and conducting the initial and continuing offerings. Additionally, the General Partner, an affiliate of DWR, which is not separately compensated by the Partnerships, provides ongoing services to the Partnerships, which include evaluating, retaining, monitoring and terminating Trading Managers for the Partnerships and administering the redemption and Exchange of Units. Such rate also enables DWR to compensate its employees or Additional Sellers who provide continuing services to Limited Partners to whom they have sold Units. See "The Commodity Broker-Brokerage Arrangements" and "Plan of Distribution and Exchange Procedure." Brokerage commissions paid by each Partnership to DWR may equal a significant percentage of such Partnership's average annual Net Assets. During the period January, 1991 - June, 1996, Cornerstone II, III, and IV paid annually an average of 6.70%, 8.41% and 4.39%, respectively, of their average annual Net Assets as brokerage commissions. For the year ended December 31, 1995, Cornerstone II, Cornerstone III, and Cornerstone IV paid brokerage commissions of $1,864,093, $3,499,743, and $2,776,225, respectively. The actual amount of brokerage commissions paid by each Partnership to DWR in a year will depend on the amount of funds available for investment and the actual trading activity of its Trading Managers, subject to the foregoing caps.

          Cornerstone IV trades exclusively in diverse world currencies. Cornerstone II and III also trade currencies. In the case of currency futures contracts traded on United States exchanges, the Partnerships pay DWR brokerage commissions at the rate described above. The Partnerships pay DWR brokerage commissions for currency forward contract transactions at rates established with reference to the brokerage commission rate charged on exchange-traded currency futures contracts. DWR may from time to time adjust the United States dollar size of currency forward contracts so that the brokerage commission rate charged on such contracts will closely approximate the rate charged on exchange-traded currency futures contracts of similar United States dollar value. DWR will also charge the Partnerships brokerage commissions plus applicable fees for rollovers of forward contract positions (i.e., the offsetting of a position which is about to expire and the initiation of a position in a more distant contract month). Some other brokerage firms do not charge brokerage commissions for rollovers of forward contract positions, although such firms may benefit from the mark-up or spread in the rollover transaction.

          (B) FINANCIAL BENEFITS. DWR benefits from the interest credit arrangements and possible compensating balance treatment in connection with its designation of a bank or banks in which the Partnerships' assets are deposited. See "Investment Program, Use of Proceeds and Trading Policies."

2. Trading Managers

          Each Partnership pays its Trading Managers a monthly management fee, whether or not the assets of the Partnership as a whole or the assets allocated to such Trading Manager are profitable, and, in certain circumstances, may pay its Trading Managers an annual incentive fee.

          (A) MONTHLY MANAGEMENT FEE. Each Partnership pays each of its Trading Managers a monthly management fee equal to 1/3 of 1% (a 4% annual rate) of the Partnership's Net Assets allocated to such Trading Manager as of the last day of each month (after adding back accrued incentive fees, if any, and before deduction for accrued distributions or redemptions as of such date).  "Net Assets" of a Partnership equals the total assets of such

Partnership, including all cash and cash equivalents (valued at cost), accrued interest, and the market value of all open commodity positions and other assets of such Partnership, less (i) the brokerage commissions accrued on a half-turn basis and (ii) all other liabilities of such Partnership, including incentive fees accrued or payable, determined in accordance with the principles specified in its Limited Partnership Agreement and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. For the year ended December 31, 1995, Cornerstone II, Cornerstone III, and Cornerstone IV paid aggregate management fees of $1,307,872, $1,828,013, and $4,575,372, respectively.

          For example, if Net Assets equaled $9,000,000 as of the end of each month during the fiscal year of a Partnership and there were no liabilities of such Partnership, such Partnership's Trading Managers would receive an aggregate monthly management fee for the year of $360,000 (1/3 of 1% of $9,000,000 per month, or $30,000, times 12). The management fee would be divided among such Trading Managers based on the portion of such $9,000,000 allocated to each Trading Manager at the end of each month.
          If during any month a Partnership does not conduct business operations or suspends trading or, as a result of an act or failure to act by a Trading Manager or Managers, is otherwise unable to utilize the trading advice of such Trading Manager(s) on any of the trading days of that period for any reason, the management fee described above payable to such Trading Manager(s) will be prorated based on the ratio by which the number of trading days in the month which such Partnership engaged in trading operations bears to the total number of trading days in the month. If a Management Agreement is terminated on a date other than the end of a Partnership's incentive period, the incentive fee described below will be determined as if such date were the end of an incentive period. If a Management Agreement is terminated on a date other than the end of a calendar month, the management fee described above will be determined as if such date were the end of a month, but such fee will be prorated based on the ratio by which the number of trading days in the month through the date of termination bears to the total number of trading days in the month.

          (B) ANNUAL INCENTIVE FEE. Each Partnership pays an annual incentive fee equal to 15% of the New Appreciation experienced by such Partnership as a whole as of the end of such Partnerships incentive period. For Cornerstone II and III, the incentive period runs from January 1 through December 31 of each year. For Cornerstone IV, the incentive period commences on June 1 and ends on May 31 of each year. Each Partnership's New Appreciation is determined by calculating Appreciation at the end of an incentive period, as applicable, and making certain adjustments for funds contributed to or withdrawn from such Partnership and interest income earned. For the year ended December 31, 1995, Cornerstone II, Cornerstone III, and Cornerstone IV paid aggregate incentive fees of $381,720, $0, and $0, respectively.

          The term "Appreciation" under each Management Agreement means (A) the value of the Partnership's Net Assets as of the last day of any fiscal year or incentive period, as applicable (reduced by management fees accrued or payable for the account of such Partnership for such fiscal year or incentive period, but before reduction for the current annual incentive fee, if any, accrued or payable for the account of the Partnership for such fiscal year or incentive period), minus (B) the highest value of Net Assets as of the last day of any preceding fiscal year or incentive period. "New Appreciation" equals Appreciation increased by (i) distributions and redemptions paid or payable on Units and (ii) Exchanges of Units for Units of another Partnership, and decreased by (iii) contributions to the Partnership arising from Units acquired on an Exchange of Units and (iv) interest income earned for the account of the Partnership, with each item of increase and decrease determined from the date of such highest value of Net Assets to the last day of the incentive period as of which such incentive fee calculation is made.
          The annual incentive fee is paid on the basis of New Appreciation in the Partnership's Net Assets as a whole and not in the individual Trading Manager's allocated portion of such assets. Thus, there would be no New Appreciation, and no incentive fee paid, if the trading profits of a Trading Manager were offset entirely by the trading losses of the other Trading Manager(s) for a Partnership. The annual incentive fee, if any, will be divided among and paid to each of the Trading Managers of a Partnership based on each Trading Manager's proportionate contribution, if any, to New Appreciation.
          All distributions and redemptions paid or payable on Units of each Partnership and on Exchanges of Units of such Partnership are divided by the then number of Trading Managers for such Partnership, and a dollar amount in respect of such distribution, redemption or Exchange is charged to the Net Assets allocated to each Trading Manager based on the ratio of the Trading Manager's average allocated trading assets to the total average trading assets of the Partnership, unless the General Partner selects an alternative means of allocation and so notifies the Trading Managers. All incentive fees accrued at the end of a month or paid at the end of an incentive period are charged to the Net Assets allocated to each Trading Manager for a Partnership in the same manner and to the same extent as such amounts would or will be paid to each such Trading Manager as of the date of accrual or payment.

          The General Partner's interest in each Partnership is included in Net Assets for purposes of calculating any incentive fee. Since Limited Partners of each Partnership may redeem or Exchange Units at a month-end which is other than the end of an incentive period, and since accrued incentive fees, if any, will be deducted from the Net Asset Value of such Units upon redemption or Exchange, each Partnership has agreed that the incentive fee accrued on such Units will be paid to its Trading Managers in accordance with the terms of the Management Agreements as if such month-end were the end of an incentive period of such Partnership. Any amounts so paid to its Trading Managers by a Partnership will be deducted from any subsequent incentive fee which includes New Appreciation allocable to such Units. Notwithstanding the foregoing, Limited Partners who acquire or redeem Units during an incentive period may be subject to additional risks. See "Risk Factors-Risks Relating to the Trading Managers-Distortions Produced by Annual Incentive Fee Arrangement."

          If any payment is made by a Partnership to its Trading Managers on account of New Appreciation in the value of its Net Assets and the value of such Net Assets thereafter declines or fails to experience New Appreciation for any subsequent incentive period, each Trading Manager is entitled to retain such amounts previously paid by such Partnership in respect of New Appreciation. No subsequent payment based on New Appreciation will be made to any of its Trading Managers, however, until such Partnership has again experienced New Appreciation and a Trading Manager has contributed thereto.

3. OTHERS


          (A) ADMINISTRATIVE AND EXTRAORDINARY EXPENSES. Each Partnership pays all of its direct expenses and its share of Common Administrative Expenses, which have averaged in the aggregate $281,150 per annum for the period from January 1991 - June 1996, pursuant to the terms of the Exchange Agreement. Common Administrative Expenses means the costs and expenses incurred in connection with preparing, printing and mailing monthly reports, annual reports and all other documents required to be delivered to Limited Partners under any applicable federal or state laws or pursuant to the terms of each Limited Partnership Agreement, and all legal, accounting, auditing, filing, registration and extraordinary expenses not directly attributable to one Partnership. A Partnership's share of such expenses is based on the number of its Units outstanding during the month in which such expenses are incurred. For the year ended December 31, 1995, Cornerstone II, Cornerstone III, and Cornerstone IV incurred common administrative expenses of $8,183, $21,158, and $39,890, respectively; none incurred any extraordinary expenses.



          (B) TRANSACTION FEES AND COSTS. Each Partnership also pays all applicable "give up" or transfer fees, NFA fees, exchange fees, clearinghouse fees, floor brokerage fees and any costs associated with taking delivery of commodity interests, fees for the execution of each Partnership's forward contract transactions, the execution of cash transactions relating to exchange of futures for physicals ("EFP") transactions (where a Partnership first acquires a cash-physical position and exchanges that cash position for a futures position on an exchange), and the use of DWR's institutional and overnight execution facilities (collectively, "transaction fees and costs"), which transaction fees and costs averaged approximately 0.54% for Cornerstone II, 0.76% for Cornerstone III, and 0.26% for Cornerstone IV of average annual Net Assets for the period January, 1991-June, 1996. Each Partnership pays DWR a fee for each roundturn forward contract, which averages between $3 and $6 per roundturn contract, depending upon the size of the trades. DWR will not charge the Partnerships a mark-up or spread on such forward trading. DWR charges a transaction fee of approximately $2.50 for each cash contract transaction relating to an EFP transaction, and a transaction fee for the use of the institutional execution desk or overnight execution facilities which may be up to $3 per roundturn. Each Partnership also pays all applicable principal and other transaction fees and costs associated with currency forward contract transactions, which fees and costs have recently averaged approximately 7% of the brokerage commission fee charged on such transactions. Effective September 1, 1996, the aggregate transaction fees and costs and brokerage commissions will be capped at 13/20 of 1% per month of each Partnership's Net Assets at month-end allocated to each Trading Manager (or per Trading Manager's trading system). In addition, these fees and costs are subject to the 14% annual cap on aggregate brokerage commissions, transaction fees and costs, and net excess interest and compensating balance benefits to DWR, described under "-1. Commodity Broker-(a) Brokerage Commissions" above. For the year ended December 31, 1995, Cornerstone II, Cornerstone III, and Cornerstone IV incurred transaction fees and costs of $160,238, $502,332, and $168,718, respectively.

4. BREAK EVEN ANALYSIS


          Based upon the annual fees and expenses of Cornerstone II, Cornerstone III and Cornerstone IV, the Partnerships will be required to earn trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.57%, 8.17% and 4.97%, respectively, per year of average annual Net Assets in order for a Limited Partner to break-even (earning profits sufficient to recoup its initial investment) upon redemption after one year.


          Based upon the selling price as of June 30, 1996, Cornerstone II, Cornerstone III and Cornerstone IV must earn net trading profits of $213.61, $185.80 and $146.39 per Unit, respectively, in order for a Limited Partner to break-even (earning profits sufficient to recoup its initial investment upon redemption of a Unit after one year after payment by the Partnership of its expenses (as calculated below).


                                                               CORNERSTONE II      CORNERSTONE III     CORNERSTONE IV
                                                               --------------      ---------------     --------------
                                                                     $                    $                  $
Selling Price per Unit (as of 6/30/96) (1). . . . . . .          2,823.08              2,275.15           2,947.54
Management Fee (2). . . . . . . . . . . . . . . . . . .            117.63                 94.80             122.81
Brokerage Commissions (3). . . . . . . . . . . . . . . .           189.14                160.17             129.40
Less: Interest Income (4). . . . . . . . . . . . . . . .          (112.92)               (91.01)           (117.90)
Transaction Costs (5). . . . . . . . . . . . . . . . . .            15.24                 17.29               7.66
Administrative Expenses (6). . . . . . . . . . . . . . .             4.52                  4.55               4.42
Incentive Fee (7). . . . . . . . . . . . . . . . . . . .               --                    --                 --
Amount of Trading Income Required for a
  Limited Partner to Recoup its Investment at
  the End of One Year (8). . . . . . . . . . . . . . . .           213.61                185.80             146.39
Percentage of Initial Selling Price. . . . . . . . . . .            7.57%                 8.17%              4.97%

----------------
(1) Units of each Partnership are offered for sale in Exchanges at Monthly Closings to be held as of the last day of each month at a purchase price equal to 100% of the Net Asset Value of the Unit on the first day of the month following the Monthly Closing.
(2) Monthly management fees are equal to 1/3 of 1% of the Net Assets allocated to each Trading Manager on the last day of each month (a 4% annual rate).
(3) Each Partnership pays brokerage commissions at an average rate of approximately $75 per roundturn. Effective September 1, 1996, commissions and transaction fees and costs with respect to each Trading Manager's allocated Net Assets are capped at 13/20 of 1% per month (a maximum 7.8% annual rate) (in the case of Trading Managers which employ multiple trading systems in trading on behalf of a Partnership, the foregoing 13/20 of 1% cap is applied on a per trading system basis). Brokerage commissions have averaged 6.70%, 8.4 1% and 4.39% of average annual Net Assets of Cornerstone II, III and IV, respectively. For purposes of the above table, brokerage commissions, except for Cornerstone III, were assumed to be the foregoing percentages. For Cornerstone III, such rate was reduced to 7.80% in conformity with the new cap.
(4) DWR credits each Partnership at month-end with interest income as if 80% of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Such rate was estimated based upon current rates of 5%.
(5) Transaction fees and costs have averaged 0.54%, 0.76% and 0.26% of average annual Net Assets of Cornerstone II, III and IV, respectively. For purposes of the above table, transaction fees and costs were assumed to be the foregoing percentages. Effective September 1, 1996, aggregate transaction fees and costs and brokerage commissions will be capped at 13/20 of 1% per month of the Partnership's month-end Net Assets allocated to each Trading Advisor.
(6) Administrative expenses have averaged 0.16%, 0.20% and 0.15% of average annual Net Assets of Cornerstone II, III and IV, respectively. For purposes of the above table, administrative expenses were assumed to be the foregoing percentages.
(7) Incentive fees are assumed to be zero because each Trading Manager's trading profits are assumed to equal expenses.

          The General Partner will furnish to each Limited Partner a monthly statement describing the performance of each of the Partnerships and setting forth, among other things, aggregate management and incentive fees, and brokerage fees, and extraordinary expenses, if any, incurred or accrued by the Partnerships during the month and certain other information concerning the Net Asset Value of a Unit of each Partnership. See "The Limited Partnership Agreements - Reports to Limited Partners."

                       INVESTMENT PROGRAM, USE OF
                      PROCEEDS AND TRADING POLICIES

          DIFFERENCES AMONG THE CORNERSTONE FUNDS. The Cornerstone Funds were organized by the General Partner to meet certain needs of investors in commodity pools. The Cornerstone Funds, a series of related commodity pools, offer the investor a choice of three commodity pools with different investment objectives, Trading Managers and trading policies and the opportunity to shift investments among such pools. The Cornerstone Funds presently consist of three New York limited partnerships organized pursuant to the form of Limited Partnership Agreement attached hereto as Exhibit A. The General Partner of each Partnership is Demeter Management Corporation. See "The General Partner."
          Each Partnership was organized to achieve maximum capital appreciation from speculative trading of futures contracts and other commodity interests consistent with such Partnership's maximum permitted level of leverage. While Cornerstone II and III presently trade a diverse portfolio of commodity interest contracts, Cornerstone IV presently trades futures and forward contracts and other commodity interests exclusively in a portfolio of diverse world currencies. Each Partnership attempts to operate within parameters established by the General Partner which, among other things, attempt to limit the potential risk to a Limited Partner of such Partnership. Although each Partnership is intended to offer its Limited Partners a different level of risk, and, correspondingly, a different potential rate of return on their investment, all speculative trading of commodity futures contracts and other commodity interests is inherently risky and there can be no assurance that a desired rate of return or level of leverage arising from an investment in any of the Partnerships can be achieved or that the performance results of each Partnership will necessarily correlate with the level of leverage intended for such Partnership.
          The selection of Trading Managers for each Partnership was based on a review of each Trading Manager's trading system, strategy, experience and trading performance record in view of the investment objectives and trading policies of such Partnership. By reviewing this information, the General Partner was able, among other things, to categorize each Trading Manager based on the degree of leverage employed as measured by funds normally committed as margin. The General Partner also reviewed trading performance records to determine the level of volatility in performance experienced by each Trading Manager in the past. Although these factors are obtained from past trading performance, the General Partner believes such factors have some value in evaluating the potential trading success of a Trading Manager.
          Although the General Partner used its best efforts in selecting Trading Managers for each Partnership, there can be no assurance that each Partnership will perform as desired. For example, a Partnership attempting to reduce risk on a relative basis by committing a moderate percentage of assets as margin may sustain greater losses than any other Partnership. Likewise, a Partnership committing a high percentage of assets as margin may not achieve the highest rate of capital appreciation of any Partnership. Indeed, it could be concluded (based upon the historical performance of the Partnerships) that the success of the trading methods employed for a Partnership, rather than the level of leverage employed for that Partnership, has been the greater factor in determining the potential risk of loss or potential return to an investor in that Partnership. In selecting Trading Managers, the General Partner relied largely on prior performance history of each Trading Manager, and future performance may be completely different. See "Risk Factors" and "The Commodities Market." THE GENERAL PARTNER IS NOT PREDICTING OR GUARANTEEING ANY LEVEL OF PERFORMANCE OR RISK BY ANY PARTNERSHIP AND NO SUCH PREDICTION OR GUARANTEE IS MADE HEREBY.

CORNERSTONE II


          Cornerstone II seeks as its investment objective the maximum rate of capital appreciation consistent with a medium percentage of assets committed as margin. During the period July 1995 - June 1996, the Trading Managers for Cornerstone II collectively committed on average between 10 and 30% of the Net Assets of Cornerstone II as margin.

          The General Partner requires Trading Managers for Cornerstone II to conduct their trading in accordance with the trading policies of Cornerstone
II. See "Trading Policies" below. These trading policies provide, among other things, that a Trading Manager will not initiate additional positions in any commodity if such additional positions would result in aggregate net long or net short positions for all commodities requiring as margin more than 55% of the Net Assets allocated to such Trading Manager. For example, a Trading Manager managing $2,000,000 of Net Assets would not be able to add new positions after it had $1,100,000 invested as margin in existing open positions. If the initial margin on all commodity contracts were $5,000, a Trading Manager for Cornerstone II could have no more than 220 net long or net short open positions. However, there can be no assurance that such maximum margin commitment level will prevent Cornerstone II from experiencing losses larger than those of any other Partnership. See "The Cornerstone Funds- Performance Records."


          The Trading Managers for Cornerstone II are Abacus Trading Corporation ("Abacus") and John W. Henry & Company, Inc. ("JWH"). A detailed description of Abacus and JWH, their principals and trading systems and their composite performance records is set forth under "The Trading Managers-Dean Witter Cornerstone Fund II" and with respect to JWH "-Dean Witter Cornerstone Fund IV."


CORNERSTONE III


          Cornerstone III seeks as its investment objective the maximum rate of capital appreciation consistent with a high percentage of assets committed as margin. During the period July 1995-June 1996, the Trading Managers for Cornerstone III collectively committed on average between 10 and 45% of the Net Assets of Cornerstone III as margin.

          The General Partner requires Trading Managers for Cornerstone III to conduct their trading in accordance with the trading policies of Cornerstone III. These trading policies provide, among other things, that a Trading Manager will not initiate additional positions in any commodity if such additional positions would result in aggregate net long or net short positions for all commodities requiring as margin more than 65% of the funds allocated to such Trading Manager. For example, a Trading Manager for Cornerstone III managing $2,000,000 of Net Assets would not be able to add new positions after it had $1,300,000 invested as margin in existing open positions. If the initial margin on all commodity contracts were $5,000, a Trading Manager for Cornerstone III could have no more than 260 net long or net short open positions. This is $200,000 more in margin and 40 more positions than in the case of a Trading Manager for Cornerstone II with the same amount of Net Assets under management.
          The Trading Managers for Cornerstone III currently are Welton Investment Systems Corporation ("WISC"), Abraham Trading Corporation ("Abraham") and Sunrise Capital Management, Inc. ("Sunrise"). A detailed description of Sunrise, WISC and Abraham, their principals and trading systems and their composite performance records is set forth under "The Trading Managers-Dean Witter Cornerstone Fund III" and with respect to
Sunrise "-Dean Witter Cornerstone Fund IV."

CORNERSTONE IV

          Cornerstone IV was formed to engage in the speculative trading of futures and forward contracts and other commodity interests. Such trading has concentrated exclusively in a portfolio of diverse world currencies. Cornerstone IV seeks to profit from the price relationships of, between and among various currencies.

          Cornerstone IV seeks as its investment objective the maximum rate of capital appreciation consistent with a medium to high percentage of assets committed as margin. During the period July 1995-June 1996, the Trading Managers for Cornerstone IV collectively committed on average between 5 and 35% of the Net Assets of Cornerstone IV as margin.

          The General Partner requires Trading Managers for Cornerstone IV to conduct their trading in accordance with the trading policies of Cornerstone
IV. These trading policies provide, among other things, that a Trading Manager will not initiate additional positions in any commodity if such additional positions would result in aggregate net long or short positions for all commodities requiring as margin more than 65% of the Net Assets allocated to such Trading Manager. For example, a Trading Manager managing $2,000,000 of Net Assets would not be able to add new positions after it had $1,300,000 invested as margin in existing open positions. If the initial margin on all commodity contracts were $5,000, a Trading Manager for Cornerstone IV could have no more than 260 net long or net short open positions. This is the same amount of margin and positions as in the case of a Trading Manager for Cornerstone III with the same amount of Net Assets under management.

However, it is $200,000 more in margin and 40 more positions than in the case of a Trading Manager for Cornerstone II with the same amount of Net Assets under management.
          The Trading Managers for Cornerstone IV are JWH, a Trading Manager for Cornerstone II, and Sunrise, a Trading Manager for Cornerstone III. In their trading for Cornerstone IV, JWH utilizes only the JWH International Foreign Exchange Program, one of the three different trading systems it utilizes in trading for Cornerstone II, while Sunrise uses a modification of the same trading systems that it utilizes in trading for Cornerstone III. A detailed description of JWH and Sunrise, their principals and trading systems and their composite performance records is set forth under "The Trading Managers-Dean Witter Cornerstone Fund IV."

SUMMARY OF DIFFERENCES AMONG PARTNERSHIPS

          The following summarizes certain differences among the
Partnerships:

                                                                 CORNERSTONE II    CORNERSTONE III       CORNERSTONE IV
Margin Commitment. . . . . . . . . . . . . . . . . . . .             Medium              High              Medium-High
July 1995-June 1996 Average
   Margin Commitment. . . . . . . . . . . . . . . . . . .            10-30%              10-45%               5-35%
Maximum Percentage Margin Commitment. . . . . . . . . . .              55%                65%                  65%
Trading Managers. . . . . . . . . . . . . . . . . . . . .            Abacus              Sunrise               JWH
                                                                      JWH                 WISC               Sunrise
                                                                                         Abraham

          Each Partnership conducts its business separate and independent of the other Partnerships. The discussion under "Trading Policies" below and "General Description of Trading Systems" is applicable to each Partnership except where noted otherwise. The Trading Managers retained by each Partnership are discussed separately under "The Trading Managers."

          USE OF PROCEEDS. The Trading Managers for each Partnership will be allocated an equal amount of the net proceeds received by such Partnership at each month-end from Exchanges of Units, except that the Trading Managers for Cornerstone II have agreed to an unequal apportionment of net proceeds. Each Trading Manager is obligated to invest its share of such funds in commodity futures contracts and other commodity interests in accordance with its trading systems. See "General Description of Trading Systems" and "The Trading
 Managers." The Trading Managers for each Partnership are obligated to invest in accordance with the trading policies applicable to such Partnership. These trading policies provide, among other things, that a Trading Manager may commit as margin up to but no more than a certain percentage of funds under management. See "Trading Policies" below.
          Each Partnership's assets are deposited with DWR in separate commodity trading accounts established by DWR for each Trading Manager, and are either held in non-interest bearing bank accounts or invested in securities approved by the CFTC for investment of customer funds. In any event, DWR credits each Partnership at month-end with interest income on 80% of such Partnership's average daily Net Assets for the month at a rate equal to the average yield on 13-week U.S. Treasury Bills issued during such month. In the case of Cornerstone IV, for purposes of such interest payments, Net Assets do not include monies due the Partnership on or with respect to forward contracts and other commodity interests but not actually received by it from banks, brokers, dealers and other persons. No Partnership receives interest income on the balance of its assets held by DWR. Each Partnership's assets held by DWR may be used as margin solely for such Partnership's trading. DWR benefits from interest earned on the Partnerships' funds in excess of the rate paid to the Partnerships. DWR also benefits from compensating balance treatment in connection with its designation of a bank or banks in which the Partnerships' assets are deposited, i.e., DWR receives favorable loan rates from such bank or banks by reason of such deposits. To the extent such benefits exceed the interest DWR is obligated to credit to the Partnerships, such benefits will not be shared with the Partnerships.
          Assets of each Partnership are not commingled with assets of one another or any other entity. However, margin deposits and deposits of assets with DWR do not constitute commingling. Each Partnership's assets are segregated in accordance with Section 4d(2) of the CEAct and the rules and regulations of the CFTC.

          TRADING POLICIES. Each Partnership requires its Trading Managers to manage the funds allocated to them in accordance with trading policies set forth in its Limited Partnership Agreement. The following trading policies are applicable to each Partnership and its Trading Managers except to the extent noted otherwise.
                              1.        Each Trading Manager will diversify
     its futures contract holdings in order to avoid reliance on one or a few commodities and will trade those futures contracts that, in its opinion, have sufficient liquidity to enable the Partnership to enter and close out positions without causing undue price movements (not applicable to Cornerstone IV). Each Trading Manager for Cornerstone IV may trade in markets which have low trading volume and are illiquid. Each Trading Manager normally will not establish new positions in a futures contract for any one commodity where the original margin therefor, when added to the original margin on deposit for all open positions in futures contracts for such commodity, irrespective of the delivery month, exceeds a certain percentage of the Net Assets being managed by such Trading Manager. The percentages vary by Partnership as follows:
                        Dean Witter Cornerstone Fund II-15%
                        Dean Witter Cornerstone Fund III-20%
                        Dean Witter Cornerstone Fund IV-20%
          If a Trading Manager invests in currency forward contracts, similar principles will apply. In no event will a Trading Manager commit more than a maximum percentage of the Net Assets being managed by such Trading Manager for margin in any one commodity, irrespective of the delivery month. The maximum percentages vary by Partnership as follows:
                        Dean Witter Cornerstone Fund II-20%
                        Dean Witter Cornerstone Fund III-25%
                        Dean Witter Cornerstone Fund IV-35%
     For purposes of this restriction, gold and silver bullion and coins will be considered one commodity and the soybean complex, consisting of soybeans, soybean oil and soybean meal, will be considered one commodity.
                              2.        DWR will require each Partnership to
     make margin deposits of not less than the exchange minimum levels applicable to individuals or, where there are no exchange minimums (as in the currency forward contract market), the commodity broker's minimums. Each Trading Manager will not initiate additional positions in any commodity if such additional positions would result in aggregate net long or net short positions for all commodities requiring as margin more than a certain percentage of the Net Assets managed by such Trading Manager. The percentages vary by Partnership as follows:
                        Dean Witter Cornerstone Fund II-55%
                        Dean Witter Cornerstone Fund III-65%
                        Dean Witter Cornerstone Fund IV-65%
     Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits or both, the Trading Manager may be required to commit as margin in excess of the foregoing limit. In such event, the Trading Manager will reduce its open positions to comply with the foregoing limit before initiating new positions.
                              3.        Each Trading Manager will only invest
     funds for a Partnership where sufficient volume exists, in the opinion of the Trading Manager, for liquidating positions either on appropriate exchanges or in the currency forward contract market (not applicable to Cornerstone IV). Each Trading Manager for Cornerstone IV may trade in markets which have low trading volume and are illiquid.
                              4.        A Partnership will trade currencies
     in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a currency forward contract, the General Partner and DWR will consult with the Corporate Credit Department ("CCD") of DWR, which monitors participants in the interbank market with which DWR deals on a regular basis. The CCD, among other things, reviews published financial information regarding such participants, and calculates various ratios, including, but not limited to, net worth requirements, return on average assets, overall portfolio yield to cost of money, equity to assets, dividend payout and capital formation, and evaluates each participant's profitability and compares the same against its peer groups. From time to time, the CCD modifies such procedures, institutes new procedures and reviews other information.

                              5.        Because open positions in a futures
     or forward contract normally will be closed out before the first notice day for making or taking delivery of the cash item, each Partnership normally will not make or take delivery, except as required to match trades and close out a position in the currency forward contract market. No assurance can be given that delivery will never occur, but each Trading Manager will make every effort to avoid the Partnership's taking or making delivery. Each Trading Manager will not take a position in any commodity during the delivery month of that contract, except to match trades to close out a position in the currency forward contract market or liquidate trades in a limit market. (Not applicable to Cornerstone IV.)
                              6.        Each Partnership will not employ the
     trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given commodity due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related commodity. However, a Trading Manager may take into account a Partnership's open trade equity on existing positions in determining generally whether to acquire additional commodity interest contracts on behalf of the Partnership and may add to existing positions so long as it is in compliance with the restriction in the preceding sentence.
                              7.        Each Trading Manager will not,
     without the prior written consent of the General Partner, employ the trading techniques known as "spreads" and "straddles" on behalf of a Partnership, except to liquidate trades in a limit market or to hedge cash commodity transactions (not applicable to Cornerstone IV). In the case of Cornerstone IV, each Trading Manager will trade spreads and straddles on behalf of the Partnership. The General Partner has agreed that the Trading Managers for Cornerstone II and III which have forward contract trading experience may use "spreads" and "straddles" in managing a portion of the assets of those Partnerships. The terms "spread" and "straddle" describe a transaction involving the simultaneous holding of futures or forward contracts for the same or a related commodity but for different delivery dates in which the trader expects to earn profits from widening or narrowing movement of the prices of the two contracts.
                              8.        Each Partnership will not engage in
     cash commodity transactions unless the cash commodity is fully hedged (not applicable to Cornerstone IV).
                              9.        Each Partnership will not purchase,
     sell or trade securities (except securities approved by the CFTC for investment of customer funds).
                              10.      Each Partnership will not borrow
     (except for margin purposes) or lend money. Each Partnership may utilize lines of credit for trading currency forward contracts. Such trading does not, however, involve borrowing for purposes of this trading policy. Each Partnership will not permit "churning" of the Partnership's assets.
                              11.      Each Trading Manager will engage in
     trading options on futures contracts or physical commodities only with the prior express written consent of the General Partner.

          Trading policies applicable to each Partnership may be changed by the General Partner, except that material changes to trading policies numbered 1, 2, 3, 6, 8, 9 and 10 may only be made by the General Partner with prior written approval of more than 50% of the Limited Partners of a Partnership.

                               CAPITALIZATION


          The following table sets forth the actual capitalization of the Partnerships as of June 30, 1996. Since unsold Units may only be sold in Exchanges, which requires a redemption of Units from one Partnership and for purchase of Units in one or two of the other Partnerships, it is impractical to provide a pro forma table reflecting the capitalization of the Partnerships if all unsold Units are sold, since redemptions would, of necessity, offset sales.

          There will be no difference insofar as sharing of profits and losses are concerned between Units of Limited Partnership Interest and Units of General Partnership Interest.

                                                                                                            AMOUNT
                                                                                                         OUTSTANDING
                                                                                                            AS OF
                                                                                                           JUNE 30,
                                    TITLE OF CLASS                                                           1996
                                                                                                               $
               Cornerstone II:
                     Limited Partnership Interest(1). . . . . . . . . . . . . . . . . . . . . . . .         28,328,881
                     General Partnership Interest(1). . . . . . . . . . . . . . . . . . . . . . . .            613,737
                                                                                                           -----------
                         Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         28,942,618
                                                                                                           -----------
                                                                                                           -----------
               Cornerstone III:
                     Limited Partnership Interest(1). . . . . . . . . . . . . . . . . . . . . . . .         38,309,454
                     General Partnership Interest(1). . . . . . . . . . . . . . . . . . . . . . . .            869,340
                                                                                                           -----------
                         Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         39,178,794
                                                                                                           -----------
                                                                                                           -----------
               Cornerstone IV:
                     Limited Partnership Interest(1). . . . . . . . . . . . . . . . . . . . . . . .         95,702,901
                                                                                                           -----------
                     General Partnership Interest(1). . . . . . . . . . . . . . . . . . . . . . . .          1,883,149
                         Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         97,586,050
                                                                                                           -----------
                                                                                                           -----------


          GENERAL DESCRIPTION OF TRADING SYSTEMS

INTRODUCTION

          The primary purpose of each Partnership is appreciation of its assets through speculative trading in commodity futures contracts and other commodity interests. A Partnership's ability to succeed in this endeavor depends largely on the combined success of the respective trading systems employed on behalf of such Partnership by its Trading Managers. Each Trading Manager must anticipate market trends and effect the purchase or sale of commodity interest contracts in accordance with its predictions as to those trends. To the extent that Trading Managers for a Partnership anticipate and follow opposite market trends, the gains on one Trading Manager's positions will tend to offset the losses on another Trading Manager's positions. While each Trading Manager has provided the General Partner with a general description of the trading systems to be employed on behalf of a Partnership's account, investors are cautioned that the details of the systems are proprietary secrets and, as such, are not generally known to the General Partner. As a result, the General Partner will be unable for the most part to determine whether each Trading Manager is or is not following its trading system. While the officers of the General Partner are familiar with commodity trading and monitor each Trading Manager's compliance with the trading policies applicable to such Trading Manager (see "Trading Policies"), there is no basis for judging whether or not a Trading Manager is operating within the general parameters of its technical trading strategy (that is, whether the losses or gains from individual transactions are within anticipated ranges). Thus, no assurance can be given that a trading system followed in the past is being followed for a particular trade or series of trades.
          In addition, there can be no assurance that, even if a trading system were followed, it would produce results similar to those experienced in the past. Although the trading system that is employed on behalf of a Partnership's account by each Trading Manager is the same used in such Trading Manager's management of other commodity accounts except to the extent noted otherwise, there can be no assurance that the same or similar results will occur in the future. Further, the performance results of all Trading Managers for each Partnership are combined and a Limited Partner will not receive the direct benefit of any single Trading Manager's performance record. Additionally, to the extent that funds are apportioned unequally among Trading Managers for a Partnership, the results of individual Trading Managers will affect the Net Assets or Net Asset Value of a Unit disproportionately. See "Risk Factors-Risks Relating to the Trading Managers-Unequal Apportionment of a Partnership's Assets among Trading Managers" and "The Management Agreements."
          Commodity traders basically rely on either of two types of analysis for making their trading decisions, "technical" or "fundamental," or on a combination of technical and fundamental analysis. Generally speaking, technical trading strategies are designed to identify and follow existing and incipient trends in the markets, while fundamental trading strategies are designed to forecast future developments in the markets.

          Technical analysis is not based on the anticipated supply and demand of a particular cash (actual) commodity; instead, it is based on the theory that the study of the commodities markets themselves will provide a means of anticipating the external factors that affect the supply and demand of a particular commodity in order to predict future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity; consequently, technical analysis theorizes that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest can be of predictive value when predicting the future course of price movements. Technical strategies generally utilize a series of mathematical measurements and calculations designed to monitor market activity for the particular strategies used, and trading decisions are based on signals generated by chart s, manual calculations, computers or a combination of any or all of the foregoing. As an example with respect to a financial instrument contract, one set of technical procedures might evaluate the following factors, among others, on a daily basis: (1) the price trends of the particular financial instrument contract and the levels at which to initiate new positions and terminate existing positions; (2) the volatility that the particular financial instrument contract has displayed in the past; (3) the condition of the financial instrument market being traded (e.g., to determine whether it is a trending market or an erratic and non-trending market); and (4) the state of the financial instrument markets in general (e.g., to determine the proper points for initiating new positions and allowing increases in existing commitments).
          Fundamental analysis, on the other hand, is based on the study of factors external to the trading market that affect the supply and demand of a particular commodity in order to predict future prices. Such factors might include weather, the economy of a particular commodity, government policies, United States and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors of a particular commodity, a state of current or potential disequilibrium of conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that the markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate current prices are unsustainable. As an example with respect to an agricultural commodity, some of the fundamental factors that might affect the supply of soybeans include the acreage planted, crop conditions (drought, flood, disease, etc.), labor disputes affecting planting, harvesting, and distributions and the previous years crop carryover. The demand for soybeans consists of domestic usage and exports, which are affected by general world economic conditions and the cost of soybeans in relation to the cost of competing food products. As an example with respect to a currency, some of the fundamental factors that might affect the demand for a currency (e.g., British pound) include the inflation and interest rates of the currency's domestic market, exchange controls and that country's balance of trade, economy and political stability. The supply of a currency can be determined by, among other things, government spending, credit controls, domestic money supply and the prior years trade balances.

TRADING BY THE TRADING MANAGERS

          The trading systems utilized by the Trading Managers for the Partnerships are each technical trading systems, and trading decisions are based in part on chart interpretations, mathematical calculations and computer-assisted analysis of the commodities markets. The trading systems employed by the Trading Managers attempt to detect trends in price movements for commodity interest contracts. All successful speculative commodity trading depends upon establishing a position and then maintaining that position while the market moves in favor of the commodity trader. Technical trading systems seek to establish such positions and to exit the market and/or establish reverse positions when the favorable trend either reverses or does not materialize. No such system will be successful if the market is moving in an erratic and non-trending manner or if the market moves in the direction opposite to that predicted by the system. Because of the nature of commodity markets, prices frequently appear to be trending when the market is, in fact, without a trend. In addition, a trading system may identify markets as trending favorably to a particular position even though actual market performance thereafter is the reverse of the trend identified.
          A trend-following trading system will seldom direct market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to exist; however, there can be no assurance that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions can be expected to exceed substantially the number of profitable transactions. However, if the system is successful, these losses should be small and should be more than offset by a few large gains.

          Some of the differences among the trading systems of the Trading Managers are discussed under "The Trading Managers." Each Trading Manager, from time to time, may change or refine its trading system. However, a Trading Manager may not materially change its trading policies, systems, methods or strategies used for a Partnership's account without the prior written approval of the General Partner. Additional trading systems have been or may be developed by the Trading Managers and, with the written permission of the General Partner, may be employed in trading a portion of the assets allocated to a Trading Manager.
          Although a technical trading system normally consists of a series of fixed rules applied manually or by computer, such system still requires that principals or employees of the Trading Manager make certain subjective judgments and decisions. For example, a Trading Manager will select the commodities and markets which it will follow, the commodities and markets which it will actively trade and the contract months in which it will maintain positions. A Trading Manager will also determine when it will roll over a position (i.e., liquidate a position which is about to expire and initiate a position in a more distant contract month). In addition, a Trading Manager will determine the position size or number of contracts in each commodity to be bought or sold at any given time, the time at which orders are to be placed with and executed by a commodity broker, the method by which orders are to be placed, and the types of orders that are to be placed. These types of decisions require consideration of, among other things, the volatility of the particular market, the pattern of price movements (both interday and intraday), open interest, trading volume, changes in spread relationships between various contract months and between commodities, and overall portfolio balance and risk exposure. In addition, these types of decisions are often based on consideration of typical fundamental factors affecting the supply and demand of a particular commodity. With respect to the timing and execution of trades, a Trading Manager may also rely to some extent on the judgment of others, such as commodity brokers and floor brokers. No assurance can be given that consideration of any or all of the foregoing factors will be made by the Trading Managers and their principals and employees with respect to every trade for the Partnerships or that consideration of any of such factors in a particular situation will lessen a Partnership's risk of loss. In most cases, these subjective decisions are made by one principal of the Trading Manager. Investors should be aware that such decisions may involve a substantial element of judgment and that such person's unavailability to make such decisions could materially impair the operation of the trading system.
          Each Trading Manager must determine the timing and method by which orders will be placed with various brokerage firms. The Trading Manager must also select the types of orders to be placed for its managed accounts. Executions for the Partnerships' accounts and the Trading Managers' other accounts may be made during the day: (1) on a "stop" basis, where an order becomes a market order when the specified stop price is reached; (2) on an "at the market" basis, where the order is executed as soon as possible after being received on the floor of the exchange; (3) on a "limit" basis, where an order is placed to buy or sell at a specified price or better than the specified price; and (4) on a "closing price" basis, which is a contingent order based on the closing range of the market. Order placement will vary in accordance with the trading system being used, the type of market encountered and the type of order that can be used on the exchange on which a particular commodity is traded. Since many of the Trading Managers have varied these practices over the years, their prior performance may not necessarily reflect future performance.
          Each Trading Manager also maintains a procedure for determining the appropriate quantity of contracts to be traded for an account of a given size and for all accounts. Some Trading Managers maintain a fixed or equal number of positions for each commodity traded, regardless of differences in volatility or prices among commodities. Other Trading Managers continually adjust their trading portfolios and the position size of an order immediately prior to placement, based on such factors as past market volatility, prices among commodities, amount of risk, potential return and margin requirements. While each of the Trading Managers presently has a method for determining position size for a trade, the initial determination of this method was a subjective decision made by the principals of the Trading Manager. Although two Trading Managers might have substantially similar trading systems and might be following the same trend, the method under which position size is determined could cause performance results to differ significantly.
          Each Trading Manager, from time to time, may at its discretion add to or delete from its portfolio additional commodity interest contracts and commodities.
          The Trading Managers' orders for trades generally will be placed directly with the order desk of DWR, and confirmations of the executed trades will be retained by DWR. Although other accounts advised by each Trading Manager, from time to time, may employ DWR as their commodity broker, there is no obligation on the part of each Trading Manager or the owners of such other accounts to use DWR as broker in connection with such other accounts, and each Trading Manager may and does trade for such other accounts at various commodity brokerage firms in addition to DWR.
          The above general description of trading systems does not discuss significant differences in the trading systems developed and employed by each Trading Manager. Certain of these differences are discussed for each Trading Manager under the following section entitled "The Trading Managers." However, as stated above, the actual systems are proprietary and confidential and the General Partner does not know the full extent to which such systems differ.

                          THE TRADING MANAGERS

INTRODUCTION

          CERTAIN OF THE TRADING MANAGERS OF THE PARTNERSHIPS ARE AVAILABLE TO TRADE "NOTIONAL" EQUITY FOR CLIENTS-I.E., TO TRADE SUCH CLIENTS' ACCOUNTS AS IF MORE EQUITY WERE COMMITTED TO SUCH ACCOUNTS THAN IS, IN FACT, THE CASE. CONSEQUENTLY, THE CFTC REQUIRES THAT THE FOLLOWING DISCLOSURE STATEMENT BE INCLUDED VERBATIM HEREIN. THE PARTNERSHIPS' ACCOUNTS WILL NOT INCLUDE ANY NOTIONAL EQUITY

SPECIAL DISCLOSURE FOR NOTIONALLY-FUNDED ACCOUNTS

          YOU SHOULD REQUEST YOUR COMMODITY TRADING ADVISOR TO ADVISE YOU OF THE AMOUNT OF CASH OR OTHER ASSETS (ACTUAL FUNDS) WHICH SHOULD BE DEPOSITED TO THE ADVISOR'S TRADING PROGRAM FOR YOUR ACCOUNT TO BE CONSIDERED "FULLY-FUNDED." THIS IS THE AMOUNT UPON WHICH THE COMMODITY TRADING ADVISOR WILL DETERMINE THE NUMBER OF CONTRACTS TRADED IN YOUR ACCOUNT AND SHOULD BE AN AMOUNT SUFFICIENT TO MAKE IT UNLIKELY THAT ANY FURTHER CASH DEPOSITS WOULD BE REQUIRED FROM YOU OVER THE COURSE OF YOUR PARTICIPATION IN THE COMMODITY TRADING ADVISOR'S PROGRAM.
          YOU ARE REMINDED THAT THE ACCOUNT SIZE YOU HAVE AGREED TO IN WRITING (THE "NOMINAL" OR "NOTIONAL" ACCOUNT SIZE) IS NOT THE MAXIMUM POSSIBLE LOSS THAT YOUR ACCOUNT MAY EXPERIENCE.
          YOU SHOULD CONSULT THE ACCOUNT STATEMENTS RECEIVED FROM YOUR FUTURES COMMISSION MERCHANT IN ORDER TO DETERMINE THE ACTUAL ACTIVITY IN YOUR ACCOUNT, INCLUDING PROFITS, LOSSES AND CURRENT CASH EQUITY BALANCE. TO THE EXTENT THAT THE EQUITY IN YOUR ACCOUNT IS AT ANY TIME LESS THAN THE NOMINAL ACCOUNT SIZE YOU SHOULD BE AWARE OF THE FOLLOWING:
                              1.        ALTHOUGH YOUR GAINS AND LOSSES, FEES
     AND COMMISSIONS MEASURED IN DOLLARS WILL BE THE SAME, THEY WILL BE GREATER WHEN EXPRESSED AS A PERCENTAGE OF ACCOUNT EQUITY.
                              2.        YOU MAY RECEIVE MORE FREQUENT AND
     LARGER MARGIN CALLS.

DEAN WITTER CORNERSTONE FUND II


      1. ABACUS TRADING CORPORATION
         (CURRENT ALLOCATION-25.51%)


          Abacus Trading Corporation (formerly A.O. Management Corporation) ("Abacus") is a Pennsylvania corporation with its principal place of business at 1536 Cole Blvd., Suite 315, Golden, Colorado 80401. Abacus maintains a Branch Office at 2420 Lyndhurst Ave, Winston-Salem, North Carolina, 27103. The telephone number is 910-725-0065. A.O. Management Corporation was formed in 1978 to manage the trading of commodity pools and managed accounts. Effective October 26, 1994, A.O. Management Corporation changed its name to Abacus Trading Corporation. Abacus is not affiliated with the General Partner or DWR or with any of the other Trading Managers for the Partnerships. Abacus is registered with the CFTC as a commodity trading advisor and is a member of the NFA in such capacity.

          Prior to January, 1995, trading by Abacus (and its predecessor, A.O. Management) was done utilizing A.O. Management systems. Progressive enhancements to the A.O. Management systems resulted in numerous changes to the point where, by January 1995, the systems used by Abacus differed significantly from those employed in the past.
          The officers and directors of Abacus are as follows:

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

          Carl C. Peters, age 53, is President, Director and sole stockholder of Abacus. Dr. Peters is involved in marketing, systems research, and product development at Abacus. His academic credentials include a Ph.D. in Operations Research from UCLA, an M.S. from M.I.T. in Engineering and a B.S. from Penn State University. Prior to joining Abacus, Dr. Peters held an endowed chair in economics and business at Westminster College in Pennsylvania (1986-1988). His previous experience includes business analysis and corporate planning at Weyerhauser Company (1971-1976), and a faculty appointment in the College of Business, University of Denver (1977-1985), where he was Department Chairman and Director of the Decision Sciences Program. A recognized authority on trading system performance evaluation, he has developed and taught college level courses on the futures markets, lectured nationally and internationally, and published papers on trading system performance. Dr. Peters is also sole principal and stockholder of International Derivative Investments, Inc. ("IDI"), a commodity trading advisor and investment adviser formed in 1991.


          Ronald D. Murray, age 42, Trading Operations Manager, joined Abacus in March, 1991. His registration as a principal of Abacus became effective on November 16, 1993. He has a B.S. degree from Minot State College (1977). Prior to joining Abacus, he was a Financial Consultant with Prudential Securities (1989-1991), Thompson McKinnon Securities (1983-1988), and Boettcher and Company (1980-1982). Mr. Murray's primary responsibilities are the management of all operations related to trading.

          Benjamin T. Warwick, age 33, Director of Marketing, joined Abacus on July 1, 1996. His registration as a Principal became effective on July 3, 1996. Prior to joining Abacus, Mr. Warwick was an owner and Principal of Hegemony Advisors, Inc. (1/95-6/96), the performance record of which is included with this Supplement. He was also a futures broker with Interstate/Johnson Lane (1/92-12/95), and earlier operated as a sole proprietor performing consulting work for Bacon Investment Corporation, a registered Commodity Trading Advisor which provides trading services for investors (5/90-12/91). His education includes B.S. degrees in Chemistry and Chemical Engineering from the University of Florida (6/86) and an MBA from the
 Graduate School of Business at the University of North Carolina at Chapel Hill (5/90). His responsibilities at Abacus include marketing, and operation of the Event Trading Program.

          There have been no material administrative, civil or criminal proceedings against Abacus or any of its principals during the five years preceding the date of this Prospectus.
          Pursuant to its Management Agreement, Abacus owns 10 Units of Cornerstone II. None of the principals of Abacus own any Units of such Partnership, nor do Abacus and its principals own any Units of Cornerstone III or IV.
          Abacus and its principals may, from time to time, trade commodity interest contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Abacus trading system described below. The records of trading in such accounts will not be made available to Limited Partners for inspection. Set forth below is a general description of the Abacus trading system.

      THE ABACUS TRADING SYSTEM


          Abacus offers three different programs: the Currency Program, the Financials and Metals Program and the Fully Diversified Program. Abacus uses the Fully Diversified Program in trading the assets of Cornerstone II. All of the programs are traded according to the same basic trading strategy. Descriptions of the different strategies follow. Abacus trades on exchanges in the U.S. and certain foreign countries. Abacus places its orders both before and during market hours. When placing its orders with introducing brokers, futures commission merchants such as DWR, and/or banks, Abacus does not adhere to any arbitrary mechanical or rotational system and does not attempt to enter orders simultaneously. Instead, it attempts to enter orders in such a way as to attain the best overall price for its clients. Since Abacuss method of entering orders involves subjective judgments, it necessarily follows that some clients may receive better prices than others on different occasions or during different time spans. Abacus uses good faith and its best efforts to achieve an equitable treatment of all clients with respect to priority in entering orders and assignments of executed trades. Abacus believes that its method of placing orders is superior to other available procedures and that its method will produce the best average prices for each of its clients over time.

          TRADING STRATEGY FOR THE CURRENCY, FINANCIALS AND METALS AND FULLY DIVERSIFIED PROGRAMS. Abacus bases its trades primarily upon a proprietary computerized, trend-following trading system developed by Abacus. The system, which has been real-time trading since 1978, has been periodically modified and expanded. The principal objective of the trading strategies is to profit from major, sustained changes in prices of commodity futures.

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
          The trading principles which Abacus employs include: (1) limiting trading to markets which it believes to be liquid enough to handle the amount of trading contemplated; (2) diversifying the positions among various commodities and among similar commodities in order to limit exposure in any one area; and (3) limiting the assets committed as margin at minimum exchange margin requirements, generally to between 5% to 35% of initial capital, although commodity brokers may require margin in excess of exchange minimums. Under normal conditions Abacus expects to trade up to 200 fully-executed trades (round-turns) per $100,000 of client account equity per year, although this may be higher or lower depending on price volatility. Abacus selects a diversified portfolio of commodities and occasionally maintains positions in more than one contract month of the selected commodities. Decisions whether to trade a particular commodity futures contract are also based upon a calculation of profit potential (based upon historical and current price analysis).
          In addition to utilizing the trading signals provided by its technical, trend-following system, Abacus may also utilize subjective judgment to make adjustments to these signals based upon its knowledge of the strengths and weaknesses of its system under certain market conditions. Abacus expects such adjustments to be primarily in the nature of an overlay on system positions, particularly in the financial markets, although they may play a more prominent role in the non-financial markets. Such adjustments may result in missing significant profit opportunities that otherwise might be captured by depending solely on Abacus's computer-based system or utilizing different strategies.
          Abacus's trading systems, programs and strategies have evolved and will continue to evolve over time as a result of continuing research, testing of data and cumulative trading experience. These modifications occur within the general description of the trading programs described herein. Clients are not advised of these modifications resulting from this ongoing process unless such changes represent a substantial departure from Abacus's trading approach as described in its Disclosure Document.
          Abacus directs the trading of client accounts in three different programs each of which trades a variety of commodity futures and cash and forward contracts in the interbank market as described below.

          FULLY DIVERSIFIED PROGRAM. This program diversifies among as many commodity futures as Abacus believes is appropriate to earn a profit over time. Diversification is achieved by trading a variety of futures, some of which are not closely related to one another. In so doing, overall volatility of returns should be reduced with profits accruing at a smoother rate. Commodity groups used in the Program include metals, global financial instruments, foreign currencies, oil, grains and other agricultural products. The amount and degree of diversification depends upon account size and Abacus's judgment as to which commodity futures contracts are suitable for trading.

          FINANCIALS AND METALS PROGRAM. This program is concentrated exclusively in the global interest rate, foreign currency, and metal markets and is traded using the same trend-following approach as the Fully Diversified Program. Its objective is to profit from economic forces such as interest rates, inflation and deflation in the international financial marketplace. Because of the lower diversity of commodities traded, it will most likely be more volatile than the Fully Diversified Program. Based on historical price analysis and past trading experience, Abacus believes that this increase in volatility will be partially offset by the broader, smoother trends likely to occur in these commodities.

          CURRENCY PROGRAM. This program is concentrated exclusively in foreign currencies and is traded using the same trend-following approach as the Fully Diversified and Financials and Metals Programs. Its objective is to profit from economic forces which affect the relationships between world currencies in the international financial marketplace. Because of the lower diversity of the commodities traded, it will most likely be more volatile than the Fully Diversified Program.

          In addition to its other Programs which are trend-following in nature, Abacus operates a non-trend following "Event Trading" Program. Developed and operated by Mr. Warwick prior to joining Abacus, it attempts to profit from market inefficiencies in responding to releases of certain information such as government reports on employment and inflation. The Program trades a variety of financial and non-financial markets and is largely systematic in nature. The program is currently not offered.


          As of June 30, 1996, the aggregate amount of funds under management pursuant to the Diversified Program was $9,515,488, and the aggregate amount of funds under management pursuant to all Abacus trading programs was $17,021,300.


          As of June 30, 1996, Abacus was managing approximately $7,382,296 of Cornerstone II. Such amount and the percentage of assets of Cornerstone II managed by Abacus will change as a result of allocations of assets from the Exchange of Units of Cornerstone II, allocations and reallocations among trading managers and/or trading systems, and the performance of Abacus and the other trading manager for Cornerstone II.

      2. JOHN W. HENRY & COMPANY, INC.
         (CURRENT ALLOCATION--74.49%)


          John W. Henry & Company, Inc. ("JWH") is a United States-based global investment management corporation with offices located at 301 Yamato Road, Boca Raton, Florida and at One Glendinning Place, Westport, Connecticut 06880. Its telephone number is (203) 221-0431. JWH is recognized as a leader in managing capital in futures, interest rate, and foreign exchange markets for international banks, brokerage firms, pension funds, institutions, and high-net-worth individuals. JWH trades numerous contracts of a 24-hour basis in the U.S., Europe and Asia, and has grown to be one of the largest advisors in the industry, managing over $1.3 billion in client capital.

          John W. Henry & Company began managing assets in 1981 as a sole proprietorship, and was later incorporated in the state of California as John
W. Henry & Co., Inc. to conduct business as a commodity trading advisor. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The firm is registered as a commodity trading advisor and a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association ("NFA"). JWH is not affiliated with the General Partner or DWR or with any of the other trading managers for the Partnerships.
          The individual principals of JWH are as follows:

          Mr. John W. Henry, age 46, is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts. Over the last fifteen years, Mr. Henry has developed many innovative investment programs which have enabled JWH to become one of the most successful money managers in the foreign exchange, futures and fixed income markets.


          Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA") and the Managed Futures Trade Association, and has served on the Nominating Committee of the NFA. Mr. Henry currently serves on the Board of Directors of the Futures Industry Association ("FIA") and is Chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative effort s related to electronic trading, common clearing and the issues regarding a merger. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as from the offices of JWH in Westport, Connecticut. Mr. Henry is a principal of JWH Risk
Management, Inc., JWH Asset Management, Inc., Westport Capital Management

Corporation, Global Capital Management Limited and JWH Investments, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has, and will continue to devote considerable time to activities in businesses unrelated to JWH and its affiliates.

          Mr. Mark H. Mitchell, age 46, is a vice chairman and a member of the JWH Board of Directors. He is also vice chairman and a director of JWH Risk Management, Inc., director of JWH Asset Management, Inc., and vice president of JWH Investments, Inc. Prior to joining JWH in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of the NAFTA and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association. Mr. Mitchell is currently a member of the Commodity Pool Operator/Commodity Trading Advisor Advisory Committee and the Special Committee for the Review of a Multi-tiered Regulatory Approach to NFA Rules, both of the NFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been an editor of FUTURES INTERNATIONAL LAW LETTER and its predecessor publication, COMMODITIES LAW LETTER. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.


          Mr. David R. Bailin, age 36, is an executive vice president and is a member of the Operating Committee of JWH. He is also president of JWH Investments, Inc., JWH Risk Management, Inc., and JWH Asset Management, Inc., president and director of Westport Capital Management Corporation, and president and chairman of the Board of Directors of Global Capital Management Limited. Mr. Bailin is responsible for the development, implementation, and management of JWH's sales and marketing infrastructure. Prior to joining JWH in

December 1995, Mr. Bailin was managing director-development since
April 1994 for Global Asset Management ("GAM"), a Bermuda based management firm with over $7 billion in managed assets. He was responsible for overseeing the international distribution of GAM's funds as well as for establishing new distribution relationships and channels. Prior to his employment with GAM, Mr. Bailin headed the real estate asset management division of Geometry Asset Management beginning in July 1992. Prior to that time, beginning in 1988, he was President of Warner Financial, an investment advisory business in Boston, Massachusetts. Mr. Bailin received a B.A. from Amherst College and an M.B.A. from Harvard Business School.

          Mr. Peter F. Karpen, age 44, is a managing director and a member of the Operating Committee of JWH. Mr. Karpen joined JWH in June 1995 from CS First Boston where he was director of Futures and Options since 1988 and vice president since 1981. Mr. Karpen has been a member of the board of the FIA since 1984 and a member of its Executive Committee since 1988. Mr. Karpen was Chairman of the FIA from 1994 - 1995. In addition, he is a Public Director of the New York Cotton Exchange and serves on the CFTC's Financial Products Advisory Committee. He has been a Trustee of the Futures Industry Institute, a member of the CFTC's Regulatory Coordination Advisory Committee and a member of several commodities and securities exchanges in the United States. He received his B.A. from Boston University and M.B.A. from Boston College. Mr. Karpen announced his resignation from JWH on March 18, 1996 but will continue in his present capacities for 6 months from that date.


          Mr. James E. Johnson, Jr., age 44, is chief financial officer and chief administrative officer for JWH. He also serves as a member of the company's Operating Committee. Mr. Johnson is also a principal of Westport Capital Management Corporation, JWH Investments, Inc. and JWH Risk Management Inc., and JWH Asset Management, Inc. Mr. Johnson joined JWH in May of 1995 from Bankers Trust Company where he was managing director and chief financial officer for their Institutional Asset Management Division since January 1983. His areas of responsibility included finance, operations and technology for the $160 billion global asset advisor. Prior to joining Bankers Trust, Mr. Johnson was a product manager at American Express Company responsible for research and market strategies for the Gold Card. He received a B.A. with honors from Columbia University and an M.B.A. in Finance and Marketing from New York University.


          Ms. Elizabeth A.M. Kenton, age 30, is a senior vice president, the director of compliance, and a member of the Operating Committee of JWH. Since joining JWH in March of 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. Ms. Kenton is also a director and treasurer of Westport Capital Management Corporation, the executive vice president of JWH Investments, Inc., the vice president of JWH Asset Management, Inc. senior vice president of JWH Risk Management, Inc., and a director of Global Capital Management Limited. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Financial and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a product specialist for foreign exchange and treasury options trading. She received a B.S. in Finance from Ithaca College.


          Ms. Mary Beth Hardy, age 35, is a senior vice president, the director of trading administration, and is a member of the Operating and Investment Policy Committees of JWH. Since joining JWH in September 1990, Ms. Hardy has held positions of increasing responsibility in research and development and trading. Prior to her employment at JWH, Ms. Hardy held the position of associate editor at Waters Information Services where she wrote weekly articles covering technological advances in the securities and futures markets. Prior to joining Waters in 1989, Ms. Hardy was at Shearson Lehman Brothers Inc. where she held the position of assistant director of the Managed Futures Trading Department. Prior to that, Ms. Hardy was an institutional salesperson for Shearson, in a group specializing in financial futures and options. Previously, Ms. Hardy was an institutional salesperson for Donaldson, Lufkin and Jenrette with a group which also specialized in financial futures and options. Ms. Hardy serves on the Board of Directors of the Managed Futures Association (the "MFA") and chairs its Trading and
Markets committee. She received a B.B.A. in Finance from Pace University.


          Mr. David M. Kozak, age 48, is Counsel to the Firm, vice president and secretary of JWH. He is also secretary of JWH Risk Management, Inc., JWH Asset Management, Inc., and assistant secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak was employed at Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. During the time he was employed at Chapman and Cutler, he served as outside counsel to NAFTA and the MFA. Mr. Kozak is currently a member of the Government Relations Committee of the MFA, the NFA Special Committee on CPO/CTA Disclosure Issues and the Visiting Committee of The
University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

          Mr. Kevin S. Koshi, age 33, is a senior vice president, chief trader, and a member of the Investment Policy Committee of JWH. Mr. Koshi is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.


          Mr. Barry S. Fox, age 32, is the director of research and is a member of the Investment Policy Committee of JWH. Mr. Fox is responsible for the design and testing of existing and new programs. He also supports and maintains the proprietary algorithms used to generate JWH trades. Mr. Fox joined JWH in March 1991 and since that time has held positions of increasing responsibility in the Research and Development department. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions in October 1990, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust as a product specialist for foreign exchange and treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.


          Ms. Glenda G. Twist, age 46, is a director of JWH and has held that position since August 1993. Ms. Twist joined JWH in September 1991 with responsibilities for corporate liaison and she continues her duties in that area. Her responsibilities include assistance in the day-to-day administration of the Florida office, and review and compilation of financial information for JWH. Ms. Twist was President of J.W. Henry Enterprises Corp., for which she performed financial, consulting and administration services from January 1991 to August 1991. From 1988 to 1990, Ms. Twist was Executive Director of Cities in Schools, a program in Arkansas designed to prevent students from leaving school before completing their high school education. She received her B.S. in Education from Arkansas State University.



          Mr. Michael D. Gould, age 41, is director of investor services at JWH. He is responsible for general business development and oversees the investor services function. He joined JWH in April 1994 from Smith Barney Inc. where he served as senior sales manager and vice president-futures for the Managed Futures Department. He held the identical position with the predecessor firms of Shearson Lehman Bros. and Lehman Bros. beginning in November 1991. Prior to that time, he was engaged in a proprietary trader development program at Tricon USA from September 1990 to October 1991. He was a registered financial consultant with Merrill Lynch from 1985 through August 1990. His professional career began in 1982 as an owner-operator of a non-ferrous metals trading and export business which he ran until September 1985.


          Mr. Jack M. Ryng, age 35, C.P.A., joined JWH as the controller in November 1991. He is also secretary and chief financial officer of JWH Investments, Inc. Prior to that time, he was a senior manager with Deloitte & Touche where he held positions of increasing responsibility since September of 1985 for commodities and securities industry clients. His clients included one of the largest commodity pool operators in the United States, along with other broker/dealers, futures commission merchants, investment banks, and foreign exchange operations, in the areas of accounting regulatory compliance and consulting. Prior to his employment by the Financial Services Center of Touche Ross & Co. (the predecessor firm of Deloitte & Touche), he worked for Leonard Rosen & Co. as a senior accountant. Mr. Ryng is a member of AICPA and the New York C.P.A. Society and is a member of the board of the New York operations of the FIA. He received a B.S. in Business Administration from Duquesne University.


          Mr. Michael J. Scoyni, age 49, is a managing director of JWH and is a principal of Westport Capital Management Corporation. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry Company (JWH's predecessor) from November 1981 to December 1982 and subsequently has been employed by JWH in positions of increasing responsibility. He received a B.A. in Anthropology from California State University.


          Mr. Christopher E. Deakins, age 37, is a vice president of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior


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
to that, Mr. Deakins was an account executive for Merrill Lynch, Pierce, Fenner and Smith Incorporated. He received a B.A. in Economics from Hartwick College.

          Chris J. Lautenslager, age 38, is a Vice President of JWH. He is responsible for general business development and Investor Services support. Prior to joining JWH in April 1996, he was the Vice President of Institutional Sales for I/B/E/S International, Inc., a distributor of corporate earnings estimate information. His responsibilities consisted of business development and support of global money managers and investment bankers. Prior to his employment with I/B/E/S, Mr. Lautenslager devoted time to personal activities from April 1994 to March 1995, following the closing of the Stamford, Connecticut office of Gruntal & Co., where he had worked as a proprietary equity trader since November 1993. Before that, he held the same position at S.A.C. Capital Management starting in February 1993. From October 1987 to December 1992, Mr. Lautenslager was a partner and managing director of Limitless Option Partners, a registered Chicago Mercantile Exchange trading and brokerage organization, where he traded currency futures and options. He received a B.S. in Accounting from the University of Colorado and a Masters in Management from Northwestern University.


          Mr. Edwin B. Twist, age 46, is a director of JWH and has held that position since August 1993. Mr. Twist is also a director of JWH Risk Management, Inc. and JWH Asset Management, Inc. Mr. Twist joined JWH as internal projects manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration of JWH's Florida office and internal projects. Mr. Twist was secretary and treasurer of J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991.


          Ms. Nancy O. Fox, age 30, C.P.A., is a vice president and the direct or of investment support of JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and securities industry clients and had positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an MBA from the University of Connecticut.


THE INVESTMENT POLICY COMMITTEE


          The Investment Policy Committee is one vehicle for decision-making at JWH about the content and application of JWH trading programs. Composition of the Investment Policy Committee, and participation in its discussions and decisions by non-members, may vary over time.


          JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions, and on occasion orders may be filled better for their accounts than for client accounts due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods. Records for these accounts will not be made available to clients. Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., which is managed by JWH. The records of these accounts also will not be made available to clients.


      THE JWH TRADING APPROACH

          JWH specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term trends rather than short-term, day-to-day trends. Each JWH trading system is a technical trend-following system.

TRADING TECHNIQUES


          JWH's systematic investment process is designed to generate, over market cycles, excellent risk-adjusted rates of return under favorable and adverse market conditions. The JWH process capitalizes on emerging, long-term, rising and falling price trends and ignores day-to-day price fluctuations. To ensure disciplined implementation of its investment philosophy, JWH uses mathematical models to execute investment decisions in more than 50 global markets encompassing currencies, commodities and financial securities. All JWH investment programs follow the strict money management framework outlined below.


          The first step in the JWH investment process is the identification of a price trend. While there are many ways to identify trends, JWH uses a methodology which identifies opportunities in order to attempt to capture a majority of the significant price movements in a given market. The process presumes that such price movements will often exceed the expectation of the general marketplace. As such, the JWH discipline is to pare losing positions relatively quickly while allowing profitable positions to mature. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the trading methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable overall results. Generally, the majority of losing positions have been liquidated within weeks. The greatest cumulative percentage decline in daily net asset value JWH has experienced in any single program was nearly sixty percent. Investors should understand that similar or greater draw-downs are possible in the future.

          JWH at its sole discretion may override computer-generated trading signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. Subjective aspects of JWH's trading methods also include the determination of portfolio leverage, commencement of trading in an account, contracts traded, contract month selection, margin utilization, markets traded, and effective trade execution.

PROGRAM MODIFICATIONS


          In an effort to maintain and improve performance, JWH has engaged, and continues to engage in an extensive program of research. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one inve stment methodology alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative methodologies with respect to particular contracts in light of relative differences in historical trading performance achieved through testing different parameters. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

          As capital in each JWH program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions. liquidity, position limit considerations and other factors warrant. Investors will not be informed of the changes.

LEVERAGE

          Leverage adjustments have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire programs. Leverage adjustments may be made at certain times for some programs but not for others. Factors which may affect the decision to adjust leverage include: ongoing research, program volatility, current market volatility, risk exposure, and subjective judgment and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits and losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of JWH clients. JWH reserves the right, in its sole discretion, to adjust its leverage policy without notification to investors.

ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND ACCOUNTS

          JWH has developed procedures for investing fund accounts that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit on the close of business on the last business day of the month or quarter. In addition, funds may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with equity in the account

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
on the date of these transactions JWH's practice is to adjust positions at a time as close at possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at a net asset value per unit that will be the same for each of these transactions and to eliminate possible variation in net asset value per unit that could occur as a result of inter-day price changes when additions are calculated on the first day of the subsequent month. Therefore JWH may, in its sole discretion, adjust its investing of the assets associated with the addition, redemption and reallocation of capital at a time as close as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month. In the case of an addition to a fund account, JWH may also, in its sole discretion, delay the actual start of trading for those new assets. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.
          The JWH programs often make trades in markets that have lower trading volume and are less liquid, such as the markets for coffee, cotton and certain currencies. JWH operates each JWH program as a completely separate and independent program.
          The assets of Cornerstone II allocated to JWH are traded pursuant to its Original Investment Program, Global Diversified Portfolio and the International Foreign Exchange Program.


          THE ORIGINAL INVESTMENT PROGRAM. The Original Investment Program began trading proprietary funds in June 1981 and managing client accounts in October 1982. The Original Investment Program uses long-term quantitative models in that it maintains a position, either long or short, at all times in all of the commodities in which the program participates. The Original Investment Program considers volatility, duration of trend and mathematical relationships based on the dollar value of each contract and is designed to generate buy and sell signals with an emphasis on long-term trends. Based on the results of extensive research, the Program's composition was revised in July 1992 to include global markets and an increased weighting in financial sectors.


          THE GLOBAL DIVERSIFIED PORTFOLIO. The Global Diversified Portfolio was first offered in 1988 and was developed to take advantage of price trends in diverse markets around the world. The Global Diversified Portfolio is JWH's most diversified program offering participation in virtually every liquid futures market in the world. Accordingly, the portfolio trades in base metals in the London Metals Exchange, long-term and short-term interest rates in the U.S., Europe, Asia, currencies, stock indices in Japan and the U.K., and participates in both U.S. and international agricultural and energy markets.

          The Global Diversified Portfolio utilizes intermediate-term and long-term quantitative trend analysis models, which attempt to identify and profit from market trends and to remain neutral (i.e. no position taken) during non-trending market periods. Since November 1, 1993 this program has traded a portion of the assets of Cornerstone II allocated to JWH.


          INTERNATIONAL FOREIGN EXCHANGE PROGRAM. The International Foreign Exchange Program, which began in 1986, concentrates exclusively on foreign currencies, primarily through forward contracts traded in the interbank market. The program trades the Swiss franc, German mark, British pound, and Japanese yen versus the U.S. dollar, as well as a diversity of other world currencies. The program has been structured and the different markets weighted to take into account the potentially higher volatility of a portfolio which trades exclusively in the currency markets. The International Foreign Exchange Program seeks to eliminate eighty-five to ninety percent of U.S. dollar movements by engaging in "spread" trading. Currency spreads are effected by, for example, buying the Swedish kroner while simultaneously selling an equivalent amount of Australian dollars. Profits and losses accrue as the relationship between the Swedish and Australian currencies change, irrespective of the U.S. dollar movements. Currency indices, "outrights" (i.e., dollar positions versus foreign currency positions) and spreads are taken primarily on the interbank markets in forward contracts. The program calculates position size based on risk in the particular currency market and the correlation of a particular currency with and against other currencies. Portfolios are dynamic and include from time to time various matrices of futures positions. Since April 1987, JWH has used the International Foreign Exchange Program in trading a portion of the funds of Cornerstone II allocated to JWH.

OTHER JWH PROGRAMS


          In addition to the Original Investment Program, Global Diversified Portfolio and the International Foreign Exchange Program, JWH currently operates ten different programs for U.S. and foreign investors, none of


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
which are utilized by JWH for Cornerstone II or Cornerstone IV.
Each program is operated separately and independently. With the exception of InterRateTM, these programs are intermediate and long-term, quantitative, trend-analysis models designed to achieve speculative rates of return.

          The KT Diversified Program, which began trading in 1983 and closed in February 1994, participated in 8 market sectors and traded 19-24 commodities only on U.S. exchanges. The Financial and Metals Portfolio, which began trading in 1984, participates in four major market sectors-currencies, metals, interest rates and stock indexes-and initiates trades according to trend-emergence and computerized determination of relative risk. While still maintaining a long-term perspective, the Financial and Metals Portfolio attempts to take better advantage of the intermediate trends available in the global financially oriented markets of the 1990's. The World Financial Perspective, which began trading in 1986, involves trading the financial and energy sector markets from the perspective of the Japanese yen, German mark, Swiss franc, British pound, Australian dollar, French franc, Canadian dollar and the U.S. dollar. This pricing of key global markets in terms of foreign currencies provides a level of diversification not generally found in a futures portfolio. In February 1991, JWH began trading a portfolio in which the same trading techniques utilized in the International Foreign Exchange Program are primarily applied to the currencies of the major industrial nations known as the Group of Seven, and Switzerland. These currencies are among the most liquid, actively traded currencies in the world. The G-7 Currency Portfolio makes use of both outright positions and cross-rate positions. Positions are primarily taken in the Interbank market and, from time to time, on futures exchanges. The Yen Financial Portfolio began trading in August 1991 and uses the same quantitative models as the Financial and the Metals Portfolio. The Yen Financial Portfolio concentrates trading specifically in the Japanese financial markets trading only the Japanese yen, the 10-year Japanese Government Bond, Euroyen and Nikkei 225 stock index. The International Currency and Bond Portfolio, begun in January 1993, combines the techniques employed in the G-7 Currency Portfolio and the global bond sector of the Financial and Metals Portfolio to make a combined portfolio of currencies and international long-term bonds. The Global Financial Portfolio, which began trading client capital in June 1994, utilizes the same long-term, trend-following reversal approach of JWH's first portfolio, the Original Investment Program. The portfolio is comprised of diverse financial markets including select global currencies, interest rates and stock indexes, as well as energy. The Dollar Program began trading proprietary capital in June 1994. This program is designed to capitalize on price movements in the U.S. dollar utilizing an intermediate-term quantitative trend analysis model, and takes outright positions in the Japanese yen, German mark, Swiss franc, and British pound versus the U.S. dollar. The Delevered Yen Financial and Metals Profile was opened at the request of a client in October 1995. It is not open to new investment except at the sole discretion of JWH. This program seeks to capitalize on sustained moves in global financial markets utilizing intermediate-term and long-term quantitative trend analysis models, some of which attempt to employ neutral stances during periods of nontrending markets. This portfolio is traded at approximately one-half of the leverage of the traditional Financial and Metals Portfolio and is traded from the perspective of the Japanese yen. The Worldwide Bond Program began trading proprietary capital in 1994. This program invests in the long-term portion of global interest rate markets. Although this program concentrates on one sector, diversification is achieved by trading the interest rate instruments of numerous countries. This program utilizes the proprietary quantitative models developed by JWH, but with a moderate level of leverage as compared with programs that participate in multiple market sectors.


          As of June 30, 1996, the aggregate amount of funds under management pursuant to the Original Investment Program was $129,876,969; the aggregate amount of funds under management pursuant to the Global Diversified Portfolio was $111,185,778; and the aggregate amount of funds under management pursuant to the International Foreign Exchange Program was $75,352,383. As of June 30, 1996 the aggregate amount of all funds under management pursuant to all JWH programs were $1.3 billion.


          As of June 30, 1996 JWH was managing approximately $21,560,322, of Cornerstone II. Such amount and the percentage of assets of Cornerstone II managed by JWH will change as a result of allocations of assets from the Exchange of units of Cornerstone II, allocations and reallocations among trading managers and/or trading systems, and the performance of JWH and the other trading manager for Cornerstone II.


DEAN WITTER CORNERSTONE FUND III

      1. WELTON INVESTMENT SYSTEMS CORPORATION
         (CURRENT ALLOCATION--28.16%)

          Beginning July 1, 1996, Welton Investment Systems Corporation ("WISC") became a Trading Manager for Cornerstone III.

          WISC is a California corporation with its principal place of business at The Eastwood Building, San Carlos between 5th and 6th, P.O. Box 6147, Carmel, California 93921-6147. WISC was formed in November 1988. Its business is providing professional investment management services specializing in futures and foreign exchange markets worldwide. The company was formed to offer proprietary investment and portfolio management techniques to qualified individual, institutional, and corporate investors. WISC is registered beginning January 4, 1989, as a commodity trading advisor and commodity pool operator with the Commodity Futures Trading Commission, is a trading advisor and commodity pool operator member of the National Futures Association, the futures industry self-regulatory organization, and is also a member of the Managed Futures Association. WISC is not affiliated with the General Partner or DWR or with any of the other Trading Managers for the Partnership.

PRINCIPALS OF WISC

          Patrick L. Welton, age 35, is the President, Chief Executive Officer, and a Director of WISC. Dr. Welton developed the mathematical analysis techniques and systems software employed by WISC in its trading and portfolio management. He is responsible for monitoring trading for the company's clients and directs ongoing trading research. Dr. Welton earned Bachelors Degrees in Molecular Biology and English Literature at the University of Wisconsin. A portion of his undergraduate studies was completed at Harvard University. From 1982 to 1986 he attended the UCLA School of Medicine where he completed graduate biophysics and medical studies and earned an MD degree. From 1986 to 1990, he was a postgraduate physician completing residency training at the Stanford University Medical Center. In addition to his full-time management of WISC, he is a shareholder in Peninsula Radiation Oncology Specialists, Inc. and is a volunteer Clinical Professor of Medicine at Stanford University School of Medicine. He has engaged in futures and equities market research since 1981 and has traded futures for his own account since 1983. He is a member of the Electronics Standards Committee of the Managed Futures Association and the Commodity Trading Advisor Subcommittee of the National Futures Association 1996 Nominating Committee.
          Annette L. Welton, age 34, is the Executive Vice-President, Chief Financial Officer, and a Director of WISC. From 1980 to 1984, she earned a Bachelor of Science Degree from UCLA, completing a portion of her studies at the University of California, Santa Barbara. Subsequent to obtaining her degree, she completed further studies at San Diego State University. From 1984 to 1989, she was involved in clinical pediatric and neonatal intensive care at the UCLA, San Diego Children's and Stanford University Medical Centers. Ms. Welton participated in the development of the systems software employed by WISC in its trading and portfolio management methods and has been responsible for daily management and administration of WISC since 1988. In addition, she is responsible for monitoring trading for the company's clients and client relations. She is a member of the Trading and Markets Committee of the Managed Futures Association.
          Jerry M. Harris, age 45, is the Senior Vice President and a Principal of WISC. He received a Bachelor of Science Degree in 1973 in Aerospace Engineering at the University of Virginia. In May of 1983, he earned a Masters Degree in Information Systems from the University of Southern California. From 1983 to 1984, Mr. Harris was employed by General Dynamics as an Engineering Specialist in systems integration. From 1984 through 1988, he was Vice President and Chief Operating Officer of Cresta Commodity Management, Inc. in San Diego, California. Beginning 1989 through 1990, he was Vice President of Marketing at Commodities Corporation in Princeton, New Jersey. Since November 1988, he has been a pilot with Delta Airlines. Mr. Harris is responsible for business development efforts and industry representation, as well as participating in strategic planning for WISC. He has been associated with WISC since 1993.
          There have never been any administrative, civil, or criminal proceedings WISC or its principals.
          Neither WISC nor any of its principals own any Units of Cornerstone
III.

WISC INVESTMENT PHILOSOPHY AND TECHNOLOGY

          WISC is committed to achieving attractive rates of return while successfully managing risk. This is accomplished through the consistent application of the firm's primary trading principles:
           *        Market diversification
           *        Methodological diversification
           *        Portfolio allocation and management
           *        Transaction cost management and market participant
                      structure analysis
           *        Monitoring and review systems to the above points

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          These principles are the basis to pursue strong rates of return with controlled volatility and with low correlation to other managed futures programs as well as to alternative investment classes.
          WISC considers its portfolios and programs to be in a constant cycle of review and improvement centered on a stable process for improving their long term success. This paradigm for performance improvement involves all divisions of the firm. The continuous process involves regular review and analysis of all actual trading activity; of all new and existing global markets with the goal of increasing market diversification; of all potential strategic approaches to various market conditions with the goal of increasing strategic diversification, and hence, effective diversification; of trading costs and execution methods; and of portfolio management models and techniques to best integrate all of the above. This process implicitly recognizes that adaptation is essential in approaching the global markets and that adaptation is best implemented at even the most primary model levels.
          To implement these models, WISC has developed an advanced decision support platform capable of real-time analyzation of markets and combinations of markets around the world. This tool allows the implementation of WISC trading strategies independently or in complementary combinations across a tremendous diversity of global markets. Ongoing research and development continues to be WISC's largest single commitment of resources and is conducted within its performance improvement paradigm to improve the level, consistency, and quality of performance in its offered portfolios and programs.
          Although the trading of WISC portfolios is guided by the consistent application of proprietary mathematical systems, there will always remain investment decisions requiring the discretion and judgment of WISC. These include but are not limited to contract month selection, analysis of portfolio balance, and capital requirements. In addition, WISC may at its sole discretion choose not to implement certain trades if they are judged to carry unusual risk to an account. WISC will reinvest trading profits unless withdrawn by the client. WISC may also stop trading certain markets should they become, in WISC's judgment, too illiquid or volatile to trade or their movement too correlated with other portfolio elements. Assets committed to meet minimum exchange margin for all positions usually remain between 5-35% of total account equity. These levels may from time to time be greater or less than this range. All investments including WISC managed portfolios and programs involve the risk of loss.

WISC INVESTMENT PORTFOLIOS AND PROGRAMS

          WISC offers two distinct categories of investment products to institutional, corporate, and qualified individual clients. The first category is a select group of diversified investment portfolios each utilizing a managed futures structure and designed to achieve attractive absolute rates of return. The second category includes two inherently customized investment programs designed to improve returns relative to accepted global investment performance benchmarks such as a client's portfolio return, an equity index or a fixed income index or note. A brief description of these investment portfolios and programs follows.

MANAGED FUTURES PORTFOLIOS


          WISC offers investors three different managed futures portfolios whose emphasis is directed toward achieving attractive rates of appreciation while continually managing risk. Each portfolio employs several different integrated trading systems and seeks to achieve both systematic and market diversification unavailable from traditional managed investments. Specific portfolios include: Diversified Portfolio; Global Financials and Metals Portfolio; and Global Financials Portfolio.

          Each portfolio provides broad diversification selected from various global agricultural, currency, energy, interest rate, precious and base metals, softs, and stock index markets. Clients may flexibly invest with WISC allocating assets to the Diversified Portfolio for balanced exposure across all of these market sectors or they may shape allocations toward financial markets by using the Global Financials and Metals Portfolio. In addition, WISC does manage for several fund and institutional clients more market focused portfolios such as a pure Global Financials (interest rates, currencies and equity indices), and sector specific accounts in the Equity Index and Interest Rates on an individualized basis.

CUSTOMIZED RETURN ENHANCEMENT PROGRAMS

          WISC works closely with its clients to create low leverage return enhancement programs which are designed to provide a supplemental relative rate of return based upon a preselected benchmark measure matched to the needs of the client. These programs include:
Benchmark Linked Return Enhancement Program and Fixed Income Return Enhancement Program.
          In its capacity as a Trading Manager of Cornerstone III assets, WISC will use its Diversified Portfolio trading program.

DIVERSIFIED PORTFOLIO

          The Diversified Portfolio manages investors' assets through exposure to the widest spectrum of futures markets spanning all major market sectors. Multiple trading strategies are employed in an attempt to profitably participate in a variety of market conditions. This emphasis on market and methodological diversification epitomizes WISC's core principles in advising on investor assets in the global marketplace.
          WISC and its principals intend to trade futures for their own accounts and to provide management services to other clients. Investments made on behalf of WISC, its principals, and its clients as well as any policies related thereto will remain confidential. In the course of such trading, WISC or its principals may take positions in their own accounts which are in the same market and in the same direction as positions advocated for clients. In the case that WISC or its principals place the same trade orders for their accounts as they do for their clients in a single block order with the brokerage firm, the brokerage firm shall allocate the trade fill prices assigned to each account in a manner consistent with that firm's policy. This equalizes the likelihood of WISC or its principals receiving a superior or inferior price compared to any of their clients or in the case of a partial fill of a block order, equalizes the likelihood of WISC or its principals receiving a trade that some customers will not receive or vice versa.

          As of June 30, 1996, the aggregate amount of funds under management pursuant to the Diversified Portfolio program was $38,327,103. As of June 30, 1996, the aggregate amount of funds under management pursuant to all WISC programs was $43,746,022.


PAST PERFORMANCE OF WISC

          WISC and its principals have established a performance history in the client accounts for which they have acted as a commodity trading advisor. The assets of Cornerstone III to be allocated to WISC are allocated only to the Diversified Portfolio.
          INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN CAPSULES A, B, C AND D IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY WISC OR CORNERSTONE III IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS AND OTHER TRADING MANAGERS WILL BE INVESTING FUNDS OF SUCH PARTNERSHIP, THERE CAN BE NO ASSURANCE THAT WISC OR SUCH PARTNERSHIP WILL MAKE ANY PROFITS AT ALL, OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

                                                                     CAPSULE A

                   WELTON INVESTMENT SYSTEMS CORPORATION
                           DIVERSIFIED PORTFOLIO


        Name of CTA: Welton Investment Systems Corporation
        Name of Program: Diversified Portfolio
        Inception of Client Trading by CTA: February 1989
        Inception of Client Trading in Program: April 1992
        Number of Open Accounts: 22
        Aggregate Assets Overall (excluding notional): $29,592,770 Aggregate Assets Overall (including notional): $43,746,022 Aggregate Assets in Program (excluding notional): $24,347,873 Aggregate Assets in Program (including notional): $38,327,103 Worst Monthly % Drawdown: (15.94)% - (2/96)
        Worst Month-End Peak-to-Valley: (21.88)% - (1/96-6/96)



MONTHLY RATES
OF RETURN         1996         1995           1994           1993           1992
                   %            %              %              %              %
January          5.94         (3.94)         (4.74)         (0.12)
February       (15.94)         8.90          (6.67)         15.85
March           (1.86)        10.11           0.69          (0.09)
April            4.66          3.57          (5.32)          7.04          (0.48)
May             (7.82)        11.71           5.77          (6.61)         (7.47)
June            (1.85)        (1.38)          5.72          (1.89)          9.32
July                          (2.57)         (4.04)         11.40          12.72
August                        (1.25)         (6.40)         (4.45)         (1.77)
September                      1.55           3.18           0.66          (6.89)
October                       (7.39)          0.48           4.90          (0.86)
November                       4.77          14.60           5.05          (2.10)
December                       9.44           1.23          10.48          (4.98)
Compound       (17.24)        36.35           2.38          47.90          (4.28)
Annual (Period)
Rate of Return

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE B

                  WELTON INVESTMENT SYSTEMS CORPORATION
                  GLOBAL FINANCIALS AND METALS PORTFOLIO


        Name of CTA: Welton Investment Systems Corporation
        Name of Program: Global Financials and Metals Portfolio Inception of Client Trading by CTA: February 1989
        Inception of Client Trading in Program: March 1992
        Number of Open Accounts: 2
        Aggregate Assets Overall (excluding notional): $29,592,770 Aggregate Assets Overall (including notional): $43,746,022 Aggregate Assets in Program (excluding notional): $1,982,868 Aggregate Assets in Program (including notional): $2,156,889 Worst Monthly % Drawdown: (15.72)% - (2/96)
        Worst Month-End Peak-to-Valley: (30.89)% - (12/93-9/94)
        1996 year-to-date return (6 months): (17.75)%
        1995 annual return: 48.90%
        1994 annual return: (23.34)%
        1993 annual return: 70.38%
        1992 period return (9 months): 13.00%


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                                                    CAPSULE C

                   WELTON INVESTMENT SYSTEMS CORPORATION
                        GLOBAL FINANCIALS PORTFOLIO


        Name of CTA: Welton Investment Systems Corporation
        Name of Program: Global Financials Portfolio
        Inception of Client Trading by CTA: February 1989
        Inception of Client Trading in Program: November 1994
        Number of Open Accounts: 2
        Aggregate Assets Overall (excluding notional): $29,592,770 Aggregate Assets Overall (including notional): $43,746,022 Aggregate Assets in Program (excluding notional): $3,262,030 Aggregate Assets in Program (including notional): $3,262,030 Worst Monthly % Drawdown: (15.70)% - (2/96)
        Worst Month-End Peak-to-Valley: (27.51)% - (1/96-6/96)
        1996 year-to-date return (6 months): (18.07)%
        1995 annual return: 49.67%
        1994 period return (2 months): (3.73)%


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                    CAPSULE D
                    WELTON INVESTMENT SYSTEMS CORPORATION
                     TRADING PROGRAMS NO LONGER OFFERED

February, 1989        Date advisor began trading client accounts

   $29,592,770        Total assets under management by the advisor representing actual funds
   $43,746,022        Total assets under management by the advisor representing nominal funds
-----------------------------------------------------------------------------------------------------------------------------------
                      Equity
                      Linked                                                                 Quantitative                World
                      Portfolio                  Former       International                    Foreign      World        Equity
                     Enhancement  Financials    Diversified   Interest Rate    Nonfinancial    Exchange    Currency       Index
Trading Program        Product     Portfolio     Portfolio      Portfolio       Portfolio     Portfolio    Portfolio    Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
Date Program Current
  Began Trading       Oct-93        Jul-89         Feb-89         Mar-92          Mar-94         Jun-94      Apr-92       May-94

Actual Funds          Closed        Closed         Closed                         Closed         Closed      Closed       Closed
  Managed             Oct-94        Mar-92         Mar-92        1,739,144        Aug-95         Feb-95      Feb-94       Jun-96

Nominal Funds
  Managed               -             -              -           1,739,144           -              -           -            -

Open Accounts           0             0              0                1              0              0            0            0
Closed Accounts         2             1              8               32              4              2            4           11


Accounts Closed
  at a Profit           1             0              0                9              2              0            1            1
Accounts Closed
  at a Loss             1             1              8               23              2              2            3           10

                                  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
Annual Rates of Return 3
1991                    -          (11.48)%        (7.84)%           -               -              -            -            -
1992                    -          (27.75)%       (18.81)%          9.57%            -              -          8.28%          -
1993                  7.36%           -              -             70.00%            -              -        (18.90)%         -
1994                 (4.21)%          -              -            (26.68)%         44.13%        (13.66)%     (2.99)%      (15.97)%
1995                    -             -              -             56.49%         (16.38)%        (2.94)%       -            4.99%
YTD through Jan-96      -             -              -            (14.87)%           -               -          -          (14.82)%

Largest Single Monthly
  Draw-down 1        (1.79)%       (17.89)%       (15.11)%        (14.47)%         (8.99)%       (14.68)%     (8.80)%       (9.71)%
Date of Draw-down    Jul-94         Jan-92         Jan-91          Feb-96           Mar-95        Nov-94      Jan-93        Sep-94
Largest Peak-to-Valley
  Draw-down 2        (6.55)%       (36.04)%       (25.24)%        (32.40)%        (19.03)%       (17.58)%    (23.21)%      (25.18)%
Date of Peak         Mar-94         Dec-90         Mar-91          Dec-93           Feb-95         Oct-94     Nov-92        May-94
Date of Valley       Oct-94         Mar-92         Mar-92          Jan-95           Aug-95         Feb-95     Feb-94        Jun-96


THE FOLLOWING NOTES ARE AN INTEGRAL PART OF WISC'S PERFORMANCE COMPOSITE
CAPSULES:
1. "Draw-down" means losses experienced by the trading program over a specified period. "Largest Single Monthly Draw-down" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month.
2. "Largest Peak-to-Valley Draw-down" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the trading program.
3. "Rates of Return" presented in the composite performance capsules are calculated based on the "Fully-Funded Subset" method as prescribed by the CFTC. These monthly rates of return are derived by dividing the sum of the net performance, i.e. the aggregate of net performance for each of the accounts qualifying for inclusion in the Fully-Funded Subset, by the sum of the Actual Funds-based BNAVs for the Fully-Funded Subset. Monthly returns are then compounded to arrive at the year-to-date rate of return.

2. ABRAHAM TRADING CO.
   (CURRENT ALLOCATION--28.16%)


          Beginning July 1, 1996, Abraham Trading Co. ("ATC") began acting as a Trading Manager for Cornerstone III.


          ATC is a corporation organized under the laws of the State of Texas on August 13, 1990. ATC's principal business address is the Moody Building, 2nd & Main, Canadian, Texas 79014. Salem A. Abraham is the sole principal of ATC. He became registered as an associated person of ATC on October 11, 1990 and became registered as a Commodity Trading Advisor ("CTA") on October 24, 1988. ATC succeeded to such CTA registration on September 11, 1990, at which time it also registered as a Commodity Pool Operator ("CPO"). ATC is a member of the National Futures Association ("NFA"). ATC is not affiliated with the General Partner or DWR or with any of the other Trading Managers for the Partnerships.


          ATC is engaged in the business of offering trading advice to customers with respect to futures contracts, options on futures contracts and physical commodities, forward contracts and other commodity-related contracts traded on United States, foreign, and international exchanges and markets. ATC trades commodity interests in interest rate sensitive instruments, currencies, agriculturals, energies, and metals, among others.


          ATC has developed a Managed Account Program pursuant to which it directs the speculative purchase and sale of commodity interests for the accounts of participating customers in accordance with its trading methods and strategies. Because speculative commodity trading presents the risk of substantial losses, only persons with high income and the ability to absorb such losses should consider participating in the Program.

          Salem A. Abraham, age 30, is the President, sole director and sole shareholder of ATC, and is the sole person responsible for making trading decisions on behalf of ATC. Salem Abraham is registered with the CFTC as a CTA and principal and associated person of ATC and is a member of the NFA.

          Salem Abraham attended the University of Notre Dame from August 1984 until December 1987 when he graduated cum laude with a B.A. degree in
Finance. His interest in commodity trading began while still in college, and it was during the spring and summer of 1987 that he developed his present trading strategy. During this time, he did extensive research in the technical and methodological aspects of commodities trading. Combining the information he had gathered with ideas that he had developed during his research, he began the task of back-testing the profitability of numerous trading theories in an effort to establish the relative validity of those theories. This testing was accomplished by running computer simulations using historical data and/or by manually studying historical charts. Through this process many long-venerated trading strategies were shown to be unviable in changing market conditions, while other strategies were modified in order to maximize their profitability. This research led Salem to develop a trend following trading system, and in August 1987, while still in college, he began to test that approach by trading commodity interests for his own account. In January 1988, he began to manage customer accounts using his systematic approach, initially through a joint account with three of his relatives. He became registered as a CTA in October 1988 and organized ATC in August 1990 to act as CTA for all customer accounts. Salem continues to conduct research on trading strategies.

          Edward C. Abraham, age 31, Salem Abraham's brother, is registered with the CFTC as an associated person of ATC and is a member of NFA. He attended Texas Tech University from 1983 through 1988 where he received a B.B.A. degree in Petroleum Land Management. He received a degree in Ranch and Feedlot Business Management from Clarendon College in May 1989. From his graduation in May 1989 until October 1990, Edward Abraham was employed in his family's business as a ranch manager. He joined ATC in October 1990 as Salem Abraham's trading assistant. Although not a principal, in his role as trading assistant, Edward has worked with ATC's clearing brokers to improve the execution and implementation of ATC's trading strategies.

          Craig L. Caudle, age 35, Director of Marketing and Operations, is registered with the CFTC as an associated person of ATC and is a member of the NFA. Although not a principal of ATC, Craig assists Salem in the company's marketing, operating, and trading efforts. He graduated from Texas Tech University in 1983 with a B.S. degree in International Trade. From June 1983 through June 1985, he was a member of the Index and Options Market, a division of the Chicago Mercantile Exchange. From June 1985 through October 1 987, he was a Funds Management Officer at Nations Bank Texas. During that time he traded for the bank's foreign exchange and government securities operations. From October 1987 until joining ATC in April 994, Craig was President of Star-Tex Asset Management, Inc. a CTA and CPO in Dallas, TX. At Star-Tex he was responsible for trading support, business operations, compliance, accounting, customer relations, and marketing.

          Neither ATC nor its principal own any Units of Cornerstone III.

PROPRIETARY TRADING BY ATC AND ITS PRINCIPALS

          ATC does not at the present time trade commodity interests for its own proprietary account; however, employees of ATC, including Edward Abraham, may trade for their own proprietary accounts. In addition, Salem Abraham in the past has traded and may trade commodity interests for his own proprietary accounts. In his proprietary trading, he generally follows the same basic trading methods and strategies developed, modified and refined by him over the past six years. See "Description of Trading Methods and Strategies." He may not, however, trade his proprietary accounts in parallel with the accounts of his and ATC's customers. In trading for proprietary accounts and in contrast to his and ATC's customer account trading, Salem Abraham at times may trade a larger number of contracts, utilize a higher degree of leverage, pay lower commission rates, and test new markets. In addition, he may conduct experimental trading in proprietary accounts to test new systems or variations of his basic trading methods and strategies. He also may trade contracts for a proprietary account, but not for customer accounts, including customer accounts of ATC, where a given market or a market at a given time is illiquid or extremely volatile, thereby assuming a greater risk in his proprietary account than he or ATC is willing to assume for the accounts of customers; however, ATC, Salem Abraham, or Edward Abraham will not knowingly take positions ahead of or opposite to those taken by ATC on behalf of participating customers' accounts. Accordingly, his proprietary accounts may produce trading results that are different from those experienced by participating customers. Participating customers will not be permitted to inspect the proprietary trading records of Salem Abraham or ATC or its employees, should ATC or its employees elect to trade proprietary accounts, due to the confidential nature of such records.

DESCRIPTION OF TRADING METHODS AND STRATEGIES

          Salem A. Abraham is employed by ATC and is the sole person responsible for overseeing ATC's trading decisions. ATC's trading approach draws upon Salem Abraham's judgment, experience and his knowledge of the technical factors affecting various commodity markets and attempts to identify optimal trading opportunities. The approach is primarily guided by trading systems which are owned by Salem Abraham but are licensed to ATC. These trading systems are trend following in nature and are based on classical technical analysis.

          The underlying premise of ATC's trading approach is that commodity interests will, from time to time, enter into periods of major price change to either a higher or lower level. These price changes are known as trends, which have been observed and recorded since the beginning of market history. There is every reason to believe that in free markets prices will continue to trend. The trading approach used by ATC is designed to exploit these price moves.

          The trading systems which are licensed to ATC and which guide ATC's trading decisions were developed by Salem through intense research designed to uncover trading opportunities. Primarily, this research focused on events in the marketplace which are often precursors to the development of a trending price in a given market. The trading approach relies heavily on the disciplined management of risk. In evaluating the various factors which make up a trading decision, the systems pay close attention to each trade's risk-reward potential, how it fits into the risk profile of the entire portfolio, and whether it adheres to the account's overall trading goals.

          Salem may refine or change ATC's trading approach (including enhancements or changes to this trading systems which are licensed to ATC or the addition or deletion of commodity interests traded) at any time without prior notice to or approval by its customers. There can be no assurance that ATC's approach to trading the commodities markets will yield the same results which have been achieved in the past.

GOAL OF TRADING; MARKETS EMPLOYED

          The trading approach employed by ATC in trading customer accounts uses technical analysis to anticipate structural changes in the marketplace.

          Technical analysis is based on the theory that the study of the commodities markets themselves provides a means of anticipating the external factors that affect the supply and demand of a particular commodity in order to predict future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity; consequently, only a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume varia-tions and changes in open interest are of predictive value when determining the future course of price movements. In general, trading recommendations may be based on computer-generated signals, chart interpretations, mathematical measurements or a combination of such items.

          Technical analysis is a particular concern in the timing of entry and exit positions and in evaluating the extent to which the market price reflects the underlying value. ATC's evaluation of the technical position of the market can thus help in determining the direction of prices and is also used as a tool in risk control. ATC believes that the confluence of technical signals gives it optimal risk/reward possibilities.

          In its evaluation of the markets, ATC will utilize a trend-following strategy. Successful speculative commodity trading depends upon establishing a position and then maintaining the position while the market moves in a favorable direction. The trader then seeks to exit the particular market and/or may establish reverse positions when the favorable trend either does not materialize or reverses. Trading will not normally be successful if the particular market is moving in an erratic and non-trending manner or if the market moves in the direction opposite to that predicted by the trader. Because of the nature of the commodities markets, prices frequently appear to be trending when the market is, in fact, without a trend. In addition, a particular trading method may identify markets as trending favorably to a particular position in the market even though actual market performance thereafter is the reverse of the trend identified.

          A trend-following trading strategy will seldom direct market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading method seeks to close out losing positions and to hold portions of profitable positions for as long as the trader determines that the particular market trend continues to exist. However, there can be no assurance that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions can be expected to exceed substantially the number of profitable transactions. However, if the approach is successful, these losses should be small and should be more than offset by a few large gains.

          ATC's trading strategy is to identify a trend and initiate a position until a neutral or opposite trend signal is generated. The position is then closed out or reversed. This strategy does not always result in a position being held in every commodity traded since individual commodities may have extended non-trending periods.


          ATC presently monitors and trades 39 commodity interests: Wheat; Corn; Soybeans; Soybean Oil; Soybean Meal; British Pound; Canadian Dollar; Swiss Franc; Deutsche Mark; Japanese Yen; Deutsche Mark-Japanese Yen Cross Rate; Australian Dollar; Silver; Platinum; Copper; Gold; Aluminum; Zinc; Nickel; Eurodollar; U.S. Treasury Notes; U.S. Treasury Bonds; Australian Bonds; Japanese Bonds; French Bonds; German Bunds; British Gilts; S&P Index; Crude Oil; Heating Oil; Harbor Unleaded Gas; Natural Gas; Cotton; Sugar; Coffee; Cocoa; Orange Juice; Live Cattle; and Live Hogs. ATC presently trades currency forward contracts through the interbank market. ATC may trade for participating customers' accounts any commodity interests which are now or may hereafter be offered for trading on United States and international exchanges and markets. In that regard, ATC from time to time in its sole discretion may add commodity interests to participating customers portfolios and from time to time may drop such items.


EMPHASIS ON RISK MANAGEMENT

          A vital part of ATC's trading strategy is sound risk management. The good times, when the markets are in trending periods, will take care of themselves. ATC's trading strategy is designed to endure the imminent non-trending periods in order to profit when trends in the markets do occur. Each commodity interest is tracked on its own merits, and a stop loss level is determined at the time a trade is entered. Stops are designed to weed out losing trades quickly and help ensure that no loss will be more than a nominal percentage of the account's net assets.

          On average, ATC utilizes approximately 20% of the Net Assets of participating customers to meet initial margin requirements, although this percentage may vary widely.


          As of June 30, 1996, the aggregate amount of funds under ATC's management was $94,826,497.

PAST PERFORMANCE OF ATC.

ATC and its principal have established a performance history in the client accounts for which they have acted as a commodity trading advisor. The assets of Cornerstone III to be allocated to ATC will be traded pursuant to the Diversified Program.

   INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN CAPSULE A IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY ATC OR CORNERSTONE III IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS AND OTHER TRADING MANAGERS WILL BE INVESTING FUNDS OF SUCH PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT ATC OR SUCH PARTNERSHIP WILL MAKE ANY PROFITS AT ALL, OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

                                                                      Capsule A
             PERFORMANCE OF ABRAHAM TRADING COMPANY

             Name of CTA: Abraham Trading Company
             Name of Program: Diversified
             Inception of Client Trading by CTA: January 1988
             Inception of Client Trading in Program: January 1988
             Number of Open Accounts: 14
             Aggregate Assets Overall: $94,826,497
             Aggregate Assets in Program: $94,826,497
             Worst Monthly % Drawdown: (15.94)%-(1/91)
             Worst Month-End Peak-to-Valley: (27.11)%-(9/90-8/91)

MONTHLY RATES
OF RETURN        1996       1995      1994       1993        1992        1991
                  %          %          %          %           %           %
January         (6.85)     (7.91)     (1.45)     (4.21)     (12.60)     (15.94)
February       (13.78)      1.24      (4.16)      6.10       (6.00)       1.30
March            9.66       6.63       2.87       4.57       (5.47)       2.43
April           14.27       4.73      (8.39)      9.24        0.31      (13.70)
May             (9.41)      8.22      15.01       4.88       (5.71)       2.94
June             1.52       0.11       1.47      (1.22)       6.58        2.11
July                       (8.75)      0.98       6.60       16.52       (1.52)
August                     (5.34)     (7.83)     (5.28)       1.92       (6.33)
September                  (1.84)      5.05      (1.16)      (0.34)      11.61
October                    (6.67)     (5.43)     (6.59)      (3.31)      16.61
November                   (0.19)     14.24      (3.71)       4.65       (2.09)
December                   19.11       1.06      12.83       (4.54)      33.75
Compound        (7.44)      6.12      24.22      34.29      (10.50)      24.39
Annual (Period)
Rate of Return

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE FOLLOWING NOTES ARE AN INTEGRAL PART OF THIS PERFORMANCE COMPOSITE CAPSULE:
1. "Draw-down" means losses experienced by the trading program over a specified period. "Largest Single Monthly Draw-down" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month.

2. "Largest Peak-to-Valley Draw-down" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the trading program.

3. "Monthly Rates of Return" is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.
</Table
                                      70

3. SUNRISE CAPITAL MANAGEMENT, INC.
   (CURRENT ALLOCATION - 43.68%)


      Sunrise is a California corporation with offices at 990 Highland Drive, Suite 303, Solana Beach, California 92075-2472. Its telephone number is
(619)-259-8911. In January 1994, Sunrise changed its name from "Sunrise Commodities, Inc." to "Sunrise Capital Management, Inc." This name change became effective with respect to Sunrise's registration with the NFA in January 1994. Sunrise was organized in 1983 and continues the business of Sunrise Commodities, a California sole proprietorship organized in 1982. Sunrise was registered in February 1983 as a commodity trading advisor and in April 1990 as a commodity pool operator with the CFTC and is a member of the NFA in both such capacities. In January 1995, Sunrise and Commodity Monitors, Inc. ("CMI") organized Sunrise Capital Partners L.L.C. ("Sunrise Capital Partners"), a California limited liability company. Sunrise Capital Partners is wholly-owned by Sunrise and CMI and was registered in February 1995 as a commodity trading advisor and commodity pool operator with the CFTC and is a member of the NFA in both such capacities. CMI is a California corporation organized in October 1977, and is the successor to the partnership of Harris & Slaughter. CMI was registered in November 1977 with the CFTC as a commodity trading advisor and is a member of the NFA in such capacity. Sunrise Capital Partners and CMI are also located at the address of Sunrise set forth above. While Sunrise, not Sunrise Capital Partners, is a Trading Manager for the Partnership, a description of the principals of Sunrise Capital Partners is included below due to the relationship between Sunrise and CMI resulting from the establishment of Sunrise Capital Partners. Sunrise and Sunrise Capital Partners currently operate 5 commodity pools. Sunrise and Sunrise Capital Partners are not affiliated with the General Partner, DWR, EMC or Rabar.


      Martin P. Klitzner, age 51, is President, Secretary and a Director of Sunrise, and a Managing Director of Sunrise Capital Partners. Mr. Klitzner received a B.A. Degree from the University of Michigan in 1967 and a M.B.A. from the University of Michigan in 1968. He did post graduate work in economics at the University of California, Los Angeles, from 1968 to 1971. Mr. Klitzner joined Sunrise in December 1982, and has exclusive operational control of the day-to-day activities of Sunrise which includes the supervision of trading procedures.

      Richard C. Slaughter, age 45, is a Managing Director of Sunrise Capital Partners. Mr. Slaughter, with Mr. Klitzner, is responsible for Sunrise Capital Partners' day-to-day trading activities, as well as research and trading systems development. In 1974, he received a B.S. in finance from San Diego State University. He has pursued graduate studies in finance at the State University and in systems management at the University of Southern California. Mr. Slaughter has been a Professor of Finance, instructing M.B.A. candidates in securities analysis and portfolio management. Mr. Slaughter, a co-founder of CMI in 1977, serves as its President. He was responsible, along with Dr. Forrest, for the development of CMI's current trading systems. Mr. Slaughter began trading commodities on a full-time basis in 1975 for his own account and as a commodity trading advisor.

      Dr. Gary B. Davis, age 50, is the Chairman of the Board and Chief Financial Officer of Sunrise. Dr. Davis received a B.S. degree from the University of Michigan in 1968 and received his medical degree from the University of Michigan in 1970. Dr. Davis was a professor at the University of California, San Diego School of Medicine, where he has served on the faculty from 1980 through 1990. Since 1979, Dr. Davis has studied and traded the commodity futures markets. Dr. Davis currently concentrates his efforts in the research and trading systems development activities of Sunrise and Sunrise Capital Partners.


      Dr. John V. Forrest, age 55, engages in research and trading systems development on behalf of Sunrise Capital Partners. In 1962, he received a B.A. from Notre Dame and in 1966 received a Medical Degree from the State University New York Downstate Medical Center. Dr. Forrest is currently a Professor of Medicine at the University of California, San Diego, where he has served on the faculty since 1976. Dr. Forrest joined CMI in September 1991 and is a co-developer, with Mr. Slaughter, of CMI's current trading systems. He was President and sole shareholder of Cresta Commodities, a commodity trading advisor, from September 1981 to August 1989. Dr. Forrest began trading the commodity markets in 1975.



      Martin M. Ehrlich, age 49, is Vice President and a Director of Sunrise, and Vice President-Marketing of Sunrise Capital Partners. His academic background includes studies at the University of Cincinnati where he majored in business administration. Mr. Ehrlich joined Sunrise in 1986 after having been a long-time investor with Sunrise. Prior to assuming responsibilities for marketing and public relations for Sunrise, Mr. Ehrlich was an independent businessman and investor.


      Marie Laufik, age 46, is a Vice President and Director of Sunrise, and Vice President-Trading of Sunrise Capital Partners. She received a degree in Economics from the University of Prague, Czechoslovakia before

                                      71

joining a
Czechoslovakian import/export company. She held a position with this firm for nine years before immigrating to the United States. From 1986 through 1988, Mrs. Laufik was a commodity trader for Cresta Commodities. Mrs. Laufik joined Sunrise on August 8, 1988 and currently oversees trading room procedures.

      The Davis Family Trust, dated October 12, 1989, is a Director and the Sole Shareholder of Sunrise; Gary B. Davis and his wife, Elissa Davis, are Trustees and the sole beneficiaries of this Trust. Elissa Davis, age 49, is a principal of Sunrise and Sunrise Capital Partners by virtue of her role as a Trustee of the Davis Family Trust. Mrs. Davis is not active in the management of Sunrise or Sunrise Capital Partners and has not been involved in any other business activities during the past five years.

      Sunrise, Sunrise Capital Partners, their principals and their affiliates intend to trade or to continue to trade commodity interests for their own accounts. Limited Partners will not be permitted to inspect the personal trading records of Sunrise, Sunrise Capital Partners, their principals, or their affiliates.

      Neither Sunrise nor any of its principals own any Units of Cornerstone III.

      There have been no material administrative, civil or criminal actions pending, on appeal or concluded during the five years preceding the date of this Prospectus against Sunrise, Sunrise Capital Partners or any of their principals or their affiliates.

DESCRIPTION OF SUNRISE'S TRADING APPROACH

      Sunrise has historically traded three types of portfolios, all of which are traded in accordance with the description below.

      The first type of portfolio is a fully diversified futures portfolio which follows approximately 15 different markets. Such markets include metals, grains, petroleum, soft commodities, interest rates and currencies. The second type of portfolio that is available for investment is a currency portfolio which trades in currency futures contracts traded on the International
Monetary Market Division of the Chicago Mercantile Exchange and in forward currency contracts in the interbank market. The currency portfolio follows approximately 13 different currencies, including the British pound, the Canadian dollar, the German deutschemark, the Australian dollar, the French franc, the Japanese yen, the Swiss franc, Spanish peseta, Italian lira, Singapore dollar and Malaysian ringgit. The third type of portfolio available for investment is the CIMCO portfolio, which is derived from Sunrise's diversified portfolio. The CIMCO portfolio was designed by Sunrise to include selected financial markets and participates in foreign currency and crossrate trades, interest rates, precious and industrial metals, and energy products.

      Sunrise utilizes technical trend-following systems, trading a wide continuum of time windows. Most of these time frames are decidedly long term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.

      Effective November 1, 1993, the General Partner has reallocated the assets of Cornerstone III managed by Sunrise in proportions of approximately 50% pursuant to the fully diversified futures portfolio and approximately 50% to the CIMCO portfolio. The fully diversified futures portfolio follows approximately 25 different commodities, although fewer commodities may be traded at any time due to the absence of a price trend. The CIMCO portfolio was designed by Sunrise to include selected financial markets and participates in foreign currency and cross-rate trades, interest rates, precious metals and energy products. Major currencies are traded both against the dollar and each other. Interest rates include U. S. Treasury bond and Eurodollar trades. Precious metals include gold and silver, while energy products will include crude oil. The method of trading the CIMCO portfolio is the same as that used in the larger diversified portfolio; however, the CIMCO program is limited to only the markets listed above. The CIMCO portfolio is not limited to the contracts mentioned in each of the categories above nor does it trade all the contracts that were named at all times. In the future, stock indices may be added to the portfolio traded for the Partnership.

      The General Partner has granted Sunrise permission to utilize the modified Sunrise trading system for currency portfolios in trading a portion of the funds of Cornerstone III allocated to Sunrise for management. Such trading has not yet commenced. The modified Sunrise trading system for currency portfolios is described under "The Trading Managers-Dean Witter Cornerstone Fund IV."

      Relying on technical analysis, Sunrise believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading

                                    72

methodologies employed by Sunrise are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Dr. Davis, and which have been influenced by Dr. Forrest and Mr. Slaughter. The profitability of the trading programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the trading programs are likely to be unprofitable.

      Sunrise's trading systems attempt to detect a trend, or lack of a trend, with respect to a particular futures interest in a program by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. These systems will generate a signal to sell a "short" contract or purchase a "long" contract based upon their identification of a price trend in the particular futures interest. If the systems do not detect a price trend, a "neutral" trading signal will be generated. While this neutral signal is designed to filter out high-risk "whipsaw" markets, it is successful on only a limited basis. Successful speculative futures interests trading employing trend-following techniques, such as Sunrise's, depends to a large degree upon not trading non-directional, volatile markets. Accordingly, to the extent that this signal is not generated during a non-trading market, trading would likely be unsuccessful because an account would trade such markets.

      The number of losing transactions may exceed substantially the number of profitable transactions. However, if Sunrise's approach is successful, these losses should be more than offset by gains.

      While Sunrise relies primarily on its mechanical, technical trading systems in making investment decisions, the strategy does include the latitude to depart from this approach if market conditions are such that, in the opinion of Sunrise, execution of trades recommended by the mechanical systems would be difficult or unusually risky. There may occur the rare instances in which Sunrise will override the system to decrease market exposure. Any modification of trading instructions could adversely affect the profitability of an account. Among the possible consequences of such a modification would be (1) the entrance of a trade at a price significantly worse than a system's signal price, (2) the complete negation of a signal which subsequently would have produced a profitable trade, or (3) the premature termination of an existing trade. Sunrise is under no obligation to notify clients (including Limited Partners) of this type of deviation from its mechanical systems, since it is an integral part of its overall trading method.

      A technical trading system consists of a series of fixed rules applied systematically, however, the system still requires Sunrise make certain subjective judgments. For example, Sunrise must select the markets it will follow and futures interests it will actively trade, along with the contract months in which it will maintain positions. Sunrise must also subjectively determine when to liquidate positions in a contract month which is about to expire and initiate a position in a more distant contract month.

      Sunrise engages in ongoing research which may lead to significant modifications from time to time. Sunrise will notify the General Partner if modifications to its trading systems or portfolio structure are material.

      Sunrise believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Sunrise's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various futures interests, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Sunrise in the future might differ from those presently being used.

      Sunrise has discretionary authority to make all trading decisions including upgrading or downgrading the trading size of the account of the Partnership to reflect additions, withdrawals, trading profits, and/or trading losses, without prior consultation or notice. In addition, Sunrise may from time to time adjust the leverage applicable to the Partnership's assets allocated to Sunrise; provided, however, any such adjustments will be consistent with the leverage parameters described herein and the Partnership's overall investment objectives and Trading Policies. Such adjustments may be in respect of certain markets or in respect of the overall CIMCO investment portfolio. Factors which may affect the decision to adjust leverage include: ongoing research, volatility of individual markets, risk considerations, and Sunrise's subjective judgment and evaluation of general market conditions. Adjustments to leverage may result in greater profits or losses and increased brokerage costs. No assurance can be given that any leverage adjustment will be to the financial advantage of Limited Partners.


      As of June 30, 1996, the aggregate amount of funds under management pursuant to the Diversified program was $21,250,821 and $55,070,520 pursuant to the CIMCO portfolio. As of June 30, 1996 the aggregate amount under management pursuant to all Sunrise's programs was $165,999,843.

                               73


      As of June 30, 1996, Sunrise was managing approximately, $17,112,775 of Cornerstone III. Such amount and percentage of assets of Cornerstone III managed by Sunrise will change as a result of allocations of net proceeds from the Exchange of Units of Cornerstone III, allocations and reallocations among trading managers and/or trading systems, and the performance of Sunrise and other trading managers for Cornerstone III.


DEAN WITTER CORNERSTONE FUND IV


     The Trading Managers initially selected by the General Partner for Cornerstone IV are John W. Henry & Company, Inc. ("JWH") and Sunrise Capital Management, Inc. ("Sunrise"). JWH and Sunrise have served as Trading Managers for Cornerstone II and III respectively since the inception of those Partnerships. Detailed descriptions of each of JWH and Sunrise, their respective principals and trading systems and their respective composite performance records are set forth under "The Trading Managers-Dean Witter Cornerstone Fund II" and "Dean Witter Cornerstone Fund III." Descriptions of the respective performance records of Cornerstone II and III are set forth under "The Cornerstone Funds-Performance Records."



1. JOHN W. HENRY & COMPANY, INC.
   (CURRENT ALLOCATION-49.53%)


     JWH makes trading decisions for Cornerstone IV pursuant to the International Foreign Exchange Program. Like the other JWH trading systems, the International Foreign Exchange Program utilizes a long-term, technical, trend-following trading system which generally operates as described under "General Description of Trading Systems" and "The Trading Managers-Dean Witter Cornerstone Fund II." The International Foreign Exchange Program has been structured and the different markets weighted to take into account the potentially higher volatility of a portfolio which trades exclusively in the currency markets. JWH has attempted to reduce volatility and risk by utilizing the trading method described above-i.e., applying the principles of spread trading by establishing two related foreign currency positions at or about the same time. The International Foreign Exchange Program calculates position size based on perceived risk in the particular currency market and the correlation of a particular currency with and against other currencies.



As of June 30, 1996 JWH was managing approximately $48,336,382 of Cornerstone
IV. Such amount and the percentage of assets of Cornerstone IV managed by JWH will change as a result of allocations of assets from the Exchange of Units of Cornerstone IV, allocations and reallocations among trading managers and/or trading systems, and the performance of JWH and the other trading manager for Cornerstone IV.



2. SUNRISE CAPITAL MANAGEMENT, INC.
   (CURRENT ALLOCATION-50.47%)

     Sunrise will make trading decisions for Cornerstone IV pursuant to the Sunrise trading system described under "General Description of Trading Systems" and "The Trading Managers-Dean Witter Cornerstone Fund III," but with minor modifications to the system to account for the trading of an exclusive portfolio of diverse world currencies. Such modifications have consisted principally of applying the principles of spread trading as described herein, including multiple additional currencies to a portfolio and reweighting the emphasis given the different markets traded, all in an attempt to adjust to the potentially higher volatility of a portfolio which trades in a less diversified group of markets. Sunrise has utilized its modified trading system to trade currency portfolios since October 1985. Sunrise normally commits between 40 and 60% of an accounts equity as margin on open positions pursuant to its trading system.


     As of June 30, 1996, Sunrise was managing approximately $49,249,668 of Cornerstone IV. Such amount and the percentage of assets of Cornerstone IV managed by Sunrise will change as a result of allo-cations of assets from the Exchange of Units of Cornerstone IV, allocations and reallocations among trading managers and/or trading systems, and the performance of Sunrise and the other trading manager for Cornerstone IV.


                          THE MANAGEMENT AGREEMENTS

      Each Trading Manager has entered into a Management Agreement with a Partnership and the General Partner which provides that the Trading Manager will have sole authority and responsibility, except in certain limited situations, for directing the investment and reinvestment in commodity futures contracts and other commodity interests of the portion of the Partnership's assets allocated to the management of such Trading Manager from time to time during the term of the Management Agreement.

                                     74

APPORTIONMENT OF PROCEEDS

      Under the terms of the Management Agreements, the General Partner agreed to apportion the net proceeds received by each Partnership from the initial sale of its Units in approximately equal proportions among the Trading Managers for such Partnership and, thereafter, to apportion new funds contributed to such Partnership in approximately equal proportions among the then Trading Managers for such Partnership. For a discussion of certain exceptions which have been agreed to by the Trading Managers, see "The Cornerstone Funds." The General Partner may designate additional Trading Managers for each Partnership and may apportion funds to new Trading Managers as it shall determine in its absolute discretion. However, the Trading Managers for Cornerstone IV have the right to approve the appointment of additional (but not replacement) Trading Managers for that Partnership so long as the General Partner has allocated an agreed amount of funds to each Trading Manager during the prior year and each manager continues to be restricted as to other accounts it may manage. See "Restrictions" below. The General Partner may reapportion funds among Trading Managers for each Partnership when a new Trading Manager is designated, an existing Trading Manager is terminated, a Trading Manager experiences a 35% decline in the adjusted value of Net Assets managed by it during a 12-month period, the Partnership's incentive period ends, or speculative position limits are exceeded or about to be exceeded by a Trading Manager. Furthermore, the General Partner in its discretion may permit a portion of a Partnership's assets to be allocated among one or more additional trading systems of a Trading Manager and/or may reallocate assets among a Trading Manager's trading systems.

TERM

      Each Management Agreement continues in effect for a fixed period after the end of the month in which the Partnership with which such Agreement was entered into commenced trading operations. Each Management Agreement is thereafter renewed automatically for additional one-year terms unless either the Partnership or the Trading Manager, upon written notice given not less than 60 days (six months in the case of Cornerstone IV) prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

      Each Management Agreement with a Partnership will terminate if the Partnership terminates. Each Management Agreement may also be terminated by the Partnership, without penalty, at any time upon 15 days' (60 days' in the case of Cornerstone IV) prior written notice to the Trading Manager. In addition, each Management Agreement may be terminated by the Partnership at any time without penalty upon the occurrence of certain events relating to the business operations of a Trading Manager. These are as follows: (i) if a certain principal employee ceases to be an active executive officer of the Trading Manager; (ii) if the Trading Manager becomes bankrupt or insolvent; (iii) if the Trading Manager is unable to use its trading systems or methods as in effect on the date of the Management Agreement and as refined and modified in the future with the written consent of the General Partner for the benefit of the Partnership; (iv) if the registration, as a commodity trading advisor or otherwise, of the Trading Manager with the CFTC or its membership in the NFA is revoked, suspended, terminated, or not renewed or limited, conditioned, restricted or qualified in any respect; or (v) if the Trading Manager merges or consolidates with, or sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, any portion of its commodity trading systems or methods, or its goodwill to, any individual or entity.
Under each Management Agreement, the Trading Manager may, however, merge or consolidate with, or sell or otherwise transfer its advisory business, or all or a substantial portion of its assets, any portion of its commodity trading systems or methods, or its goodwill to, any entity that is directly or indirectly controlled by, controlling or under common control with, the Trading Manager, provided that such entity expressly assumes all obligations of the Trading Manager under the Management Agreement and agrees to continue to operate the business of the Trading Manager, substantially as such business was being conducted on the date of the Management Agreement, as a separate and distinct division of such entity.

      In addition, each Partnership may terminate its Management Agreement with a Trading Manager at any time without penalty upon the occurrence of certain events relating to trading. These include the following: (i) a decline in the Net Asset Value of a Unit, without taking into account distributions, if any, to less than 40% of the Net Asset Value of a Unit on the date that the Partnership commenced trading operations or during any fiscal year to less than 50% of the Net Asset Value of a Unit as of the beginning of such fiscal year of the Partnership; (ii) a decline by 50% during any consecutive 12-month period in the value of the Net Assets managed by the Trading Manager (after adding back the amount of distributions, redemptions, Exchanges or reapportionments charged to such Net Assets and subtracting increases in such Net Assets from Units acquired by Exchange or from reapportionments among Trading Managers during the relevant portion of such twelve con-

                                     75

secutive month period); (iii) the Trading Manager violates any of the Partnership's trading policies or any administrative policy described in writing to the General
Partner, except with the prior written consent of the General Partner; or (iv) the Trading Manager fails to perform any of its obligations under the Management Agreement.

      No assurance is given that each Partnership will be able to retain the services of a Trading Manager once its Management Agreement with such person is terminated, or, if such services are available, that they will be available on the same or similar terms as those of the Management Agreement. The compensation payable by each Partnership to a Trading Manager for its services under the Management Agreement is described under "Description of Charges to Each Partnership."

LIABILITY AND INDEMNIFICATION

      Each Management Agreement provides that the Trading Manager, its stockholders, directors, officers, employees, assigns and their respective successors and assigns will not be liable to or obligated to indemnify and hold harmless the Partnership, its Partners or any of their respective successors or assigns, except for certain errors as described below and by reason of acts of, or omissions due to, bad faith, misconduct or negligence, or for not having acted in good faith in the reasonable belief that such acts or omissions were in, or not opposed to, the best interests of the Partnership or by reason of a material breach of the Management Agreement or any representation or warranty therein.

      Each Management Agreement also provides that the Trading Manager will assume financial responsibility for any errors committed or caused by it in transmitting orders to or order placement with DWR for the purchase or sale of commodity interest contracts for the Partnership, including, without limitation, brokerage commissions, but only for the amount of DWR's actual out-of-pocket costs in respect thereof. Each Trading Manager and DWR have an affirmative obligation to promptly notify the other party of its own errors, and each Trading Manager must use its best efforts to identify and promptly notify the General Partner of any order or trade which the Trading Manager reasonably believes was not executed in accordance with its instructions to DWR.

      Each Management Agreement also provides that the Partnership and the General Partner will indemnify, defend and hold harmless the Trading Manager, its stockholders, directors, officers, employees and their respective successors and assigns from and against all liabilities incurred in the performance of the services required by the Management Agreement, provided that a court of competent jurisdiction upon entry of a final judgment finds (or, if no final judgment is entered, an opinion is rendered to the Partnership by independent counsel) to the effect that such liability was not the result of bad faith, misconduct or negligence or that the conduct was done in the good faith belief that it was in, or not opposed to, the best interests of the Partnership. In addition, each Management Agreement provides that the Trading Manager and the Partnership, as well as the General Partner, will indemnify each other against certain other liabilities, including liabilities under the Securities Act of 1933.

OBLIGATIONS TO A PARTNERSHIP

      Each Trading Manager is engaged in the business of advising investors as to the purchase and sale of commodity interest contracts. During the term of each Management Agreement, the Trading Manager may or will be advising other investors (including their officers, directors and employees and their families and employees of such Trading Manager, principals and affiliates of such Trading Manager and stockholders, officers, directors and their families and employees of the principals and affiliates of such Trading Manager) and trading for their accounts. However, under no circumstances will the Trading Manager or any of its principals and affiliates knowingly or deliberately favor (other than by charging different management and/or incentive fees) any account advised or managed by such Trading Manager or any of its principals and affiliates over the account of the Partnership in any way or manner or employ a trading system, method or strategy on behalf of the Partnership's account that is materially different from that employed for any other account advised or managed by such Trading Manager or any of its principals and affiliates, unless the Trading Manager or any of its principals and affiliates has first offered to employ such other system, method or strategy on behalf of the Partnership's account and the General Partner has declined such offer in writing. Each Trading Manager will treat the Partnership for which it manages funds in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, the Trading Manager or any of its principals and affiliates will be free to advise and manage accounts of other investors and will be free to trade on the basis of the same trading sys-
                                  76

tems, methods or
strategies employed by the Trading Manager on behalf of the Partnership or trading systems, methods or strategies that are entirely independent of, or materially different from (if the General Partner has expressly declined an offer as described above), those employed on behalf of the Partnership, and will be free to compete for the same commodity interest contracts as the Partnership or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately favor any of such accounts to the Partnership's account.

RESTRICTIONS

      The Management Agreement does not restrict the number or nature of the clients of the Trading Manager, except that each Trading Manager and its principals and affiliates have agreed that: (i) it will not accept additional advisory clients or open additional positions for such clients if to do so would result in aggregate positions in any one commodity exceeding the applicable speculative position limits of the CFTC or any other regulatory body, exchange or board having jurisdiction; and (ii) neither the Trading Manager nor any of its principals or affiliates will knowingly hold any position or control any other account that would cause the Partnership, the Trading Manager or the principals or affiliates of the Trading Manager to be in violation of any applicable rule or regulation of the CFTC or any other regulatory body, exchange or board so as to require the significant modification of positions taken or intended for the Partnership.

      The Management Agreements for Cornerstone IV also provide that so long as a Trading Manager acts as a Trading Manager for that Partnership, unless the General Partner has given its prior written consent, which may be withheld in its sole discretion, neither the Trading Manager nor any of its principals or affiliates will act or negotiate to act as a Trading Manager or advisor to any domestic publicly-offered investment fund which trades exclusively or proposes to trade exclusively in world currencies and/or is marketed or is proposed to be marketed primarily as a foreign currency investment fund (which will not include a fund which trades or proposes to trade world currencies as well as any other major commodity group, such as metals, energy products or financial instruments). The foregoing restriction may, at the Trading Manager's option, cease to be in effect if the General Partner has not allocated during the prior year at least $7,500,000 of additional funds to the Trading Manager for management.

SPECULATIVE POSITION LIMITS

     Each Management Agreement provides that if speculative position limits are exceeded by the Trading Manager or any of its principals or affiliates in the opinion of independent counsel (who must be other than counsel to the Partnership), the CFTC or any other regulatory body, exchange or board, such Trading Manager and its principals and affiliates will liquidate positions in all of their accounts, including the Partnership's account, as to which positions are attributed to such Trading Manager or any of its principals or affiliates as nearly as possible in proportion to their respective equities to the extent necessary to comply with the applicable position limits. Each Management Agreement further provides that if, in the reasonable opinion of counsel to the Partnership, it becomes necessary for purposes of speculative position limits for positions in commodity interests of the Trading Manager taken for the account of the Partnership to be aggregated with positions taken by the other Trading Managers for the account of the Partnership, or if an order to that effect is rendered by the CFTC, an exchange or any other commodity regulatory agency or authority, the General Partner may require all Trading Managers affected thereby to utilize only that portion of the speculative position limit as the General Partner determines from time to time in its sole discretion. See "Risk Factors-Risks Relating to Commodity Trading and the Commodities Markets-Possible Effects of Speculative Position Limits."

                             THE GENERAL PARTNER

      The general partner and commodity pool operator of each Partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator ("Demeter" or the "General Partner"). The General Partner is registered with the CFTC as a commodity pool operator and is a member of the NFA in such capacity. The General Partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-5453. The General Partner is an affiliate of DWR in that both companies are wholly-owned subsidiaries of Dean Witter, Discover & Co. ("DWD"), which is a publicly-owned company. DWD, DWR and the General Partner each may be deemed to be a "parent" and "promoter" of the Partnerships within the meaning of the federal securities laws.

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      The General Partner is or has been the general partner and commodity pool operator of twenty-five other commodity pools, including Cornerstone II, III and IV, which have, in the aggregate, approximately $1 billion of net assets under management as of June 30, 1996.


      The responsibilities of the General Partner are described under "Fiduciary Responsibility" and "The Limited Partnership Agreements-Management of Partnership Affairs." The General Partner receives no compensation for its services to the Partnerships (however, the General Partner shares office space, equipment and staff with DWR, which receives brokerage commissions from the Partnerships, as described under "Description of Charges to Each Partnership"). Under the Limited Partnership Agreement of each Partnership, the General Partner is required to maintain its net worth at an amount not less than 10% of the total contributions to each Partnership by all the partners thereof and to any other limited partnership for which it acts as a general partner by all partners. DWD has contributed to the General Partner additional capital necessary to permit the General Partner to meet such net worth requirement and intends to continue to do so. See "Capitalization."


      In this connection, as reflected in DWD's 1995 Annual Report and its Form 10-Q, DWD had total shareholders' equity of $4,833.7 million and total assets of $38,208.2 million as of December 31, 1995 (audited) and total shareholders' equity of $4,953.3 million and total assets of $36,061.8 million as of June
30, 1996 (unaudited). Additional financial information regarding DWD is included in the financial statements filed as part of such Annual Report and Form 10-Q. DWD will provide to investors, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC.
Such Prospectus and such reports will be available for review or copying at the offices of the SEC, 450 Fifth Street, Room 1024, N.W., Judiciary Plaza, Washington, D.C. 20549 or will be available at no charge by writing to DWD at Two World Trade Center, New York, New York 10048 (Attn: Investor Relations).


DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

      Richard M. DeMartini, age 43, is the Chairman of the Board and a Director of the General Partner. Mr. DeMartini has served as President and Chief Operating Officer of Dean Witter Capital, a division of DWR since January
1989. From January 1988 until January 1989, Mr. DeMartini served as President and Chief Operating Officer of the Consumer Banking Division of DWD, and from May 1985 until January 1988 was President and Chief Executive Officer of the Consumer Markets Division of DWD. Mr. DeMartini currently serves as a
Director of DWD and of DWR, and has served as an officer of DWR for the past five years. Mr. DeMartini has been with DWD and its affiliates for 17 years. While Mr. DeMartini has extensive experience in the securities industry, he has no experience in futures interests trading.

      Mark J. Hawley, age 53, is President and a Director of the General Partner. Mr. Hawley joined DWR in February 1989. He is an Executive
Vice President and Director of DWR's Managed Futures and Precious Metals Department. Mr. Hawley also serves as President of DWFCM. From 1978 to 1989, Mr. Hawley was a member of the senior management team at Heinold Asset Management, Inc., a commodity pool operator, and was responsible for a variety of projects in public futures funds. From 1972 to 1978, Mr. Hawley was a Vice President in charge of institutional block trading for the Mid-West at Kuhn Loeb & Co.

      Lawrence Volpe, age 49, is a Director of the General Partner. Mr. Volpe joined DWR as a Senior Vice President and Controller in September 1983, and currently holds those positions. From July 1979 to September 1983, he was associated with E.F. Hutton & Company Inc. and prior to his departure, held the positions of First Vice President and Assistant Controller. From 1970 to
July 1979, he served as audit manager in the financial services division of Arthur Andersen & Co.

      Joseph G. Siniscalchi, age 51, is a Director of the General Partner. Mr. Siniscalchi joined DWR in July 1984 as a First Vice President, Director of General Accounting. He is currently Senior Vice President and Controller of the Financial Markets Division of DWR. From February 1980 to July 1984 Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.


      Laurence E. Mollner, age 55, is a Director of the General Partner. Mr. Mollner joined DWR in May 1979 as Vice President and Director of Commercial Sales. He is currently Executive Vice President and Deputy Director of the Futures Markets Division of DWR.



      Edward C. Oelsner III, age 54, is a Director of the General Partner. Mr. Oelsner joined DWR in March 1981 as a Managing Director in the Corporate Finance Department. He currently manages DWR's Retail Products Group within the Corporate Finance Department. While Mr. Oelsner has extensive experience in the securities industry, he has no experience in futures interests trading.
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      Robert E. Murray, age 35, is a Director of the General Partner.
Mr. Murray is currently a Senior Vice President of the DWR Managed Futures Division and is the Senior Administrative Officer of DWFCM. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance. Mr. Murray began at DWR in 1984 and is currently the Director of Product Development for the Managed Futures Division and is responsible for the development and maintenance of the proprietary Fund Management System utilized by the General Partner and DWFCM for organizing information and producing reports for monitoring investors' accounts.

      Patti L. Behnke, age 36, is Vice President and Chief Financial Officer of the General Partner. Ms. Behnke joined DWR in April 1991 as Assistant Vice President of Financial Reporting and is currently a Vice President and Director of Financial Reporting and Managed Futures Accounting in the Capital Markets division of DWR. From August 1988 to April 1991, Ms. Behnke was Assistant Controller of L.P. Rothschild & Co. and from September 1986 to
August 1988, she was associated with Cartaret Savings Bank as Assistant Vice President-Financial Analysis. From April 1982 to September 1986, Ms. Behnke was an auditor at Arthur Andersen & Co.

      The General Partner and its officers and directors may, from time to time, trade commodity interest contracts for their own proprietary accounts. The records of trading in such accounts will not be made available to Limited Partners for inspection.

      There have been no administrative, civil or criminal actions against the General Partner or any of its principals within the five years preceding the date of this Prospectus which the General Partner believes would be material to an investors' decision to Exchange Units.


      As of June 30, 1996, the General Partner had contributed a total of $2,810,438 to Cornerstone II, III and IV in order to meet its minimum capital requirements. Such contribution is evidenced by approximately 217.400 units of general partnership interest of Cornerstone II, 382.103 units of general partnership interest of Cornerstone III and 638.889 units of general partnership interest of Cornerstone IV. Each such unit of general partnership interest has a net asset value equal to the Net Asset Value of a Unit of Limited Partnership Interest of the respective Partnership. The General Partner has agreed to make additional contributions to each Partnership so that the General Partner's aggregate capital contribution will at all times be equal to the sum of (i) the lesser of $100,000 or 3% of the first $10,000,000 in aggregate capital contributions to such Partnership by all partners (including the General Partner's contribution) and (ii) 1% of any such aggregate capital contributions in excess of $10,000,000; but not less than $50,000. The General Partner and its principals are not obligated to purchase Units of Limited Partnership Interest and do not presently own any Units of Cornerstone II. A principal of the General Partner owns 2.750 Units of Cornerstone III and 4.856 Units of Cornerstone IV.


                             THE COMMODITY BROKER

DESCRIPTION OF THE COMMODITY BROKER

     Dean Witter Reynolds Inc. ("DWR"), a Delaware corporation, is the commodity broker for each of the Partnerships. DWR also is commodity broker for the other commodity pools for which Demeter serves as general partner and commodity pool operator.


      DWR is a principal operating subsidiary of DWDC, which is a publicly-owned company. DWR is a financial services company which provides to its individual, corporate and institutional clients services as a broker in securities and commodity interest contracts, a dealer in corporate, municipal and government securities, an investment banker, an investment adviser and an agent in the sale of life insurance and various other products and services. DWR is a member firm of the New York Stock Exchange, Inc., the American Stock Exchange, the Chicago Board Options Exchange, other major securities exchanges, and the National Association of Securities Dealers, Inc. ("NASD"), and is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange Inc., and other major commodities exchanges. DWR is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. DWR is currently servicing its clients through a network of over 370 domestic and international offices with over 8,800 account executives servicing individual and institutional client accounts.


      At any given time, DWR is involved in numerous legal actions, some of which seek significant damages. On January 16, 1992, DWR, without admitting or denying liability, consented to findings in an administrative proceeding brought by the SEC that it failed to keep accurate records with respect to customer orders relating to the primary distribution of securities of government sponsored enterprises ("GSEs"). In that proceeding,
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      DWR was censured, paid a civil money penalty of $100,000 and was ordered to cease and desist from any future violations of Section 17(a) of the 1934 Act and Rules 17a-3 and 17a-4 thereunder in connection with the primary distribution of securities of GSEs. Also, on May 16, 1996, a National Association of Securities Dealers arbitration panel awarded damages and costs against DWR and one of its account executives in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts. Those accounts are unrelated to the Partnerships or the other commodity pools for which DWR serves as commodity broker. During the five years preceding the date of this Prospectus, there have been (other than as described above) no administrative, civil or criminal actions pending, on appeal or concluded against DWR or any of its principals which is material in light of all the circumstances.


BROKERAGE ARRANGEMENTS

      The Partnerships' brokerage arrangements with DWR, including the cap imposed on certain expenses, are discussed in "Conflicts of Interest-Relationship of the General Partner to the Commodity Broker," and "Description of Charges to Each Partnership-2. Commodity Broker."

      The General Partner will review at least annually the brokerage arrangements of each Partnership to ensure that such brokerage arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration, in particular, when the commodity broker is an "affiliate" of the General Partner (as such term is defined in the Limited Partnership Agreement): (i) the size of the Partnership, (ii) the commodity interests contract trading activity; (iii) the services provided by the commodity broker, the General Partners or any affiliate thereof to the Partnership; (iv) the cost incurred by the commodity broker, the General Partner or any affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such. See "Conflicts of Interest."

      Each Customer Agreement sets forth a standard of liability for DWR and provides for certain indemnities of and by DWR as Commodity Broker. See "Fiduciary Responsibility."

                            THE COMMODITIES MARKET
FUTURES CONTRACTS

      Commodity futures contracts are standardized contracts made on domestic or foreign commodity exchanges which call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 1996 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 1996 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as a stock index or other financial or economic index approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

FORWARD CONTRACTS

      Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as
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principal in the transaction and includes its anticipated profit (the "spread"
between the "bid" and the "asked" prices) and in some instances a mark-up in the prices it quotes for forward contracts. Cornerstone IV trades a substantial number of forward contracts in currencies, and Cornerstone II and III also engage in a significant amount of such trading. Unlike futures contracts, forward contracts are not standardized contracts; rather, forward contracts for a given commodity are generally available in any size and maturity and are subject to individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.

COMMODITY OPTIONS

      An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position at a specified price (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity. The buyer of a "call" option acquires the right to take a long position in the underlying futures contract or commodity, and the buyer of a "put" option acquires the right to take a short position in the underlying futures contract or commodity.

      The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying futures contract at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying futures contract at the striking price.

      A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Similarly, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.

      Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying futures contract and the striking price) because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an options intrinsic and market values is referred to as the "time value" of the option.

      Successful futures options trading requires many of the same skills as does successful futures trading. However, since specific market movements of the underlying futures contract or commodity must be predicted accurately, the risks involved are somewhat different. For example, if a Partnership buys an option (either to sell or buy a futures contract or commodity), it will pay a "premium" representing the market value and time value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the Partnership may lose the entire amount of such premium. Conversely, if the Partnership sells an option (either to sell or buy a futures contract or commodity), it will be credited with the premium but will have to deposit margin due to its contingent liability to take or deliver the futures contract or commodity underlying the option in the event the option is exercised. Traders who sell options are subject to the entire loss which occurs in the underlying futures position or commodity (less any premium received). The ability to trade in or exercise options may be restricted in the event that trading in the underlying futures contract or commodity becomes restricted.

HEDGERS AND SPECULATORS

      The two broad classes of persons who trade commodity interest contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities (including, for example, interest rate sensitive instruments, foreign currencies and stock portfolios) and which are exposed to exchange, interest rate and stock market risks, may use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses
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that may occur because of price fluctuations occurring, for example, between the time a merchandiser or processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interest contracts. Speculators rarely take delivery of commodities but close out their positions by entering into offsetting purchases or sales of contracts. Since the speculator may take either a long or short position in the commodities markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Partnerships is for speculative rather than for hedging purposes.

COMMODITY EXCHANGES

      Commodity exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts) relating to specified commodities. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market), the New York Mercantile Exchange and the Commodity Exchange, Inc.

      Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer which enables the clearinghouse, at least to a large degree, to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse. The exchanges also impose speculative position limits and other restrictions on customer positions to help ensure that no single trader can amass a position that would have a major impact on market prices.

      Commodity exchanges in the United States and their clearinghouses are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearinghouses include the establishment of initial margin levels, size of trading units, contract specifications, speculative position limits and daily price fluctuation limits. The CFTC reviews all such rules (other than those relating to specific margin levels for futures, as opposed to options) and can disapprove or, with respect to certain of such rules, require the amendment or modification thereof.

      Foreign commodity exchanges differ in certain respects from their United States counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. See "The Commodities Markets-Regulation" and "Risk Factors Risks Relating to Commodity Trading and the Commodities Markets-Trading on Foreign Exchanges."

SPECULATIVE POSITION LIMITS

      The CFTC and United States commodity exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position which any person or group of persons (other than a hedger, which the Partnerships are not) may hold, own or control in commodity interest contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities. The position limits established by the CFTC apply to certain agricultural commodities, such as grains (oats, barley and flax seed), soybeans, cotton, eggs, rye, corn, wheat and potatoes. In addition, however, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Certain exchanges or their clearinghouses also set limits on the total net positions that may be held by a clearing broker, such as DWR. However, position limits do not apply to many currency futures contracts, and, in general, no position limits are in effect in bank or dealer forward contract trading or in trading on foreign commodity exchanges, although
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the principals with which the Partnerships may trade in such markets may impose such limits as a matter
of credit policy. The commodity interest contract positions of the Partnerships are not, and will not be, attributable to Limited Partners with respect to their own commodities trading, if any, for purposes of position limits.

DAILY LIMITS

      Most United States commodity exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) normally limit the amount of fluctuation in commodity interest contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a commodity interest contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. This can create certain liquidity problems.

REGULATIONS

      Commodity exchanges in the United States are subject to regulation under the CEAct by the CFTC, the governmental agency having responsibility for regulation of commodity exchanges and commodity interest contract trading conducted thereon. The function of the CFTC is to implement the objectives of the CEAct of preventing price manipulation and excessive speculation and promoting orderly and efficient commodities markets. Such regulation, among other things, provides that trading in commodity interest contracts must be on exchanges designated as "contract markets," and that all trading on such exchanges must be done by or through exchange members.

      The CFTC possesses exclusive jurisdiction to regulate the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. Pursuant to its authority, the CFTC requires a commodity pool operator to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator (i) if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the General Partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Partnerships. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Trading Managers. If the registration of a Trading Manager as a commodity trading advisor were to be terminated, restricted or suspended, the Trading Manager would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant Partnership. The Partnerships themselves are not registered with the CFTC in any capacity.

      The CEAct requires all "futures commission merchants," such as DWR, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over "introducing brokers," i.e., persons who solicit or accept orders for commodity trades but who do not accept margin deposits for the execution of trades. The Partnerships have no present intention of using any introducing brokers in their trading. The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

      The fact of CFTC registration of the General Partner, DWR and the Trading Managers does not imply that the CFTC has passed on or approved this offering or their qualifications to act as described in the Prospectus.

      Limited Partners are afforded certain rights for reparations under the CEAct. Limited Partners may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

      Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. As the self-regulatory body of the commodities industry, the
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NFA promulgates rules governing the
conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. DWR, the General Partner and the Trading Managers are all members of the NFA (the Partnerships themselves are not required to become members of the NFA).

      The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress.

      The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. The CFTC has, however, adopted rules relating to the marketing of foreign futures contracts and options in the United States. These rules permit commodity options traded only on certain foreign exchanges to be offered and sold in the United States. See "Risk Factors-Risks Relating to the Commodity Trading and the Commodities Markets-Trading on Foreign Exchanges."

MARGINS

      "Initial" or "original" margin is the minimum amount of funds that must be deposited by a commodity trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the commodity trader's performance of the commodity futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See "Risk Factors-Risks Relating to Commodity Trading and the Commodities Markets-Commodity Trading is Highly Leveraged."

      Brokerage firms, such as DWR, carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. DWR presently requires each Partnership to make margin deposits equal to the exchange minimum levels for all futures contracts. This requirement may be altered from time to time at the discretion of DWR.

      Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each Partnership's trading will be done through DWR, each Partnership will be able to take advantage of DWR's credit lines with several participants in the interbank market. The General Partner does not anticipate that banks and dealers with which DWR and the Partnerships may trade will require margin with respect to their trading of currencies.

      When a trader purchases an option, there is no margin requirement. When a trader sells an option, on the other hand, he is required to deposit margin in an amount determined by the margin requirements established for the futures contract underlying the option, and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to "spreads" and "conversions," which are complex trading strategies in which a trader acquires a mixture of related futures and options positions.

      Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a Partnership's trading, that Partnership, and not its Limited Partners personally or any other Partnership, will be subject to margin calls.
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                                 REDEMPTIONS

      Except as provided below, a Limited Partner may cause all or part of his Units to be redeemed by a Partnership effective as of the last day of any month at the Net Asset Value thereof on such date. A redemption may be made only in whole Units or in multiples of $1,000 (which may result in a redemption of fractional Units), unless a Limited Partner is redeeming his entire interest in a Partnership. Redemptions will be effective as of the last day of the month in which a Request for Redemption in proper form has been timely received by the General Partner ("Redemption Date"). A "Request for Redemption" is a letter in the form specified by the General Partner, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 15 days prior to the Redemption Date. A form of Request for Redemption is annexed to the Limited Partnership Agreement, which is annexed hereto as Exhibit A. Additional forms of Request for Redemption may be obtained by written request to the General Partner or a local DWR branch office.

      The "Net Asset Value" of a Unit is an amount equal to a Partnership's Net Assets allocated to capital accounts represented by Units, divided by the number of Units outstanding on the Redemption Date. For a definition of "Net Assets," see "Description of Charges to Each Partnership -2. Trading Managers-(a) Monthly Management Fee." The Net Asset Value of a Unit of each Partnership is determined daily by the General Partner and the most recent Net Asset Value calculations will be promptly supplied in writing to any Limited Partner after receipt of a request in writing to such effect. Where the Net Asset Value of a Unit is determined as of the end of a month that is not the end of an annual incentive period, the incentive fee calculation will be made, and any such fee will be accrued, as though the end of the month were the end of an incentive period.

      The General Partner will endeavor to pay redemptions within 10, and no later than 20, business days after the Redemption Date, and a Partnership's commodity positions will be liquidated to the extent necessary to effect redemptions. Payment will be made by credit in the amount of such redemption to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The right to obtain redemption is contingent upon (i) the redeeming Partnership having assets sufficient to discharge its liabilities on the Redemption Date, and (ii) timely receipt by the General Partner of a Request for Redemption as described above.

      The liability of Limited Partners, including the possible liability of a person who has redeemed Units, for liabilities of the Partnership which arose before such redemption is described under "The Limited Partnership Agreements-Nature of the Partnerships."
Federal income tax aspects of redemptions are described under the caption "Federal Income Tax Aspects."

                            THE EXCHANGE AGREEMENT

     The following is a summary of the more significant provisions of the Exchange Agreement entered into by each of the Partnerships and Demeter, in its individual capacity.

      PURPOSES. The Exchange Agreement provides for the Partnerships to associate as the Dean Witter Cornerstone Funds and sets forth the rights and obligations of each Partnership to each other Partnership and its Limited Partners. The purposes of the Cornerstone Funds include offering Units of each Partnership for sale to the public as part of a common offering of such Units by a single selling agent pursuant to a single prospectus, sharing common administrative services, providing a means for Limited Partners of each Partnership to switch their investment in one Partnership for an investment in another Partnership without payment of any selling commissions or charges for Continuing Offering Expenses, and allocating the cost and expenses of the foregoing among the Partnerships. Demeter has agreed to act as the administrator of the Cornerstone Funds and may advance certain expenses on behalf of the Partnerships.

      OBLIGATIONS OF EACH PARTNERSHIP. Under the Exchange Agreement, each Partnership has agreed to assist in the preparation of registration statements and prospectuses, to conduct its business as described herein, to cause its Limited Partners to utilize the forms for subscriptions, redemptions or Exchanges contained herein, and to provide Demeter with certain information regarding its Limited Partners and any other information required to be delivered to such Limited Partners.

      Each Partnership also has agreed to take certain actions which will enable Limited Partners to switch investments between Partnerships. Each Partnership has agreed to redeem Units specified in a Limited Partner's Request for Exchange of Units and to utilize the net proceeds thereof to purchase on behalf of such Limited Partner Units of other Partnerships at a price per Unit equal to 100% of the Net Asset Value thereof.
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


Each Partnership has undertaken to issue and sell its Units at a price per Unit equal to 100% of the Net Asset Value thereof, without payment of any selling commissions or charges, to a Limited Partner timely delivering a properly completed Request for Exchange of Units to Demeter, and to use its best efforts to cause a sufficient number of its Units to be registered and qualified at all times under federal and applicable state securities or Blue Sky laws pursuant to a current Prospectus. See "Plan of Distribution and Exchange Procedure."


      OBLIGATIONS OF DEMETER. Under the Exchange Agreement, Demeter has agreed to act as the administrator of the Cornerstone Funds and, as such, to maintain books and records relating to all Common Administrative Expenses (as defined below) and to allocate such amounts to each Partnership, to process redemptions and Exchanges and to prepare, print and distribute combined monthly reports, annual reports and other documents required to be delivered to Limited Partners. Demeter may from time to time advance expenses on behalf of the Partnerships and is entitled to full reimbursement therefor.

      SHARING OF EXPENSES. The Partnerships have agreed to share Common Administrative Expenses. Common Administrative Expenses means the costs and expenses incurred in connection with preparing, printing and mailing monthly reports, annual reports and all other documents required to be delivered to Limited Partners under any applicable federal or state laws or pursuant to the terms of each Limited Partnership Agreement, and all legal, accounting, auditing, filing, registration and extraordinary expenses not directly attributable to one Partnership. Demeter calculates Common Administrative Expenses for each month and such amount is divided among the Partnerships based solely on the ratio which the number of each Partnership's Units outstanding during such month bears to the total number of all Units of all of the Partnerships outstanding during such month.

      LIABILITY AND INDEMNITY. Demeter and its stockholder, directors, officers and employees and its or their respective successors and assigns will not be liable to any Partnership, its general partners and limited partners, or any of its or their respective successors and assigns in the performance of its obligations under the Exchange Agreement, except by reason of acts of, or omissions due to, bad faith, misconduct or negligence or for not having acted in good faith in the reasonable belief that such acts or omissions were in, or not opposed to, the best interests of such Partnership.

      Each Partnership has agreed to indemnify Demeter and its stockholder, directors, officers and employees and its or their respective successors and assigns from and against any loss, liability, damage, cost or expense (including legal fees and expenses incurred in defense of any demands, claims or lawsuits) actually and reasonably incurred arising from the performance of the services required of Demeter by the Exchange Agreement, including, without limitation, any demands, claims or lawsuits initiated by a Limited Partner, provided that a court of competent jurisdiction upon entry of a final judgment shall find (or, if no final judgment is entered, an opinion is rendered to Demeter by independent counsel, other than counsel to the Partnership or Demeter) to the effect that the conduct that was the basis for such liability was not the result of bad faith, misconduct or negligence or that the conduct was done in the good faith belief that it was in, or not opposed to, the best interests of such Partnership. Each Partnership has waived any fiduciary obligations owed to it by Demeter to the extent permitted by law and to the extent necessary to permit Demeter to perform its obligations under the Exchange Agreement.

      TERM. The Exchange Agreement will remain in force until all the parties thereto consent in writing to its termination or, due to the dissolution or termination of the Partnerships, less than two Partnerships are parties to the Agreement, whichever occurs earlier.

                      THE LIMITED PARTNERSHIP AGREEMENTS

      This Prospectus contains an explanation of the more significant terms and provisions of the Limited Partnership Agreement of each Partnership, a copy of which is annexed hereto as Exhibit A and is incorporated herein by this reference. Each Limited Partnership Agreement is identical insofar as the terms and provisions thereof discussed hereunder are concerned, except to the extent noted otherwise. The following description is a summary only, is not intended to be complete and is qualified in its entirety by such reference.

NATURE OF THE PARTNERSHIPS

      Cornerstone II and III were each formed on December 7, 1983 and Cornerstone IV was formed on December 11, 1986 under the Partnership Act. The fiscal years of the Partnerships begin on January 1 of each year and end on the following December 31. This change was made effective as of the period beginning October 1, 1987.

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
      Units acquired pursuant to an Exchange will be fully paid and nonassessable. Each Partnership may have a claim against its Limited Partners after redemption or Exchange of Units or receipt of distributions from such Partnership for liabilities of the Partnership that arose before the date of such redemption, Exchange or distribution, but such claim will not exceed the sum of such Limited Partner's unredeemed capital contribution, undistributed profits, if any, and any redemptions, amounts deemed received on an Exchange or distributions, together with interest thereon. No Partnership will make a claim against its Limited Partners with respect to amounts distributed to them or amounts received by them upon redemption of Units or deemed received upon an Exchange of Units unless the assets of the Partnership are insufficient to discharge liabilities of the Partnership that arose before the payment of such amounts. The General Partner will be liable for all obligations of each Partnership to the extent that assets of such Partnership, including amounts contributed by its Limited Partners and paid out in distributions, redemptions, Exchanges, or otherwise to Limited Partners, are insufficient to discharge such obligations.

      Each Limited Partnership Agreement provides that the death of a Limited Partner will not terminate or dissolve the Partnership and that the legal representative of such Limited Partner has no right to withdraw or value his interest, except by redemption of Units. Each Limited Partner, in the event of his death, waives on behalf of himself and his estate the furnishing of any inventory, audit, accounting or appraisal of any of the Partnership's assets or any right to an audit or examination of the books of the Partnership of which he was a Limited Partner.

MANAGEMENT OF PARTNERSHIP AFFAIRS

     The Limited Partners of each Partnership do not participate in the management or operations of such Partnership. Any participation by a Limited Partner in the management of a Partnership may jeopardize the limited liability of such Limited Partner. Under each Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in Demeter as general partner. See "Fiduciary Responsibility." The General Partner may delegate complete trading authority to Trading Managers and has done so (except for the ability of the General Partner to override trading instructions that violate a Partnership's trading policies and to the extent necessary to fund distributions, redemptions, Exchanges, or reapportionments among Trading Managers or to pay Partnership expenses) in each Management Agreement with a Trading Manager. However, the General Partner may make trading decisions at any time at which any such Trading Manager becomes incapacitated or some other emergency arises as a result of which such Trading Manager is unable or unwilling to act and the General Partner has not yet retained a successor Trading Manager. See "The Trading Managers" and "The Management Agreements."

      On behalf of each Partnership, the General Partner may engage and compensate from the funds of that Partnership such persons as the General Partner deems advisable, provided that, except as described in this Prospectus, the General Partner will not engage on behalf of a Partnership any person affiliated with the General Partner without the approval of Limited Partners owning more than 50% of the then outstanding Units of such Partnership and after making a good faith determination that: (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby); and (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners.

      Other responsibilities of the General Partner include, but are not limited to, the following: determining whether each Partnership will make distributions; administering redemptions or Exchanges of Units; preparing monthly and annual reports to the Limited Partners of each Partnership; directing the investment of a Partnership's assets (other than investments in commodity futures contracts and other commodity interests); executing various documents on behalf of a Partnership and its Limited Partners pursuant to a power of attorney; and supervising the liquidation of a Partnership if an event causing termination of that Partnership occurs.

SHARING OF PROFITS AND LOSSES

      PARTNERSHIP ACCOUNTING. Each Partner, including the General Partner, of each Partnership will have a capital account with an initial balance equal to the amount he paid for his Units of such Partnership, less any selling commission, or, in the case of the General Partner, its capital contribution. Each Partnership's Net Assets
                                    87

will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts.

      FEDERAL TAX ALLOCATIONS. At the end of each fiscal year, each Partnership's realized income and expense and capital gain or loss will be allocated among its Partners, and each Partner will be required to include in his personal federal income tax return his share of such items. Also, on the date a Partner completely redeems all of his Units in a Partnership, the Partnership's realized income and expense and capital gain or loss will be allocated to such Partner, and such Partner will be required to include in his personal federal income tax return his share of such items. Allocations of capital gain or loss will be pro rata with respect to short-term capital gain or loss and long-term capital gain or loss.

      Each Partnership's items of ordinary income (such as interest or credits in lieu of interest) and expense (such as monthly management fees, annual incentive fees, extraordinary expenses and the Partnerships proportionate share of Common Administrative Expenses as determined pursuant to the Exchange Agreement) will be allocated pro rata among its Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

      For the purpose of allocating net realized capital gain or net realized capital loss, an "allocation account" is established with respect to each Unit of each Partnership, the initial balance of which is the amount paid for the Unit, less any selling commission. At the end of each fiscal year and when a Partner completely redeems his Units in a Partnership, each outstanding Unit's allocation account will be increased by the amount of the Partnership's income allocated to the Partner holding the Unit and decreased by the amount of the Partnership's loss and expense allocated and by the amount of distributions to the Partner holding the Unit. When a Unit is redeemed or Exchanged, the allocation account with respect to the Unit is eliminated.

      Net realized capital gain will be allocated first to each Partner who has partially redeemed his Units in a Partnership or Exchanged less than all his Units in a Partnership during the year to the extent that the amount he receives on redemption, or is deemed to receive on an Exchange, exceeds the allocation account with respect to the Unit redeemed or Exchanged. Net realized capital gain remaining after the allocation to the Partners who have redeemed or Exchanged Units will be allocated among the Partners whose capital accounts are in excess of their Units' allocation accounts in the ratio that each Partner's excess bears to all Partners' excesses to the extent of such excesses. Any remaining net realized capital gain will be allocated among all Partners in proportion to their capital accounts.

      Net realized capital loss will be allocated first to each Partner who has partially redeemed his Units in a Partnership or Exchanged less than all his Units in a Partnership during the year to the extent that the allocation account with respect to the Unit redeemed or Exchanged exceeds the amount he receives on redemption or is deemed to receive on an Exchange. Net realized capital loss remaining after the allocation to Partners who have redeemed or Exchanged Units will be allocated among the Partners who hold Units with allocation accounts which are in excess of the Partners' capital accounts in the ratio that each such Partners' excess bears to all such Partners' excesses to the extent of such excesses. Any remaining net realized capital loss will be allocated among all Partners in proportion to their capital accounts.

      If a Unit has been assigned as permitted by the Limited Partnership Agreement of each Partnership, the above-described tax allocations will be made with respect to such Unit without regard to the assignment, except that in the year of assignment the tax allocations will be divided among the assignor and assignee based on the months each held the assigned Unit.

      Upon liquidation and termination of each Partnership, the assets of such Partnership will be distributed to each Partner thereof in the ratio that his capital account bears to the accounts of all Partners of that Partnership.

ADDITIONAL PARTNERS

      Units of each Partnership may be issued pursuant to an Exchange at Monthly Closings. Each Limited Partnership Agreement provides that, at any time, the General Partner may admit additional Limited Partners to each Partnership, with each such newly-admitted Limited Partner paying in cash (pursuant to an Exchange) not less than the Net Asset Value of the Unit purchased. The General Partner also may admit substituted Limited Partners as set forth in each Limited Partnership Agreement.

      Each Limited Partnership Agreement provides that the General Partner may register additional Units for the Exchange. In such connection, the General Partner is authorized to take such action and make such
                                   88

arrangements as it deems appropriate, including the preparation and filing of registration statements and amendments thereto with the SEC and other appropriate regulatory bodies.

RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

      Except as set forth below, each Limited Partnership Agreement provides that Units may be transferred or assigned, but that no transferee or assignee may become a substituted Limited Partner without the consent of the General Partner, which consent the General Partner may withhold in its sole discretion, nor may a Limited Partner, an assignee, transferee, or the estate of any beneficiary of a deceased Limited Partner withdraw any capital or profits from the Partnerships except by redemption of Units. See "Redemptions." The General Partner, upon 30 days' notice to the Limited Partners, may withdraw any portion of its interest in each Partnership that is in excess of the interest required under the Limited Partnership Agreement (3% of the first $10,000,000 in aggregate capital contributions to each Partnership or $100,000, whichever is less, plus 1% of aggregate capital contributions in excess of $10,000,000; but in no event less than $50,000) or may assign or transfer any Units owned by it in excess of such required interest, subject to the same restrictions on transfers and redemptions as are applicable to Limited Partners.

      Any transfer or assignment of Units permitted by the Limited Partnership Agreements will be effective as of the end of the month in which such transfer or assignment is made; provided, however, that no Partnership need recognize any transfer or assignment until the General Partner has received at least 30 days' prior written notice of such transfer or assignment from the transferor or assignor, which notice sets forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units transferred or assigned, and is signed by the transferor or assignor. No transfer or assignment will be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Partnership Act and (ii) notwithstanding such transfer or assignment, the Partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units will be effective or recognized by any of the Partnerships if such transfer or assignment would result in the termination of that Partnership for federal income tax purposes, and any attempted transfer or assignment in violation of the Limited Partnership Agreement will be ineffective to transfer or assign any such Units. The transfer or assignment of Units will be subject to all applicable securities laws. The transferor or assignor will bear all costs (including any attorneys' fees) related to such transfer or assignment. Certificates representing Units may bear appropriate legends to the foregoing effects (although no such physical certificates have been issued or are contemplated).

TERM OF THE PARTNERSHIPS

      The affairs of a given Partnership will be wound up and that Partnership liquidated as soon as practicable upon the first to occur of the following:
(i) September 30, 2025; (ii) receipt by the General Partner of an election to dissolve such Partnership at a specified time by Limited Partners owning more than 50% of the Units then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (iii) withdrawal, insolvency or dissolution of the General Partner (unless a new general partner has been elected); (iv) a decline in the Net Asset Value of a Unit to less than $250; (v) a decline in such Partnership's aggregate Net Assets to or below $250,000; (vi) a determination by the General Partner that such Partnership's aggregate Net Assets in relation to the operating expenses of such Partnership make it unreasonable or imprudent to continue the business of such Partnership; or
(vii) the occurrence of any event that makes it unlawful for the existence of the Partnership to be continued. Cornerstone IV will also terminate upon the enactment of any law or adoption of any rule, regulation or policy by any regulatory authority having jurisdiction which makes it unlawful, unreasonable or imprudent for the principal business of the Partnership to be continued. In certain market conditions, the Net Asset Value of a Unit could fall to less than $250 or such Partnership's aggregate Net Assets could fall to or below $250,000, thereby terminating the Partnership, and could decline to zero without the Partnership being able to liquidate its positions in the market. In such event, the Limited Partners could receive less than $250 per Unit or even nothing upon dissolution and liquidation of the Partnership.

AMENDMENTS; MEETINGS

      Each Limited Partnership Agreement may be amended by an instrument signed by the General Partner and by Limited Partners owning more than 50% of the Units then owned by Limited Partners of that Partnership.
                                     89


However, if such an amendment is an amendment which revises Section 8(c) of the Limited Partnership Agreement to comply with final regulations promulgated by the Internal Revenue Service under Section 704(b) of the Code, such amendment will be effective when signed by the General Partner. Further, no amendment of the Limited Partnership Agreement of a Partnership without the consent of all Partners affected thereby may reduce the capital account of any Partner, modify the percentage of profits, losses, or distributions to which any Partner is entitled or change or alter the provisions of such Agreement relating to amendments requiring the consent of all Partners.

      Any Limited Partner, upon written request addressed to the General Partner, may obtain, at such Limited Partner's expense, from the General
Partner a list of the names and addresses of record of all Limited Partners of the Partnership(s) in which he owns Units and the number of Units owned by each. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners of a Partnership, that a meeting of such Partnership be called to consider any matter upon which Limited Partners may vote pursuant to its Limited Partnership Agreement, the General Partner, by written notice to each Limited Partner of record mailed within 15 days after such notice, must call a meeting of that Partnership.
Such meeting must be held at least 30 but not more than 50 days after the mailing of such notice, and such notice must specify the date, a reasonable time and place and the purpose of such meeting.

      At any such meeting, upon the affirmative vote of Limited Partners owning more than 50% of the Units then owned by Limited Partners of a Partnership, the following actions may be taken: (i) the Limited Partnership Agreement may, with certain exceptions described above, be amended; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner elects to withdraw from the Partnership, becomes insolvent or is dissolved;
(v) any contracts with the General Partner or any of its affiliates may be terminated without penalty on 60 days notice; and (vi) the sale of all assets of the Partnership may be approved, provided, however, no such action may be taken unless an opinion of counsel is furnished to the General Partner that the action to be taken will not adversely affect the classification of the Partnership as a partnership under United States federal income tax laws or the status of the Limited Partners as limited partners under the Partnership Act, and that the action is permitted under such Partnership Act (or in lieu thereof, a court of competent jurisdiction has rendered a final order to such effect).

REPORTS TO LIMITED PARTNERS

      The books and records of each Partnership will be maintained at its principal office. To the extent required by CFTC regulations, the Limited Partners will have the right at all times during normal business hours to have access to and copy such books and records of each Partnership of which they are Limited Partners, in person or by their authorized attorney or agent, and, upon request, copies of such books and records will be sent to any Limited Partner if reasonable reproduction and distribution costs are paid by him. Each month the General Partner will report, or cause to be reported, to the Limited Partners such financial and other information with respect to each Partnership as the CFTC, from time to time, may by regulation require in such monthly reports to participants in commodity pools such as the Partnerships. In addition, if any of the following events occurs as to any of the Partnerships, notice of such event will be mailed to each Limited Partner of that Partnership within seven business days of the occurrence of the event: a decrease in the Net Asset Value of a Unit to 50% or less of the Net Asset Value for the most recent fiscal year-end most recently reported; any change in the Trading Managers; any change in commodity brokers; any change in the general partner; any change in the Partnership's fiscal year; or any material change in the Partnership's trading policies. Additionally, there will be distributed to the Limited Partners of each Partnership not more than 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and statement of financial condition) of that Partnership for the fiscal year then ended, and such other information as the CFTC may require. Not more than 90 days after the close of each fiscal year, the General Partner will report to each Limited Partner tax information necessary for the preparation of the Limited Partner's annual federal income tax returns. The Net Asset Value of each Partnership's Units is determined daily by the General Partner and the most recent Net Asset Value calculations will be promptly supplied in writing to any Limited Partner after receipt of a request in writing to such effect.
                                  90
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                 PLAN OF DISTRIBUTION AND EXCHANGE PROCEDURE

      If the conditions described below are satisfied, a Limited Partner can redeem his Units as of the last day of a calendar month (an "Exchange Date") and, with the net proceeds of such redemption, purchase Units of one or more Partnerships at 100% of the Net Asset Value thereof (an "Exchange"). Each Unit purchased with the net proceeds of a redemption will be issued and sold at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the first day of the month next following the Exchange Date. No selling commissions or other charges will be paid on Units issued on an Exchange.

      Each Exchange of Units is subject to satisfaction of certain additional conditions immediately prior to an Exchange Date. Each redeeming Partnership must have assets sufficient to discharge its liabilities and redeem Units. See "Redemptions." The General Partner must have received a Request for Exchange in proper form. A "Request for Exchange" is a letter in the form specified by the General Partner, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 15 days prior to the applicable Exchange Date. Such Request must acknowledge that the Limited Partner remains eligible to purchase Units on such date. A form of Request for Exchange is annexed to the Limited Partnership Agreement, which is annexed hereto as Exhibit A. Additional forms of Request for Exchange may be obtained by written request to the General Partner or from a local DWR branch office. To the extent deemed necessary by the Partnership's counsel, each Partnership issuing Units to Limited Partners in an Exchange must have a sufficient number of Units registered and qualified for sale under federal and applicable state securities laws pursuant to a current Prospectus. The General Partner will endeavor to have Units registered and qualified for sale to Limited Partners immediately prior to each Exchange Date, but there can be no assurance that any or a sufficient number of Units will be available for sale on an Exchange Date. If Units are not registered or qualified for sale under either federal or applicable state securities laws or pursuant to a current Prospectus, the General Partner will not be able to effect the Exchange for the Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying Units for sale and, in such cases, the General Partner may not continue qualifying Units for sale in such state or states, and a resident thereof would not be eligible to Exchange his Units. At some time in the future, certain states may impose more restrictive suitability and/or investment requirements than those set forth in the form of Request for Exchange. Any such restrictions may limit the ability of a resident of such state to Exchange his Units. See "The Exchange Agreement." In the event that not all Requests for Exchange can be processed because an insufficient number of Units are available for sale on an Exchange Date, the General Partner will allocate Units in any manner which it deems reasonable under the circumstances and may allocate a substantial portion of such Units to new subscribers for Units.

      Since an Exchange is equivalent to a redemption and immediate reinvestment of the proceeds of such redemption, a Limited Partner should carefully review the portions of this Prospectus describing redemptions and certain tax consequences thereof. See "Redemptions" and "Federal Income Tax Aspects." In particular, any tax-exempt Limited Partners, including IRAs, considering an Exchange should carefully review the section of the Prospectus entitled "Purchases By Employee Benefit Plans-ERISA Considerations."

                        PURCHASES BY EMPLOYEE BENEFIT
                          PLANS-ERISA CONSIDERATIONS

      The purchase of Units might or might not be a suitable investment for an employee benefit plan. Before proceeding with a purchase of Units, the person with investment discretion on behalf of an employee benefit plan should determine whether the purchase of Units is (a) permitted under the governing instruments of the plan and (b) appropriate for that particular plan in view of its overall investment policy and the composition and diversification of its portfolio, as well as the considerations discussed below.

      As used herein, the term "employee benefit plans" refers to plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan. Such plans include corporate pension and profit-sharing plans (such as so-called 401(k) plans), "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals, including partners, and for purposes of this discussion, individual retirement accounts ("IRAs"), described in Section 408 of the Internal Revenue Code of 1986, as amended (the "Code").
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      If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the
Code, as including an undivided interest in each of the underlying assets of a Partnership, an investment in Units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation (the "Regulation") defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as a Partnership. The Regulation provides that the assets of an entity will not be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of such an entity if the equity security is a "publicly-offered security," meaning it is (1) freely transferable, (2) held by more than 100 investors independent of the issuer and of each other, and (3) either (i) registered under Section 12(b) or Section 12(g) of the Securities Act of 1934, as amended (the "1934 Act") or (ii) sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"). The Units do meet the criteria of the Regulation.


      It is expected that the Units will continue to meet the criteria of the
Regulation: as of June 30, 1996, Units of Cornerstone II, III and IV were each held by more than 100 persons; there are no restrictions imposed by any Partnership on the transfer of Units beyond those designed to ensure classification of such Partnership as a partnership under the Code (see "The Limited Partnership Agreements-Restrictions on Transfers or Assignments"); and the registration requirements of the Regulation have been met with respect to the Partnerships.


      The General Partner believes, based upon the advice of its legal counsel, that income earned by the Partnerships will not constitute "unrelated business taxable income" under Section 512 of the Code to employee benefit plans and other tax-exempt entities which purchase Units in one or more of the Partnerships. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. The person with investment discretion on behalf of an employee benefit plan who is considering the Exchange of Units, should consult his or her professional tax adviser regarding the application of the foregoing matters to their Exchange of Units.

      Units may not be purchased with the assets of an employee benefit plan if the General Partner, DWR, any Additional Seller, any Trading Manager or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give, or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.

      ACCEPTANCE OF EXCHANGES ON BEHALF OF IRAs OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER, DWR OR ANY ADDITIONAL SELLER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
INTRODUCTION

      The General Partner has been advised by counsel, Cadwalader, Wickersham & Taft, that the following summary correctly describes (subject to the uncertainties referred to below) the material federal income tax consequences to United States taxpayers of acquiring, owning and disposing of Units. The opinions appearing in this section are the opinions of Cadwalader, Wickersham
& Taft, except as otherwise specifically noted herein. The following summary is based upon the Internal Revenue Code of 1986 as amended (the "Code"), rulings thereon, regulations promulgated thereunder and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary which follow in general relate only to the tax implications of an investment in the Partnerships by individuals who are citizens or residents of the United States. Except as indicated below or under "Purchases by Employee Benefit Plans-ERISA Considerations," the summaries do not address the tax implications of an investment in the Partnerships by corporations, partnerships, trusts and other non-individuals. Moreover, the summaries
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are not intended as a substitute for careful tax planning,
particularly since certain of the tax consequences of owning an interest in the Partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investors' personal investment circumstances. A complete discussion of all federal, state and local tax aspects of an investment in each Partnership is beyond the scope of the following summary, and prospective investors must consult their own tax advisors on such matters.

PARTNERSHIP STATUS

      The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law, each Partnership will be classified as a partnership and not as an association taxable as a corporation. No ruling has been requested from the Internal Revenue Service with respect to classification of each Partnership, and the General Partner does not intend to request such a ruling.

      The opinion of counsel described above is based upon the facts set forth herein, including that (i) the General Partner will maintain a net worth (exclusive of its interest in the Partnerships and any other limited partnership) equal to the sum of at least 10% of the total contributions to the Partnerships and any other limited partnership for which it acts as general partner (or, if the total contributions to the Partnerships or to any other limited partnership are less than $2,500,000, of at least 15% of total contributions to the Partnership's and to any other limited partnership or $250,000, whichever is lesser); (ii) the General Partner's interest in each item of the Partnership's income, gain, loss, deduction, or credit will be equal to at least 1% of each such item; (iii) the Limited Partners will not own, directly or indirectly, individually or in the aggregate, more than 20% of the stock of the General Partner or of any affiliate of the General Partner; and (iv) a principal activity of each Partnership consists of buying and selling commodities not held as inventory, or futures, options and forward contracts with respect to such commodities, and at least 90% of each Partnership's income consists of gains from such trading and interest income.

      Certain "publicly traded partnerships" are taxed as corporations. While this treatment does not affect the Partnerships, new legislation governing the taxation of limited partnerships may be enacted at any time, and may apply to the Partnerships retroactively. If a partnership were classified as an association taxable as a corporation, income or loss of such partnership would not be passed through to its partners, and such partnership would be subject to tax on its income without deduction for any distributions to its partners, at the rates applicable to corporations. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains.

PARTNERSHIP TAXATION

      Partners, Rather than Partnership, Subject to Federal Income Tax. Each Partnership, as an entity, will not be subject to federal income tax. Except as provided below with respect to certain nonresident aliens, each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction, and credit for the taxable year of the Partnership ending within or with the taxable year of such Partner, regardless of whether such Partner has received any distributions from the Partnership. The characterization of an item of profit or loss will usually be determined at the Partnership level.

      ORGANIZATION AND SYNDICATION EXPENSES. None of the Partnerships nor any Partner thereof will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing Units). Most of the expenses paid by DWR for Cornerstone II, III and IV as initial offering expenses were syndication expenses for federal income tax purposes.

      Cornerstone II, III and IV have reimbursed DWR for the full amount of the costs incurred by DWR in connection with the commencement of those Partnerships' operations ("Organization Costs"). Organization Costs were not deductible in the year incurred, but were amortized by each Partnership over a 60-month period beginning with the month in which the Partnership commenced operations.

      ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES. For federal income tax purposes, a Limited Partner's distributive share of items of Partnership income, gain, loss, deduction, and credit will be determined by each Limited Partnership Agreement, annexed hereto as Exhibit A, unless an allocation under such Agreement does not have "substantial economic effect" or is not in accordance with the Partners' interests in the Partnership. The allocations provided by each Limited Partnership Agreement are described under "The Limited Partnership Agreement-Sharing of Profits and Losses." In general, each Limited Partnership Agreement allo-
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cates items of ordinary income and expense
pro rata among the Partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net realized capital gains and losses are generally allocated among all Partners based upon their respective capital accounts. However, net realized capital gain and loss is allocated first to Partners who have redeemed Units in the Partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed Units. Net realized capital gains for each year are allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses. Net realized capital loss for each year is allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses.

      These allocation provisions are designed to reconcile tax allocations to economic allocations. However, no assurance can be given that the Internal Revenue Service will not challenge such allocations particularly in light of recently-issued final regulations.

      If the allocation provided by each Limited Partnership Agreement is not recognized by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to Partners for federal income tax purposes under such Limited Partnership Agreement may be increased or reduced or the character of such income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

      Distributions by a Partnership and amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not be taxable to the Limited Partners. However, if cash distributions by a Partnership or amounts received upon redemption by a Limited Partner exceed such Partner's adjusted tax basis in his Units, the excess will be taxable to him as though it were a gain from a sale of the Units. A loss will be recognized upon a redemption of Units only if, following the redemption of all of a Limited Partner's Units, such Partner has any tax basis in his Units remaining. In such case, the Limited Partner will recognize loss to the extent of such remaining basis. See "Redemptions." Generally, if a Limited Partner is not a "dealer" with respect to his interest in the Partnership and he has held his interest in the Partnership for more than one year, such gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

      Because each Partnership will purchase commodity contracts for its own account and not for the account of others, because each Partnership will not maintain an inventory of commodity interest contracts, because substantially all of the expected return of any combination of each Partnership's commodity contract positions will not be attributable to the time value of such Partnership's net investment in such positions, and because each Partnership will be considered a "qualified fund" for purposes of its foreign currency commodity contracts positions, for federal income tax purposes substantially all of the profit and loss generated by each Partnership from its trading activities will be capital gain and loss, which in turn may be either short-term, long-term or a combination of both. Gain or loss with respect to a "Section 1256 contract" is generally treated as short-term capital gain or loss to the extent of 40% of such gain or loss, and long-term capital gain or loss to the extent of 60% of such gain or loss. For individual partners, long-term capital gains are taxed at a maximum marginal rate of 28% while short-term capital gains are currently taxed at a maximum marginal rate of 39.6%. For corporate partners, long-term and short-term capital gains are taxed at the same effective rate.

      A "Section 1256 contract" includes a "regulated futures contract," a "foreign currency contract," a "nonequity option," and a "dealer equity option." A "regulated futures contract" is a futures contract which is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade, exchange or other market designated by the Secretary of the Treasury ("a qualified board or exchange"), and which is "marked to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of which depends upon the value of, foreign currency which is a currency in which positions are also traded through regulated futures contracts, which are traded in the interbank market, and which are entered into at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of the Treasury is authorized to issue regulations excluding certain currency forward contracts from mark-to-market treatment.) A "nonequity option" means an
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

option which is traded on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index, unless (i) there is in effect a designation by the CFTC of a contract market for a contract based on such group of stocks or stock index or (ii) such option is a cash-settled option on a stock index that the SEC has determined to be "broad based". A "dealer equity option" means, with respect to an options dealer, any listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. Each Section 1256 contract held at the end of a Partnership's taxable year will be treated as having been sold for its fair market value on the last day of such taxable year, and gain or loss will be taken into account for such year. Cornerstone
II and III each currently expects substantially all of its trading activities will be conducted in Section 1256 contracts. Cornerstone IV expects that a portion of its trading activities will be conducted in Section 1256 contracts; however, Cornerstone IV also expects that a portion of its trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts ("non-Section 1256 contracts").

      Gain or loss with respect to foreign currency forward and futures contracts that are not traded on U.S. exchanges or on certain foreign exchanges designated as "qualified boards or exchanges" by the Internal Revenue Service ("foreign currency positions"), is treated as capital gain or loss only if held by an electing "qualified fund." In general, a "qualified fund" is an electing partnership that: (1) has at least 20 unrelated partners (no one of which owns more than 20% of the capital or profits of the partnership); (2) has as its principal activity the buying and selling of options, futures, or forwards with respect to commodities; and (3) receives at least 90% of its gross income from interest, dividends, gains from the sale or disposition of capital assets held for the production of interest or dividends, and income and gain from futures, forward, and option contracts with respect to commodities. All such foreign currency positions held by a qualified fund are treated as "Section 1256 contracts" (i.e., marked-to-market at year end) and gain or loss with respect to all such foreign currency positions is treated as 100% long-term gain or loss. Gain or loss with respect to "regulated futures contracts," "foreign currency contracts" and "non-equity options" is treated as 60% long-term gain or loss and 40% short term gain or loss. The General Partner has made a qualified fund election for the Partnerships.

      Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses.

      During taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income.

      With the exception of Cornerstone IV, a Trading Manager may engage in spread and straddle trading (i.e., holding offsetting positions whereby the risk of loss from holding either or both position(s) is substantially diminished) on behalf of a Partnership only with the prior written consent of the General Partner. Realized losses with respect to any position in a spread or straddle are taken into account for federal income tax purposes only to the extent that the losses exceed unrecognized gain (at the end of the taxable year) from offsetting positions, successor positions, or offsetting positions to the successor positions. Thus, spreads and straddles may not be used to defer gain from one taxable year to the next. For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a partner takes into account gain or loss with respect to a position held by the Partnership, the partner will be treated, except to the extent otherwise provided in regulations, as holding positions held by a partnership. Accordingly, positions held by a Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account may limit his ability to deduct realized losses sustained by a Partnership. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a Limited Partner may be treated as holding Partnership positions, may also apply to require a Limited Partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him. A portion of the gain on a "conversion transaction," including certain spread and straddle trading, may be characterized as ordinary income where substantially all of the expected return is attributable to the time value of the net investment in the transaction.

      Pursuant to current Proposed and Temporary Treasury Regulations, the holding period of any position included in a straddle begins anew when the straddle is terminated unless the position was held for more than the long-term capital gain and loss holding period before the straddle was established. Further, the loss on any position included in a straddle will be treated as a long-term capital loss if, at the time the loss position was
                                    95

acquired, the taxpayer held
offsetting positions with respect to such loss position that would give rise only to long-term capital loss if such offsetting position were disposed of on the day the loss position was acquired.

      Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a Partnership will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on which of the following four alternatives a Partnership elects to pursue. A Partnership may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, a Partnership may identify the positions of a particular straddle as an "identified mixed straddle" under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, a Partnership may place the positions in an "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If a Partnership does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain would be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

TAXATION OF LIMITED PARTNERS

      Limitations on Deductibility of Partnership Losses. The amount of Partnership loss, including capital loss, which a Limited Partner will be entitled to take into account for federal income tax purposes is limited to the lesser of the tax basis of his Units or in the case of certain Limited Partners, including individuals and closely held C corporations the amounts for which he is "at risk" with respect to such interest as of the end of the Partnership's taxable year in which such loss occurred.

      Generally, a Limited Partner's initial tax basis will be the amount paid for each Unit of a Partnership (100% of the Net Asset Value of a Unit). A Limited Partner's adjusted tax basis will be his initial tax basis reduced by the Limited Partner's share of Partnership distributions, losses and expenses and increased by his share of Partnership income, including gains. The amount for which a Limited Partner is "at risk" with respect to his interest in a Partnership is generally equal to his tax basis for such interest, less: (i) any amounts borrowed in connection with his acquisition of such interest for which he is not personally liable and for which he has pledged no property other than his interest; (ii) any amounts borrowed from persons who have a proprietary interest in such Partnership; and (iii) any amounts borrowed for which the Limited Partner is protected against loss through guarantees or similar arrangements.

      Because of the limitations imposed upon the deductibility of capital losses referred to below, a Limited Partner's share of a Partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a Partnership might be deductible by a Partner only as so-called itemized deductions and, therefore, will not reduce the federal taxable income of a Partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year will not realize any tax benefit from such itemized deductions.

      LIMITATIONS ON DEDUCTIBILITY OF PASSIVE LOSSES. In general, losses from a passive activity ("passive losses") are disallowed to the extent such losses exceed income from all passive activities ("passive income"). A passive activity is defined as a trade or business in which the taxpayer does not materially participate unless otherwise provided in Treasury Regulations.

      Proposed and Temporary Treasury Regulations provide that the trading of personal property, such as commodities, will not be treated as a passive activity. Accordingly, a Limited Partner's distributive share of items of income, gain, deduction, or loss from a Partnership will not be treated as passive income or loss and Partnership gains allocable to Limited Partners will not be available to offset passive losses from sources outside such Partnership. Partnership gains allocable to Limited Partners will, however, be available to offset losses with respect to "portfolio" investments, such as stocks and bonds. Moreover, any Partnership losses allocable to Limited Partners will be available to offset other income, regardless of source. Final Treasury Regulations may modify the Proposed and Temporary Regulations, and such regulations may be retroactive in effect.

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

      LIMITED DEDUCTION OF CERTAIN EXPENSES. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individuals adjusted gross income in excess of a certain threshold amount (for tax years beginning in 1995, this amount is $114,700 ($57,350 in the case of married individuals filing a separate return)) and (ii) 80% of such itemized deductions. Based upon the activities of the Partnerships, the General Partner has been advised by its legal counsel that in such counsel's opinion expenses incurred by the Partnerships in their commodity trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide.

      TAX ON CAPITAL GAINS AND LOSSES. For individuals, trusts and estates, "net capital gains" are currently taxed at a maximum marginal tax rate of 28%, while other income is taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum effective tax rate of 35% on all income.

      The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

      Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

      ALTERNATIVE MINIMUM TAX. An alternative minimum tax may be imposed on Limited Partners, depending on their particular circumstances. This tax, with respect to taxpayers other than corporations, will be assessed to the extent that 26% of the first $175,000 ($87,500 for married individuals filing a separate return) of "alternative minimum taxable income" in excess of the exemption amount ($45,000 in the case of married taxpayers filing joint returns or a surviving spouse; $33,750 in the case of an unmarried taxpayer who is not a surviving spouse; or $22,500 in the case of a married individual filing a separate return or an estate or trust) plus 28% of the balance of such excess exceeds the taxpayer's regular federal income tax liability (subject to special modification) for the year. The alternative minimum tax exemption is phased-out for individual taxpayers with alternative minimum taxable income in excess of $112,500 ($150,000 for married taxpayers filing a joint return and surviving spouses; $75,000 for married individuals filing separate returns estates and trusts). "Alternative minimum taxable income" is equal to adjusted gross income computed without deducting normal net operating losses, less specified net operating losses, credits, trust distributions and itemized deductions, and increased by certain tax preferences. Long-term capital gains are taxed at a maximum 28% rate. However, the limitation on the long-term capital gains rate does not give rise to an adjustment or increase in "alternative minimum taxable income." Therefore, transactions in Section 1256 contracts should not directly affect the application of the alternative minimum tax. The extent, if any, to which the alternative minimum tax will be imposed will depend on the overall tax situation of each Limited Partner at the end of each such taxable year.

      LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT INDEBTEDNESS. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units will be treated as investment income, except that a Limited Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the 28% tax rate on such gain. It is not clear whether a Limited Partner's distributive share of Partnership net capital gain constitutes investment income where such gain is taxed at the maximum 28% rate. Interest expense incurred by a Limited Partner to acquire his Units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

      TAXATION OF FOREIGN LIMITED PARTNERS. A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a "Foreign Limited Partner") generally is not subject to taxation by the United States on United States source capital gains from commodity trading for a taxable year, provided that such Foreign Limited Partner does not have certain present or former connections with the United States (e.g., if the Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year (or, in certain circumstances, a prior taxable year) or if the Foreign Limited Partner is not engaged in a trade or business within the United States during the taxable year to which income, gain, or loss from a Partnership is treated as effectively connected. As explained

                                     97

below, an investment in a Partnership should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States during the taxable year or in certain limited circumstances, a prior taxable year to which income, gain or loss from a Partnership is treated as effectively connected).

      Pursuant to a "safe harbor" provision of the Code, a Foreign Limited Partner would not be engaged in a trade or business within the United States solely because such Foreign Limited Partner is a partner of a partnership which effects transactions in the United States in commodities for the partnership's own account, as long as the partnership is not a dealer in commodities and as long as the partnership only trades commodities which are of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated on such an exchange and that each Partnership's commodities transactions should satisfy the safe harbor, owning an interest in a Partnership should not in such counsel's opinion, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States. In the event that future Partnership transactions are not covered by the safe harbor, there is a risk that all of a Foreign Limited Partner's distributive share of income of a Partnership will be treated as effectively connected with the conduct of a trade or business in the United States and taxed at regular rates (discussed previously) and, in the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% branch profits tax (unless reduced or eliminated by treaty).

      If a Foreign Limited Partner is a dealer in commodities, or is otherwise engaged in a U.S. trade or business and if income, gain or loss from a Partnership is treated as effectively connected with the conduct of such trade or business, such Partnership may be required to withhold tax on income allocable to such Foreign Limited Partners and remit to the Internal Revenue Service an amount equal to 39.6% (35% for corporations) of the amount of such effectively connected taxable income allocable to the Foreign Limited Partner. Any amounts remitted will constitute a refundable credit against the Foreign Limited Partner's United States federal income tax liability, which can be claimed on the Foreign Limited Partner's United States federal income tax return.

      A foreign person generally is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income that are not effectively connected with the conduct of a United States trade or business, such as certain interest-bearing obligations, the income attributable to which is not exempt from tax. This tax must be withheld by the person having control over the payment of such income. Accordingly, a Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Limited Partner. However, 30% withholding is not required in respect of certain interest bearing obligations, such as "portfolio interest" obligations issued after July 18, 1984 (if procedural requirements are complied with). If a Partnership is required to withhold tax on such income of a Foreign Limited Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of Units by the Foreign Limited Partner.

      The estate of a deceased Foreign Limited Partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the Units of such Foreign Limited
Partner.

FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIPS.

      TAX ELECTIONS. The Code provides for optional adjustments to the basis of Partnership property upon distributions of Partnership property to a Partner (Section 734) and transfers of Units, including transfers by reason of death (Section 743), provided that a Partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner does not presently intend to make such an election. Therefore, any benefits which might be available to the Partners by reason of such an election will be foreclosed.

      TAX RETURNS AND INFORMATION. The Partnerships will file their information returns using the accrual method of accounting. Within 90 days after the close of each Partnership's taxable year, the Partnership will furnish each Limited Partner (and any assignee of the Unit of any Limited Partner) copies of (i) the Partnership's Schedule K-1 indicating the Limited Partner's distributive share of tax items and (ii) such additional information as is reasonably necessary to permit the Limited Partners to prepare their own federal and state tax returns.

      PARTNERSHIP'S TAX ACCOUNTING. Each Partnership has the calendar year as its taxable year.

      UNRELATED BUSINESS TAXABLE INCOME OF EMPLOYEE BENEFIT PLAN LIMITED PARTNERS AND OTHER TAX-EXEMPT INVESTORS. Income allocated to a Limited Partner which is an employee benefit plan or other tax-exempt enti-

                                     98

ty should not be subject to tax under Section 511 of the Code. Such investors should see "Purchases by Employee Benefit Plans-ERISA Considerations."

TAX AUDITS

      All Partners are required under the Code to report all the Partnership items on their own returns consistently with the treatment by a Partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to Partnership items will be made at the Partnership level. The General Partner will represent each Partnership during any audit and in any dispute with the Internal Revenue Service. Each Limited Partner will be informed by the General Partner of the commencement of an audit of a Partnership. In general, the General Partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, the Limited Partners. However, prior to settlement, a Limited Partner may file a statement with the Internal Revenue Service stating that the General Partner does not have the authority to settle on behalf of such Limited Partner.

      The period for assessing a deficiency against a partner in a partnership, such as any of the Partnerships, with respect to a partnership item is the later of three years after such partnership files its return or, if the name and address of the partner does not appear on such partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the General Partner may consent on behalf of each Partnership to the extension of the period for assessing a deficiency with respect to a Partnership item. As a result, a Limited Partner's federal income tax return may be subject to examination and adjustment by the Internal
Revenue Service for a Partnership item more than three years after it has been filed.

                           ____________________

      All of the foregoing statements are based upon the existing provisions of the Code and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. It is emphasized that no assurance can be given that legislative, administrative or judicial changes will not occur which will modify such statements.

      The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing an interest in the Partnerships may not be the same for all taxpayers. There can be no assurance that the Partnership's tax returns will not be audited by the Internal Revenue Service or that no adjustments to the returns will be made as a result of such audits. If an audit results in adjustment, Limited Partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of an interest in the Partnership are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and foreign laws before subscribing for Units.

                      STATE AND LOCAL INCOME TAX ASPECTS

      In addition to the federal income tax consequences for individuals described under "Federal Income Tax Aspects" above, each Partnership and its Limited Partners may be subject to various state and local taxes. A Limited Partner's distributive share of the realized profits of a Partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and hence may be inconsistent with the federal income treatment of gains and losses arising from the Partnerships' transactions in Section 1256 contracts. Accordingly, prospective Limited Partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the Partnerships.

      The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that the Partnerships will not be liable for New York City unincorporated business tax. Limited Partners who are nonresidents of New York State will not be liable for New York State personal income tax on such Partners' income from the Partnerships. Likewise, Limited Partners who are nonresidents of New York City will not be liable for New York City earnings tax on such Partners' income from the Partnerships. New York City residents may be subject to New York City personal income tax on such Partners' income from the Partnerships. No ruling from either the New York State or New York City tax authorities will be requested regarding such matters.

                                    99

                                LEGAL MATTERS

      Legal matters in connection with the Units being offered hereby, including the discussion of the material federal income tax consequences relating to the acquisition, ownership and disposition of Units, have been passed upon for each Partnership and the General Partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for DWR in connection with the offering of Units. Cadwalader, Wickersham & Taft may advise the General Partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the Partnerships.

                                   EXPERTS


      The statements of financial condition of Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV as of December 31, 1995 and 1994, and their related statements of operations, changes in partners' capital, and their cash flows for each of the three years in the period ended December 31, 1995 and the statements of financial condition of Demeter Management Corporation as of December 31, 1995 and 1994 included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for DWR.


                            ADDITIONAL INFORMATION

      This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits relating thereto that have been filed with the Securities and Exchange Commission in Washington, D.C. For further information pertaining to each Partnership and the Units offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed as part thereof. The Registration Statement and exhibits are on file at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 and may be examined, without charge, at the offices of the SEC and copies may be obtained of all or part thereof from the SEC upon payment of the prescribed fees.

                                   GLOSSARY
CERTAIN TERMS AND DEFINITIONS

      Knowledge of various terms and concepts relating to this offering is necessary for a potential investor to determine whether to invest in the Partnerships.


      "Brokerage Commission"-The fee charged by a broker for executing a trade in a commodity account of a customer. DWR charges each Partnership brokerage commissions at a roundturn rate of 80% of DWR's published rates (an average rate of $75) plus applicable fees. Effective September 1, 1996, commissions (together with transaction fees and costs) with respect to each Trading Manager's allocated Net Assets will be at capped 13/20 of 1% per month of the Net Assets at month-end allocated to such Trading Manager or trading system (in the case of Trading Managers which employ multiple trading systems in trading on behalf of a Partnership, the foregoing cap will be applied on a per trading systems basis).


      "Churning"-Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

      "Commodity Futures Contract"-Standardized contract made on domestic or foreign commodity exchanges which calls for the future delivery of a specified quantity of a commodity at a specified time and place.

      "Commodity Trading Advisor"-Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value or purchase of commodity contracts or options thereon.

      "Common Administrative Expenses"-Costs and expenses incurred in connection with preparing, printing, and mailing monthly reports, annual reports, and all other documents required to be delivered to Limited

                                    100

Partners in the
Cornerstone Funds under any applicable federal or state law or pursuant to the terms of each Limited Partnership Agreement; and all legal, accounting, auditing, filing, registration and extraordinary expenses not directly attributable to one Partnership.

      "Daily Limits"-Limits imposed by commodity exchanges on the amount of fluctuation in commodity contract prices during a single trading day.

     "Forward Contract"-A contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

     "Limit Order"-An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

     "Margin"-Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract and, under certain circumstances, a commodity option contract.

     "Market Order"-An order to execute a trade at the prevailing price as soon as possible.

     "Net Assets"-A Partnership's "Net Assets" shall mean the total assets of the Partnership, including all cash and cash equivalents (valued at cost), accrued interest, and the market value of all open commodity positions and other assets of the Partnership less (a) the brokerage commissions accrued on a half-turn basis and (b) all other liabilities of the Partnership including incentive fees accrued or payable. The above specified items will be determined in accordance with the principles specified in the applicable
Limited Partnership Agreement and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity futures contract traded on a commodity exchange shall mean the settlement price on the commodity exchange on which the particular commodity futures contract is traded by a Partnership on the day with respect to which Net Assets are being determined, provided, that if a contract could not be liquidated on such day due to the operation of daily limits or other rules of the commodity exchange upon which that contract is traded or otherwise, the settlement price on the first subsequent day on which the contract could be liquidated shall be the market value of such contract for such day. The market value of a commodity forward contract or a commodity futures contract traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied.

     "Net Asset Value Per Unit"-The Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the number of such Units outstanding on the date of calculation.

     "New Appreciation"-Appreciation (as defined below) increased by (i) distributions and redemptions paid or payable on Units and (ii) Exchanges of Units for Units of another Partnership, and decreased by (iii) contributions to the Partnership arising from Units acquired on an Exchange or from the Continuing Offering of Units and (iv) interest income earned for the account of the Partnership, with each item of increase and decrease determined from the date of such highest value of Net Assets or Initial Net Assets, as the case may be, to the last day of the incentive period as of which such incentive fee calculation is made. The "Initial Net Assets" of each Partnership equals the total amount of subscriptions accepted by such Partnership at its Initial Closing less total selling commissions and Initial Offering Expenses paid by such Partnership at such Initial Closing. "Appreciation" under each Management Agreement means (A) the value of the Partnership's Net Assets as of the last day of any fiscal year or incentive period, as applicable (reduced by management fees accrued or payable for the account of such Partnership for such fiscal year or incentive period, but before reduction for the current annual incentive fee, if any, accrued or payable for the account of the Partnership for such fiscal year or incentive period), minus (B) the highest value of Net Assets as of the last day of any preceding fiscal year or incentive period (or the Initial Net Assets, whichever is higher).

      "Option"-An option on a futures contract or a physical commodity gives the buyer of the option the right, as opposed to the obligation, to take a position at a specified price in an underlying futures contract or commodity.

      "Pyramiding"-Using unrealized profits on existing positions in a given commodity due to favorable price movements as margin specifically to buy or sell additional positions in the same or related commodity.

      "Settlement Price"-The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day's trading.

      "Speculative Position Limits"-Limits established by the CFTC and United States commodity exchanges
                                     101

on the maximum net long or short speculative positions which a person or group of persons may hold, own, or control in commodity contracts.

      "Spot Contract"-A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

      "Stop Order"-An order given to a broker to execute a trade in a commodity contract when the contract price reaches the specified stop order price. Stop orders become market orders when the stop price is reached.

      "Unrealized Profit or Loss"-The profit or loss which could be realized on an open position if it were closed out at the current settlement price.

BLUE SKY GLOSSARY

      Prospective investors should be aware of the following definitions, reprinted verbatim from the "Guidelines for Registration of Commodity Pool Programs" adopted by the North American Securities Administrators Association, Inc., as revised in September, 1993 (the "Guidelines"), which Guidelines are applied by certain state securities administrators in reviewing public offerings of "commodity pools" (such as the Partnerships). For ease of reference, each of these definitions is followed by the comparable defined term used in the Form of Limited Partnership Agreement and this Prospectus, in brackets, as applicable.

      "Advisor"-Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Futures Contracts or commodity options. ["Trading Managers"-page A-9]

      "Affiliate"-An Affiliate of a Person means (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. [No comparable term, but for purposes of indemnification of the General Partner and its affiliates, see pages A-15-A-16]

      "Capital Contributions"-The total investment in a Program by a Participant or by all Participants, as the case may be. ["Unit of General Partnership Interest"-page A-3; "Units"-page A-3]

      "Commodity Broker"-Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account. ["DWR"-page A-3]

      "Commodity Contract"-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point. ["commodity interest contracts"-page A-1]

      "Net Assets"-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program. ["Net Assets"-page A-7]

      "Net Worth"-The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles. ["net worth," as regards subscribers' investment requirements, is referenced on page A-21; as regards the General Partner's net worth requirement, see Section 5 of the Limited Partnership Agreement]

      "Organizational and Offering Expenses"-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees. ["Initial Offering Expenses,"
"Continuing Offering Expenses"-pages A-4, A-7-A-8]

      "Participant"-The holder of a Program Interest. ["General Partner" and "Limited Partners"-page A-3]

      "Person"-Any natural Person, partnership, corporation, association or other legal entity. [No comparable term]

                                     102

      "Program"-The limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. ["Partnership"-page A-1]

      "Pyramiding"-A method of using all or part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities. [See trading policy 6 on page A-10]

      "Sponsor"-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates. ["General Partner," "DWR"]

      "Valuation Date"-The date as of which the Net Assets of the Program are determined. [No comparable term, but for purposes of redemption, Net Assets of the Partnership are determined as of the last business day of the month-page A-13]
                                     103

DEAN WITTER CORNERSTONE FUNDS

INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
Dean Witter Cornerstone Fund II
Dean Witter Cornerstone Fund III
Dean Witter Cornerstone Fund IV:

We have audited the accompanying statements of financial condition of Dean Witter Cornerstone Fund II,

Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV (collectively, the "Partnerships") as of December 31, 1995 and 1994 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

February 21, 1996
New York, New York

                                      F-1

                         DEAN WITTER CORNERSTONE FUND II
                        STATEMENTS OF FINANCIAL CONDITION

                                                                                                             December 31,
                                                                      June 30,                   ----------------------------------
                                                                      ----------
                                                                        1996                        1995                    1994
                                                                     ----------                  ----------              ----------
                                                                         $                           $                        $
                                                                    (unaudited)
ASSETS
Equity in Commodity futures trading accounts:
  Cash                                                               27,174,044                  28,057,189              27,570,984
  Net unrealized gain on open contracts                               2,062,461                   3,368,107               4,316,080
                                                                     ----------                  ----------              ----------
    Total Trading Equity                                             29,236,505                  31,425,296              31,887,064
Interest receivable (DWR)                                                99,621                     107,485                 124,668
Receivable from DWR                                                     101,333                      25,525                  50,385
                                                                     ----------                  ----------              ----------
    Total Assets                                                     29,437,459                  31,558,306              32,062,117
                                                                     ==========                  ==========              ==========
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
Accrued incentive fees                                                       --                     307,567                      --
Redemptions payable                                                     237,281                     134,889                 386,099
Accrued brokerage commissions (DWR)                                     105,114                      94,453                  81,268
Accrued management fees                                                  96,590                     104,238                 105,860
Common administrative expenses payable                                   47,967                      81,314                 111,168
Accrued transaction fees and costs                                        7,889                       6,957                   5,720
                                                                     ----------                  ----------              ----------
    Total Liabilities                                                   494,841                     729,418                 690,115
                                                                     ----------                  ----------              ----------
PARTNERS' CAPITAL
Limited Partners (10,034.759,
  10,673.698, and 13,802.050 Units, respectively)                    28,328,881                  30,213,505              30,885,515
General Partner (217.400 Units)                                         613,737                     615,383                 486,487
                                                                     ----------                  ----------              ----------
    Total Partners' Capital                                          28,942,618                  30,828,888              31,372,002
                                                                     ----------                  ----------              ----------
    Total Liabilities and Partners' Capital                          29,437,459                  31,558,306              32,062,117
                                                                     ==========                  ==========              ==========

NET ASSET VALUE PER UNIT                                               2,823.08                    2,830.65                2,237.75
                                                                     ==========                  ==========              ==========


                            STATEMENTS OF OPERATIONS
         For the six months ended June 30, 1996 and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and 1993

                                                  June 30,                                            December 31,
                                       ---------------------------             -----------------------------------------------------
                                          1996             1995                   1995                   1994                1993
                                       ---------        ----------             ----------              --------            ---------
                                           $                 $                      $                      $                   $
                                      (unaudited)       (unaudited)
REVENUES
Trading Profit (Loss):
  Realized                             2,187,355        12,177,479             11,081,716              (878,688)           2,539,342
  Net change in unrealized            (1,305,646)       (2,585,376)              (947,973)              556,567            2,029,459
                                       ---------         ---------              ---------             ---------            ---------
    Total Trading Results                881,709         9,592,103             10,133,743              (322,121)           4,568,801
Interest income (DWR)                    600,791           797,905              1,471,022             1,153,003              694,085
                                       ---------        ----------             ----------              --------            ---------
    Total Revenues                     1,482,500        10,390,008             11,604,765               830,882            5,262,886
                                       ---------        ----------             ----------              --------            ---------
EXPENSES
Brokerage commissions (DWR)              915,764         1,012,805              1,864,093             2,336,047            1,773,947
Management fees                          593,095           689,946              1,307,872             1,346,905            1,157,221
Transaction fees and costs                77,861            78,951                160,238               194,384              141,974
Common administrative expenses             5,498             8,184                  8,183                49,101               68,511
Incentive fees                                --           533,049                381,720                    --               19,886
                                       ---------        ----------             ----------              --------            ---------
    Total Expenses                     1,592,218         2,322,935              3,722,106             3,926,437            3,161,539
                                       ---------        ----------             ----------              --------            ---------
NET INCOME (LOSS)                       (109,718)        8,067,073              7,882,659            (3,095,555)           2,101,347
                                       =========        ==========             ==========              ========            =========
Net Income (Loss) Allocation:

Limited Partners                        (108,072)        7,936,773              7,753,763            (3,050,650)           2,057,120
General Partner                           (1,646)          130,300                128,896               (44,905)              44,227
Net Income (Loss) per Unit:

Limited Partners                           (7.57)           599.36                 592.90               (219.47)              178.05
General Partner                            (7.57)           599.36                 592.90               (219.47)              178.05


   The accompanying notes are an integral part of these financial statements.

                        DEAN WITTER CORNERSTONE FUND III
                        STATEMENTS OF FINANCIAL CONDITION

                                                                        June 30,                              December 31,
                                                                      -----------                    ----------------------------
                                                                         1996                          1995              1994
                                                                      -----------                    ----------        ----------
                                                                           $                             $                 $
                                                                      (unaudited)
ASSETS
Equity in Commodity futures trading accounts:
  Cash                                                                 39,629,167                    42,294,365        42,884,780
  Net unrealized gain on open contracts                                   202,859                     5,578,294         5,016,857
                                                                      -----------                    ----------        ----------
    Total Trading Equity                                               39,832,026                    47,872,659        47,901,637
Receivable from DWR                                                       160,667                       124,456           213,589
Interest receivable (DWR)                                                 136,274                       159,680           193,048
                                                                      -----------                    ----------        ----------
    Total Assets                                                       40,128,967                    48,156,795        48,308,274
                                                                      ===========                    ==========        ==========
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
Redemptions payable                                                       596,153                       639,349           666,178
Common administrative expenses payable                                    165,182                       222,036           266,405
Accrued management fees                                                   132,583                       158,630           158,895
Accrued brokerage commissions (DWR)                                        40,543                       166,128           200,604
Accrued transaction fees and costs                                         15,712                        20,978            13,739
                                                                      -----------                    ----------        ----------
    Total Liabilities                                                     950,173                     1,207,121         1,305,821
                                                                      -----------                    ----------        ----------
PARTNERS' CAPITAL
Limited Partners (16,838.237,
  18,332.818, and 23,505.598 Units, respectively)                      38,309,454                    45,991,101        46,250,611
General Partner (382.103 Units)                                           869,340                       958,573           751,842
                                                                      -----------                    ----------        ----------
    Total Partners' Capital                                            39,178,794                    46,949,674        47,002,453
                                                                      -----------                    ----------        ----------
    Total Liabilities and Partners' Capital                            40,128,967                    48,156,795        48,308,274
                                                                      ===========                    ==========        ==========
NET ASSET VALUE PER UNIT                                                 2,275.15                      2,508.68          1,967.64
                                                                      ===========                    ==========        ==========


                            STATEMENTS OF OPERATIONS
        For the six months ended June 30, 1996 and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and 1993

                                                   June 30,                                           December 31,
                                      -----------------------------               --------------------------------------------
                                         1996               1995                     1995               1994            1993
                                      ----------       ------------               ----------         -----------     ---------
                                          $                  $                        $                  $               $
                                      (unaudited)        (unaudited)
REVENUES
Trading Profit (Loss):
  Realized                             2,878,851         11,836,860               14,260,042            913,869        (627,751)
  Net change in unrealized            (5,375,435)        (3,783,673)                 561,437         (1,350,056)      3,815,157
                                      ----------       ------------               ----------         ----------      ----------
    Total Trading Results             (2,496,584)         8,053,187               14,821,479           (436,187)      3,187,406
Interest income (DWR)                    852,476          1,084,659                2,061,461          1,744,148       1,445,561
                                      ----------       ------------               ----------         ----------      ----------
    Total Revenues                    (1,644,108)         9,137,846               16,882,940          1,307,961       4,632,967
                                      ----------       ------------               ----------         ----------      ----------
EXPENSES
Brokerage commissions (DWR)            1,642,356          2,029,632                3,499,743          4,417,718       4,587,865
Management fees                          830,166            933,853                1,828,013          2,014,028       2,375,033
Transaction fees and costs               207,271            283,803                  502,332            434,287         348,493
Common administrative expenses             9,357             21,158                   21,158            122,423         150,937
                                      ----------       ------------               ----------         ----------      ----------
   Total Expenses                      2,689,150          3,268,446                5,851,246          6,988,456       7,462,328
                                      ----------       ------------               ----------         ----------      ----------
NET INCOME (LOSS)                     (4,333,258)         5,869,400               11,031,694         (5,680,495)     (2,829,361)
                                      ==========       ============               ==========         ==========      ==========
Net Income (Loss) Allocation:

Limited Partners                      (4,244,025)         5,768,287               10,824,963         (5,594,569)     (2,784,837)
General Partner                          (89,233)           101,113                  206,731            (85,926)        (44,524)

Net Income (Loss) per Unit:

Limited Partners                         (233.53)            264.62                   541.04            (219.67)        (109.91)
General Partner                          (233.53)            264.62                   541.04            (219.67)        (109.91)



   The accompanying notes are an integral part of these financial statements.

                         DEAN WITTER CORNERSTONE FUND IV
                        STATEMENTS OF FINANCIAL CONDITION

                                                                     June 30,                             December 31,
                                                                   -----------                   -----------------------------
                                                                       1996                         1995              1994
                                                                   -----------                   -----------       -----------


ASSETS                                                                  $                             $                $
Equity in Commodity futures trading accounts:                      (unaudited)
  Cash                                                              97,026,194                   104,927,961       111,508,180
  Net unrealized gain on open contracts                              2,579,256                        70,143           268,291
                                                                   -----------                   -----------       -----------
    Total Trading Equity                                            99,605,450                   104,998,104       111,776,471
Interest receivable (DWR)                                              342,500                       364,747           434,153
                                                                    -----------                  -----------       -----------
    Total Assets                                                    99,947,950                   105,362,851       112,210,624
                                                                   ===========                   ===========       ===========
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
Redemptions payable                                                  1,787,267                     1,044,804         1,589,622
Accrued management fees                                                331,245                       349,039           371,606
Common administrative expenses payable                                 157,242                       267,788           357,130
Accrued brokerage commissions (DWR)                                     82,044                        32,580                --
Accrued transaction fees and costs                                       4,102                         1,629                --
                                                                   -----------                   -----------       -----------
    Total Liabilities                                                2,361,900                     1,695,840         2,318,358
                                                                   -----------                   -----------       -----------
PARTNERS' CAPITAL
Limited Partners (32,468.70,
  35,905.625, and 46,994.002 Units, respectively)                   95,702,901                   101,854,654       108,418,306
General Partner (638.889 Units)                                      1,883,149                     1,812,357         1,473,960
                                                                   -----------                   -----------       -----------
    Total Partners' Capital                                         97,586,050                   103,667,011       109,892,266
                                                                   -----------                   -----------       -----------
    Total Liabilities and Partners' Capital                         99,947,950                   105,362,851       112,210,624
                                                                   ===========                   ===========       ===========
NET ASSET VALUE PER UNIT                                              2,947.54                      2,836.73          2,307.07
                                                                   ===========                   ===========       ===========


                            STATEMENTS OF OPERATIONS
         For the six months ended June 30, 1996 and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and 1993

                                                         June 30,                                       December 31,
                                               --------------------------              -------------------------------------------
                                                  1996            1995                    1995             1994            1993
                                               ----------      ----------              ----------       -----------     ----------
                                                                                            $                 $              $

REVENUES                                            $               $
Trading Profit (Loss):                         (unaudited)     (unaudited)
  Realized                                      3,377,864      23,221,027              27,041,974       (10,447,878)    (4,335,118)
  Net change in unrealized                      2,509,113         367,966                (198,148)       (1,726,877)       717,487
                                               ----------      ----------              ----------       -----------     ----------
    Total Trading Results                       5,886,977      23,588,993              26,843,826       (12,174,755)    (3,617,631)
Interest income (DWR)                           2,039,400       2,494,527               4,912,698         4,129,344      2,937,637
                                               ----------      ----------              ----------       -----------     ----------
    Total Revenues                              7,926,377      26,083,520              31,756,524        (8,045,411)      (679,994)
                                               ----------      ----------              ----------       -----------     ----------
EXPENSES
Management fees                                 2,030,247       2,348,957               4,575,372         4,952,206      4,945,676
Brokerage commissions (DWR)                     1,888,542       1,761,793               2,776,225         5,336,659      6,634,741
Transaction fees and costs                        109,211         106,358                 168,718           339,083        398,959
Common administrative expenses                     18,143          39,890                  39,890           228,633        223,551
Incentive fees                                         --              --                      --             7,659      1,400,473
                                               ----------      ----------              ----------       -----------     ----------
   Total Expenses                               4,046,143       4,256,998               7,560,205        10,864,240     13,603,400
                                               ----------      ----------              ----------       -----------     ----------
NET INCOME (LOSS)                               3,880,234      21,826,522              24,196,319       (18,909,651)    14,283,394)
                                               ==========      ==========              ==========       ===========     ==========
Net Income (Loss) Allocation:

Limited Partners                                3,809,442      21,521,138              23,857,922       (18,664,384)    14,156,711)
General Partner                                    70,792         305,384                 338,397          (245,267)      (126,683)
Net Income (Loss) per Unit:
Limited Partners                                   110.81          477.99                  529.66           (383.89)       (270.10)
General Partner                                    110.81          477.99                  529.66           (383.89)       (270.10)



   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER CORNERSTONE FUNDS
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
             For the Six Months ended June 30, 1996 (unaudited) and
              for the Years Ended December 31, 1995, 1994 and 1993

                                                       Units of
                                                      Partnership           Limited                  General
                                                       Interest             Partners                 Partner               Total
                                                       --------             --------                 -------               -----
                                                                               $                        $                    $
                                                                              Dean Witter Cornerstone Fund II
                                                      ------------------------------------------------------------------------------
Partners' Capital, December 31, 1992                  11,661.781           26,013,019                566,146             26,579,165
Continuous Offering                                    2,936.402            7,100,239                     --              7,100,239
Net Income                                                    --            2,057,120                 44,227              2,101,347
Redemptions                                           (1,599.188)          (3,839,378)                    --             (3,839,378)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1993                  12,998.995           31,331,000                610,373             31,941,373
Continuous Offering                                    2,948.327            7,098,104                     --              7,098,104
Net Loss                                                      --           (3,050,650)               (44,905)            (3,095,555)
Redemptions                                           (1,927.872)          (4,492,939)               (78,981)            (4,571,920)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1994                  14,019.450           30,885,515                486,487             31,372,002
Offerings of Units                                        70.020              178,837                     --                178,837
Net Income                                                    --            7,753,763                128,896              7,882,659
Redemptions                                           (3,198.372)          (8,604,610)                    --             (8,604,610)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1995                  10,891.098           30,213,505                615,383             30,828,888
Continuous Offering                                       45.006              124,554                     --                124,554
Net Loss                                                      --             (108,072)                (1,646)              (109,718)
Redemptions                                             (683.945)          (1,901,106)                    --             (1,901,106)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, June 30, 1996                      10,252.159           28,328,881                613,737             28,942,618
                                                      ==========          ===========              =========            ===========


                                                                              Dean Witter Cornerstone Fund III
                                                      ------------------------------------------------------------------------------
Partners' Capital, December 31, 1992                  26,249.121           59,369,475                930,612             60,300,087
Continuous Offering                                    4,324.292            9,819,616                     --              9,819,616
Net Loss                                                      --           (2,784,837)               (44,524)            (2,829,361)
Redemptions                                           (4,899.608)         (11,133,649)                    --            (11,133,649)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1993                  25,673.805           55,270,605                886,088             56,156,693
Continuous Offering                                    2,630.127            5,299,578                     --              5,299,578
Net Loss                                                      --           (5,594,569)               (85,926)            (5,680,495)
Redemptions                                           (4,416.231)          (8,725,003)               (48,320)            (8,773,323)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1994                  23,887.701           46,250,611                751,842             47,002,453
Offerings of Units                                        25.778               49,000                     --                 49,000
Net Income                                                    --           10,824,963                206,731             11,031,694
Redemptions                                           (5,198.558)         (11,133,473)                    --            (11,133,473)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1995                  18,714.921           45,991,101                958,573             46,949,674
Net Loss                                                      --           (4,244,025)               (89,233)            (4,333,258)
Redemptions                                           (1,494.581)          (3,437,622)                    --             (3,437,622)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, June 30, 1996                      17,220.340           38,309,454                869,340             39,178,794
                                                      ==========          ===========              =========            ===========

                                                                              Dean Witter Cornerstone Fund IV
                                                      ------------------------------------------------------------------------------
Partners' Capital, December 31, 1992                  35,130.725          102,678,152              1,345,910            104,024,062
Continuous Offering                                   15,029.077           45,950,637                500,000             46,450,637
Net Loss                                                      --          (14,156,711)              (126,683)           (14,283,394)
Redemptions                                           (3,633.498)         (10,990,675)                    --            (10,990,675)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1993                  46,526.304          123,481,403              1,719,227            125,200,630
Continuous Offering                                    8,032.577           20,753,129                     --             20,753,129
Net Loss                                                      --          (18,664,384)             (245,267)            (18,909,651)
Redemptions                                           (6,925.990)         (17,151,842)                    --            (17,151,842)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1994                  47,632.891          108,418,306              1,473,960            109,892,266
Offerings of Units                                        77.319              212,691                     --                212,691
Net Income                                                    --           23,857,922                338,397             24,196,319
Redemptions                                          (11,165.696)         (30,634,265)                    --            (30,634,265)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1995                  36,544.514          101,854,654              1,812,357            103,667,011
Continuous Offering                                       25.735               73,609                     --                 73,609
Net Loss                                                      --            3,809,442                 70,792              3,880,234
Redemptions                                           (3,462.600)         (10,034,804)                    --            (10,034,804)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, June 30, 1996                      33,107.649           95,702,901              1,883,149             97,586,050
                                                      ==========          ===========              =========            ===========



   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER CORNERSTONE FUNDS
                            STATEMENTS OF CASH FLOWS

                                                      For the Six Months Ended June 30,        For the Years Ended December 31,
                                                      -------------------------------  --------------------------------------------
                                                           1996            1995            1995            1994            1993
                                                       ------------    ------------    ------------    ------------    ------------
                                                            $               $               $               $                $
                                                       (Unaudited)     (Unaudited)
                                                                               Dean Witter Cornerstone Fund II
                                                       -----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                          (109,718)      8,067,073       7,882,659      (3,095,555)      2,101,347
Noncash item included in net income (loss):
  Net change in unrealized                                1,305,646       2,585,376         947,973        (556,567)     (2,029,459)
(Increase) decrease in operating assets:
  Interest receivable (DWR)                                   7,864          (4,534)         17,183         (61,279)         (4,984)
  Receivable from DWR                                       (75,808)         (1,646)         24,860         (42,174)         (5,264)
Increase (decrease) in operating liabilities:
  Accrued brokerage commissions (DWR)                        10,661         (25,839)         13,185            (972)            360
  Accrued management fees                                    (7,648)          9,253          (1,622)         (1,443)         16,994
  Common administrative expenses payable                    (33,347)        (20,036)        (29,854)        (14,074)         62,518
  Accrued transaction fees and costs                            932          (1,313)          1,237             (52)           (415)
  Accrued incentive fees                                   (307,567)        486,794         307,567         (15,336)         15,336
                                                       ------------    ------------    ------------    ------------    ------------
Net cash provided by (used for) operating activities        791,015      11,095,128       9,163,188      (3,787,452)        156,433
                                                       ------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Offering of units                                         124,554         132,223         178,837       7,098,104       7,100,239
  Increase (decrease) in redemptions payable                102,392         235,003        (251,210)        151,917        (279,349)
  Redemptions of units                                   (1,901,106)     (6,145,322)     (8,604,610)     (4,571,920)     (3,839,378)
                                                       ------------    ------------    ------------    ------------    ------------
Net cash provided by (used for) financing activities     (1,674,160)     (5,778,096)     (8,676,983)      2,678,101       2,981,512
                                                       ------------    ------------    ------------    ------------    ------------
Net increase (decrease) in cash                            (883,145)      5,317,032         486,205      (1,109,351)      3,137,945
Balance at beginning of period                           28,057,189      27,570,984      27,570,984      28,680,335      25,542,390
                                                       ------------    ------------    ------------    ------------    ------------
Balance at end of period                                 27,174,044      32,888,016      28,057,189      27,570,984      28,680,335
                                                       ============    ============    ============    ============    ============

                                                                               Dean Witter Cornerstone Fund III
                                                       -----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                        (4,333,258)      5,869,400      11,031,694      (5,680,495)     (2,829,361)
Noncash item included in net income (loss):
  Net change in unrealized                                5,375,435       3,783,673        (561,437)      1,350,056      (3,815,157)
(Increase) decrease in operating assets:
 Interest receivable (DWR)                                  23,406          11,255          33,368         (79,962)        21,271
 Receivable from DWR                                       (36,211)         30,781          89,133        (213,589)         32,428

Increase (decrease) in operating liabilities:
  Common administrative expenses payable                    (56,854)        (26,829)        (44,369)         11,260         137,662
  Accrued management fees                                   (26,047)            243            (265)        (30,263)        (14,483)
  Accrued brokerage commissions (DWR)                      (125,585)        (55,244)        (34,476)         77,852         (65,492)
  Accrued transaction fees and costs                         (5,266)         13,287           7,239           4,810          (5,129)
                                                       ------------    ------------    ------------    ------------    ------------
Net cash provided by (used for) operating activities        815,620       9,626,566      10,520,887      (4,560,331)     (6,538,261)
                                                       ------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Offering of units                                              --          40,000          49,000       5,299,578       9,819,616
  Increase (decrease) in redemptions payable                (43,196)         86,700         (26,829)         75,572        (201,692)
  Redemptions of units                                   (3,437,622)     (5,923,354)    (11,133,473)     (8,773,323)    (11,133,649)
                                                       ------------    ------------    ------------    ------------    ------------
Net cash used for financing activities                   (3,480,818)     (5,796,654)    (11,111,302)     (3,398,173)     (1,515,725)
                                                       ------------    ------------    ------------    ------------    ------------
Net increase (decrease) in cash                          (2,665,198)      3,829,912        (590,415)     (7,958,504)     (8,053,986)
Balance at beginning of period                           42,294,365      42,884,780      42,884,780      50,843,284      58,897,270
                                                       ------------    ------------    ------------    ------------    ------------
Balance at end of period                                 39,629,167      46,714,692      42,294,365      42,884,780      50,843,284
                                                       ============    ============    ============    ============    ============

                                                                               Dean Witter Cornerstone Fund IV
                                                       -----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                         3,880,234      21,826,522      24,196,319     (18,909,651)    (14,283,394)
Noncash item included in net income (loss):
  Net change in unrealized                               (2,509,113)       (367,966)        198,148       1,726,877        (717,487)
(Increase) decrease in operating assets:
  Interest receivable (DWR)                                  22,247          25,927          69,406        (184,980)        (18,641)
Increase (decrease) in operating liabilities:
  Accrued management fees                                   (17,794)         20,928         (22,567)        (41,612)         51,567
  Common administrative expenses payable                   (110,546)        (54,586)        (89,342)          8,605         206,517
  Accrued brokerage commissions (DWR)                        49,464           7,200          32,580              --        (120,420)
  Accrued transaction fees and costs                          2,473             360           1,629              --          (6,924)
  Accrued incentive fees                                         --              --              --              --      (3,722,665)
                                                       ------------    ------------    ------------    ------------    ------------
Net cash provided by (used for) operating activities      1,316,965      21,458,385      24,386,173     (17,400,761)    (18,611,447)
                                                       ------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Offering of units                                          73,609         172,049         212,691      20,753,129      46,450,637
  Increase (decrease) in redemptions payable                742,463           4,009        (544,818)        519,604         321,383
  Redemptions of units                                  (10,034,804)    (15,724,253)    (30,634,265)    (17,151,842)    (10,990,675)
                                                       ------------    ------------    ------------    ------------    ------------
Net cash provided by (used for) financing activities     (9,218,732)    (15,548,195)    (30,966,392)      4,120,891      35,781,345
                                                       ------------    ------------    ------------    ------------    ------------
Net increase (decrease) in cash                          (7,901,767)      5,910,190      (6,580,219)    (13,279,870)     17,169,898
Balance at beginning of period                          104,927,961     111,508,180     111,508,180     124,788,050     107,618,152
                                                       ------------    ------------    ------------    ------------    ------------
Balance at end of period                                 97,026,194     117,418,370     104,927,961     111,508,180     124,788,050
                                                       ============    ============    ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER CORNERSTONE FUNDS
                          NOTES TO FINANCIAL STATEMENTS
               (the information with respect to 1996 is unaudited)

1. Summary of Significant Accounting Policies

      Organization--Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage in the speculative trading of commodity futures contracts and forward contracts on foreign currencies. The general partner for each Partnership is Demeter Management Corporation (the "General Partner"). The commodity broker is Dean Witter Reynolds Inc. ("DWR"). Both DWR and the General Partner are wholly-owned subsidiaries of Dean Witter, Discover & Co.

      The General Partner is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.

      Basis of Accounting--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

      Revenue Recognition--Commodity futures contracts and forward contracts on foreign currencies are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR pays each Partnership interest income based upon 80% of its average daily Net Assets at a rate equal to the average yield on 13-Week U.S. Treasury Bills issued during such month. For purposes of such interest payments in Dean Witter Cornerstone Fund IV, Net Assets do not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.

      Net Income (Loss) per Unit--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.

      Equity in Commodity Futures Trading Accounts--The Partnerships' assets "Equity in Commodity futures trading accounts" consists of cash on deposit at DWR to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount because each Partnership has a master netting agreement with DWR.

      Brokerage Commissions and Related Transaction Fees and Costs--Brokerage commissions for each Partnership are accrued at 80% of DWR's published non-member rates on a half-turn basis.

      Through March 31, 1995, brokerage commissions were capped at 1% per month of the adjusted Net Assets allocated to each trading program employed by a Trading Advisor. Effective April 1, 1995, the cap was reduced to 3/4 of 1%.

      Related transaction fees and costs are accrued on a half-turn basis.

      Operating Expenses--Each Partnership has entered into an exchange agreement pursuant to which certain common administrative expenses (i.e., legal, auditing, accounting, filing fees and other related expenses) are shared by each of the Partnerships based upon the number of Units of each Partnership outstanding during the month in which such expenses are incurred. In addition, the Partnerships incur monthly management fees and may incur incentive fees. The General Partner bears all other operating expenses.

      Income Taxes--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

      Distributions--Distributions, other than on redemptions of Units, are made on a pro-rata basis at the sole discretion of the General Partner. No distributions have been made to date.

      Continuing Offering--Through September 26, 1994, Units of each Partnership were offered at a price equal to 107.625% of the Net Asset Value per Unit as of the opening of business on the first day of the month, which price included a 5% selling commission and a 2.5% charge for expenses relating to the continuing offering of Units. These expenses were shared by the Partnerships. Any funds received by DWR as a result of the Continuing Offering Expense charges that were in excess of the Continuing Offering Expenses incurred, were contributed pro-rata to the Partnerships, as a contribution of capital to the Partnerships for which no Units were issued. On September 26, 1994, the Continuing Offering was discontinued.

      Redemptions--After an initial 180-day period, Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the last day of any month upon fifteen days advance notice by redemption form to the General Partner.

      If the proceeds of a redemption are reinvested in any of the Partnerships within 180 days, the General Partner will waive the selling commissions and continuous offering expense charges on the amount reinvested.

                          DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
               (the information with respect to 1996 is unaudited)


      Exchanges--On the last day of the first month, which occurs more than 180 days after a person first becomes a Limited Partner in any of the Partnerships, and the end of each month thereafter, Limited Partners may transfer their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

      Dissolution of the Partnership--Each Partnership will terminate on September 30, 2025 regardless of its financial condition at such time, upon a decline in Net Assets to less than $250,000, a decline in the Net Asset Value per Unit to less than $250, or under certain other circumstances defined in the Limited Partnership Agreement.

2. Related Party Transactions

      Each Partnership pays brokerage commissions to DWR on trades executed on its behalf as described in Note 1. Each Partnership's cash is on deposit with DWR in commodity trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1.

3. Trading Advisors

      The General Partner, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership as of December 31, 1995 were as follows:

Dean Witter Cornerstone Fund II
  Abacus Asset Management Inc.
  John W. Henry & Co., Inc.

Dean Witter Cornerstone Fund III
  Welton Investment Systems Corporation
  Abraham Trading Co.
  Sunrise Capital Management

Dean Witter Cornerstone Fund IV
  John W. Henry & Co., Inc.
  Sunrise Capital Management

      Each trading advisor owns at least ten Units in its respective Partnership. Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

      Management Fee--The management fee is accrued at the rate of 1/3 of 1% per month of the Net Assets under management by each trading advisor at each month end.

      Incentive Fee--Each Partnership will pay an annual incentive fee equal to 15% of the "New Appreciation" in Net Assets as of the end of each annual incentive period ending December 31, except for Dean Witter Cornerstone Fund IV, which will pay incentive fees at the end of each annual incentive period ending May 31. Such incentive fee is accrued in each month in which "New Appreciation" occurs. In those months in which "New Appreciation" is negative, previous accruals, if any, during the incentive period will be reduced. In those instances in which a Limited Partner redeems an investment, the incentive fee (if earned through a redemption date) is to be paid on those redemptions to the trading advisor in the month of such redemption.

4. Financial Instruments

      The Partnerships trade futures and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At June 30, 1996, December 31, 1995 and 1994, open contracts were:

                          DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                                                                                                  Cornerstone II
                                                                              ------------------------------------------------------
                                                                                            Contract or Notional Amount
                                                                              ------------------------------------------------------
                                                                                June 30,                       December 31,
                                                                                 1996                  1995                  1994
                                                                              ----------           ---------------------------------
                                                                              (unaudited)
                                                                                  $                     $                      $
Exchange-Traded Financial Futures Contracts
    Commitments to Purchase ......................................            24,146,000           140,924,000             7,734,000
    Commitments to Sell ..........................................            50,063,000             3,298,000                    --
  Commodity Futures:
    Commitments to Purchase ......................................            29,114,000            53,994,000            23,692,000
    Commitments to Sell ..........................................            26,358,000            10,484,000            14,973,000
  Foreign Futures:
    Commitments to Purchase ......................................            54,015,000            51,681,000             8,655,000
    Commitments to Sell ..........................................            27,639,000             1,656,000           161,925,000
Off-Exchange-Traded Forward Currency Contracts
    Commitments to Purchase ......................................            24,308,000            15,585,000            28,327,000
    Commitments to Sell ..........................................            33,352,000            44,881,000            32,192,000

                                                                                                  Cornerstone III
                                                                              ------------------------------------------------------
                                                                                            Contract or Notional Amount
                                                                              ------------------------------------------------------
                                                                                June 30,                       December 31,
                                                                                 1996                  1995                  1994
                                                                              ----------           ---------------------------------
                                                                              (unaudited)
                                                                                  $                     $                      $
Exchange-Traded Financial Futures Contracts
    Commitments to Purchase ......................................            14,740,000           239,465,000            54,158,000
    Commitments to Sell ..........................................            72,652,000            39,640,000           204,207,000
  Commodity Futures:
    Commitments to Purchase ......................................             6,076,000           115,420,000            48,926,000
    Commitments to Sell ..........................................                    --            19,794,000            14,006,000
  Foreign Futures:
    Commitments to Purchase ......................................            20,334,000           139,878,000           116,919,000
    Commitments to Sell ..........................................            26,516,000            22,202,000           169,271,000
Off-Exchange-Traded Forward Currency Contracts
    Commitments to Purchase ......................................                    --                    --            29,664,000
    Commitments to Sell ..........................................                    --                    --            84,416,000

                                                                                                  Cornerstone IV
                                                                              ------------------------------------------------------
                                                                                            Contract or Notional Amount
                                                                              ------------------------------------------------------
                                                                                June 30,                       December 31,
                                                                                 1996                  1995                  1994
                                                                              ----------           ---------------------------------
                                                                              (unaudited)
                                                                                  $                     $                      $
Exchange-Traded Financial Futures Contracts
    Commitments to Purchase ......................................            65,167,000            31,917,000                    --
    Commitments to Sell ..........................................           173,687,000            70,298,000                    --
Off-Exchange-Traded Forward Currency Contracts
    Commitments to Purchase ......................................           251,928,000           116,547,000           504,027,000
    Commitments to Sell ..........................................           274,343,000           170,990,000           645,892,000


      A portion of the amounts indicated as off-balance-sheet risk in forward foreign currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

      The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled at June 30, 1996, and December 31, 1995 and 1994, respectively, $2,062,461, $3,368,107 and $4,316,080 for Cornerstone II,
$202,859, $5,578,294

                          DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(Continued)


and $5,016,857 for Cornerstone III and $2,579,256, $70,143 and $268,291 for
Cornerstone IV.

      For Cornerstone II, of the $2,062,461 net unrealized gain on open contracts at June 30, 1996, $1,870,862 related to exchange-traded futures contracts and $191,599 related to off-exchange-traded forward currency contracts. Of the $3,368,107 net unrealized gain on open contracts at December 31, 1995, $3,448,812 related to exchange-traded futures contracts and ($80,705) related to off-exchange-traded forward currency contracts. Of the $4,316,080 net unrealized gain on open contracts at December 31, 1994, $4,296,011 related to exchange-traded futures contracts and $20,069 related to off-exchange-traded forward currency contracts.

      For Cornerstone III, the net unrealized gain on open contracts at June 30, 1996 and December 31, 1995 related entirely to exchange-traded futures. Of the $5,016,857 net unrealized gain on open contracts at December 31, 1994, $5,788,691 related to exchange-traded futures contracts and ($771,834) related to off-exchange-traded forward currency contracts.

      For Cornerstone IV, of the $2,579,256 net unrealized gain on open contracts at June 30, 1996, $1,269,588 related to exchange-traded futures contracts and $1,309,668 related to off exchange-traded forward currency contracts. Of the $70,143 net unrealized gain on open contracts at December 31, 1995, $534,487 related to exchange-traded futures contracts and ($464,344) related to off-exchange-traded forward currency contracts. The net unrealized gain on open contracts at December 31, 1994, related entirely to off-exchange-traded forward currency contracts.

      The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnerships' Statements of Financial Condition.

      Exchange-traded contracts and off-exchange-traded forward currency contracts held by the Partnerships at June 1996, December 1995 and 1994 mature as follows:

                                                                            June 30,                       December 31,
                                                                              1996                  1995                  1994
                                                                         --------------         ------------------------------------
                                                                           (unaudited)
Cornerstone II
  Exchange-Traded Contracts ....................................           June 1997            December 1996         September 1995
  Off-Exchange-Traded Forward Currency Contracts ...............         September 1996         December 1996           March 1995

Cornerstone III
  Exchange-Traded Contracts ....................................          October 1996          December 1996            May 1995
  Off-Exchange-Traded Forward Currency Contracts ...............              --                January 1996           March 1995

Cornerstone IV
  Exchange-Traded Contracts ....................................         September 1996           March 1996                --
  Off-Exchange-Traded Forward Currency Contracts ...............         September 1996          January 1996           March 1995

     The Partnerships also have credit risk because DWR acts as the futures commission merchant or the sole counterparty, with respect to most of the Partnerships' assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR, as the futures commission merchant of all of the Partnerships' exchange-traded futures contracts, is required pursuant to regulations of the Commodity Futures Trading Commission to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts including an amount equal to the net unrealized gain on all open futures contracts which funds totaled at June 30, 1996, and December 31, 1995 and 1994 respectively, $29,044,906, $31,506,001 and $31,866,995 for
Cornerstone II,  $39,832,026,  $47,872,659 and $48,673,471 for Cornerstone  III,
and $98,295,782,  $105,462,448 and $111,508,180 for Cornerstone IV. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized

                          DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of DWR, the counterparty on all of such contracts, to perform.

      For the six months ended June 30, 1996 and for the year ended December 31, 1995 the average fair value of financial instruments held for trading purposes was as follows:

                                                                                              Cornerstone II
                                                                    ----------------------------------------------------------------
                                                                      For the six months ended                For the year ended
                                                                              June 1996                         December 1995
                                                                    -----------------------------       ----------------------------
                                                                      Assets          Liabilities         Assets         Liabilities
                                                                    ----------        -----------       ----------       -----------
                                                                        $                 $                 $                 $
Exchange-Traded Contracts:
  Financial Futures ........................................        38,871,000        61,266,000        75,146,000         7,443,000
  Commodity Futures ........................................        38,434,000        15,098,000        36,847,000        12,456,000
  Foreign Futures ..........................................        34,440,000        18,659,000        62,270,000        57,113,000
Off-Exchange-Traded Forward Currency Contracts .............        33,365,000        43,795,000        16,455,000        23,929,000


                                                                                              Cornerstone III
                                                                    ----------------------------------------------------------------
                                                                      For the six months ended                For the year ended
                                                                              June 1996                         December 1995
                                                                    -----------------------------       ----------------------------
                                                                      Assets          Liabilities         Assets         Liabilities
                                                                    ----------        -----------       ----------       -----------
                                                                        $                 $                 $                 $
Exchange-Traded Contracts:
  Financial Futures ........................................       102,597,000        89,415,000       125,222,000        74,782,000
  Commodity Futures ........................................        72,342,000         7,591,000        67,127,000        16,871,000
  Foreign Futures ..........................................        90,332,000        54,883,000       122,725,000        68,993,000
Off-Exchange-Traded Forward Currency Contracts .............                --                --         8,899,000        25,325,000


                                                                                              Cornerstone IV
                                                                    ----------------------------------------------------------------
                                                                      For the six months ended                For the year ended
                                                                              June 1996                         December 1995
                                                                    -----------------------------       ----------------------------
                                                                      Assets          Liabilities         Assets         Liabilities
                                                                    ----------        -----------       ----------       -----------
                                                                        $                 $                 $                 $
Exchange-Traded Financial Futures Contracts ................        29,805,000       123,214,000        10,215,000        22,213,000
Off-Exchange-Traded Forward Currency Contracts .............       289,606,000       280,953,000       273,150,000       311,898,000

5. SUBSEQUENT EVENT

     Effective September 1, 1996, brokerage commissions together with transaction fees and costs for each Partnership will be capped at 13/20 of 1% per month of the Partnership's month-end Net Assets (as defined in the Limited Partnership's Agreement) allocated to each Trading Manager.

6. UNAUDITED INTERIM INFORMATION

      The unaudited financial statements included herein and the related financial information in the footnotes include, in the opinion of management, all adjustments (including normal and recurring adjustments) necessary for a fair presentation of the financial position and results of operations at and for the six months ended June 30, 1996.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Dean Witter, Discover & Co.) (the "Company") as of December 31, 1995 and 1994. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation as of December 31, 1995 and 1994 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
/s/ Deloitte & Touche LLP
March 1, 1996
(Except for Note 5, for which the date is March 31, 1996).
New York, New York

                         DEMETER MANAGEMENT CORPORATION
            (Wholly-owned subsidiary of Dean Witter, Discover & Co.)
                        STATEMENTS OF FINANCIAL CONDITION

                                                                                  June 30,                    December 31,
                                                                               ------------        ---------------------------------
                                                                                   1996                1995                1994
                                                                                (unaudited)
                                                                                     $                   $                   $
                                                               ASSETS
Investments in affiliated partnerships (Note 2) ........................         16,549,236          17,788,814          12,833,311
Income taxes receivable ................................................            153,137                  --                  --
Receivable from affiliated partnership .................................              1,095               1,154               1,268
                                                                               ------------        ------------        ------------
      TOTAL ASSETS .....................................................         16,703,468          17,789,968          12,834,579
                                                                               ============        ============        ============

                                                LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Payable to Parent (Note 3) ..........................................         15,043,753          15,314,134          11,630,183
   Accrued expenses ....................................................             25,554              32,579              20,079
                                                                               ------------        ------------        ------------
     TOTAL LIABILITIES .................................................         15,069,307          15,346,713          11,650,262
                                                                               ------------        ------------        ------------
STOCKHOLDER'S EQUITY:
   Common stock, no par value;
     Authorized 1,000 shares;
     Issued and outstanding 100 shares
     at stated value of $500 per share .................................             50,000              50,000              50,000
   Additional paid-in capital ..........................................        111,170,000         111,170,000          98,170,000
   Retained earnings ...................................................          1,484,161           2,293,255           1,034,317
                                                                               ------------        ------------        ------------
                                                                                112,704,161         113,513,255          99,254,317
   Less: Notes receivable from Parent (Note 4) .........................       (111,070,000)       (111,070,000)        (98,070,000)
                                                                               ------------        ------------        ------------
     TOTAL STOCKHOLDER'S EQUITY ........................................          1,634,161           2,443,255           1,184,317
                                                                               ------------        ------------        ------------
     TOTAL LIABILITIES AND
      STOCKHOLDER'S EQUITY .............................................         16,703,468          17,789,968          12,834,579
                                                                               ============        ============        ============


   The accompanying notes are an integral part of these financial statements.

                         DEMETER MANAGEMENT CORPORATION
             (Wholly-owned subsidiary of Dean Witter Discover & Co.)
                   NOTES TO STATEMENTS OF FINANCIAL CONDITION

1. BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

      Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Dean Witter, Discover & Co. (the "Parent").

     Demeter manages the following commodity pools as their sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership ("DWDFF"), Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio, L.P. (formerly, Dean Witter Principal Guaranteed Fund L.P., ("DWPGF")), Dean Witter Principal Guaranteed Fund II L.P., ("DWPGFII"), Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., (formerly Dean Witter Principal Secured Futures Fund L.P.) Dean Witter Select Futures Fund L.P., ("DWSFF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Balanced Portfolio Account I L.P., Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account I L.P., Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., DWR Chesapeake L.P. and DWR Institutional Balanced Portfolio Account III L.P.

      Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

      Demeter reopened DWDFF for additional investment and on June 29, 1995 DWDFF registered with the Securities and Exchange Commission 75,000 units which were to investors for a limited time in a public offering.

      Income Taxes--The results of operations of Demeter are included in the consolidated federal income tax return of the Parent Income Taxes. Income tax expense is calculated on a separate company basis.

      Basis of Accounting--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

2. INVESTMENTS IN AFFILIATED PARTNERSHIPS

      The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

      The total assets, liabilities and partners' capital of all the funds managed by Demeter at June 30, 1996, December 31, 1995 and December 31, 1994 were as follows:

                                                                     June 30,                            December 31,
                                                                  -------------             ----------------------------------------
                                                                      1996                       1995                       1994
                                                                  -------------             -------------                -----------
                                                                  (unaudited)
                                                                       $                          $                           $
      Total assets ......................................         1,007,299,365             1,091,082,360                907,037,211
      Total liabilities .................................            25,029,889                20,934,451                 22,472,852
      Total partners' capital ...........................           982,269,476             1,070,147,909                884,564,359

      Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.

3. PAYABLE TO PARENT

      The payable to Parent is primarily for amounts due for the purchase of partnership investments and income tax payments made by the Parent on behalf of Demeter.

4. NET WORTH REQUIREMENT

      At June 30, 1996, December 31, 1995 and 1994, Demeter held non-interest bearing notes from the Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000, $111,070,000 and $98,070,000, respectively.

      The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

      In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from the Parent are included in net worth for purposes of this calculation.

5. SUBSEQUENT EVENTS

      Management has determined to reopen DWSFF for additional investment and will register with the Securities and Exchange Commission 60,000 Units to be offered to investors for a limited time in a public offering.

      Management terminated DWPGFII as of March 31, 1996. DWPGFII was liquidated and holders of units as of March 31, 1996 received a final distribution equal to the net asset value per unit on that date multiplied by their respective number of units.

      In November of 1995, Demeter entered into a limited partnership agreement as General Partner in DWR/JWH Futures Fund L.P. ("JWH"), a commodity pool which offered units to investors in an initial private offering period ending January 31, 1996 and began trading on February 1, 1996. Demeter's initial investment in JWH was $75,000.

6. UNAUDITED INTERIM INFORMATION

      The unaudited financial statement included herein and the related financial information in the footnotes include, in the opinion of management, all adjustments (including normal and recurring adjustments) necessary for a fair presentation of the financial position at June 30, 1996.

                                                                                                                  EXHIBIT A

   TABLE OF CONTENTS TO FORM OF LIMITED PARTNERSHIP AGREEMENT FOR DEAN WITTER
                        CORNERSTONE FUNDS II, III, AND IV

                                                                                                                     Page
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 1.   Formation; Name .............................................................................................   A-1
 2.   Office ......................................................................................................   A-1
 3.   Business ....................................................................................................   A-1
 4.   Term; Dissolution; Fiscal Year ..............................................................................   A-1
      (a)   Term ..................................................................................................   A-1
      (b)   Dissolution ...........................................................................................   A-2
      (c)   Fiscal Year ...........................................................................................   A-2
 5.   Net Worth of General Partner ................................................................................   A-2
 6.   Dean Witter Cornerstone Funds Exchange Agreement ............................................................   A-2
 7.   Capital Contributions and Offering of Units of Limited Partnership Interest .................................   A-3
 8.   Allocation of Profits and Losses; Accounting; Other Matters .................................................   A-5
      (a)   Capital Accounts ......................................................................................   A-5
      (b)   Monthly Allocations ...................................................................................   A-5
      (c)   Allocation of Profit and Loss for Federal Income Tax Purposes .........................................   A-6
      (d)   Definitions; Accounting ...............................................................................   A-7
      (e)   Expenses and Limitations Thereof ......................................................................   A-7
      (f)   Limited Liability of Limited Partners .................................................................   A-8
      (g)   Return of Limited Partner's Capital Contribution ......................................................   A-8
      (h)   Distributions .........................................................................................   A-8
 9.   Management and Trading Policies .............................................................................   A-8
      (a)   Management of the Partnership .........................................................................   A-8
      (b)   Trading Managers ......................................................................................   A-9
      (c)   General Trading Policies ..............................................................................   A-10
      (d)   Changes to Trading Policies ...........................................................................   A-11
      (e)   Miscellaneous .........................................................................................   A-11
10.   Audits; Reports to Limited Partners .........................................................................   A-12
11.   Transfer; Redemption of Units; Exchange Privilege ...........................................................   A-12
      (a)   Transfer ..............................................................................................   A-12
      (b)   Redemption ............................................................................................   A-13
      (c)   Exchange Privilege ....................................................................................   A-13
12.   Admission of Additional Partners ............................................................................   A-14
13.   Special Power of Attorney ...................................................................................   A-14
14.   Withdrawal of a Partner .....................................................................................   A-15
15.   No Personal Liability for Return of Capital .................................................................   A-15
16.   Indemnification .............................................................................................   A-15
      (a)   Indemnification by the Partnership ....................................................................   A-15
      (b)   Indemnification by Partners ...........................................................................   A-16
17.   Amendments; Meetings ........................................................................................   A-16
      (a)   Amendments with Consent of the General Partner ........................................................   A-16
      (b)   Meetings ..............................................................................................   A-16
      (c)   Amendments and Actions without Consent of the General Partner .........................................   A-16
18.   Governing Law ...............................................................................................   A-16
19.   Miscellaneous ...............................................................................................   A-16
      (a)   Priority among Limited Partners .......................................................................   A-16
      (b)   Notices ...............................................................................................   A-17
      (c)   Binding Effect ........................................................................................   A-17
      (d)   Captions ..............................................................................................   A-17
Annex       --Request for Redemption ..............................................................................   A-18
Annex       --Request for Exchange ................................................................................   A-20


                                                                       EXHIBIT A

FORM OF LIMITED PARTNERSHIP AGREEMENT
FOR DEAN WITTER CORNERSTONE FUNDS II, III, and IV

[Bracketed language] not included in Dean Witter Cornerstone Fund IV Italicized language included only in Dean Witter Cornerstone Fund IV

     This Agreement of Limited Partnership, made in New York, New York as of [December 7, 1983, and amended as of May 11, 1984,] December 11, 1986, by and between Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners").

                                   WITNESSETH:

     WHEREAS, the parties hereto desire to form a limited partnership for the purpose of speculative trading in commodities;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   Formation; Name.

     The parties hereto do hereby form a limited partnership under the New York Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is DEAN WITTER CORNERSTONE FUND__(the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") and publish a copy of the same or a notice containing the substance thereof in accordance with the Act and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable as determined by the General Partner. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney which may be filed with the Certificate of Limited Partnership and any amendments thereto and such additional information as is required from such Partner to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents at the request of the General Partner.

2.   Office.

     The principal office of the Partnership shall be Two World Trade Center, 22nd Floor, New York, New York 10048, or such other place as the General Partner may designate from time to time.

3.   Business.

     The Partnership's business and general purpose is to trade, buy, sell, or otherwise acquire, hold, or dispose of commodities (including foreign currencies, mortgage-backed securities, money market instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), commodity futures contracts, commodity forward contracts, foreign exchange commitments, [exchange-traded] commodity options, spot (cash) commodities and currencies, and any rights pertaining thereto. Initially the Partnership's principal business is to trade, buy, sell, or otherwise acquire, hold, or dispose of commodity interest contracts on, for, or with respect to domestic and foreign currencies and currency-related items. The objective of the Partnership's business is appreciation of its assets through speculative trading.

4.   Term; Dissolution; Fiscal Year.

     (a) Term. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the County Clerk of New York County, New York and the effectuation of the first of the weekly publications of a copy of the same or a notice containing the substance thereof pursuant to the Act and shall end upon the first to occur of the following: (i) September 30, 2025; (ii) receipt by the General Partner of an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (iii) withdrawal, insolvency, or dissolution of the General Partner (unless a new general partner is elected pursuant to Section 17(c)); (iv) a decline in the Net Asset Value of a Unit of Limited Partnership Interest to less than $250; (v) a decline in the Partnership's aggregate Net Assets to or below $250,000; (vi) a determination by the General Partner that the Partnership's aggregate Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; or (vii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued, or (viii) upon the enactment of any law or adoption of any rule, regulation, or policy by any regulatory authority having jurisdiction which shall make it unlawful, unreasonable, or imprudent for the principal business of the Partnership to be continued.

     (b) Dissolution. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership.

     (c) Fiscal Year. The fiscal year of the Partnership shall begin on [October 1 of each year and end on the following September 30,] January 1 of each year and end on the following December 31, if such fiscal year is approved by the Internal Revenue Service without any conditions which, in the opinion of the General Partner, are unacceptable. If such fiscal year is disapproved or approved subject to such conditions, the fiscal year shall be as otherwise approved by the General Partner and the Internal Revenue Service.

5.   Net Worth of General Partner.

     [The General Partner's Net Worth (as defined below) was $256,498 as of December 31, 1983.] The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it shall maintain its Net Worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; provided, however, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its Net Worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all partners or $250,000, whichever is the lesser; and, provided, further, that in no event shall the General Partner's Net Worth be less than $50,000. For the purposes of this Section 5, Net Worth shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this
Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner shall not be included as an asset in calculating its Net Worth, but any notes receivable from an affiliate (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission ("SEC")) of the General Partner or letters of credit may be included.

     The General Partner agrees that it will not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its Net Worth shall be at least equal to the Net Worth required by the preceding paragraph of this
Section 5.

     The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without the consent of the Limited Partners, so long as such modification does not adversely affect the interests of the Limited Partners and the General Partner obtains an opinion of counsel for the Partnership that such proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes [and], will not adversely affect the status of the Limited Partners as limited partners under the Act, and will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder.

6.   Dean Witter Cornerstone Funds Exchange Agreement.

     In order to obtain certain benefits for its Limited Partners, the Partnership shall enter into the Dean Witter Cornerstone Funds Exchange Agreement (the "Exchange Agreement") with the General Partner, acting in its individual capacity, and certain other limited partnerships having the General Partner as their general partner

(hereafter referred to as the "Cornerstone Partnerships"), as described in the Prospectus as defined in Section 7. In accordance with the Exchange Agreement, the Partnership and the Cornerstone Partnerships agree, inter alia, to conduct a combined offering of their respective Units of Limited Partnership Interest pursuant to a single prospectus, to execute the Selling Agreement (as defined in Section 7) relating to the offering of such Units, to coordinate the marketing, advertising, and selling of such Units, to utilize common administrative services, and to allocate and share the costs and expenses of the foregoing. The General Partner, in its individual capacity, agrees to act as the administrator in connection with the foregoing and to make advances under the Exchange Agreement on behalf of the Partnership and shall be entitled to reimbursement therefor. Under the Exchange Agreement, the Partnership agrees to take any action consistent with this Agreement to redeem Units of Limited Partnership Interest as of the last business day of each fiscal quarter and to utilize the net proceeds of such redemption to purchase Units of Limited Partnership Interest of other Cornerstone Partnerships (hereafter referred to as an "Exchange"), to issue and sell Units of Limited Partnership Interest to limited partners of Cornerstone Partnerships who timely request an Exchange of Units, and to use its best efforts to cause a sufficient number of its Units to be registered and qualified for sale pursuant to a current Prospectus and Disclosure Document. The General Partner, on behalf of the Partnership, is authorized to enter into the Exchange Agreement and to cause the Partnership to take all necessary steps to comply with its obligations under such Agreement.

7.   Capital   Contributions  and  Offering  of  Units  of  Limited  Partnership
     Interest.

     The General Partner is herewith contributing $1,000 to the Partnership for which it is receiving one Unit of General Partnership Interest. At the Initial Closing (as defined below), the General Partner shall contribute to the Partnership such additional amount as is necessary to make the General Partner's capital contribution equal to the sum of: (i) the lesser of $100,000 or 3% of the first $10,000,000 in aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution); and (ii) 1% of any such aggregate capital contributions in excess of $10,000,000; but not less than $50,000. Such additional contribution by the General Partner shall be evidenced by Units of General Partnership Interest, each of which shall have an initial value of $1,000, and no selling commission shall be payable with respect to such Units. Thereafter, as may be required as additional Limited Partners are admitted to the Partnership or otherwise, the General Partner shall maintain its interest in the capital of the Partnership as stated above. The General Partner, upon 30 days' notice to the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above.

     Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units of Limited Partnership Interest ("Units" or, individually, a "Unit"). The initial Limited Partner has contributed $1,000 in cash to the capital of the Partnership in consideration for receiving one Unit. The initial Limited Partner agrees to withdraw as a Limited Partner at the Initial Closing, if any, and the remaining Partners consent to such withdrawal. The $1,000 capital contribution of the initial Limited Partner shall be returned to him, without interest, and he shall have no further rights or obligations as a Limited Partner.

     The General Partner, on behalf of the Partnership, shall enter into a Selling Agreement ("Selling Agreement") with Dean Witter Reynolds Inc. ("DWR") as described in the Prospectus (as defined below). In accordance with the Selling Agreement, the Partnership, through DWR, as the Partnership's selling agent, shall offer Units for sale to the public at a price equal to $1,050 per Unit during the "Initial Offering Period" defined therein. The Partnership shall not commence operations unless and until the General Partner has accepted subscriptions (which may include Units subscribed for by the General Partner (or its directors or officers), for which no selling commission shall be payable), for at least [600] 1,000 Units of the Partnership [and each of the Cornerstone Partnerships offering Units pursuant to the Prospectus and an aggregate of 5,000 Units of such partnerships]. The initial 10 Units sold to each trading manager for the Partnership and any additional Units purchased by such trading managers may be included in such minimum. This "Initial Offering Period" shall last [60] 90 days which, at the discretion of the General Partner, may be extended for up to an additional [120] 90 days. If, prior to the conclusion of the Initial Offering Period, the Partnership [and the Cornerstone Partnerships offering Units] shall not have sold at least [600] 1,000 Units [each or an aggregate of 5,000 Units of such partnerships], this Agreement shall terminate, all amounts paid by subscribers for Units shall be promptly returned to them or contributed to other Cornerstone Partnerships pursuant to the instructions of the subscribers, and all capital contributed to the Partnership shall be returned to the contributors thereof or contributed to other Cornerstone Partnerships as aforesaid. Whether or not the offering of Units is successful, each subscriber for Units during the Initial Offering Period whose subscription is not immediately rejected by the General Partner shall be paid interest earned on such subscriber's funds while held in escrow from the date of deposit of such funds with the escrow agent selected by the General Partner and DWR to the second business day preceding the earlier of the return of such funds to such subscriber or the date of the Initial Closing at which the General Partner accepts such subscriber's subscription.

     At the initial closing ("Initial Closing"), if any, of the offering of the Partnership's Units as described in the Selling Agreement, the Partnership shall issue and sell Units at $1,050 each (from which a selling commission of $50 shall be deducted and paid to DWR and a charge of $25 representing a portion of the organizational and initial offering expenses ("Initial Offering Expenses") shall be deducted and reimbursed to DWR ) to each subscriber whose subscription is accepted by the General Partner; provided, however, that any Units subscribed for prior to the conclusion of the Initial Offering Period by any of the Partnership's initial trading managers or the General Partner (or its directors or officers) shall be issued and sold at the Initial Closing by the Partnership at $1,000 each and no selling commissions shall be payable with respect to such Units. No subscriber for Units offered during the Initial Offering Period shall become a Limited Partner, and the Partnership shall not commence trading operations, until an amendment to the Certificate of Limited Partnership has been filed as provided in the Act.

     Subsequent to the Initial Offering Period, the Partnership will continue to solicit subscriptions, through DWR, for unsold Units and fractions of Units (to the third decimal place) from Limited Partners and the public on a continuing basis (the "Continuing Offering"). The Continuing Offering may also include Units not registered with the SEC on the date of the Initial Closing but subsequently registered with the SEC. The Partnership shall offer such Units for sale pursuant to the terms of the Selling Agreement and, in any event, may not sell such Units at less than 100% of the Net Asset Value thereof. The Continuing Offering will continue as long as registered Units are available for sale, unless the General Partner. in its sole discretion, sooner withdraws or otherwise discontinues the Continuing Offering. Units offered during the Continuing Offering shall be issued and sold at a monthly closing ("Monthly Closing"), if any, held on the first business day of each month or promptly thereafter. The first Monthly Closing will take place during the month which next follows the first full month after the Initial Closing. At each Monthly Closing, the Partnership may issue and sell Units at a price per Unit equal to [105% of the following: Net Asset Value of a Unit as of the opening of business on the first business day of the month in which the General Partner accepts a subscriber's subscription, increased by the percentage that the organizational and initial expenses (excluding selling commissions) of offering the Units to the public ("Initial Offering Expenses") reimbursed to DWR at the Initial Closing bear to the gross proceeds (less selling commissions) received by the Partnership and the Cornerstone Partnerships at the Initial Closing] 107.625% of the Net Asset Value of a Unit as of the first day of the month in which the General Partner accepts a subscriber's subscription. Such Units will be sold to each subscriber whose subscription is accepted at a Monthly Closing by the General Partner and a charge of 2.5% of the Net Asset Value of such Units representing a portion of the unreimbursed Initial Offering Expenses and the expenses of the Continuing Offering ("Continuing Offering Expenses") shall be deducted and reimbursed to DWR and a selling commission of 5% of the Net Asset Value of such Units (as increased by the foregoing Initial and Continuing Offering Expense charge) shall be deducted and paid to DWR; provided, however. that any Units subscribed for by any trading manager for the Partnership or by the General Partner (or its directors or officers) or any Units issued to a limited partner of a Cornerstone Partnership on an Exchange shall be issued and sold by the Partnership at 100% of the Net Asset Value of such Units and no selling commissions shall be payable with respect to such Units and, in the case of a limited partner purchasing Units on an Exchange, no charge for unreimbursed Initial Offering Expenses or Continuing Offering Expenses shall be payable with respect to such Units. During the Continuing Offering, any subscriptions received by DWR on the last five business days of a month and not rejected will be held in escrow until the second Monthly Closing immediately following receipt of such subscriptions.

     The minimum subscription for a new subscriber during the Initial Offering Period and during the Continuing Offering is $6,300 per subscriber except in the case of an Individual Retirement Account for which the minimum subscription is $2,000 (six and 1.905 Units, respectively, during the Initial Offering Period and the appropriate number of whole or fractions of Units during the Continuing Offering); provided, however, that a subscription for any of the Cornerstone Partnerships shall be included in satisfying such minimum; and, provided, further, that the minimum subscription for the Partnership must be at least $2,100 or $2,000 in the case of an Individual Retirement Account. During the Continuing Offering, the minimum subscription for subscribers who already own Units of the Partnership or are limited partners of any Cornerstone Partnership and desire to make additional investments shall be $1,000.

     No new subscriber for Units during the Continuing Offering shall become a Limited Partner until an amendment to the Certificate of Limited Partnership has been filed as provided in the Act. The aggregate of all capital contributions to the Partnership (which shall be net of any selling commissions and reimbursements to DWR of offering expenses) shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

     In connection with the Continuing Offering of Units (including any offering of newly-registered Units by the Partnership), the General Partner is authorized to take such action and make such arrangements for the issuance and sale of Units as it deems appropriate, including the execution of selling agreements with DWR and such other selling agents as DWR, with the approval of the General Partner, shall appoint and the preparation and filing of registration statements and amendments and supplements thereto with the SEC and other appropriate regulatory bodies.

     In connection with the Partnership's offering of Units as described in the "Prospectus" (which term shall mean the prospectus constituting a part of the Partnership's most current Registration Statement under the Securities Act of 1933 relating to the offering of Units in the form last filed with the SEC pursuant to its Rule 424), the General Partner, on behalf of the Partnership, shall: (a) cause to be filed (i) one or more Registration Statements and such amendments thereto as the General Partner deems advisable with the SEC for the continuing registration and public offering of Units in the United States, and
(ii) the Prospectuses included in any such Registration Statements and amendments and supplements thereto with the Commodity Futures Trading Commission ("CFTC"); (b) qualify Units for sale initially and on a continuing basis under the Blue Sky and securities laws of such states of the United States or other jurisdictions as the General Partner shall deem advisable; and (c) take such action with respect to the matters described in clauses (a) and (b) as it shall deem advisable or necessary.

     All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because such subscriber has provided bad funds in the form of a bad check or draft or otherwise to DWR which in turn has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the General Partner shall file an amendment to the Partnership's Certificate of Limited Partnership reflecting such cancellation. Any losses or profits sustained by the Partnership as a result thereof in connection with its commodity trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 8. Each Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any such Units issued to such subscriber.

8.   Allocation of Profits and Losses; Accounting; Other Matters.

     (a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership (which shall be net of any selling commission).

     (b) Monthly Allocations. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

          (1) The Net Assets of the Partnership (as defined in Section 8(d)(1)), before accrual of monthly management fees and annual incentive fees payable to any trading manager, shall be determined.

          (2) Accrued monthly management fees shall then be charged against Net Assets.

          (3)  Accrued  incentive  fees,  if any,  shall be charged  against Net
     Assets.

          (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the Initial Closing), shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

          (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on an Exchange of Units pursuant to Section 11(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

     (c) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Partnership's realized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

          (1) Items of ordinary income, such as interest or credits in lieu of interest, and expense, such as monthly management fees, incentive fees, extraordinary expenses, and the Partnership's proportionate share of Common Administrative Expenses (as defined and determined pursuant to the Exchange Agreement) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

          (2) Net realized capital gain or loss from the Partnership's trading activities shall be allocated as follows:

               (aa) For the purpose of allocating the Partnership's net realized capital gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid to the Partnership for each Unit (which shall be net of any selling commission). Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

                    (i) Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (cc) below.

                    (ii) Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of Units).

                    (iii) When a Unit is redeemed or Exchanged,  the  allocation account with respect to such Unit shall be eliminated.

               (bb) Net realized capital gain shall be allocated first to each Partner who has partially redeemed his Units or Exchanged less than all his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on Exchange of the Units over the allocation account attributable to the redeemed or Exchanged Units.

               (cc) Net realized capital gain remaining after the allocation thereof pursuant to subparagraph (bb) shall be allocated next among all Partners whose capital accounts are in excess of the Units' allocation accounts (after the adjustments in subparagraph (bb)) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

               (dd) Net realized capital loss shall be allocated first to each Partner who has partially redeemed his Units or Exchanged less than all his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed or Exchanged Units over the amount received upon redemption of the Units or the amount deemed received on Exchange of the Units.

               (ee) Net realized capital loss remaining after the allocation thereof pursuant to subparagraph (dd) shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (dd)) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

          (3) The tax allocations prescribed by this Section 8(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been assigned, the allocations prescribed by this Section 8(c) shall be made with respect to such Unit without regard to the assignment, except that in the year of assignment the allocations prescribed by this Section 8(c) shall be divided between the assignor and the assignee based on the number of months each held the assigned Unit. For purposes of this Section 8(c), tax allocations shall be made to the General Partner's General Partnership Interest on a Unit-equivalent basis.

          (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 8(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1954, as amended (the "Code").

     (d) Definitions; Accounting.

          (1) Net Assets. The Partnership's "Net Assets" shall mean the total assets of the Partnership, including all cash and cash equivalents (valued at cost), accrued interest, and the market value of all open commodity positions and other assets of the Partnership less (a) one-half of the brokerage commissions that would be payable with respect to the closing of each open commodity position and (b) all other liabilities of the Partnership including incentive fees accrued or payable. The above specified items will be determined in accordance with the principles specified in this Section 8(d)(1) and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity futures contract traded on a commodity exchange shall mean the settlement price on the commodity exchange on which the particular commodity futures contract is traded by the Partnership on the day with respect to which Net Assets are being determined, provided, that if a contract could not be liquidated on such day due to the operation of daily limits or other rules of the commodity exchange upon which that contract is traded or otherwise, the settlement price on the first subsequent day on which the contract could be liquidated shall be the market value of such contract for such day. The market value of a commodity forward contract or a commodity futures contract traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied.

          (2) Net Asset Value. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the number of such Units outstanding on the date of calculation.

     (e) Expenses and Limitations Thereof. DWR, the selling agent for the Units and the initial commodity broker for the Partnership, shall initially pay all of the Initial Offering Expenses. At the Initial Closing, if any, the Partnership shall reimburse DWR for its share of Initial Offering Expenses incurred by DWR. subject to any limitations set forth in the next paragraph. If the minimum number of Units are not subscribed for prior to the conclusion of the Initial Offering Period and no Initial Closing is held, DWR shall pay all such Initial Offering Expenses and shall not be reimbursed therefor.

     At the Initial Closing, the Partnership will reimburse DWR for Initial Offering Expenses by paying out of its gross proceeds (less selling commissions) the same percentage that Initial Offering Expenses reimbursable at the Initial Closing bear to the aggregate gross proceeds (less selling commissions) received from subscribers for Units of the Partnership and the Cornerstone Partnerships at the Initial Closing an amount equal to $25 per Unit. During the Continuing Offering, DWR will be reimbursed by the Partnership for unreimbursed Initial Offering Expenses and [the expenses of the Continuing Offering ("Continuing Offering Expenses")] Continuing Offering Expenses by having Limited Partners investing during the Continuing Offering purchase Units at a price per Unit equal to [105% of the following: Net Asset Value of a Unit, increased by the percentage that Initial Offering Expenses reimbursed to DWR at the Initial Closing bear to the aggregate gross proceeds (less selling commissions) received by the Partnership and the Cornerstone Partnerships at the Initial Closing. 107.625% of the Net Asset Value of a Unit as of the first day of the month in which the General Partner accepts a subscriber's subscription. The additional amount (2.5% of Net Asset Value) paid per Unit over Net Asset Value (after deducting selling commissions) shall be paid by the Partnership to DWR at the Monthly Closing when such Units are issued and sold. If there are any excess funds after payment to DWR of Initial or Continuing Offering Expenses, such excess will be contributed by DWR to the Partnership and will be deemed a contribution of capital to the Partnership for which no Units will be issued. In no event, however, may DWR be reimbursed by the Partnership for Initial and Continuing Offering Expenses (including selling commissions) in an amount which exceeds 15% of the aggregate gross proceeds of the offering of Units (including selling commissions) received by the Partnership. Units registered subsequent to the Initial Closing may be offered by the General Partner at such price as may reflect expenses of offering such Units but, in any event, at not less than 100% of the Net Asset Value thereof.

     Except as specified otherwise in the Selling Agreement, DWR shall be paid $50, as selling commission, from each Unit sold during the Initial Offering Period; thereafter, during the Continuing Offering, DWR shall be paid from the offering price of each Unit sold, as selling commission, an amount equal to 5% of the Net Asset Value of each Unit sold (as increased by the Initial and
Continuing Offering Expense charge referred to above). If DWR has appointed other selling agents ("Additional Sellers"), DWR may compensate such Additional Sellers for each Unit sold by them by paying to such Additional Sellers up to 80%, to be determined by DWR from time to time, of the $50 (or 5%, as the case may be) selling commission on each Unit. DWR also may pay to the Additional
Sellers and to employees of DWR who are futures commission merchants, introducing brokers, or associated persons registered with the CFTC a portion of the brokerage commissions paid to DWR by the Partnership, on the terms and conditions set forth in the Prospectus.

     [Pursuant to the Selling Agreement, the Partnership may pay DWR a reduced selling commission of $25 per Unit during the Initial Offering Period, and 2.5% during the Continuing Offering, in the case of any subscription for $1,000,000 or more from any one subscriber.]

     After the Initial Closing and the commencement of trading operations, the Partnership's assets will be delivered to DWR, deposited in a separate commodity trading account and held in non-interest bearing accounts or invested in securities approved by the CFTC for investment of customer funds. In any event, DWR will credit the Partnership at month-end with interest income on 80% of the Partnership's average daily Net Assets for the month at a rate equal to the average yield on the 13-week U.S. Treasury Bills issued during such month. For purposes of such interest payments, Net Assets shall not include monies due the Partnership on or with respect to forward contracts and other commodity interests but not actually received by it from banks, brokers, dealers, and other persons. The Partnership will not receive interest income on the balance of its assets held by DWR. The Partnership's assets held by DWR may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage commissions and, except as otherwise described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all expenses incurred in connection with its trading activities and fees payable to its trading managers. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner.

     (f) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of the capital contributed by him and his share of profits, if any, and any distributions and amounts received upon redemption or deemed received on an Exchange of Units together with interest thereon.

     (g) Return of Limited Partner's Capital Contribution. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units in accordance with the terms of this Agreement, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive property other than cash.

     (h) Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units), if any, the Partnership will make to its Partners. All distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

9.   Management and Trading Policies.

     (a) Management of the Partnership. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in commodity futures contracts and other commodity interests.

     The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

     (b) Trading Managers. The General Partner, on behalf of the Partnership, may retain trading managers to make all trading decisions for the Partnership and may delegate complete trading discretion to such trading managers; provided, however, that the General Partner may override any trading instructions which the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth below, or as and to the extent necessary, upon the failure of a trading manager to comply with a request of the General Partner to make the necessary amount of funds available to the Partnership within five days of such request, to fund distributions, redemptions, Exchanges, or reapportionments among trading managers or to pay the expenses of the Partnership; provided, further, that the General Partner may make trading decisions at any time at which a trading manager shall become incapacitated or some other emergency shall arise as a result of which such trading manager shall be unable or unwilling to act and the General Partner has not yet retained a successor trading manager.

     The General Partner intends to retain initially two or more trading managers for the Partnership and may increase or decrease the number of trading managers for the Partnership as it determines from time to time. Immediately after the Initial Closing, the General Partner shall apportion the consideration received from the sale of Units in approximately equal proportions among the trading managers retained to manage funds for the Partnership and shall divide funds contributed to the Partnership during the Continuing Offering equally among the then trading managers for the Partnership; provided, however, that the General Partner shall have the right to reapportion such funds among the trading managers for the Partnership upon the occurrence of certain events described in the Prospectus. Each trading manager retained by the General Partner shall be solely responsible for investing the funds apportioned from time to time to such trading manager by the General Partner and shall have no responsibility with respect to funds apportioned to other trading managers of the Partnership.

     The maximum period covered by any contract with or relating to a trading manager shall not exceed [two] three years from the end of the month in which such agreement becomes effective (except that each management agreement referred to below may have a term not exceeding [two] three years from the end of the month in which the Partnership commences trading operations), and such agreements shall be terminable upon [15] 60 days' prior written notice by the General Partner; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the trading manager, upon written notice given not less than [60 days] six months prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew. The Partnership shall not enter into any agreement with DWR or its affiliates (other than the Selling Agreement and the Exchange Agreement) which has a term of more than one-year and which does not provide that it shall be terminable without penalty upon 60 days' prior written notice by the General Partner; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or DWR or its affiliates, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

     Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (the "Management Agreement") with the trading managers described therein and with such other trading managers as the General Partner may from time to time desire to retain, pursuant to which agreement each trading manager shall have complete discretion to make commodity trading decisions with respect to the funds allocated to such trading manager and under which the General Partner shall have no authority to intervene in such trading decisions except as described therein. The General Partner is further authorized: (a) to terminate a Management Agreement at its discretion in accordance with its terms and to employ other trading managers on behalf of the Partnership from time to time on such terms as the General Partner may approve;
(b) to enter into the Customer Agreement described in the Prospectus (the "Customer Agreement") with DWR; and (c) to cause the Partnership to pay to DWR brokerage fees at the rates provided for in the Customer Agreement, being initially the rates listed in the Prospectus which equal 80% of DWR's published non-member commission rates, and substantially equivalent rates for trading on the interbank foreign currency forward market, which rates DWR may change from time to time.

     (c) General Trading Policies. The General Partner shall require all trading managers retained by the Partnership to follow the trading policies set forth below:

          1. [Each trading manager will diversify its futures contract holdings in order to avoid reliance on one or a few commodities and will trade those futures contracts that, in its opinion, have sufficient liquidity to enable the Partnership to enter and close out positions without causing undue price movements.] Each trading manager may trade in markets which have low trading volume and which are illiquid. Each trading manager normally will not establish new positions in a futures contract for any one commodity where the original margin therefor, when added to the original margin on deposit for all open positions in futures contracts for such commodity, irrespective of the delivery month, exceeds 15% (II); 20% (III); 20% (IV)* of the Net Assets being managed by such trading manager. If a trading manager invests in interbank foreign currency forward contracts, similar principles will apply. In no event will a trading manager commit more than 20% (II); 25% (III); 35% (IV)* of the Net Assets being managed by such trading manager for margin in any one commodity, irrespective of the delivery month. For purposes of this restriction, gold and silver bullion and coins will be considered one commodity and the soybean complex, consisting of soybeans, soybean oil, and soybean meal, will be considered one commodity.

          2. Certain of the exchanges on which the Partnership trades and DWR, the Partnership's commodity broker, will require the Partnership to make margin deposits of not less than 125% of the exchange minimum levels applicable to individuals or, where there are no exchange minimums (as on the interbank foreign currency forward market), the commodity broker's minimums. Each trading manager will not initiate additional positions in any commodity if such additional positions would result in aggregate net long or net short positions for all commodities requiring as margin more than 55% (II); 65% (III); 65% (IV)* of the Net Assets managed by such trading manager. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits or both, the trading manager may be required to commit as margin in excess of the foregoing limit. In such event, the trading manager will reduce its open positions to comply with the foregoing limit before initiating new positions.

          [3. Each trading manager will only invest funds for the Partnership where sufficient volume exists, in the opinion of the trading manager, for liquidating positions either on appropriate exchanges or on the interbank foreign currency forward market.]

          **4. When a trading manager seeks to establish positions in foreign currencies on the interbank foreign currency forward market, each of the banks utilized will have a minimum combined capital and surplus of not less than $100,000,000.00.

          **4. The Partnership will trade currencies in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy.

          [5. Because open positions in a futures or forward contract normally will be closed out before the first notice day for making or taking delivery of the cash item, the Partnership normally will not make or take delivery, except as required to match trades and close out a position on the interbank foreign currency forward market. No assurance can be given that delivery will never occur, but each trading manager will make every effort to avoid the Partnership's taking or making delivery. Each trading manager will not take a position in any commodity during the delivery month of that contract, except to match trades to close out a position on the interbank foreign currency forward market or liquidate trades in a limit market.]

         6. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given commodity due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related commodity.

          7. [Each trading manager will not, without the prior express written consent of the General Partner,] Each trading manager may employ the trading techniques known as "spreads" and "straddles" on behalf of the Partnership[, except to liquidate trades in a limit market or to hedge cash commodity transactions]. The terms "spread" and "straddle" describe a transaction involving the simultaneous holding of
----------
 *Percentage varies by Partnership, as noted in parentheses.
**On January 14, 1987, the General Partner deleted the first Trading Policy No. 4 and replaced it with the second Trading Policy No. 4.

     commodity futures or forward contracts for the same or a related commodity but for different delivery dates in which the trader expects to earn profits from a widening or narrowing movement of the prices of the two contracts.

          [8. The Partnership will not engage in cash commodity transactions unless the cash commodity is fully hedged.]

          9. The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

          10. The Partnership will not borrow (except for margin purposes) or lend money. The Partnership will not permit "churning" of the Partnership's assets.

          11. Each trading manager will engage in trading options on futures contracts or physical commodities only with the prior express written consent of the General Partner.

     (d) Changes to Trading Policies.  Trading policies  described in subsection
(c) may be changed at the discretion of the General Partner, except that the General Partner shall not approve any material change in the Partnership's trading policies numbered (1), (2), (3), (6), (8), (9), and (10) without obtaining prior written approval of Limited Partners owning more than 50% of the Units then owned by Limited Partners.

     (e) Miscellaneous. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as management and incentives fees to any trading manager, brokerage commissions, legal, auditing, and accounting fees, printing fees, and registration and other fees of governmental agencies.

     The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable or as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the rules and regulations thereunder. To the extent required by CFTC regulations, such books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, copies shall be sent to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any Subscription Agreement and Power of Attorney executed by a Limited Partner in connection with his purchase of Units shall be retained by the General Partner for not less than six years.

     The Partnership shall make no loans. No person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in commodity brokerage commissions from transactions with the Partnership. No broker may pay, directly or indirectly, rebates or give-ups to the General Partner or any trading manager, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other entity. Margin deposits and deposits of assets with a commodity broker shall not constitute commingling.

     Subject to Section 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures or forward contracts or otherwise. The General Partner may engage and compensate, on behalf of the Partnership, from funds of the Partnership such persons, firms, or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described herein and in the Prospectus, the General Partner shall not engage any person, firm, or corporation which is an affiliate of the General Partner to perform services for the Partnership without obtaining the affirmative vote of Limited Partners owning more than 50% of the Units then owned by Limited Partners; and provided further, that the General Partner, in the exercise of its fiduciary duty to the Limited Partners, shall make a good faith determination that (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby), and (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners. Nothing contained in the preceding sentence shall prohibit the General Partner from acting as the administrator under the Exchange Agreement and receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership.

     No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstances bearing upon the existence of its authority.

     The General Partner, its officers, directors, and employees and each person, if any, who controls the General Partner, shall not be liable, responsible, or accountable in damages or otherwise to the Partnership or to any of the Partners, their successors or assigns, except by reason of acts of, or omissions due to, bad faith, misconduct, or negligence, or for not having acted in good faith in the reasonable belief that its actions were in, or not opposed to, the best interests of the Partnership.

10.  Audits; Reports to Limited Partners.

     The Partnership's books shall be audited annually by an independent public accountant selected by the General Partner. The Partnership shall use its best efforts to cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the independent public accountant which audited such statements, and such other information as the CFTC may from time to time require; and (b) within 90 days after the close of each fiscal year such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return. In addition, the General Partner shall report or cause to be reported monthly to the Limited Partners such financial and other information with respect to the Partnership as the CFTC by regulation from time to time may require in such monthly reports. The General Partner also shall report to the Limited Partners, when, as, and in the form required, all such other information as the CFTC from time to time may require under the CEAct to be given to participants in commodity pools such as the Partnership. In addition, if any of the following events occurs, notice of such event shall be mailed to each Limited Partner within seven business days after the occurrence of the event:
(i) a decrease in the Net Asset Value of a Unit as of the end of any month to 50% or less of the Net Asset Value for such Unit as of the most recent fiscal-year end most recently reported; (ii) any change in trading managers;
(iii) any change in commodity brokers; (iv) any change in general partners; (v) any change in the Partnership's fiscal year; or (vi) any material change in the Partnership's trading policies. Such notice shall describe the voting rights of Limited Partners, as set forth in Section 17 hereof. As used herein, "material change in the Partnership's trading policies" does not include changes in commodities traded or modifications or additions to, or deletions from, any trading manager's trading system. In addition to such notice, the General
Partner shall not approve any material change in the Partnership's trading policies specified in Section 9(d) without obtaining prior written approval of Limited Partners owning more than 50% of the Units then owned by Limited Partners. The Net Asset Value of a Unit shall be determined daily and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after receipt of a request in writing to such effect.

11.  Transfer; Redemption of Units; Exchange Privilege.

     (a) Transfer. A Limited Partner may transfer, assign, dispose, pledge, or encumber his Units only as provided in this Section 11(a). No such transferee, pledgee, assignee, or secured creditor shall become a substituted Limited Partner unless the General Partner first consents to such substitution in writing, which consent the General Partner may withhold in its sole discretion. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer, assignment, or pledge until it has received at least 30 days' prior written notice thereof from the transferor, assignor, or pledgor, which notice shall set forth the address and social security or taxpayer identification number of the transferee, assignee, or pledgee and the number of Units transferred, assigned, or pledged and shall be signed by the transferor, assignor, or pledgor. No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that the assignee shall receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. The transferor or assignor shall bear all costs (including any attorneys' fees) related to such transfer or assignment. Certificates representing Units may bear appropriate legends to the foregoing effects.

     In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 11(a), the General Partner is hereby authorized to execute, file, record, and publish such amendments to this Agreement and to the Partnership's Certificate of Limited Partnership as may be necessary to reflect such substitution of a Limited Partner.

     (b) Redemption. Except as set forth below, a Limited Partner (or any assignee thereof) may withdraw, effective as of the last business day of any month, all or part of his capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units (provided written notice is given at least fifteen days prior to the redemption date) at the then applicable Net Asset Value on the Redemption Date (as defined below), reduced as hereinafter described (such withdrawal being herein referred to as "Redemption"). No redemptions will be permitted by a Limited Partner before the first month-end which occurs more than 180 days after a person first becomes a limited partner of the Partnership or any Cornerstone Partnership. A redemption may be made only in whole Units or in multiples of $1,000 unless a Limited Partner is redeeming his entire interest in the Partnership.

     Redemptions shall be effective as of the last business day of the first month ending after a Request for Redemption in proper form has been received by the General Partner ("Redemption Date"), provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least fifteen days prior to the Redemption Date. A form of Request for Redemption is annexed hereto. Additional forms of Request for Redemption may be obtained by written request to the General Partner or from a local DWR branch office. Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof (as defined in Section 8(d)(2)) as of the Redemption Date, less any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 16(b). If Redemption is requested by an assignee, all amounts owed to the Partnership under Section 16(b) by the Partner to whom such Unit was sold as well as all amounts owed by all assignees of such Unit shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10, and no later than 20, business days after the Redemption Date, except that under special circumstances, including, but not limited to, the inability on the part of the Partnership to liquidate commodity positions or the default or delay in payments due the Partnership from commodity brokers, banks, or other persons, the Partnership may delay payment to Partners requesting Redemption of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Unless redeemed in connection with an Exchange, Redemptions will be made by credit to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed.

     (c) Exchange Privilege. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any fiscal quarter of the Partnership and authorize the General Partner to use the net proceeds of such Redemption to purchase Units of another Cornerstone Partnership (such transfers between partnerships being herein referred to as an "Exchange"). No Exchanges will be permitted by a Limited Partner before the first fiscal quarter-end which occurs more than 180 days after a person first becomes a limited partner of the Partnership or any Cornerstone Partnership. An Exchange may be made only in whole Units or in multiples of $1,000 unless a Limited Partner is liquidating his entire interest in the Partnership.

     An Exchange shall be effective as of the last business day of the first fiscal quarter ending after a Request for Exchange in proper form has been received by the General Partner ("Exchange Date"), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, "Request for Exchange" shall mean a letter in the form specified by the General Partner, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least fifteen days prior to the Exchange Date. A form of Request for Exchange is annexed hereto. Additional forms of Request for Exchange may be obtained by written request to the General Partner or from a local DWR branch office. Upon requesting an Exchange by the Partnership, a Limited Partner shall have authorized the General Partner to redeem the number or dollar amount of Units specified therein and to utilize the net proceeds of such Redemption to purchase an amount of Units (which may be less than a whole Unit) of the Cornerstone Partnership specified in the Request for Exchange. The General Partner shall cause the net proceeds of the Redemption to be delivered to the Cornerstone Partnership issuing and selling Units to the redeeming Limited Partner and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

     At the next Monthly Closing following each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of Cornerstone Partnerships requesting Units of the Partnership on an Exchange, provided, that the General Partner, in its capacity as a general partner of such Cornerstone Partnerships, has (i) timely received a properly executed Request for Exchange verifying that such Units being Exchanged are owned by the person requesting such Exchange and acknowledging that the limited partner remains eligible to purchase Units, and
(ii) caused the net proceeds from Units being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of Units from a Cornerstone Partnership shall be issued and sold by the Partnership at the next Monthly Closing following the end of its fiscal quarter at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the opening of business on the first business day of the month next following the relevant Exchange Date and no selling commissions or charges for Continuing Offering Expenses shall be paid by the person acquiring such Units.

     Each Limited Partner understands that the General Partner will endeavor to have Units of Cornerstone Partnerships registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date, but there can be no assurance that any or a sufficient number of Units will be available for sale on the Exchange Date. If Units are not registered or qualified for sale under either federal or applicable state securities laws, the General Partner will not be able to effect an Exchange for the Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying Units for sale and, in such cases, the General Partner may elect not to continue to qualify Units for sale in such state or states, and a resident thereof would not be eligible to Exchange his Units. In the event that not all Requests for Exchange can be processed because an insufficient number of Units are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate Units in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such Units to new subscribers for Units.

     The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record. and publish such amendments to this Agreement and to the Partnership's Certificate of Limited Partnership as may be necessary to reflect any Redemption pursuant to the foregoing Section 11(b) and any Exchange pursuant to this Section 11(c).

12.  Admission of Additional Partners.

     At any time, the General Partner, at its option, may admit additional Limited Partners, each of which newly-admitted Limited Partners shall contribute cash to the capital of the Partnership for each Unit to be acquired in the amount specified in Sections 6, 7 or 11(c), as the case may be. The General Partner, at its option, may admit any transferee or assignee of Units as a substituted Limited Partner in accordance with Section 11(a). Additional general partners may not be admitted to the Partnership except as described in Sections 14 and 17(c).

13.  Special Power of Attorney.

     Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place, and stead, to execute, acknowledge, swear to, file, and record in his behalf in the appropriate public offices and publish: (a) this Agreement and the Certificate of Limited Partnership; (b) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with terms of this Agreement; (c) certificates of assumed name; and (d) all instruments which the General Partner deems necessary or appropriate to qualify the Partnership to do business as a foreign limited partnership in other jurisdictions. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney, and each Limited Partner hereby waives any and all defenses which may be available to contest, negate, or disaffirm the action of the General Partner and any successor thereto taken in good faith under such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 13, this Agreement shall control.

14.  Withdrawal of a Partner.

     The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, or dissolution of the General Partner (unless a new general partner is elected pursuant to Section 17(c)). The General Partner shall not withdraw from the Partnership without giving the Limited Partners 90 days' prior written notice. The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw, exchange, or value such Limited Partner's interest in the Partnership except as provided in Section 11. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees: (a) that Section 73 of the Partnership Law of the State of New York, entitled "Rights of retiring or estate of deceased partner when the business is continued," shall not apply to his interest in the Partnership, and he expressly waives any right and benefit thereunder; and (b) that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership.

15.  No Personal Liability for Return of Capital.

     The General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner of the Partnership.)

16.  Indemnification.

     (a) Indemnification by the Partnership. The Partnership shall indemnify, defend, and hold harmless the General Partner and its officers, directors, employees and each person, if any, who controls, is controlled by, or is under common control with, the General Partner and the directors, officers, and employees of any such person from and against any loss, liability, damage, cost, or expense (including legal fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee), provided, that a court of competent jurisdiction upon entry of a final judgment shall find (or, if no final judgment is entered, an opinion is rendered to the Partnership by independent counsel, who shall be other than counsel to the Partnership or the General Partner) to the effect that the conduct that was the basis for such liability was not the result of bad faith, misconduct, or negligence and was done in a good faith belief that it was in, or not opposed to, the best interests of the Partnership. Notwithstanding the foregoing, no indemnification of the General Partner or its affiliates by the Partnership shall be permitted for losses resulting from liabilities incurred for violation of federal or state securities laws in connection with the registration, offer, or sale of Units. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any of its officers, directors, employees, and controlling persons is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act. Nothing contained in this Section 16(a) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his capital and profits, if any, in the Partnership, including amounts received on distributions and redemptions and deemed received on Exchanges and interest thereon. All rights to indemnification and payment of legal fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner. The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its affiliates for any liability as to which the General Partner and its affiliates are prohibited from being indemnified.

     (b) Indemnification by Partners. In the event that the Partnership is made a party to any claim, dispute, or litigation or otherwise incurs any loss or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify and reimburse the Partnership for all loss and expense incurred, including reasonable attorneys' fees.

17.  Amendments; Meetings.

     (a) Amendments with Consent of the General Partner. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument signed by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding or, if such amendment is an amendment which revises Section 8(c) of this Agreement in order for such section to comply with final regulations promulgated by the Internal Revenue Service under Section 704(b) of the Code, signed by the General Partner, and if made in accordance with, and to the extent permissible under, the Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled.

     (b) Meetings. Any Limited Partner, upon written request addressed to the General Partner, at such Limited Partner's expense, shall be entitled to obtain from the General Partner a list of the names and addresses of record of all Limited Partners and the number of Units owned by each. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record mailed within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 50 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     (c) Amendments and Actions without Consent of the General Partner. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken: (i) this Partnership Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner elects to withdraw from the Partnership, becomes insolvent, or is dissolved; (v) any contracts with the General Partner or any of its affiliates may be terminated on not less than 60 days' notice without penalty; and (vi) the sale of all of the assets of the Partnership may be approved; provided, however, that no such action shall be taken unless independent counsel approved by Limited Partners owning more than 50% of the Units then owned by Limited Partners shall thereafter render an opinion to the effect that the action to be taken will not adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws and to the effect that the action is permitted under the Act (or, in lieu thereof, a court of competent jurisdiction has rendered a final order to such effect). The term "final order" shall mean an order which is not subject to any further court proceedings for appeal, review, or modification.

18.  Governing Law.

     The validity and construction of this Agreement shall be governed by, and construed in accordance with, the law of the State of New York (without regard to its choice of law principles).

19.  Miscellaneous.

     (a) Priority among Limited Partners. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

     (b) Notices. All notices under this Agreement (other than Requests for Redemption of Units, Requests for Exchange of Units, notices of assignment, transfer, or pledge of Units, and reports by the General Partner to the Limited Partners) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Requests for Redemption of Units, Requests for Exchange of Units, and notices of assignment, transfer, or pledge of Units shall be effective upon timely receipt by the General Partner. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first-class mail to the last known address of each Limited Partner.

     (c) Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Section 17.

     (d) Captions. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                                 General Partner:

(CORPORATE SEAL)                                 Demeter Management Corporation

Attest:

___________________________________      By:___________________________________



                                         Initial Limited Partner:


                                         ______________________________________

                                          Annex to Limited Partnership Agreement



THIS REQUEST SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL DWR BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT LEAST 15 DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH A REDEMPTION IS TO BE EFFECTIVE.


                          DEAN WITTER CORNERSTONE FUNDS

                             REQUEST FOR REDEMPTION

Each Partnership Will Redeem Units of Limited Partnership Interest Only in Whole Units or in Multiples of $1,000, Unless A Limited Partner is Redeeming His Entire Interest in Such Partnership.

                                                    _______________, 19____
                                                      (Please date)

DEAN WITTER CORNERSTONE FUNDS
c/o Demeter Management Corporation
  Two World Trade Center, 62nd Floor
  New York, New York 10048
  Attn: Managed Futures Account Department

Dear Sirs:

     I hereby request Redemption, as of the last day of the month occurring at least 15 days after receipt of this request, as defined in and subject to all of the terms and conditions of the Limited Partnership Agreement of the partnership(s) specified below, of my capital account in an amount equal to the respective Net Asset Value, as defined therein, of the following Units of Limited Partnership Interest ("Units") of such partnership(s), less any amounts specified in Section 11(b) of such Limited Partnership Agreement:



                                                    Specify Quantity of Units
                                                         to be Redeemed
                                                    (Check box and insert
                   Name of Partnership               number, if applicable
--------------------------------------------------------------------------------
      Dean Witter Cornerstone Fund II

                                                   [ ] ________Whole Units or

                                                   [ ] $__,000 of Units or

                                                   [ ] Entire Interest
                                                    ---------------------------
      Dean Witter Cornerstone Fund III

                                                   [ ] ________Whole Units or

                                                   [ ] $__,000 of Units or

                                                   [ ] Entire Interest
                                                    ---------------------------
      Dean Witter Cornerstone Fund IV

                                                   [ ]________Whole Units or

                                                   [ ] $__,000 of Units or

                                                   [ ] Entire Interest
                                                    ---------------------------

     I understand that this Redemption shall be effective as of the last day of the month occurring at least 15 days after this Request for Redemption is received by the above addressee. I understand that I may not redeem any Units before the month-end which occurs more than 180 days after I first became a limited partner of any of the above partnerships. I (either in my individual capacity or as an authorized representative of any entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Unit or Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank with a correspondent in New York, New York or by a member of a registered national securities exchange.

                     SIGNATURES MUST BE IDENTICAL TO NAME(S)
          IN WHICH UNITS OF LIMITED PARTNERSHIP INTEREST ARE REGISTERED



--------------------------------    -------------------------------------------
    Print DWR Account Number             Type or Print Name of Partner


                                    -------------------------------------------
                                                   Street


                                    ___________________________________________
                                               City State Zip Code

                                    Individual Partner(s) or assignee(s)

                                    X__________________________________________

Signature(s) guaranteed by:
                                    X__________________________________________

X_________________________________  X__________________________________________
Signature(s) must be guaranteed,     (Signature(s) of partner(s) or assignee(s))
      not notarized


                                     Entity Partner (or assignee)

Signature(s) guaranteed by:

                                    ___________________________________________
                                               (Name of Entity)

_________________________________
Signature(s) must be guaranteed,
      not notarized

                                     By: X_____________________________________
                                         (Authorized officer, partner, trustee,
                                          or custodian. If a corporation,
                                          include certified copy of authorizing
                                          resolution.)



If Individual Retirement Account or other self-directed employee benefit plan, please also complete the following:


                                          ____________________________________
                                          (Name of Plan Participant)


                                         X_____________________________________
                                              (Signature of Plan Participant)

                                          Annex to Limited Partnership Agreement

THIS REQUEST SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL DWR BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT LEAST 15 DAYS PRIOR TO THE LAST DAY OF THE CALENDAR MONTH IN WHICH AN EXCHANGE IS TO BE EFFECTIVE.

                          DEAN WITTER CORNERSTONE FUNDS

                              REQUEST FOR EXCHANGE

Each Partnership Will Exchange Units of Limited Partnership Interest Only in Whole Units or in Multiples of $1,000, Unless A Limited Partner is Liquidating His Entire Interest in Such Partnership.

                                                   ______________________, 19___

                                                           (Please date)

DEAN WITTER CORNERSTONE FUNDS
c/o Demeter Management Corporation
  Two World Trade Center, 62nd Floor
  New York, New York 10048
  Attn: Managed Futures Account Department

Dear Sirs:

     I hereby request an Exchange, as of the last day of the next calendar month occurring at least 15 days after receipt of this request, as defined in and subject to all of the terms and conditions of the Limited Partnership Agreement of the partnership(s) specified below. I hereby authorize Demeter Management Corporation to redeem the following quantity of Units of Limited Partnership Interest ("Units") set forth opposite the name of each such partnership at the respective Net Asset Value thereof, as defined therein, less any amounts specified in Section 11(b) of each such Limited Partnership Agreement, and to utilize the net proceeds thereof to purchase Units in the partnership(s) specified below.

                                       Specify Quantity of Units               Specify Partnership in
                                            to be Redeemed                         which Units to
       Name of Partnership               (Check box and insert                      be Purchased
      in Which Units Owned              number, if applicable)                 (Check applicable box)
---------------------------------------------------------------------------------------------------------
Dean Witter                      [ ] ________Whole Units or           [ ] Dean Witter Cornerstone Fund III or
  Cornerstone Fund II            [ ] $__,000 of Units or              [ ] Dean Witter Cornerstone Fund IV
                                 [ ] Entire Interest
                                 ----------------------------
Dean Witter                      [ ] ________Whole Units or           [ ] Dean Witter Cornerstone Fund II or
  Cornerstone Fund III           [ ] $__,000 of Units or              [ ] Dean Witter Cornerstone Fund IV
                                 [ ] Entire Interest
                                 ----------------------------
Dean Witter                      [ ] ________Whole Units or           [ ] Dean Witter Cornerstone Fund II or
  Cornerstone Fund IV            [ ] $__,000 of Units or              [ ] Dean Witter Cornerstone Fund III
                                 [ ] Entire Interest
                                 ----------------------------

          I understand that this Exchange will be effective as of the last day of the next calendar month occurring at least 15 days after this Request for Exchange is received by the above addressee. I understand that I may not Exchange any Units before the last business day of any calendar month which occurs more than 180 days after I first became a limited partner of any of the above partnerships. I (either in my individual capacity or as an authorized representative of any entity, if applicable) hereby represent and warrant that I am the true, lawful, beneficial owner of the Unit or Units to which this Request for Exchange relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank with a correspondent in New York, New York or by a member of a registered national securities exchange.

          I hereby certify that the representations and warranties and all other information set forth in the Subscription Agreement and Power of Attorney delivered in connection with my initial purchase of Units being redeemed hereby is true and correct as of the date hereof. I have received the most recent Prospectus relating to the above partnerships delivered to me, or any later supplement to such Prospectus relating to the specific offering of Units which I am purchasing on this Exchange. I represent and warr ant that I have either: (a) net worth of at least $75,000 (exclusive of home, furnishings, and automobiles); or (b) net worth of at least $30,000
(exclusive of home, furnishings, and automobiles) and annual gross income of at least $30,000. However, I am a resident and/or subject to regulation by one of the following states, my net worth and/or income satisfies the requirements of such state, (if this Exchange is by spouses as joint owners, their joint net worth and annual income may be used to satisfy applicable state suitability requirements;) as used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes):

ARIZONA                 (a) $250,000 NW and investment may not exceed 10% of
                        NW, or (b) $75,000 NW, $75,000 AI and investment may
                        not exceed 10% of NW.
CALIFORNIA              $100,000 NW and $50,000 AI.
MAINE                   (a) $100,000 NW, or (b) $35,000 NW and $35,000 AI.
MASSACHUSETTS           (a) $175,000 NW and investment may not exceed 10% of
                        NW, or (b) $100,000 NW, $50,000
PENNSYLVANIA            TI during the last calendar year and anticipated
                        during the current calendar year and investment may not
                        exceed 10% of NW.
MICHIGAN                (a) SOLELY AS TO MICHIGAN RESIDENTS WHO PURCHASED
                        UNITS IN ANY OF THE PARTNERSHIPS ON OR BEFORE MAY 3,
                        1992: (i) $100,000 NW and investment may not exceed
                        10% of NW, or (ii) $50,000 NW, $50,000 AI and
                        investment may not exceed 10% of NW; (b) SOLELY AS TO
                        MICHIGAN RESIDENTS WHO PURCHASED UNITS IN ANY OF THE
                        PARTNERSHIPS, OR WHO PURCHASED UNITS IN ANY OF THE
                        PARTNERSHIPS ON OR AFTER MAY 4, 1992: (i) $225,000 NW
                        and investment may not exceed 10% of NW, or (ii)
                        $60,000 NW, $60,000 AI and investment may not
                        exceed 10% of NW.
VERMONT                 (1) SOLELY AS TO VERMONT RESIDENTS WHO PURCHASED UNITS
                        IN ANY OF THE PARTNERSHIPS PRIOR TO MAY 31, 1993: (a)
                        $75,000 NW, or (b) $30,000 NW and $30,000 AI; (2)
                        SOLELY AS TO VERMONT RESIDENTS WHO PURCHASED UNITS IN
                        ANY OF THE PARTNERSHIPS ON OR AFTER MAY 31, 1993: (a)
                        $150,000 NW, or (b) $45,000 NW and $45,000 AI.
WASHINGTON              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

   I authorize Demeter Management Corporation, pursuant to the aforementioned Power of Attorney, to take all such further actions and file all such further documents, pursuant to said Power of Attorney and in accordance with the terms thereof, as may be necessary to effectuate the transactions described herein.
                                  A-21

                   SIGNATURES MUST BE IDENTICAL TO NAME(S)
        IN WHICH UNITS OF LIMITED PARTNERSHIP INTEREST ARE REGISTERED

-----------------------------    ---------------------------------------------
 Print DWR Account Number                Type or Print Name of Partner

                                 ---------------------------------------------
                                                    Street

                                 ---------------------------------------------
                                 City               State             Zip Code

                                 Individual Partner(s) or assignee(s)

                                 X
                                 ----------------------------------------------

Signature(s) guaranteed by:      X
                                 ----------------------------------------------

                                 X
-----------------------------    ----------------------------------------------
Signature(s) must be guaranteed,   (Signature(s) of partner(s) or assignee(s))
not notarized

                                 Entity Partner (or assignee)
Signature(s) guaranteed by:
                                 ----------------------------------------------
                                                 (Name of Entity)

------------------------------
Signature(s) must be guaranteed,
not notarized


                                 By: X
                                      ----------------------------------------
                                       (Authorized officer, partner, trustee,
                                       or custodian. If a corporation, include
                                      certified copy of authorizing resolution.)

If Individual Retirement Account or other self-directed employee benefit plan, please also complete the following:

                                 ----------------------------------------------
                                 (Name of Plan Participant)

                                 X
                                  ---------------------------------------------
                                 (Signature of Plan Participant)

                                     PART II

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.
None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.
The following documents are made a part of this Registration Statement.
(A) EXHIBITS.

            EXHIBIT
            NUMBER                                          DESCRIPTION OF DOCUMENT

           #1.01      --Form of Selling Agreement between each of Dean Witter
                        Cornerstone Funds I, II and III and Dean Witter Reynolds Inc.
           #1.02      --Form of Additional Sellers Agreement between Dean Witter Reynolds Inc.
                        and additional selling agents (included as an annex to Exhibit 1.01, form of
                        Selling Agreement).
           #1.03      --Amendment No. 1 to Selling Agreement between each of Dean Witter Cor-
                        nerstone Funds I, II and III and Dean Witter Reynolds Inc.
           #1.04      --Form of Amendment No. 2 to Selling Agreement between each Registrant and
                        Dean Witter Reynolds Inc.
           #1.05      --Form of Amendment No. 3 to Selling Agreement between each Registrant and
                        Dean Witter Reynolds Inc.
           #1.06      --Form of Amendment No. 4 to Selling Agreement between each Registrant and
                        Dean Witter Reynolds Inc.
           #1.07      --Form of Amendment No. 5 to the Selling Agreement between each Registrant and Dean Witter Reynolds Inc.
          *#3.01      --Form of Limited Partnership Agreement of each Registrant with forms of Request for Redemption and Request for Exchange annexed thereto
                        (included as Exhibit A to the Prospectus).
           #3.02      --Form of Amendment No. 1 to Form of Limited Partnership Agreement of each
                        Registrant with forms of Request for Redemption and Request for Exchange annexed thereto.
           #5.01      --Opinion of counsel to each of Dean Witter Cornerstone Funds
                        I, II and III relating to the legality of the Units (including consent).
           #5.02      --Opinion of counsel to each of Dean Witter Cornerstone Fund IV relating to the legality of the Units (including consent).
           #8.01      --Letter of counsel to each of Dean Witter Cornerstone Funds I,
                        II and III relating to federal income tax matters (including consent).
           #8.02      --Letter of counsel to Dean Witter Fund Cornerstone IV relating to federal income tax matters (including consent).
          #10.01      --Form of Customer Agreement between each of Dean Witter
                        Cornerstone Funds I, II and III and Dean Witter Reynolds Inc.
          #10.01(a)   --Form of Customer Agreement between Dean Witter Cornerstone Fund IV and
                        Dean Witter Reynolds Inc.
          #10.01(b)   --Form of Amendment to Customer Agreement between each Registrant and
                        Dean Witter Reynolds Inc.
          #10.01(c)   --Form of Amendment No. 2 to Customer Agreement between each Registrant and Dean Witter Reynolds Inc.
          #10.01(d)   --Form of Amended and Restated Customer Agreement between
                        Dean Witter Cornerstone Funds II and III and Dean Witter Reynolds Inc.
          #10.01(e)   --Form of Amended and Restated Customer Agreement between Dean Witter Cornerstone Fund IV and Dean Witter
                        Reynolds Inc.
          #10.02      --Form of Management Agreement among each of Dean Witter Cornerstone
                        Funds I, II and III, Demeter Management Corporation and the trading managers of each such partnership.

-----------
# Previously filed
* Filed herewith
+ No longer used by the Partnerships


         EXHIBIT
         NUMBER                                          DESCRIPTION OF DOCUMENT

         #+10.02(a)   --Management Agreement among Dean Witter Cornerstone Fund I, Demeter
                        Management Corporation and Commodity Monitors, Inc.
         #+10.02(b)   --Management Agreement among Dean Witter Cornerstone Fund III, Demeter
                        Management Corporation and I.C.S.C., Inc.
          #10.02(c)   --Management Agreement among Dean Witter Cornerstone Fund III, Demeter
                        Management Corporation and Computerized Commodity Advisory, Inc.
          #10.02(d)   --Form of Management Agreement among Dean Witter
                        Cornerstone Fund IV,Demeter Management Corporation and the trading managers of the Partnership.
          #10.02(e)   --Management Agreement among Dean Witter Cornerstone Fund IV, Demeter Management Corporation and
                        John W. Henry & Co., Inc.
          #10.02(f)   --Management  Agreement  among Dean  Witter  Cornerstone  Fund IV,  Demeter  Management  Corporation
                        and  Sunrise Commodities, Inc.
         #+10.03(a)   --Form of Subscription Agreement and Power of Attorney to
                        be executed by each purchaser of Units that is an individual or joint owner, corporation, partnership, or trust.
         #+10.03(a)(1)--Amendment to Form of Subscription Agreement and Power
                        of Attorney to be executed by each purchaser of Units that is an individual or joint owner, corporation, partnership or trust.
         #+10.03(a)(2)--Amendment to Form of Subscription Agreement and Power
                        of Attorney to be executed by each purchaser of Units that is an individual or joint owner, corporation, partnership or trust.
         #+10.03(a)(3)--Amendment to Form of Subscription Agreement and Power
                        of Attorney to be executed by each purchaser of Units that is an individual or joint owner, corporation, partnership or trust.
         #+10.03(a)(4)--Amendment to Form of Subscription Agreement and Power
                        of Attorney to be executed by each purchaser of Units that is an individual or joint owner.
                        corporation, partnership or trust.
         #+10.03(b)   --Form of Subscription Agreement and Power of Attorney to
                        be executed by each purchaser of Units that is an Individual Retirement Account or other self-directed employee benefit plan.
         #+10.03(b)(1)--Amendment to Form of Subscription Agreement and Power
                        of Attorney to be executed by each purchaser of Units that is an Individual
                        Retirement Account or other self-directed employee benefit plan.
         #+10.03(b)(2)--Amendment to Form of Subscription Agreement and
                        Power of Attorney to be executed by each purchaser of Units that is an
                        Individual Retirement Account or other self-directed employee benefit plan.
         #+10.03(b)(3)--Amendment to Form of Subscription Agreement and
                        Power of Attorney to be executed by each purchaser of Units that is an
                        Individual Retirement Account or other self-directed employee benefit plan.
         #+10.03(b)(4)--Amendment to Form of Subscription Agreement and Power
                        of Attorney to be executed by each purchaser of Units that is an Individual
                        Retirement Account or other self-directed employee benefit plan.
         #+10.03(c)   --Form of Subscription Agreement and Power of Attorney to
                        be executed by each purchaser of Units that is a custodianship for minors.
         #+10.03(c)(1)--Amendment to Form of Subscription Agreement and
                        Power of Attorney to be executed by each purchaser of Units that is a custodianship for minors.
         #+10.03(c)(2)--Amendment to Form of Subscription Agreement and Power
                        of Attorney to be executed by each purchaser of Units that is a custodianship for minors.

-----------
# Previously filed
* Filed herewith
+ No longer used by the Partnerships

         EXHIBIT
         NUMBER                                          DESCRIPTION OF DOCUMENT

         #+10.03(c)(3)--Amendment to Form of Subscription Agreement and Power
                        of Attorney to be executed by each purchaser of Units that is a custodianship for minors.
         #+10.03(c)(4)--Amendment to Form of Subscription Agreement and Power
                        of Attorney to be executed by each purchaser of Units that is a custodianship for minors.
         #+10.03(d)   --Form of Subscription Agreement and Power of Attorney to be executed by all purchasers of Units.
          #10.04      --Form of Escrow Agreement among Demeter Management Corporation, Dean Witter Reynolds Inc. and Chemical Bank.
          #10.04(a)   --Form of Amendment No. 1 to Escrow  Agreement  among Demeter  Management  Corporation,  Dean Witter
                        Reynolds Inc. and Chemical Bank.
          #10.05      --Certificate of Limited Partnership, as amended, of each of Dean Witter Cornerstone Funds I, II and III.
          #10.05(a)   --Certificate of Limited Partnership of Dean Witter Cornerstone Fund IV.
          #10.06      --Form of Dean Witter  Cornerstone Funds Exchange  Agreement among Dean Witter Cornerstone Funds I, II and
                        III and Demeter Management Corporation.
          #10.06(a)   --Form of Amendment No. 1 to Dean Witter  Cornerstone  Funds Exchange  Agreement among all Registrants and
                        Demeter Management Corporation.
          #10.06(b)   --Form of Amendment No. 2 to Dean Witter  Cornerstone  Funds Exchange  Agreement among all Registrants and Demeter Management Corporation.
           *23.01     --Consent of Independent Auditors.

-----------
# Previously filed
* Filed herewith
+ No longer used by the Partnerships

(B) FINANCIAL STATEMENTS.
    Included in the Prospectus:
      Dean Witter Cornerstone Fund II
      Dean Witter Cornerstone Fund Ill
      Dean Witter Cornerstone Fund IV
       Independent Auditors' Report
       Statements of Financial Condition
       Statements of Operations
       Statements of Cash Flows
       Statements of Changes in Partners' Capital
       Notes to Financial Statements
      Demeter Management Corporation
       Independent Auditors' Report
       Statements of Financial Condition
       Notes to Statements of Financial Condition

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1993, the registrant has duly caused this Post-Effective Amendment No. 24 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 9th day of May, 1997.

                                        DEAN WITTER CORNERSTONE FUND II
                                        DEAN WITTER CORNERSTONE FUND III
                                        DEAN WITTER CORNERSTONE FUND IV

                                        By: DEMETER MANAGEMENT CORPORATION,
                                         General Partner

                                        By:        /s/ MARK J. HAWLEY
                                            ------------------------------------
                                                Mark J. Hawley, President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 24 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURES                                    TITLE                          DATE
-----------------------------------        -----------------------------------    -------------------
  DEMETER MANAGEMENT CORPORATION           General Partner

      By: /s/ MARK J. HAWLEY               President and Director of the              May 9, 1997
------------------------------------         General Partner
          Mark J. Hawley

     /s/ RICHARD M. DEMARTINI              Chairman of the Board and Director         May 9, 1997
------------------------------------         of the General Partner
       Richard M. DeMartini

                                           Director of the General Partner
------------------------------------
        Laurence E. Mollner


        /s/ LAWRENCE VOLPE                 Director of the General Partner            May 9, 1997
------------------------------------
          Lawrence Volpe
                                           Director of the General Partner

------------------------------------
       Joseph G. Siniscalchi
                                           Director of the General Partner

------------------------------------
      Edward C. Oelsner, III

       /s/ ROBERT E. MURRAY                Director of the General Partner            May 9, 1997
------------------------------------
         Robert E. Murray


       /s/ PATTI L. BEHNKE                 Vice President and Chief Financial         May 9, 1997
------------------------------------         and Principal Accounting Officer
          Patti L. Behnke                    of the General Partner


                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                             DESCRIPTION
-----------   -----------------------------------------------------------------------------------------
23.01         Consent of Independent Auditors for the General Partner and the Registrants.